AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 29, 1998
                                                      REGISTRATION NO. 333-61457
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                 PRE-EFFECTIVE

                              AMENDMENT NO. 2

                                    TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

   GLOBAL CROSSING LTD.                                    GLOBAL CROSSING
                                                            HOLDINGS LTD.

           (EXACT NAME OF REGISTRANTS AS SPECIFIED IN THEIR CHARTERS)

         BERMUDA                     4813                      BERMUDA
                              (PRIMARY STANDARD            (STATE OR OTHER
                          INDUSTRIAL CLASSIFICATION        JURISDICTION OF
                                 CODE NUMBER)              INCORPORATION OR
       (STATE OR OTHER                                      ORGANIZATION)
       JURISDICTION OF
INCORPORATION OR ORGANIZATION)



        98-0189783
     (I.R.S. EMPLOYER                                         98-0186828
   IDENTIFICATION NO.)                                     (I.R.S. EMPLOYER
                                                         IDENTIFICATION NO.)

                                ---------------

                                  WESSEX HOUSE
                                 45 REID STREET
                             HAMILTON HM12, BERMUDA
                                 (441) 296-8600
   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                             CT CORPORATION SYSTEM
                                 1633 BROADWAY
                            NEW YORK, NEW YORK 10019
                                 (212) 479-8200
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                ---------------

                                WITH COPIES TO:

   D. RHETT BRANDON, ESQ.                                       JAMES C. GORTON, ESQ.
 SIMPSON THACHER & BARTLETT                                     GLOBAL CROSSING LTD.
    425 LEXINGTON AVENUE                                     150 EL CAMINO DRIVE, SUITE
  NEW YORK, NEW YORK 10017                                               204
       (212) 455-2000                                         BEVERLY HILLS, CALIFORNIA
                                                                        90212
                                                                   (310) 385-5200

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

  If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               ---------------

  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1993, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                   TABLE OF ADDITIONAL REGISTRANT GUARANTORS

EXACT NAME OF GUARANTOR                                                                 ADDRESS AND TELEPHONE NUMBER
           AS             STATE OR OTHER JURISDICTION OF I.R.S. EMPLOYER IDENTIFICATION   OF GUARANTOR'S PRINCIPAL
SPECIFIED IN ITS CHARTER  INCORPORATION OR ORGANIZATION               NO.                    EXECUTIVE OFFICES
------------------------  ------------------------------ ------------------------------ ----------------------------
Global Telesystems                   Bermuda                      Not Required                  Wessex House
Holdings Ltd.                                                                                  45 Reid Street
                                                                                           Hamilton HM12 Bermuda
                                                                                               (441) 296-8600
Global Crossing                      Bermuda                      Not Required                  Wessex House
International, Ltd.                                                                            45 Reid Street
                                                                                           Hamilton HM12 Bermuda
                                                                                               (441) 296-8600
Global Crossing Holdings          United Kingdom                  Not Required                  Wessex House
U.K. Ltd.                                                                                      45 Reid Street
                                                                                           Hamilton HM12 Bermuda
                                                                                               (441) 296-8600
Global Crossing                   United Kingdom                  Not Required                  Wessex House
Marketing                                                                                      45 Reid Street
U.K. Ltd.
                                                                                           Hamilton HM12 Bermuda
                                                                                               (441) 296-8600
Global Crossing                      Delaware                      95-4670902               150 El Camino Drive,
Development Co.                                                                                  Suite 204
                                                                                          Beverly Hills, CA 90212
                                                                                               (310) 385-5200
Global Crossing                      Delaware                      95-4670978               150 El Camino Drive
Marketing                                                                                        Suite 204
USA Inc.                                                                                  Beverly Hills, CA 90212
                                                                                               (310) 385-5200
Global Crossing Ltd.,             Cayman Islands                   98-0167638            c/o W.S. Walker & Company
LDC                                                                                              PO Box 265
                                                                                              Caledonian House
                                                                                                Mary Street
                                                                                          Georgetown, Grand Cayman
                                                                                               Cayman Islands
                                                                                               (345) 949-0100

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

              SUBJECT TO COMPLETION, DATED SEPTEMBER 29, 1998

PROSPECTUS

           OFFER TO EXCHANGE 9 5/8% SENIOR NOTES DUE 2008, WHICH HAVE
               BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                  AS AMENDED, FOR 9 5/8% SENIOR NOTES DUE 2008

                         GLOBAL CROSSING HOLDINGS LTD.

 THIS EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL
 EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON     ,
 1998, AS SUCH DATE MAY BE EXTENDED TO A DATE NO
 LATER THAN     , 1998 (THE "EXPIRATION DATE").

                                  ----------
  Global Crossing Holdings Ltd., a Bermuda company (the "Issuer"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal"), to issue an aggregate of up to $800 million in principal amount of its 9 5/8% Senior Notes due 2008 (the "Exchange Notes"), which have been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), in exchange for an identical principal amount of its outstanding 9 5/8% Senior Notes due 2008 (the "Restricted Notes"; the Restricted Notes and the Exchange Notes are collectively referred to herein as the "Notes"). The terms of the Exchange Notes are identical in all material respects to those of the Restricted Notes, except for certain transfer restrictions and registration rights relating to the Restricted Notes and except for certain interest provisions related to such registration rights. See "Description of Notes."
  The Issuer will accept for exchange any and all Restricted Notes that are validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date. Tenders of the Restricted Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of the Restricted Notes being tendered for exchange. However, the Exchange Offer is subject to the terms and provisions of the Registration Rights Agreement dated as of May 18, 1998 (the "Registration Agreement") among Salomon Brothers Inc, Merrill Lynch Pierce, Fenner & Smith Incorporated, CIBC Oppenheimer Corp., Morgan Stanley & Co. Incorporated and Deutsche Morgan Grenfell Inc. (collectively, the "Initial Purchasers"), the Issuer and the Guarantors named therein relating to the Restricted Notes. The Restricted Notes may be tendered only in multiples of $1,000. See "The Exchange Offer."

  The Exchange Notes will be jointly and severally, fully and unconditionally guaranteed by the parent of the Issuer, Global Crossing Ltd., a Bermuda company ("New GCL" and, together with the Issuer and the Issuer's subsidiaries "Global Crossing" or the "Company"), Global Crossing Ltd., LDC, a Cayman Islands Company limited by shares ("Old GCL"), and certain subsidiaries of the Issuer as specified herein (together with Old GCL and New GCL, the "Guarantors"). The Issuer has deposited in the Escrow Account (as defined herein) an amount of cash or U.S. government securities that, together with the proceeds of the investment thereof, will be sufficient to pay when due the first two interest payments on the Notes.
  The Restricted Notes were issued in an offering (the "Offering") pursuant to which the Issuer issued an aggregate of $800 million in principal amount of the Restricted Notes. The Restricted Notes were sold by the Issuer to the Initial Purchasers on May 13, 1998 pursuant to a Purchase Agreement dated May 13, 1998 (the "Purchase Agreement") between the Issuer, the Guarantors named therein and the Initial Purchasers. The Initial Purchasers subsequently resold the Restricted Notes in reliance on Rule 144A under the Securities Act ("Rule 144A") and certain other exemptions under the Securities Act.
  The Exchange Notes will bear interest from May 18, 1998 (the "Closing Date") at a rate of 9 5/8% per annum, payable semi-annually on May 15 and November 15 of each year commencing on November 15, 1998. The Exchange Notes will be redeemable, at the option of the Issuer, in whole or in part, at any time on or after May 15, 2003, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. Additionally, the Exchange Notes will be redeemable, in whole but not in part, at the option of the Issuer, at a price of 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, in the event of a Change in Tax Law (as defined herein) requiring the payment of Additional Amounts (as defined herein) by the Issuer. In the event of one or more Equity Offerings (as defined herein) on or before May 15, 2001, the Issuer may, at its option, use all or a portion of the net proceeds therefrom to redeem up to a maximum of 25% of the original principal amount of the Notes at a redemption price of 109.625% of the principal amount thereof plus accrued unpaid interest, if any, to date the date of redemption. In addition at any time prior to May 15, 2003, the Exchange Notes may also be redeemed at the option of the Issuer, in whole but not in part, upon the occurrence of a Change in Control (as defined herein), at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium (as defined herein) as of, and accrued and unpaid interest, if any, to, the date of redemption. In the event of a Change of Control, each holder of Notes will have the right to require the Issuer to purchase all or any part of such holder's Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. See "Description of Notes--Change of Control."
  The Exchange Notes will be senior unsecured obligations of the Issuer ranking pari passu in right of payment with all other existing and future senior unsecured obligations of the Issuer and will rank senior to all existing and future subordinated indebtedness of the Issuer, if any. The Issuer is a holding company that conducts substantially all of its operations through subsidiaries. Thus, the Exchange Notes will be effectively subordinated to all indebtedness and other liabilities (including trade payables and lease obligations) of the Issuer's subsidiaries that are not Guarantors. As of June 30, 1998, after giving effect to the Offering and the application of the net proceeds therefrom, the Issuer's subsidiaries that are not Guarantors would have had outstanding total indebtedness and other liabilities (including trade payables and lease obligations) of approximately $518 million, to which the Notes would have been subordinated. See "Description of Notes--Terms of Notes" and "-- Guarantees."
  There is no existing trading market for the Exchange Notes, and there can be no assurance regarding the future development of a market for the Exchange Notes, or the ability of holders of the Exchange Notes to sell their Exchange Notes or the price at which such holders may be able to sell their Exchange Notes. See "Risk Factors--Lack of Public Market for the Notes." The Issuer does not intend to apply for listing or quotation of the Exchange Notes on any securities exchange or stock market.
                                  ----------
  SEE "RISK FACTORS" COMMENCING ON PAGE 16 HEREIN FOR CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS OF THE RESTRICTED NOTES.
                                  ----------
THESE  SECURITIES HAVE NOT  BEEN APPROVED OR DISAPPROVED  BY THE UNITED  STATES
 SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
  THE  UNITED  STATES  SECURITIES  AND   EXCHANGE  COMMISSION  OR  ANY  STATE
  SECURITIES  COMMISSION  PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS
   PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                  ----------
The date of this Prospectus is       , 1998.

               SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

  The Issuer and certain of the Guarantors are organized pursuant to the laws of Bermuda, and Old GCL is organized pursuant to the laws of the Cayman Islands. In addition, certain of the directors and officers of the Company reside outside the United States and a substantial portion of the assets of the Company are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon such persons or to realize against them in courts of the United States upon judgments of courts of the United States predicated upon civil liabilities under the United States federal securities laws. The Company has been advised by its legal counsel in Bermuda, Appleby, Spurling & Kempe, that there is doubt as to the enforcement in Bermuda, in original actions or in actions for enforcement of judgments of United States courts, of liabilities predicated upon U.S. federal securities laws, although Bermuda courts will enforce foreign judgments for liquidated amounts in civil matters subject to certain conditions and exceptions. Similarly, Old GCL has been advised by its legal counsel in the Cayman Islands, W.S. Walker & Company, that generally speaking, the Cayman Islands courts will enforce United States judgments in personam for a debt of a definite sum of money which is not as a matter of Cayman Islands law a tax, fine or penalty and where the defendant is as a matter of Cayman Islands law properly brought before a U.S. court, subject to certain limited defenses. For these purposes an express contractual agreement to submit to the jurisdiction of a U.S. court will suffice to bring a party properly before a U.S. court.

  The Issuer and each Guarantor organized in a jurisdiction other than the United States have expressly submitted to the jurisdiction of the U.S. federal and New York state courts sitting in the Borough of Manhattan, The City of New York for the purpose of any suit, action or proceeding arising out of the Offering, and such parties have each appointed CT Corporation System to accept service of process in any such action.

                               ----------------

  In this Prospectus, references to "dollars" and "$" are to United States dollars, and the terms "United States" and "U.S." mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

               INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

  This Prospectus contains forward-looking statements that include, among others, statements concerning the Company's plans to effect the design, construction, and operations of, and sales of capacity on, its planned telecommunications systems, expectations as to funding its future capital requirements and other statements of expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts. Management cautions the reader that these forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied by the statements. The most important factors that could prevent the Company from achieving its goals include, but are not limited to, failure by the Company to: (i) complete its systems within currently estimated time frames and budgets, (ii) sell capacity on its systems, (iii) make a successful transition from a system development to an operating company and (iv) effectively compete in the context of a rapidly evolving market characterized by intense price competition and unpredictable levels of demand for telecommunication capacity. See "Risk Factors."

                                    SUMMARY

  The following summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information and financial information appearing elsewhere in this Prospectus. For a discussion of certain factors to be considered in connection with an investment in the Shares, see "Risk Factors." Unless the context otherwise requires, the term "Company" means New GCL and all of its direct and indirect subsidiaries. A glossary of relevant terms used in the telecommunications business is included at the end of this Prospectus.

                                  THE COMPANY

  Global Crossing is the world's first independent provider of global Internet and long distance telecommunications facilities and services utilizing a network of undersea digital fiber optic cable systems and associated terrestrial backhaul capacity. As such, the Company believes it is the first to offer "one-stop shopping" for its customers to multiple destinations worldwide. The Company operates as a "carriers' carrier", providing tiered pricing and segmented products to licensed providers of international Internet and telecommunications services. Capacity on the Company's network is offered to all customers on an open, equal access basis. The first four cable systems under development by the Company, together with associated terrestrial backhaul capacity, will form a state-of-the-art interconnected worldwide high capacity undersea fiber optic network (the "Global Crossing Network"): Atlantic Crossing ("AC-1"), a system connecting the United States and Europe; Pacific Crossing ("PC-1"), a system connecting the United States and Asia; Mid-Atlantic Crossing ("MAC"), a system connecting the eastern United States and the Caribbean; and Pan American Crossing ("PAC"), a system connecting the western United States, Central America and the Caribbean. The undersea component of the Global Crossing Network initially totals 51,300 km. The Company is in the process of developing several new cable systems and evaluating other business development opportunities which will complement the Global Crossing Network.

  Global Crossing's business is designed to meet the varying needs of the global carrier market. The Company offers customers the ability to purchase capacity on demand, thereby (i) eliminating their need to commit the substantial capital which would otherwise be required to build undersea cable capacity and (ii) decreasing the risks associated with forecasting their future capacity requirements. Compared with traditional undersea cable systems, the Company offers more comprehensive, flexible and low-cost purchasing alternatives designed to meet current market requirements of international carriers, including direct international city-to-city connectivity, the ability to purchase capacity annually and discounts based upon aggregate volume purchased on the Global Crossing Network.

  The Global Crossing Network is being engineered and constructed to allow multiple upgrades to its initial circuit capacity at a fraction of the original network cost. The Company is focusing on expanding the products and services it offers to customers in order to increase revenues and profits. The Company anticipates that its future revenues, beyond the sale of the initial capacity of its first four cable systems, will derive from several sources, including system upgrades, additional undersea cable projects, the development or purchase of additional terrestrial fiber capacity and the introduction of new services.

  In addition to the undersea segments of the Global Crossing Network, the Company has made and expects to continue to make acquisitions of terrestrial fiber capacity which complement its core undersea cable business and which address customer demands for global city-to-city connectivity. Global Crossing intends to pursue such connectivity in approximately 50 of the largest metropolitan communications markets worldwide. Once completed, the undersea segments of the Global Crossing Network, in combination with the Company's investments in terrestrial fiber capacity, will form an integrated worldwide network with multiple access points offering low-cost wholesale capacity.

                                  RISK FACTORS

  PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY CERTAIN FACTORS RELATING TO AN INVESTMENT IN THE NOTES. These risk factors include (i) the Company's limited operating history, (ii) its leverage and substantial future capital requirements, (iii) risks relating to the completion of the Company's planned cable systems and the achievement of its sales and marketing objectives and
(iv) the highly competitive nature of the international telecommunications industry. See "Risk Factors."

                          THE GLOBAL CROSSING NETWORK

  As part of Global Crossing's mission to create an integrated global, high capacity undersea fiber optic cable network, the initial Global Crossing Network is being engineered and constructed to connect the two most heavily trafficked international corridors in the world via AC-1 (United States to Europe) and PC-1 (United States to Asia). Global Crossing plans to interconnect these systems with two north-south systems (MAC and PAC), directly connecting Bermuda, the Caribbean, Central America and, through unaffiliated cable systems, South America. Of the four undersea fiber optic cable systems currently being constructed by Global Crossing, AC-1, MAC and PAC are wholly-owned projects, while PC-1 is being constructed through a joint venture with one or more partners, including Marubeni Corp. of Japan ("Marubeni"). Global Crossing will initially have approximately a 58% interest in PC-1 and, in conjunction with Marubeni, will manage its development, sales and operation.

ATLANTIC CROSSING

  The Company commenced operations in March 1997, when it contracted for the construction of AC-1, a 14,000 km digital fiber optic cable system that will link the United States, the United Kingdom, The Netherlands and Germany. AC-1 commenced service on its United States-United Kingdom segment on May 26, 1998 and the full system, encompassing a self-healing ring, is scheduled for completion by February 1999.

  AC-1 is equipped with state-of-the-art DWDM and the full ring will initially offer 40 Gbps of service capacity, significantly increasing the existing fiber optic cable capacity on this transatlantic route. Capacity on AC-1 is upgradeable to a minimum of 80 Gbps using DWDM technology. The aggregate costs of AC-1, which are estimated to be approximately $750 million (excluding potential future upgrades), have been fully financed prior to the Offerings.

  The Company has successfully marketed capacity on AC-1 to licensed telecommunications providers, including PTTs, Internet service providers and established and emerging telecommunications companies. As of June 30, 1998, the Company had entered into capacity purchase agreements and other binding commitments (collectively, "CPAs") with customers providing for payments to the Company of $556 million. The Company's AC-1 customers now total more than 22 international telecommunications carriers, including Deutsche Telekom, GTE, Qwest, Teleglobe, Swisscom, PTT Telecom BV, Telia AB and a number of emerging telecommunications companies. The timing of payments by purchasers under CPAs generally depends on when service commences on the segment or segments of AC-1 on which capacity is acquired. All of the foregoing payment amounts assume the completion of the related segment prior to specified dates falling after the scheduled ready-for-service ("RFS") date for that segment.

  Based upon its current expectations regarding sales of capacity on AC-1, the Company believes that it will develop and eventually construct Atlantic Crossing-2 ("AC-2"), an additional four fiber pair cable connecting the United States to Europe. When combined with AC-1, AC-2 would double the capacity that Global Crossing would be able to offer customers on the transatlantic route.

PACIFIC CROSSING

  PC-1, the Company's first undersea fiber optic cable in the Pacific region, is being developed as a 21,000 km four fiber pair self-healing ring that, upon completion, will connect California, Washington and two landing sites in Japan, providing connectivity to other points in Asia through interconnection with third party cable systems. PC-1 is designed to operate initially at 80 Gbps of service capacity and to be upgradeable to a minimum of 160 Gbps, using DWDM technology.

  In April 1998, the Company executed a contract with TSSL for the construction of PC-1 (the "PC-1 Contract"), which provides for a system completion date of Summer 2000 at an aggregate cost of approximately $1.2 billion (excluding potential future upgrades). Equity investments in PC-1 by Global Crossing and its partners are currently estimated at $400 million (of which $231 million will be provided by the Company), with the remaining $800 million financed through incurrence of non-recourse indebtedness at the PC-1 level. The credit agreement for the financing of such indebtedness was executed on July 30, 1998. On July 6, 1998, the Company executed a memorandum of understanding with DDI Corporation, the second largest telephone company in Japan, to purchase capacity on PC-1 which, if successfully converted to a CPA, would represent its first sale to an Asian customer of capacity on this system.

MID-ATLANTIC CROSSING

  MAC is being developed as a 9,300 km two fiber pair self-healing ring that, upon completion, will connect New York, Bermuda, the Caribbean and Florida. Global Crossing intends that MAC will be connected to AC-1 via its cable station in Brookhaven, New York, providing connectivity between Europe, the eastern United States, Bermuda, and the Caribbean and, through interconnection with third party cable systems, South America. MAC is being designed to operate initially at 20 Gbps of service capacity and to be upgradeable to a minimum of 40 Gbps using DWDM technology.

  In June 1998, the Company executed a contract with Alcatel Submarine Networks ("Alcatel") for the construction of MAC, which provides for a system completion date of December 1999 at an aggregate cost of approximately $350 million (excluding potential future upgrades and amounts capitalized with respect to the PCG Warrants (as defined herein)), of which approximately $110 million will consist of equity contributions by the Company and $240 million is to be financed through non-recourse indebtedness at the MAC level. The contractual commitment for the financing of such indebtedness was obtained on June 26, 1998.

PAN AMERICAN CROSSING

  PAC is being developed as a 7,000 km two fiber pair cable that, upon completion, will connect California, Mexico, Panama and the Caribbean. PAC is being designed to interconnect with PC-1 and with MAC. It is anticipated that PAC will transverse Panama via an existing terrestrial right-of-way. PAC is being designed to operate initially at 20 Gbps of service capacity and to be upgradeable to a minimum of 40 Gbps using DWDM technology.

  In July 1998, the Company executed a contract with TSSL for the construction of this system, which provides for a completion date of February 2000 at a cost of approximately $475 million (excluding potential future upgrades and amounts capitalized with respect to the PCG Warrants). Approximately $165 million will be financed through equity contributions from the Company and $310 million is to be financed through non-recourse indebtedness at the PAC level. The contractual commitment for the financing of such indebtedness was obtained on July 22, 1998.

TERRESTRIAL BACKHAUL SERVICES

  In addition to the undersea segments of the Global Crossing Network, the Company has made and expects to continue to make acquisitions of terrestrial fiber capacity which complement its core undersea cable business and which address customer demands for global city-to-city connectivity. The Company has already entered into contractual arrangements to provide terrestrial backhaul service between its landing stations in the United States and the United Kingdom and New York City and London, respectively, as well as other arrangements to provide backhaul service in Germany and The Netherlands. In addition, the Company recently entered into an agreement with Qwest Communications International Inc. ("Qwest") whereby Global Crossing will receive access to over 25 U.S. metropolitan communications markets on Qwest's terrestrial network. Through Global Access Limited ("Global Access"), a Japanese telecommunications carrier owned by Marubeni, the Company will offer backhaul services to PC-1 customers from the Company's Japanese landing stations directly to Tokyo at prices substantially lower than existing alternatives. The Company is also currently negotiating with Marubeni to acquire a minority investment in Global Access, which is constructing a domestic terrestrial fiber optic cable network connecting the PC-1 cable station with Tokyo, Nagoya and Osaka.

ADDITIONAL NETWORK EXPANSION OPPORTUNITIES

  The Company is in the process of developing several new cable systems and evaluating other business development opportunities which will complement the Global Crossing Network. There can be no assurance that the Company will ultimately elect to proceed with such opportunities or, if it elects to do so, that such opportunities will help the Company achieve and sustain operating profitability.

                          ORGANIZATION OF THE COMPANY

                                                    Global Crossing Ltd.

                                                Global Crossing Holdings Ltd.

Global Telesystems      Pacific Crossing           Mid-Atlantic Crossing           Pan American Crossing        Global Crossing
   Holdings Ltd.          Holdings Ltd.                Holdings Ltd.                   Holdings Ltd.          International, Ltd.*


     AC-1                     PC-1                         MAC                             PAC                 Global Crossing
(Wholly-Owned)          (Joint Venture*)              (Wholly-Owned)                 (Wholly-Owned)           Holdings, U.K., Ltd.*

                                                                                                Global Crossing      Global Crossing
                                                                                             Marketing U.K. Ltd.*   Development Co.*

                                                                                                                     Global Crossing
                                                                                                                 Marketing USA Inc.*



 * Denotes current status as Guarantor of Notes.

** Approximately 58% interest. All other subsidiaries of the Issuer are wholly-owned.

  The Company's executive offices are located at Wessex House, 45 Reid Street, Hamilton, Bermuda and its telephone number is (441) 296-8600. The Company's home page on the Internet is http://www.globalcrossing.bm.

                                 FINANCING PLAN

  Of the $750 million in total estimated costs for AC-1 (excluding potential future upgrades), approximately $660 million has been incurred as of June 30, 1998. All future costs with respect to AC-1 are fully financed with the remaining availability under the existing $482 million credit facility (the "AC-1 Credit Facility") of Atlantic Crossing Ltd. ("ACL").

  Global Crossing estimates that the total cost of developing and deploying its other fiber optic cable systems currently under active development is approximately $2,025 million (excluding potential future upgrades and the amounts capitalized with respect to the PCG Warrants), which is comprised of $1,200 million for PC-1, $350 million for MAC and $475 million for PAC. Equity investments in PC-1 by Global Crossing and its partners will be $400 million (of which $231 million will be provided by the Company), with the remaining $800 million of estimated costs to be financed initially through the incurrence of non-recourse indebtedness at the PC-1 level. With respect to MAC and PAC, based upon executed debt financing commitments, the Company currently anticipates making investments of approximately $110 million and $165 million, respectively, with the remaining $240 million and $310 million, respectively, of estimated costs expected to be financed through the incurrence of non-recourse indebtedness at the system level. With respect to AC-2 and other network expansion opportunities currently under evaluation by the Company, it is anticipated that additional financing will be required. Global Crossing has historically been able to secure non-recourse indebtedness for its systems for at least 65% of system costs and intends to finance its future expansion opportunities in a similar fashion. The actual amounts of the Company's future capital requirements will depend on certain factors including the cost of developing its cable systems, the speed of developing its systems and the pricing of the Company's services. There can be no assurance that financing for such systems will be available to the Company or, if available, that such financing can be obtained on a timely basis and on acceptable terms. See "Risk Factors--Substantial Future Capital Requirements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

  On May 18, 1998, the Issuer, the direct wholly-owned subsidiary of New GCL, consummated the Offering pursuant to which the Issuer issued an aggregate of $800 million in principal amount of Restricted Notes. The Issuer utilized approximately $295 million of the net proceeds of the Offering to refinance certain obligations incurred as part of the initial financing of AC-1. The balance will be utilized to make equity investments in certain of the Company's systems and for general corporate purposes.

  On August 13, 1998, 24,150,000 shares of Common Stock of the Company (the "Shares") were offered in concurrent offerings made in the United States, Canada and internationally (the "Stock Offerings"). Of the 24,150,000 Shares, 22,210,000 Shares were sold by New GCL and 1,940,000 Shares were sold by certain selling shareholders (the "Selling Shareholders"). See "Principal Shareholders." The net proceeds to the Company were approximately $393.3 million. The Company intends to use the net proceeds of the Stock Offerings as follows: (i) approximately $220 million to make investments in the Global Crossing Network, (ii) up to $50 million to make minority investments in telecommunications companies and Internet service provides, (iii) up to $25 million to fund the Company's proposed investment in Global Access Limited and
(iv) the balance for general corporate purposes. The Company will receive no proceeds from the sale of Shares by the Selling Shareholders.

                             OLD GCL EXCHANGE

  Prior to the Stock Offerings, equity ownership in the Company was held through Old GCL, with Old GCL holding all of the shares of Common Stock of New GCL. Immediately prior to the Stock Offerings, each shareholder of Old GCL (other than Canadian Imperial Bank of Commerce ("CIBC")) agreed with Old GCL to exchange their interests in Old GCL for shares of Common Stock of New GCL held by Old GCL at a rate of 1.5 shares of Common Stock of New GCL per share of common stock of Old GCL (the "Old GCL Exchange"). CIBC did not participate in the Old GCL Exchange and continues to maintain its beneficial ownership position in New GCL through Old GCL. Subsequent to the Old GCL Exchange and the Stock Offerings, each previous shareholder of Old GCL holds an equal proportionate interest in New GCL, with Old GCL now wholly-owned by CIBC. Old GCL continues to be a Guarantor of the Notes. See "Description of Capital Stock--Old GCL Exchange" and "Information Regarding Old GCL".

                               THE EXCHANGE OFFER

Securities Offered..................    Up to $800 million aggregate principal
                                        amount of 9 5/8% Senior Notes due 2008,
                                        which have been registered under the
                                        Securities Act. The terms of the
                                        Exchange Notes are identical in all
                                        material respects to those of the
                                        Restricted Notes, except for certain
                                        transfer restrictions and registration
                                        rights relating to the Restricted Notes
                                        and except for certain interest
                                        provisions related to such registration
                                        rights. The Exchange Notes will be
                                        issued pursuant to, and entitled to the
                                        benefits of, the Indenture governing
                                        the Restricted Notes. See "Description
                                        of Notes."

The Exchange Offer..................    The Exchange Notes are being offered in
                                        exchange for a like principal amount of
                                        Restricted Notes. Restricted Notes may
                                        be exchanged only in integral multiples
                                        of $1,000. The issuance of the Exchange
                                        Notes is intended to satisfy
                                        obligations of the Issuer and the
                                        Guarantors contained in the
                                        Registration Agreement. For procedures
                                        for tendering, see "The Exchange
                                        Offer."

Expiration Date; Withdrawal Rights..    The Exchange Offer will expire at 5:00
                                        p.m., New York City time, on       ,
                                        1998, or such later date and time to
                                        which it is extended, provided it may
                                        not be extended beyond       , 1998.
                                        The tender of Restricted Notes pursuant
                                        to the Exchange Offer may be withdrawn
                                        at any time prior to the Expiration
                                        Date. Any Restricted Note not accepted
                                        for exchange for any reason will be
                                        returned without expense to the
                                        tendering holder thereof as promptly as
                                        practicable after the expiration or
                                        termination of the Exchange Offer.

Certain Conditions to the Exchange      The Issuer's obligation to accept for
Offer...............................    Exchange, or to issue Exchange Notes in
                                        exchange for, any Restricted Notes is
                                        subject to certain customary conditions
                                        relating to compliance with any
                                        applicable law, or any applicable
                                        interpretation by any staff of the
                                        Commission, or any order of any
                                        governmental agency or court of law,
                                        which may be waived by the Issuer in
                                        its reasonable discretion. The Issuer
                                        currently expects that each of the
                                        conditions will be satisfied and that
                                        no waivers will be necessary. See "The
                                        Exchange Offer--Certain Conditions to
                                        the Exchange Offer."

Procedures for Tendering Restricted     Each holder of Restricted Notes wishing
Notes...............................    to accept the Exchange Offer must
                                        complete, sign and date the Letter of
                                        Transmittal, or a facsimile thereof, in
                                        accordance with the instructions
                                        contained herein and therein, and mail
                                        or otherwise deliver such Letter of
                                        Transmittal, or such facsimile,
                                        together with such

                                        Restricted Notes and any other required
                                        documentation, to the Exchange Agent
                                        (as defined herein) at the address set
                                        forth herein. See "The Exchange Offer--
                                        Procedures for Tendering Restricted
                                        Notes."

Certain Tax Consequences............    The exchange of Restricted Notes for
                                        Exchange Notes pursuant to the Exchange
                                        Offer will not constitute a taxable
                                        event to United States Holders (as
                                        defined herein).

Exchange Agent......................    United States Trust Company of New York
                                        is serving as exchange agent (the
                                        "Exchange Agent") in connection with
                                        the Exchange Offer.

              CONSEQUENCES OF FAILURE TO EXCHANGE RESTRICTED NOTES

  Holders of Restricted Notes who do not exchange their Restricted Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Restricted Notes as set forth in the legends thereon as a consequence of the issuance of the Restricted Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. Accordingly, such Restricted Notes may only be offered, sold, pledged or otherwise transferred (i) to the Company, (ii) pursuant to a registration statement that has been declared effective under the Securities Act, (iii) for so long as the Notes are eligible for resale pursuant to Rule 144A, to a person it reasonably believes is a qualified institutional buyer ("QIB") within the meaning of Rule 144A that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A, (iv) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (v) to an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional investor (an "Institutional Accredited Investor") purchasing for its own account or for the account of such an Institutional Accredited Investor, in each case in a minimum principal amount of the Notes of $250,000 or (vi) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control. The Issuer does not anticipate that it will register the Restricted Notes under the Securities Act. See "The Exchange Offer" and "Plan of Distribution." See "Risk Factors--Consequences of Failure to Exchange Restricted Notes" and "The Exchange Offer--Consequences of Failure to Exchange." Based upon no-action letters issued by the staff of the Commission to third parties, the Issuer believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Restricted Notes would in general be freely transferable after the Exchange Offer without further registration under the Securities Act if the holder of the Exchange Notes represents (i) that it is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Issuer, (ii) that it is acquiring the Exchange Notes in the ordinary course of its business and (iii) that it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes; provided that, in the case of broker-dealers, a prospectus meeting the requirements of the Securities Act is delivered as required. However, the Commission has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Holders of Restricted Notes wishing to accept the Exchange Offer must represent to the Issuer that such conditions have been met. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer, where it acquired the Restricted Notes exchanged for such Exchange Notes for its own account as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with the resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Restricted Notes where such Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act, and will be bound by the provisions of the Registration Agreement (including certain indemnification and contribution rights and obligations).

                               THE EXCHANGE NOTES

  The terms of the Exchange Notes are identical in all material respects to those of the Restricted Notes, except for certain transfer restrictions and registration rights relating to the Restricted Notes and except for certain interest provisions related to such registration rights. The Exchange Notes will be issued pursuant to, and entitled to the benefits of, the Indenture governing the Restricted Notes.

                              $800 million aggregate principal amount of 9 5/8%
Securities Offered..........  Senior Notes due 2008.

Issuer......................  Global Crossing Holdings Ltd.

Guarantors .................
                              New GCL, Old GCL and certain Restricted
                              Subsidiaries (as defined herein) of the Issuer as specified herein have fully and unconditionally and jointly and severally guaranteed the payment and performance obligations of the Issuer under the Notes. As of the date of the Indenture, ACL and its subsidiaries will not be Guarantors; however, ACL and its subsidiaries will become Guarantors when such action is permitted by the terms of the AC-1 Credit Facility or the AC-1 Credit Facility has been retired. See "Description of Notes--Guarantees" and "--Certain Covenants--Future AC Subsidiary Guarantees."

Maturity....................  May 15, 2008.

Interest....................  Interest on the Exchange Notes will accrue at the rate of 9 5/8% per annum, payable semi-annually in arrears on May 15 and November 15 of each year, commencing on November 15, 1998.

Escrow Account..............  The Issuer has deposited in the Escrow Account an amount of cash or U.S. government securities that, together with the proceeds of the investment thereof, will be sufficient to pay when due the first two interest payments on the Notes. See "Description of Notes--Principal, Maturity and Interest."

Ranking ....................  The Exchange Notes will be senior unsecured obligations of the Issuer ranking pari passu in right of payment with all other existing and future senior unsecured obligations of the Issuer, and senior to all existing and future subordinated indebtedness of the Issuer, if any. See "Description of Notes--Terms of Notes."

Optional Redemption ........  The Exchange Notes will be redeemable at the option of the Issuer, in whole or in part, at any time on or after May 15, 2003, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. In the event of one or more Equity Offerings on or before May 15, 2001, the Issuer may, at its option, use all or a portion of the net proceeds therefrom to redeem up to a maximum of 25% of the original principal amount of Notes issued in the Offering at a redemption price of 109.625% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of the redemption. See "Description of Notes--Optional Redemption."

Optional Tax Redemption ....  The Exchange Notes will be redeemable, in whole but not in part, at the option of the Issuer, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, in the event of a Change in Tax Law requiring the payment of Additional Amounts by the Issuer. See "Description of Notes--Optional Tax Redemption."

Change of Control ..........
                              In the event of a Change of Control, each holder of Notes will have the right to require the Issuer to purchase all or any part of such holder's Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. There can be no assurance that the Issuer will have the financial resources necessary to purchase the Notes in such circumstances. See "Description of Notes--Repurchase at the Option of Holders--Change of Control."

                              In addition, at any time prior to May 15, 2003, the Notes may be redeemed at the option of the Company, in whole but not in part, in the event of a Change of Control, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date of redemption. See "Description of Notes--Optional Redemption."

Certain Covenants ..........  The Indenture under which the Restricted Notes were issued and the Exchange Notes will be issued contains certain covenants which, among other things, restricts the ability of the Issuer and its Restricted Subsidiaries to incur additional indebtedness, pay dividends or make other restricted payments, create liens, enter into transactions with affiliates or related persons, sell assets, consolidate, merge or sell all or substantially all of their assets or issue capital stock. These covenants are subject to important exceptions and qualifications. See "Description of Notes--Repurchase at the Option of Holders" and "--Certain Covenants."

Exchange Offer;
Registration Rights ........  Holders of Exchange Notes are not entitled to any registration rights with respect to the Exchange Notes. Pursuant to the Registration Rights Agreement, the Issuer agreed to file, at its cost, the Registration Statement of which this Prospectus is a part with respect to the Exchange Offer (the "Exchange Offer Registration Statement").

Use of Proceeds.............  There will be no cash proceeds to the Issuer from the Exchange Offer. See "Use of Proceeds."

               SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

  The summary data presented below under the captions "Statement of Operations Data" and "Balance Sheet Data" as of December 31, 1997 and for the period from March 19, 1997 (date of inception) through December 31, 1997 are derived from the Consolidated Financial Statements of the Company included herein, which financial statements are prepared in accordance with United States Generally Accepted Accounting Principles ("U.S. GAAP") and have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their report thereon included elsewhere in this Prospectus. The financial data as of and for the three and six months ended June 30, 1998 are derived from the Company's unaudited interim financial statements. The unaudited interim financial statements include all adjustments, consisting of normal recurring adjustments, that management considers necessary for fair presentation of the financial position as of June 30, 1998 and results of operations for the interim periods presented. Results of operations for the interim periods are not necessarily indicative of the results of operations for a full year. The operating data presented below are derived from the Company's records. The financial data presented herein and elsewhere in this Prospectus is not necessarily indicative of the financial position or results of operations of the Company in the future. The information set forth below should be read in conjunction with the discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and the Consolidated Financial Statements and the notes thereto appearing elsewhere in this Prospectus.

                                                               FOR THE PERIOD
                                                               MARCH 19, 1997
                             THREE MONTHS                    (DATE OF INCEPTION)
                                ENDED       SIX MONTHS ENDED   TO DECEMBER 31,
                            JUNE 30, 1998    JUNE 30, 1998          1997
                            --------------  ---------------- -------------------
STATEMENT OF OPERATIONS
 DATA:
Sales and Operating
 Revenues.................  $  101,255,867   $  101,255,867     $        --
                            --------------   --------------     ------------
Expenses:
 Cost of Capacity Sold....      41,200,229       41,200,229              --
 Operating,
  Administrative and
  Other (1)...............     183,705,088      187,748,840        3,101,708
                            --------------   --------------     ------------
                               224,905,317      228,949,069        3,101,708
                            --------------   --------------     ------------
Operating Loss............    (123,649,450)    (127,693,202)      (3,101,708)
Other Income (Expense)
 Interest Income..........       4,327,602        4,673,436        2,941,352
 Interest Expense.........      (7,403,037)      (7,426,271)             --
Provision for Income Taxes
 (2)......................      (9,000,000)      (9,000,000)             --
Extraordinary Loss on
 Retirement of GTH Senior
 Notes (3)................     (19,709,471)     (19,709,471)             --
                            --------------   --------------     ------------
Net Loss..................    (155,434,356)    (159,155,508)        (160,356)
GTH Preference Share Non-
 Cash Dividends (4).......      (3,898,203)      (8,306,433)     (12,689,923)
Redemption of GTH
 Preference Shares (5)....     (34,140,067)     (34,140,067)             --
                            --------------   --------------     ------------
Net Loss Applicable to
 Common Shareholders......  $ (193,472,626)  $ (201,602,008)    $(12,850,279)
                            ==============   ==============     ============
Basic and Diluted Net Loss
 per Common Share before    $        (1.06)  $        (1.11)    $      (0.08)
 Extraordinary Item.......  ==============   ==============     ============
Net Loss per Common Share   $        (0.12)  $        (0.12)    $        --
 on Extraordinary Item....  ==============   ==============     ============
Basic and Diluted Net Loss  $        (1.18)  $        (1.23)    $      (0.08)
 per Common Share.........  ==============   ==============     ============
Shares used in Computing
 Basic and Diluted Net         163,639,852      163,508,514      162,886,967
 Loss per Common Share....  ==============   ==============     ============
                                                                    AS OF
                                  AS OF JUNE 30, 1998         DECEMBER 31, 1997
                            -------------------------------- -------------------
                                                   AS
                              HISTORICAL      ADJUSTED(6)        HISTORICAL
                            --------------  ---------------- -------------------
BALANCE SHEET DATA:
Cash and Restricted Cash
 (7)......................  $  541,610,392   $  934,880,992     $ 26,727,880
Accounts Receivable, Net
 of Allowance for Doubtful
 Accounts.................      41,854,617       41,854,617              --
Construction in Progress
 and Capacity Available
 for Sale (8).............     779,646,579      804,861,302      518,518,509
Investment in Pacific
 Crossing Ltd. (9)........     126,456,345      163,132,306              --
Deferred Finance and
 Organizational Costs, Net
 of Accumulated
 Amortization.............      44,338,405       44,338,405       25,934,021
Other Assets..............      30,326,686       30,326,686        1,015,958
                            --------------   --------------     ------------
Total Assets..............  $1,564,233,024   $2,019,394,308     $572,196,368
                            ==============   ==============     ============
Long Term Debt and Other
 Obligations..............  $1,185,431,817   $1,185,431,817     $315,334,000
GTH Preference Shares.....             --               --        90,643,919
Shareholders' Equity:
  Common Stock............       1,636,745        2,050,429        1,628,870
  Treasury Stock..........             --      (209,414,620)             --
  Other Shareholders'
   Equity.................     395,458,370    1,059,620,590       72,652,162
  Accumulated Deficit.....    (159,315,864)    (159,315,864)        (160,356)
                            --------------   --------------     ------------
Total Shareholders'
 Equity...................     237,779,251      692,940,535       74,120,676
                            --------------   --------------     ------------
Total Capitalization......  $1,423,211,068   $1,878,372,352     $480,098,595
                            ==============   ==============     ============

                                                                    AS OF
                                                                JUNE 30, 1998
                                                                --------------
   OPERATING DATA:
   Executed CPAs...............................................  $556 million
                                                                ESTIMATED(10)
                                                                --------------
   Route Kilometers............................................     51,300
   Fiber Kilometers............................................    345,200
   Estimated System Costs (excluding potential future upgrades and amounts capitalized with respect to the PCG Warrants)
     AC-1 .....................................................  $750 million
     Other Systems Under Development........................... $2,025 million
   Landing Stations............................................       14

-------
 (1) Includes a charge for the Advisory Services Agreement Termination on June 30, 1998. See "Certain Transactions." The Company acquired the rights of those entitled to fees payable under the Advisory Services Agreements in consideration for the issuance of Common Stock in the Company having an aggregate value of $135 million and the cancellation of approximately $2.7 million owed to the Company under a related advance agreement. As a result of this transaction, the Company has recorded a non-recurring charge in the approximate amount of $137.7 million. Also, during each of the three and six months ended June 30, 1998, the Company recognized $21.1 million, due in part to certain options which vested immediately upon grant, from a total of $67.1 million of stock-related expense relating to stock options issued during such period. The remaining $46.0 million will be recognized as follows: $4.8 million in each of the third and fourth quarters of 1998, $19.2 million in 1999, $13.5 million in 2000 and $3.7 million in 2001.
 (2) Reflects income taxes on profits earned during the three months ended June 30, 1998 attributable to both United States and other foreign jurisdictions. A significant portion of the Company's operating losses have been incurred in non-taxable jurisdictions and therefore these operating losses cannot be applied to offset future taxable earnings of the Company.
 (3) On May 18, 1998, a portion of the proceeds from the issuance of the Notes was used to repurchase the 12% Senior Notes Due 2004 ("GTH Senior Notes") of Global Telesystems Holdings Ltd., an indirect subsidiary of the Company ("GTH"). The Company recognized an extraordinary loss of $19.7 million on this repurchase, comprising a repurchase premium of approximately $9.8 million and a write-off of approximately $9.9 million of unamortized deferred financing costs.
 (4) The holders of the 14% senior increasing rate redeemable exchangeable preference shares of GTH (the "GTH Preference Shares") were entitled to receive cumulative, compounding dividends at an initial annual rate of 14%. Preference share dividends include cumulative 14% dividends and amortization of the discount and issuance costs. Effective June 17, 1998, the Company used proceeds from the Notes to redeem all outstanding GTH Preference Shares. All dividends prior to the redemption had been paid through the issuance of additional preference shares and charged against additional paid-in capital.
 (5) As a result of the redemption of the GTH Preference Shares, the Company incurred a one time $34.1 million charge against Additional Paid-in Capital. The charge was comprised of: (i) a $15.9 million charge for the redemption premium and (ii) a write-off of $18.2 million of unamortized discount and unamortized deferred financing costs.
 (6) See the pro forma financial information and the notes thereto on pages 12-15 for a full description of the adjustments.
 (7) The majority of Cash and Restricted Cash is comprised of proceeds from the issuance of the Notes and funds which have been reserved for the purpose of funding future interest payable on the Notes.
 (8) Construction in Progress and Capacity Available for Sale includes direct and indirect expenditures for construction of AC-1 and other systems and is stated at cost. Includes costs incurred under (i) the construction contracts; (ii) advisory, consulting and legal fees; (iii) interest (including amortization of debt issuance costs incurred during the construction phase); and (iv) other costs necessary for developing AC-1 and other systems. This amount also includes backhaul capacity available for sale. Additionally, the Company granted the PCG Warrants to Pacific Capital Group, Inc. ("PCG"), a shareholder, for the PC-1, MAC and PAC systems and related rights. The $213.3 million estimated value of the Common Stock to be issued under the PCG Warrants has been allocated to Construction in Progress in the amount of $86.8 million and as Investment in Pacific Crossing Ltd. in the amount of $126.5 million. Such estimated values will be adjusted to reflect the Price per Share to Public in the Stock Offerings in the Company's consolidated financial statements for the three months ending September 30, 1998. Such adjustment is not expected to be material.
 (9) Includes $126.5 million as of June 30, 1998, as described above, representing the estimated value of the PCG Warrants applicable to Pacific Crossing Ltd.
(10) Assumes full completion of AC-1, PC-1, MAC and PAC based upon current Company estimates, including anticipated financing costs. See "Risk Factors--Risks Related to Completing the Company's Cable Systems" and "Risk of Error in Forward-Looking Statements."

                        PRO FORMA FINANCIAL INFORMATION

  The impact of the Stock Offerings, the PCG Warrant Conversion, the Advisory Services Agreement Termination, and the TDC Exchange have all been reflected in the pro forma balance sheet as of June 30, 1998. The exchange by substantially all of the shareholders of Global Crossing Ltd., LDC, a Cayman Island limited duration company ("Old GCL"), of equity interests in Old GCL for Common Stock of New GCL at a rate of 1.5 shares of Common Stock of New GCL per share of common stock of Old GCL (the "Old GCL Exchange") has been reflected in the historical balance sheet as of June 30, 1998. See "Description of Capital Stock--Old GCL Exchange. The pro forma statement of operations data give effect to recurring items only. Accordingly, the one time charge resulting from the redemption of the GTH Preference Shares, the one time extraordinary loss resulting from the repurchase of the GTH Senior Notes and any impact from the Advisory Services Agreement (including the Termination) have not been reflected in the pro forma statement of operations data. These transactions are described in the footnotes to the pro forma data. The "As Adjusted For the Six Months Ended June 30, 1998" column gives effect to the pro forma adjustments for the period from January 1, 1998 to June 30, 1998 as if all of the foregoing transactions had occurred on March 19, 1997. The "As Adjusted For the Period March 19, 1997 (Date of Inception) to December 31, 1997" column gives effect to the pro forma adjustments for the period from March 19, 1997 (Date of Inception) to December 31, 1997 as if such transactions had occurred on March 19, 1997. The "As Adjusted For the Period March 19, 1997 (Date of Inception) to June 30, 1998" column gives effect to the pro forma adjustments for the period from March 19, 1997 (Date of Inception) to June 30, 1998 as if such transactions had occurred on March 19, 1997.

  PRO FORMA BALANCE SHEET DATA:

                                                                                    ADJUSTED
                                                                                     AS OF
                                                       ADVISORY                  JUNE 30, 1998
                                           PCG         SERVICES                     PRIOR TO
                     HISTORICAL AS OF    WARRANT      AGREEMENT        TDC           STOCK          STOCK     ADJUSTED AS OF
                      JUNE 30, 1998   CONVERSION(1) TERMINATION(2) EXCHANGE(3)     OFFERINGS     OFFERINGS(5) JUNE 30, 1998
                     ---------------- ------------- -------------- ------------  --------------  ------------ --------------
Cash and restricted
 cash..............   $  541,610,392   $       --      $   --      $        --   $  541,610,392  $393,270,600 $  934,880,992
Other current
 assets............       64,281,303           --          --               --       64,281,303           --      64,281,303
Long term accounts
 receivable........        7,900,000           --          --               --        7,900,000           --       7,900,000
Backhaul capacity
 available for
 sale..............       54,738,560           --          --               --       54,738,560           --      54,738,560
Undersea capacity
 available for
 sale..............      206,271,310           --          --               --      206,271,310           --     206,271,310
Construction in
 progress..........      518,636,709    25,214,723         --               --      543,851,432           --     543,851,432
Investment in
 Pacific Crossing
 Ltd...............      126,456,345    36,675,961         --               --      163,132,306           --     163,132,306
Deferred finance
 and organizational
 costs, net of
 accumulated
 amortization......       44,338,405           --          --               --       44,338,405           --      44,338,405
                      --------------   -----------     -------     ------------  --------------  ------------ --------------
Total Assets.......   $1,564,233,024   $61,890,684     $   --      $        --   $1,626,123,708  $393,270,600 $2,019,394,308
                      ==============   ===========     =======     ============  ==============  ============ ==============
Deferred revenue...   $   42,747,611   $       --      $   --      $        --   $   42,747,611  $        --  $   42,747,611
Other current
 liabilities.......       98,274,345           --          --               --       98,274,345           --      98,274,345
Long term debt.....      367,048,000           --          --               --      367,048,000           --     367,048,000
Senior notes.......      796,277,203           --          --               --      796,277,203           --     796,277,203
Long term deferred
 revenue...........        6,916,667           --          --               --        6,916,667           --       6,916,667
Obligations under
 inland service
 agreements and
 capital leases....       15,189,947           --          --               --       15,189,947           --      15,189,947
                      --------------   -----------     -------     ------------  --------------  ------------ --------------
Total Liabilities..    1,326,453,773           --          --               --    1,326,453,773           --   1,326,453,773
                      --------------   -----------     -------     ------------  --------------  ------------ --------------
Commitments(6).....
Shareholders'
 Equity:...........
   Common Stock(7).        1,636,745       122,032      71,052           (1,500)      1,828,329       222,100      2,050,429
   Treasury Stock..              --            --          --      (209,414,620)   (209,414,620)                (209,414,620)
   Other
    shareholders'
    equity.........      395,458,370    61,768,652     (71,052)     209,416,120     666,572,090   393,048,500  1,059,620,590
   Accumulated
    Deficit........     (159,315,864)          --          --               --     (159,315,864)          --    (159,315,864)
                      --------------   -----------     -------     ------------  --------------  ------------ --------------
Total Shareholders'
 Equity............      237,779,251    61,890,684         --               --      299,669,935   393,270,600    692,940,535
                      --------------   -----------     -------     ------------  --------------  ------------ --------------
Total Liabilities
 and Shareholders'
 Equity............   $1,564,233,024   $61,890,684     $   --      $        --   $1,626,123,708  $393,270,600 $2,019,394,308
                      ==============   ===========     =======     ============  ==============  ============ ==============

PRO FORMA STATEMENT OF OPERATIONS DATA:

                    HISTORICAL    AS ADJUSTED       HISTORICAL          AS ADJUSTED
                      FOR THE       FOR THE       FOR THE PERIOD      FOR THE PERIOD        HISTORICAL          AS ADJUSTED
                    SIX MONTHS     SIX MONTHS     MARCH 19, 1997      MARCH 19, 1997      FOR THE PERIOD      FOR THE PERIOD
                       ENDED         ENDED      (DATE OF INCEPTION) (DATE OF INCEPTION)   MARCH 19, 1997      MARCH 19, 1997
                     JUNE 30,       JUNE 30,      TO DECEMBER 31,     TO DECEMBER 31,   (DATE OF INCEPTION) (DATE OF INCEPTION)
                       1998         1998(8)            1997               1997(8)        TO JUNE 30, 1998   TO JUNE 30, 1998(8)
                   -------------  ------------  ------------------- ------------------- ------------------- -------------------
Sales and Operat-
 ing Revenues....  $ 101,255,867  $101,255,867     $        --         $        --         $ 101,255,867       $101,255,867
Expenses(2)(11)..    228,949,069    89,279,729        3,101,708           3,101,708          232,050,777         92,381,437
                   -------------  ------------     ------------        ------------        -------------       ------------
Operating Loss...   (127,693,202)   11,976,138       (3,101,708)         (3,101,708)        (130,794,910)         8,874,430
Other Income (Ex-
 pense):
 Interest In-
  come(9)........      4,673,436     4,673,436        2,941,352           2,941,352            7,614,788          7,614,788
 Interest Ex-
  pense(10)......     (7,426,271)  (22,692,831)             --          (42,030,654)          (7,426,271)       (64,723,485)
Provision for In-
 come Taxes......     (9,000,000)   (9,000,000)             --                  --            (9,000,000)        (9,000,000)
                   -------------  ------------     ------------        ------------        -------------       ------------
Net Loss before
 Non-Recurring
 Charges.........   (139,446,037)  (15,043,257)        (160,356)        (42,191,010)        (139,606,393)       (57,234,267)
Preference Share
 Dividends.......     (8,306,433)          --       (12,689,923)                --           (20,996,356)               --
                   -------------  ------------     ------------        ------------        -------------       ------------
Net Loss Applica-
 ble to Common
 Shareholders be-
 fore Non-Recur-
 ring Charges....  $(147,752,470) $(15,043,257)    $(12,850,279)       $(42,191,010)       $(160,602,749)      $(57,234,267)
                   =============  ============     ============        ============        =============       ============
Basic and Diluted
 Net Loss per
 Common Share
 before Non-
 Recurring
 Charges.........  $       (0.90) $      (0.08)    $      (0.08)       $      (0.21)       $       (0.98)      $      (0.29)
                   =============  ============     ============        ============        =============       ============
Shares Used in
 Computing Basic
 and Diluted net
 loss per common
 share...........    163,508,514   199,228,082      162,886,967         198,763,717          163,088,306        198,947,943
                   =============  ============     ============        ============        =============       ============

 (1) Adjustment for the PCG Warrant Conversion which occurred immediately preceding the Stock Offerings. Effective January 21, 1998, Old GCL entered into a warrant agreement with PCG in connection with Old GCL's acquisition from PCG of the PC-1, MAC and PAC systems (then under development) and related rights. The warrants issued under the warrant agreement (the "PCG Warrants") provided PCG with the right to purchase a total of 18,453,185 Class B shares of Old GCL conditioned on an initial public offering of shares of Old GCL (or any successor of Old GCL) and the achievement of certain financial performance levels from cable systems other than AC-1. In June 1998, the Board of Directors of Old GCL amended the terms of the PCG Warrants so that the PCG Warrants will become exercisable upon the successful completion of an initial public offering and eliminated their financial performance conditions. The Board of Directors of Old GCL determined that, upon completion of the Stock Offerings, the conditions to the exercise of the PCG Warrants were met. In connection with the Stock Offerings, Old GCL amended the terms of these warrants to convert them into Class B shares and new warrants (the "New PCG Warrants") based upon the price per share of Common Stock in the Stock Offerings (the "PCG Warrant Conversion"). The Company has agreed to assume the obligations of Old GCL under the New PCG Warrants. See "Certain Transactions-- Transactions with Pacific Capital Group ("PCG") and its Affiliates--PCG Warrants."

   The total value of the PCG Warrant Conversion is approximately $275.3 million based upon the $19.00 Price per Share to Public in the Stock Offerings, which is comprised of approximately $231.9 million relating to the conversion of the PCG Warrants into 12,203,170 Class B shares of Old GCL and approximately $43.4 million relating to the value of the New PCG Warrants. Since the PCG Warrants were assumed to be converted to Class B shares of Old GCL on June 30, 1998, the value of the PCG Warrants as of June 30, 1998, $213.3 million, was recorded in the Company's consolidated financial statements at that date. The adjustment for the PCG Warrant conversion, based upon the $19.00 Price per Share to Public in the Stock Offerings, results in an increase of $18.6 million over the $213.3 million already recorded in the Company's consolidated financial statements. The New PCG Warrants granted to purchase the remaining Class B shares of Old GCL are also reflected in this adjustment at the estimated value of $6.95 per warrant for a total value of $43.4 million, which has been allocated to each of the projects for which the rights were obtained. The portion of the adjustments of $18.6 million and the $43.4 million related to MAC and PAC ($10.7 million and $14.5 million, respectively) has been capitalized as construction in progress and the portion of the cost related to PC-1 ($36.8 million) has been capitalized and included as part of the Company's investment in Pacific Crossing Ltd. since Pacific Crossing Ltd. is not consolidated. Also included in this adjustment is a $122,032 reclassification from additional paid-in capital to common stock to reflect the actual issuance of shares of Common Stock at a $.01 par value under the PCG Warrant Conversion. The $18.6 million increase will be recorded in the Company's consolidated financial statements for the three months ending September 30, 1998.

 (2) Adjustment for the issuance of Common Stock under the Advisory Services Agreement Termination, pursuant to which the Advisory Services Agreements have been terminated. The Advisory Service Agreements had terms of 25 years subject to earlier termination by either party in the event of a material breach and by PCG Telecom in certain other events. The Advisory Services Agreements did not contain provisions regarding cancellation fees or liquidated damages in the event of early termination or breach. The Advisory Services Agreement Termination was recorded as an increase in additional paid-in capital and a charge against the statement of operations in the amount of $137.7 million. Of this amount, $135 million was determined by applying the 2% advisory fee to projected revenues for the Company's systems. The present value of the aggregate advisory fees was then calculated as $155.5 million, using a discount rate of 12% in respect of AC-1 and 15% in respect of systems other than AC-1. This amount was subsequently reduced to $135 million. Both the discount rates and the ultimate valuation were determined as a result of a negotiation process including a disinterested director of the Company and the various persons entitled to fees under the Advisory Services Agreements. The Company has obtained a fairness opinion from an independent financial advisor in connection with this transaction. The remaining $2.7 million of the $137.7 million charge reflected the cancellation of $2.7 million advanced by the Company in respect of amounts expected to be earned under the Advisory Services Agreements. See "Certain Transactions--Transactions with Pacific Capital Group ("PCG") and its Affiliates--Advisory Services Agreements."

   The adjustment recorded in the pro forma balance sheet data reflects a $71,053 reclassification from additional paid-in capital to common stock to record the actual issuance of shares of Common Stock under the Advisory Services Agreement Termination at a $.01 par value per share.

 (3) Adjustment for the repurchase of the Company's shares held by Telecommunications Development Corporation ("TDC") pursuant to the TDC Exchange. Prior to the Stock Offerings, the Company acquired 11,016,879 shares of Common Stock in exchange for 10,866,879 newly-issued shares of Common Stock, a net acquisition by the Company of 150,000 shares of Common Stock. The Company will record the treasury stock acquired in the TDC Exchange at its fair value of $209.4 million in its consolidated financial statements for the three months ending September 30, 1998.

 (4) Not Used.

 (5) Adjustment to reflect the estimated net proceeds of the Stock Offerings ($393.3 million) after deducting underwriting and offering expenses, with a Price to Public per Share of $19.00.

 (6) In June and July, 1998, the Company entered into contracts for the construction of MAC and PAC, respectively, and at the same time obtained commitment letters to finance, in part, the construction costs. No effect has been given to the commitment letters in the pro forma balance sheet.

 (7)Pro forma common stock of the Company is as follows:

                                                                PRO FORMA
                                                           AS OF JUNE 30, 1998
                                                           -------------------
      205,042,900 shares issued and outstanding, $.01 par
       value per share....................................     $2,050,429

 (8) The "As Adjusted" columns give effect to the May 18, 1998 issuance of the Notes assuming that the Notes had been issued at the beginning of the period. The net proceeds from this transaction were used to repurchase the GTH Senior Notes and to redeem the GTH Preference Shares. The "As adjusted" columns do not give effect to non-recurring items such as the $19.9 million extraordinary loss resulting from the repurchase of the GTH Senior Notes, the $34.1 million one time charge in connection with the redemption of the GTH Preference Shares or the $139.7 million charge related to the Advisory Services Agreement Termination.

 (9) The Company has assumed that Notes proceeds not used to redeem the GTH Preference Shares or repurchase GTH Senior Notes were placed in non-interest bearing accounts and therefore no interest income has been reflected in the "As adjusted" columns.

(10) The effect on interest expense resulting from the issuance of the Notes and the concurrent redemption of the GTH Preference Shares and repurchase of the GTH Senior Notes has been included in the "As adjusted" columns. The Company capitalized as construction in progress only the amount of interest that would be permitted under SFAS 34 had the Notes been outstanding for the entire period covered on the actual average qualifying expenditures for such period. The remaining interest cost attributable to the Notes has been included in the "As adjusted" columns as interest expense.

  The following table presents the calculations used to determine pro forma interest expense for the periods presented:

                            FOR THE                     FOR THE PERIOD
                             THREE      FOR THE SIX     MARCH 19, 1997      FOR THE PERIOD
                          MONTHS ENDED  MONTHS ENDED  (DATE OF INCEPTION)   MARCH 19, 1997
                            JUNE 30,      JUNE 30,        TO DECEMBER     (DATE OF INCEPTION)
                              1998          1998           31, 1997        TO JUNE 30, 1998
                          ------------  ------------  ------------------- -------------------
TOTAL PRO FORMA INTEREST
 COST INCURRED
Principal outstanding on
 Notes..................  $800,000,000  $800,000,000     $800,000,000        $800,000,000
Interest rate...........         9.625%        9.625%           9.625%              9.625%
                          ------------  ------------     ------------        ------------
Total interest cost
 incurred...............  $ 19,250,000  $ 38,500,000     $ 61,386,111        $ 99,886,111
                          ============  ============     ============        ============
TOTAL PRO FORMA INTEREST
 CAPITALIZED
Actual average
 qualifying expenditures
 for the period(A)......  $569,800,000  $569,000,000     $278,300,000        $391,640,293
Effective Capitalization
 rate...................          9.53%         9.53%            9.59%               9.56%
                          ------------  ------------     ------------        ------------
Total interest
 capitalizable..........  $ 13,575,485  $ 27,112,850     $ 20,832,224        $ 47,945,074
Less: interest
 capitalized on existing    (9,437,645)  (11,305,681)      (1,476,767)        (12,782,448)
 long term debt.........  ------------  ------------     ------------        ------------
Total interest            $  4,137,840    15,807,169       19,355,457          35,162,626
 capitalized on Notes...  ============  ============     ============        ============
TOTAL PRO FORMA INTEREST
 EXPENSE................  $ 15,112,160  $ 22,692,831     $ 42,030,654        $ 64,723,485
                          ============  ============     ============        ============

--------
(A) Average qualifying expenditures are taken from actual amounts recorded in the Company's consolidated financial statements.

(11) During each of the three and six months ended June 30, 1998, the Company recognized $21.1 million from a total of $67.1 million stock-related expense relating to stock options issued during such period. The remaining $46.0 million of stock-related expense will be recognized as follows: $4.8 million in each of the third and fourth quarters of 1998, $19.2 million in 1999, $13.5 million in 2000 and $3.7 million in 2001.

                                 RISK FACTORS

  In addition to the other information contained in this Prospectus, the following risk factors should be considered carefully by prospective investors in evaluating the Company and its business prospects before participating in the Exchange Offer.

CONSEQUENCES OF FAILURE TO EXCHANGE RESTRICTED NOTES

  The Exchange Notes will be issued in exchange for Restricted Notes only after timely receipt by the Exchange Agent of such Restricted Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of Restricted Notes desiring to tender such Restricted Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor the Issuer is under any duty to give notification of defects or irregularities with respect to tenders of Restricted Notes for exchange. Holders of Restricted Notes who do not exchange their Restricted Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Restricted Notes as set forth in the legends thereon as a consequence of the issuance of the Restricted Notes pursuant to exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Restricted Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable securities laws of states and other jurisdictions. In addition, any holder of Restricted Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Restricted Notes, where such Restricted Notes were acquired by such broker-dealer as a result of market-making activities or any other trading activities, may be deemed to be an "underwriter" within the meaning of the Securities Act and must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution," "Description of Notes--Exchange Offer; Registration Rights" and "The Exchange Offer--Consequences of Failure to Exchange."

LACK OF PUBLIC MARKET FOR THE NOTES

  The Exchange Notes are being offered to the holders of the Restricted Notes. The Restricted Notes were resold by the Initial Purchasers to (i) qualified institutional buyers pursuant to Rule 144A under the Securities Act and (ii) qualified buyers outside the United States in reliance upon Regulation S under the Securities Act. The Restricted Notes are eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages Market, the National Association of Securities Dealers' screen based, automated market for trading of securities eligible for resale under Rule 144A. The Exchange Notes are new securities for which there currently is no market and the Exchange Offer is not conditioned upon any minimum or maximum aggregate principal amount of Restricted Notes being tendered for exchange. Although the Initial Purchasers are making a market in the Restricted Notes and have advised the Issuer that they currently intend to make a market in the Exchange Notes, they are not obligated to do so and may discontinue such market making at any time without notice. The Issuer does not currently intend to apply for listing of the Restricted Notes or the Exchange Notes on a national securities exchange or automated quotation system. Accordingly, no assurance can be given that an active market will develop for any of the Notes or as to the liquidity of the trading market for any of the Notes. If a trading market does not develop or is not maintained, holders of the Notes may experience difficulty in reselling such Notes or may be unable to sell them at all. If a market for the Notes develops, any such market may be discontinued at any time. To the extent that a market for the Notes does develop, the market value of the Notes will depend upon many factors, including prevailing interest rates, market conditions, yields on alternative investments, general economic conditions, the Company's financial condition and results of operations and other conditions. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Notes. There can be no assurance that, if a market for the Notes were to develop, such a market would not be subject to similar disruptions.

LIMITED OPERATING HISTORY

  The Company was organized in March 1997 and was in the development stage through May 26, 1998, when the United States--United Kingdom segment of AC-1 achieved RFS and began to generate revenues. The Company's financial information relates principally to a period in which the Company was engaged in construction and development of AC-1 and, until June 1998, had minimal revenues and operating costs because the costs of construction had been capitalized. Despite recognizing approximately $101 million in revenues, the Company has incurred a net loss applicable to common shareholders of approximately $201.6 million for the period from March 19, 1997 (date of inception) through June 30, 1998, due primarily to the Advisory Services Agreement Termination, awards under the Company's Stock Incentive Plan, the extraordinary loss on the retirement of the GTH Senior Notes and the redemption of GTH Preference Shares. Global Crossing to date has financed its net losses, debt service, capital expenditures and other cash needs through the proceeds of sales of common and preferred equity and the issuance of debt, including non-recourse indebtedness of ACL. In addition, the Company will require substantial additional capital in order to carry out its business plan. See "--Substantial Future Capital Requirements."

  The Company's success will substantially depend on sales of capacity upon its systems. While the Company has been primarily marketing and selling capacity on AC-1 during its construction period and this activity has resulted in executed CPAs as of June 30, 1998 to purchase capacity totaling $556 million, including related sales of terrestrial capacity, there can be no assurance that the Company will continue to be successful in selling capacity on AC-1 or its other systems under development. There also can be no assurance that the Company will be able to realize its business plan or that such realization will help the Company achieve or sustain operating profitability or sufficient cash flow to service its indebtedness. See "--Sales of Capacity; Realization of Other Revenues," "--Termination of CPAs," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

LEVERAGE

  As of June 30, 1998, on a consolidated pro forma basis after giving effect to the Stock Offerings and the application of the net proceeds therefrom, the Company would have had $1,326.5 million of total liabilities, including approximately $1,228.2 million of senior indebtedness, of which $367 million would have been secured. In addition, the Company has entered into a $850 million non-recourse credit facility with respect to PC-1 (under which $200 million of indebtedness has been incurred as of August 10, 1998), as well as contractual commitments with respect to MAC and PAC in the amount of $240 million and $310 million, respectively. The Indenture limits, but does not prohibit, the incurrence of additional indebtedness by the Company. See "-- Ranking of Notes; Holding Company Structure; Dividend Payment Restrictions" and "Description of Notes--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

  The Company's significant debt burden could have important consequences to the Company, including, but not limited to, the following: (i) the cash received from operations may be insufficient to meet the principal and interest payments on the Company's debt as the same become due; (ii) a significant portion of the Company's cash flow from operations must be used to service its debt instead of being used in the Company's business; and (iii) the Company's flexibility to obtain additional financing in the future may be impaired by the amount of debt outstanding and the restrictions imposed by the covenants contained in the debt instruments of the Company. See "Description of Certain Indebtedness."

  The ability of the Company to meet its financial obligations will be subject to financial, business and other factors, many of which are beyond its control, such as prevailing economic conditions. In addition, the ability of New GCL's operating subsidiaries to pay dividends or to make other payments to New GCL will be restricted by the terms of various credit arrangements expected to be entered into by such operating subsidiaries, as well as legal restrictions. The instruments governing existing and future indebtedness contain, or may contain, covenants that limit the operating and financial flexibility of the Company. Failure to generate sufficient cash flow may impair the Company's ability to obtain additional equity or debt financing or to meet its debt service requirements. In such circumstances, the Company may be required to renegotiate the terms of the instruments relating to its long term debt or to refinance all or a portion thereof. There can be no assurance that the Company would be able to renegotiate successfully such terms or refinance its indebtedness when required or that satisfactory terms of any such refinancing would be available. If the Company were unable to refinance its indebtedness or obtain new financing under these circumstances, it would have to consider other options such as the sale of certain assets to meet its debt service obligations, the sale of equity, negotiations with its lenders to restructure applicable indebtedness or other options available to it under applicable law.

SUBSTANTIAL FUTURE CAPITAL REQUIREMENTS

  Global Crossing will require substantial capital investment to pursue the implementation of its business plan. Because the Company anticipates that each of its systems will require separate financing in addition to the equity investment made by the Company in such system, it intends to raise additional non-recourse debt or equity capital at the system level to meet these financing requirements. The Company currently estimates that its capital resources, together with the additional capital that it intends to raise at the system level, will be sufficient to fund its currently planned systems. Failure to generate sufficient funds in the future, whether from operations or by raising additional debt or equity capital, would have a material adverse effect on the Company's business prospects. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

RANKING OF NOTES; HOLDING COMPANY STRUCTURE; DIVIDEND PAYMENT RESTRICTIONS

  The Notes are senior obligations of the Issuer and the Guarantors and rank pari passu in right of payment to all existing and future unsecured senior indebtedness of the Issuer and the Guarantors. The Notes are not secured by any asset of the Company (with the exception of the first two interest payments thereon which will be held in the Escrow Account). Accordingly, the Notes are effectively subordinated to any secured obligations of the Issuer and the Guarantors to the extent of the value of the assets securing such obligation. If the Issuer becomes insolvent or is liquidated, or if payment under any secured obligation is accelerated, the lenders under such secured obligation will be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to the terms of the agreement securing such obligation. Any claims of such lenders with respect to such assets will be prior to any claim of the holders of the Notes with respect to such assets. Accordingly, it is possible that there would be no assets remaining from which claims of the holders of the Notes could be satisfied or if any such assets remain, such assets might be insufficient to satisfy such claims fully. In addition, the Issuer's Unrestricted Subsidiaries (which include those subsidiaries (including intermediate holding companies) that develop PC-1, MAC, PAC and future cable systems) have not guaranteed the Issuer's obligations with respect to the Notes. Furthermore, as of the date of the Indenture, ACL and its subsidiaries are not Guarantors; however, ACL and its subsidiaries will become Guarantors when such action is permitted by the terms of the AC-1 Credit Facility or the AC-1 Credit Facility has been retired. See "Description of Notes--Certain Covenants--Future AC Subsidiary Guarantees."

  In addition, the Issuer is a holding company that conducts substantially all of its operations through its subsidiaries; therefore, the Notes are effectively subordinated to all indebtedness and other liabilities (including trade payables and lease obligations) of the Issuer's subsidiaries that are not Guarantors. As of June 30, 1998, after giving effect to the Offering and the application of the net proceeds therefrom, the Issuer's subsidiaries that are not Guarantors would have had total indebtedness and liabilities (including trade payables and lease obligations) outstanding of approximately $518 million, to which the Notes would have been effectively subordinated. See "Description of Notes--Terms of Notes."

  The Company intends to utilize revenues from AC-1 to meet its debt service obligations on the Notes. Such revenues, however, are subject to significant existing restrictions at the ACL level pursuant to the AC-1 Credit Facility which will substantially limit or prohibit the payment of dividends or distributions to the Issuer until the AC-1 Credit Facility is retired. See "Description of Certain Indebtedness--AC-1 Credit Facility." To the extent that the AC-1 Credit Facility limits or prohibits the payment of dividends from ACL to the Issuer, there will be a material adverse effect on the ability of the Company to satisfy its debt service obligations on the Notes.

RISKS RELATED TO COMPLETING THE COMPANY'S CABLE SYSTEMS

  The Company's ability to achieve its strategic objectives will depend in large part upon the successful, timely and cost-effective completion of the Company's planned cable systems as well as on achieving substantial capacity sales on these systems once they become operational. The construction of the Company's systems will be affected by a variety of factors, uncertainties and contingencies, many of which are beyond the Company's control. There can be no assurance that each of these systems will be completed at the cost and in the time frame currently estimated by Global Crossing, or even at all. Although the Company will be awarding contracts for construction of its systems to certain suppliers who in most cases are expected to be bound by a fixed-price construction cost schedule, and to provide guarantees in respect of completion dates and system design specifications, there can be no assurance that the actual construction costs or the time required to complete these systems will not exceed current Company estimates. Such circumstances could have a material adverse effect on the Company. See "Business--Suppliers."

  The successful completion of the Company's cable systems will depend, among other things, upon the Company's ability to manage their construction effectively and to obtain all permits and licenses required for construction. Successful completion will also depend on the timely performance by third-party contractors of their obligations. There can be no assurance that construction will be completed as scheduled or that the required permits and licenses will be obtained. There are a limited number of suppliers with whom the Company can negotiate these arrangements. There can be no assurance that the Company will be able to enter into these contracts. Any of the foregoing may significantly delay or prevent completion of one or more of the Company's systems, which could have a material adverse effect on the Company.

SALES OF CAPACITY; REALIZATION OF OTHER REVENUES

  The ability of the Company to achieve its business objectives will also depend in large part upon its sales and marketing capabilities. Through its wholly-owned subsidiary, Global Crossing International, Ltd. ("GCI"), the Company has assembled a dedicated sales and marketing force and will be dependent upon the ability of such employees to effectively market and sell capacity. There can be no assurance that the Company will be able to effectively sell capacity on its cable systems. Failure of the Company to effectively sell capacity on its cable systems would have a material adverse effect on the Company.

  The Company's ability to increase revenues and profits will depend in part on its ability to expand the products and services it offers to customers. The Company currently believes that potential sources of these revenues include potential upgrades of the capacity available on its planned systems, the development of additional subsea cable projects and the provision of terrestrial backhaul services to customers acquiring capacity on its undersea cable systems. See "Business." In the event the Company is unable to effect these upgrades, develop additional cable projects or obtain required terrestrial backhaul capacity, the Company's ability to increase its revenues and profits will be adversely affected.

TERMINATION OF CPAS

  A purchaser's payment obligation under a CPA for AC-1 terminates with capacity on any segment other than the United States-United Kingdom segment (and, in certain cases, with respect to capacity on the United States-United Kingdom segment), if the RFS date for the full AC-1 system has not occurred by June 30, 1999. Performance under certain CPAs for AC-1 is also contingent upon the obtaining and continuance of such approvals, consents, governmental authorizations, licenses and permits as may be required or reasonably deemed necessary by each party thereto for performance by such party thereunder and as may be satisfactory to it. It is expected that CPAs for the Company's other systems will contain similar provisions. Termination of a substantial number of CPAs for any of the foregoing reasons would have a material adverse effect on the Company. See "Business--Sales and Marketing" and "--Summary of Principal Terms of Standard Contractual Documentation."

COMPETITION

  The international telecommunications industry is highly competitive. The Company faces competition from existing and planned systems along each of its planned routes and from satellite providers, including existing geosynchronous satellites and low-earth orbit systems now under construction. On certain routes, terrestrial cable systems may also compete with the Global Crossing Network. The Company competes primarily on the basis of price, availability, transmission quality and reliability, customer service and the location of its systems. Traditionally, carriers have made substantial long term investments in ownership of cable capacity, making lower price and superior service less determinative in convincing such carriers to acquire additional capacity on the Company's systems than is the case in industries without such long term relationships. Accordingly, there can be no assurance that the Company will be able to compete successfully against systems to which prospective customers have made long term commitments.

  The routes underlying Global Crossing's systems are currently served by several undersea cables as well as satellites. Primary future sources of competition for the Company may result from, among others, (i) TAT-14, a transatlantic cable system which is being developed by its consortium members,
(ii) Gemini, a transatlantic cable system being operated and marketed by WorldCom and Cable & Wireless, (iii) China-US, a transpacific system being developed as a "private cable system" by fourteen large carriers, including SBC, MCI, AT&T and Sprint, most of whom have traditionally sponsored consortium cables and (iv) the Japan-US Cable Network, a transpacific system being developed by a consortium of major telecommunications carriers including Worldcom, AT&T, KDD, NTT, Cable & Wireless and GTE. Other regional and global systems are being considered by developers, including Project Oxygen, a global system being evaluated by CTR Group, Ltd. The Company believes that the other planned transatlantic systems would compete directly with AC-1 and the commitments of the developers of these systems could substantially reduce these customers' demand for capacity on AC-1. Although the Company believes that the other planned transpacific systems will not satisfy the demand for capacity between the United States and Japan and that there is currently enough demand projected to accommodate all such systems, the other planned transpacific systems will receive commitments for capacity that PC-1 could have received in their absence. In addition, the Company may face competition from existing and planned regional undersea cable systems and satellites on its MAC and PAC routes, where entrants are vying for purchases from a small but rapidly growing customer base. See "--Rapid Growth in a Changing Industry; Pricing Uncertainties" and "Business--Competition."

RELATIONSHIP WITH PRINCIPAL SHAREHOLDERS; CONFLICTS OF INTEREST

  As of August 13, 1998, Pacific Capital Group, Inc. ("PCG") had a 23.58% beneficial ownership interest in New GCL (after giving effect to the Old GCL Exchange and the Stock Offerings). PCG and its affiliates have entered into certain transactions with the Company in connection with the development by PCG and its affiliates of several of Global Crossing's systems, including AC-1, PC-1, PAC and MAC, and the decision by the Board of Directors of GCL to assume the ongoing development of systems (other than AC-1) from an affiliate of PCG. PCG and its subsidiaries are controlled by Mr. Gary Winnick, the Co-Chairman of the Board of Directors of GCL, and several other officers and directors of New GCL are affiliated with PCG. In addition, through an affiliate, Canadian Imperial Bank of Commerce ("CIBC") had a 22.46% beneficial ownership interest in New GCL (after giving effect to the Old GCL Exchange and the Stock Offerings). An affiliate of CIBC was an Underwriter in the Stock Offerings, and CIBC and its affiliates have also entered into certain financing transactions with the Company in connection with the development and construction of the Company's systems. Several members of the Board of Directors of New GCL are affiliated with CIBC. See "Management," "Principal Shareholders" and "Certain Transactions."

  Upon completion of the Stock Offerings, PCG and CIBC collectively beneficially owned 46.04% of the outstanding Common Stock. Accordingly, PCG and CIBC may be able to determine the vote on matters submitted to a vote of the Company's stockholders, including the election of directors.

  Certain officers and directors of the Company also serve as officers and directors of other companies and certain officers and directors of the Company are active investors in the telecommunications industry. See
"Management." Service as a director or officer of the Company and as a director or officer of another company could create or appear to create conflicts of interest when the director or officer is faced with decisions that could have different implications for the Company and such other company. A conflict of interest could also exist with respect to allocation of time and attention of persons who are officers of both the Company and another company. The pursuit of these other business interests could distract these officers and directors from pursuing opportunities on behalf of the Company. Such conflicts of interest could have a material adverse affect on the Company.

BENEFICIAL OWNERSHIP BY MANAGEMENT AND AFFILIATES

  The Company's executive officers and directors have substantial equity interests in the Company and have also received amounts from the Company due to advisory services fees paid to PCG and its affiliates. This advisory fee arrangement was terminated prior to the Stock Offerings, with such individuals receiving Common Stock as a result of such termination, thereby increasing their significant equity interests in the Company following the Stock Offerings. Set forth below for each executive officer and director of the Company is the amount and value of (i) all shares of Common Stock sold by such individual in the Stock Offerings, (ii) all shares of Common Stock to be beneficially owned by such individual immediately following the Stock Offerings (determined pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended, except with respect to options, all of which are shown in the column entitled "Stock Options Held"), (iii) all options to acquire Common Stock held by such individual, (iv) all warrants held by such individual to purchase additional Common Stock and (v) all fees paid to such individual indirectly through the advisory fees paid to PCG. See "Principal Shareholders" and "Certain Transactions." The values set forth in the following table are based upon a price of $19 per share of Common Stock (the Price to Public per Share of the Stock Offerings).

                   COMMON                  COMMON STOCK                                         STOCK                ADVISORY
                    STOCK                  OWNED AFTER                  WARRANTS               OPTIONS               SERVICES
INVESTOR            SOLD       VALUE    STOCK OFFERINGS(1)    VALUE      HELD(2)   VALUE(2)    HELD(3)     VALUE      FEES(4)
--------          --------- ----------- ------------------ ------------ --------- ----------- --------- ----------- -----------
Gary Winnick....  1,096,463 $20,832,797     46,739,575     $888,051,925 4,282,896 $33,728,493   900,000 $15,600,000 $ 3,191,630
Lodwrick M.
 Cook...........        --  $       --       1,731,226     $ 32,893,294   475,001 $ 3,301,257   450,000 $ 7,800,000 $       --
Jack M. Scanlon.        --  $       --             --      $        --        --  $       --  1,800,000 $31,200,000 $       --
Dan J. Cohrs....        --  $       --             --      $        --        --  $       --    675,000 $ 8,325,000 $       --
David L. Lee....    306,704 $ 5,827,376     10,102,010     $191,938,190 1,244,229 $ 9,692,335   450,000 $ 7,800,000 $   481,130
Abbott L. Brown.    230,129 $ 4,372,451      5,690,670     $108,122,730   908,834 $ 6,895,470   450,000 $ 7,800,000 $   320,754
Barry Porter....    306,704 $ 5,827,376      9,189,874     $174,607,606 1,217,634 $ 9,423,725   450,000 $ 7,800,000 $   481,130
James C. Gorton.        --  $       --             --      $        --        --  $       --    750,000 $ 9,250,000 $       --
Jack Finlayson..        --  $       --             --      $        --        --  $       --    735,000 $ 7,215,000 $       --
K. Eugene
 Shutler........        --  $       --         148,986     $  2,830,734       --  $       --    300,000 $ 5,200,000 $       --
Hillel
 Weinberger.....        --  $       --      21,330,900     $405,287,100       --  $       --     60,000 $ 1,040,000 $       --
Jay R. Bloom....        --  $       --      48,513,400     $921,754,600       --  $       --    300,000 $ 5,200,000 $       --
Dean C. Kehler..        --  $       --      48,513,400     $921,754,600       --  $       --    300,000 $ 5,200,000 $       --
Jay R. Levine...        --  $       --      48,513,400     $921,754,600       --  $       --    300,000 $ 5,200,000 $       --
William D.
 Phoenix........        --  $       --      48,513,400     $921,754,600       --  $       --    300,000 $ 5,200,000 $       --
Bruce Raben.....        --  $       --      48,513,400     $921,754,600       --  $       --    300,000 $ 5,200,000 $       --
Michael R.
 Steed..........        --  $       --      16,590,130     $315,212,470   348,967 $ 3,524,567    60,000 $ 1,040,000 $   194,696
                     TOTAL
INVESTOR            VALUE(5)
--------          ------------
Gary Winnick....  $961,404,845
Lodwrick M.
 Cook...........  $ 43,994,551
Jack M. Scanlon.  $ 31,200,000
Dan J. Cohrs....  $  8,325,000
David L. Lee....  $215,739,031
Abbott L. Brown.  $127,511,405
Barry Porter....  $198,139,837
James C. Gorton.  $  9,250,000
Jack Finlayson..  $  7,215,000
K. Eugene
 Shutler........  $  8,030,734
Hillel
 Weinberger.....  $406,327,100
Jay R. Bloom....  $926,954,600
Dean C. Kehler..  $926,954,600
Jay R. Levine...  $926,954,600
William D.
 Phoenix........  $926,954,600
Bruce Raben.....  $926,954,600
Michael R.
 Steed..........  $319,971,733

--------
(1) The amount shown for Mr. Weinberger includes 20,037,585 shares of Common Stock owned by Continental Casualty Company, an affiliate of Loews/CNA Holdings Corp. Mr. Weinberger is an officer of Loews/CNA Holdings Corp. The amounts shown for Messrs. Bloom, Kehler, Levine, Phoenix and Rabin include 48,513,400 shares of Common Stock owned beneficially by CIBC, an affiliate of their employer, CIBC Oppenheimer Corp. ("CIBC Oppenheimer"). The amount shown for Mr. Steed includes 16,590,130 shares of Common Stock owned by MRCo, Inc., a wholly-owned subsidiary of Union Labor Life Insurance Company ("ULLICO") and certain fees paid to ULLICO. Mr. Steed is an officer of both such companies.

(2) Includes New PCG Warrants and GCL Warrants. The value of warrants held is presented based upon a value of $6.95 per New PCG Warrant and $10.10 per GCL Warrant, the value assigned to such warrants by the Company based upon independent appraisals.

(3) Of the 7,380,000 aggregate shares of Common Stock issuable upon the exercise of options reflected in the table, options in respect of 2,260,000 shares are exercisable within 60 days of August 13, 1998 and options in respect of 5,120,000 shares are exercisable, subject to various conditions, following vesting on various dates through July 2001. The amounts shown for Messrs. Bloom, Kehler, Levine, Phoenix and Raben include options in respect of 300,000 shares of Common Stock owned beneficially by CIBC.

(4) The agreements providing for the payment of advisory services fees to PCG and its affiliates also provided that varying portions of such fees were payable to ULLICO, CIBC and Messrs. Winnick, Cook, Brown, Lee and Porter. The Company and the other parties to these agreements terminated these agreements in connection with the Stock Offerings in consideration for the issuance, through an affiliate of PCG, to the persons entitled to receive such fees of shares of Common Stock having an aggregate value of $135 million and the cancellation of $2.7 million owed to the Company under a related advance agreement. Pursuant to this termination, shares of

  Common Stock were issued to and are beneficially owned by the following persons in the amounts and having the values (based upon a Price to Public per Share of $19.00) indicated. The net proceeds from the sale of the Shares to be sold in the Stock Offerings by Messrs. Winnick, Cook, Lee, Brown and Porter are to be used by such individuals to fund anticipated income tax liabilities resulting from the termination of these advisory fee agreements.

                          RECIPIENT                    COMMON STOCK    VALUE
                          ---------                    ------------ ------------
        Gary Winnick (including PCG and PCG Telecom).   3,257,577   $ 61,893,963
        CIBC.........................................     670,000     12,730,000
        ULLICO.......................................     366,579      6,965,001
        Lodwrick M. Cook.............................     304,974      5,794,506
        Abbott L. Brown..............................     683,711     12,990,510
        David L. Lee.................................     911,211     17,313,010
        Barry Porter.................................     911,211     17,313,010
                                                        ---------   ------------
          Total......................................   7,105,263   $135,000,000
                                                        =========   ============

(5) The amounts shown give effect to the Old GCL Exchange, Advisory Services Agreement Termination and TDC Exchange. Amounts under "Warrants Held" include New PCG Warrants and GCL Warrants. See "Principal Shareholders," "Certain Transactions" and "Description of Capital Stock--Old GCL Exchange."

TRANSITION FROM PROJECT MANAGEMENT TO OPERATING COMPANY

  The Company must undergo substantial changes in its operations to transition from being a development stage company primarily involved in the planning and development of a major telecommunications infrastructure system to one which operates, markets, supports and services multiple systems. These changes are expected to be a significant challenge to the Company's managerial, administrative and operational resources. The Company is in the process of expanding the management and operational capabilities necessary for this transition. The Company's ability to manage this transition successfully will depend on, among other things: (i) expansion, training and management of its employee base, including attracting, retaining and motivating highly skilled personnel; (ii) taking over or outsourcing the Company's customer interface and operations, administration and maintenance systems; (iii) procuring terrestrial capacity to provide connectivity to inland cities; and (iv) control of the Company's expenses. There can be no assurance that the Company will succeed in developing all or any of these capabilities, and any failure to do so could have a material adverse effect on the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Management."

RAPID GROWTH IN A CHANGING INDUSTRY; PRICING UNCERTAINTIES

  Part of the Company's strategy is to rapidly construct several cable systems in a short time frame in order to take advantage of the supply and demand imbalance that currently exists and is projected in the global marketplace. Each of the Company's currently announced systems is expected to be operational between 1998 and 2000. As a result of the Company's implementation of the aggressive timing of its strategy, the Company is experiencing rapid expansion that management expects will continue for the foreseeable future. This growth has increased the operating complexity of the Company. At the same time, the international telecommunications industry is changing rapidly due to, among other things, regulatory liberalization, privatization of established carriers, the expansion of telecommunications infrastructure, the globalization of the world's economies and the changing technology for wireless and satellite communication. Much of the Company's planned growth is predicated upon the growth in demand for international telecommunications capacity which will consume the increased supply of telecommunications capacity from new cables and other technology so that price declines will not be greater than the price declines anticipated by the Company in its business plan. There can be no assurance that such anticipated demand growth will occur.

  The undersea fiber optic cable transmission industry has experienced significant per circuit price declines resulting from technological advances in fiber optic technology. Recent technological advances have created even greater per circuit pricing pressure in the industry. A lower than projected increase in demand or a higher than projected decline in per circuit price could have a material adverse effect on the Company. There can be no assurance, even if the Company's projections with respect to such factors are realized, that the Company will be able to implement its strategy or that its strategy will be successful in the rapidly evolving telecommunications market.

RAPID TECHNOLOGICAL CHANGE

  Recent technological advances, such as the use of DWDM, have greatly expanded the availability of capacity of new fiber optic cable at constant construction costs, resulting in a corresponding decrease in the cost per circuit of capacity. In addition, the introduction of new products or the emergence of new technologies may enable competitors to install competing systems at a lower per-circuit cost on routes currently targeted by the Company or to expand capacity on existing competitive systems, potentially rendering the Company's systems not cost competitive. While the Company believes that being the first to market and construct cable systems with significant capacity on certain routes may prevent competitors from overbuilding in those situations, Global Crossing cannot predict the behavior of potential competitors who might otherwise build a system even if it would be uneconomical for an additional system to be constructed. The Company believes that for the foreseeable future, technology changes will neither materially affect the continued use of fiber optic cable nor materially hinder the Company's ability to deploy the state-of-the-art technology; however, the effect of such technological changes on the Company's operations cannot be predicted and could have a material adverse effect on the Company.

OPERATIONS RISKS

  Each of Global Crossing's systems will be subject to the risks inherent in a large-scale, complex undersea fiber optic telecommunications system employing advanced technology. The operations, administration, maintenance and repair of these systems requires the coordination and integration of sophisticated and highly specialized hardware and software technologies and equipment located throughout the world. There can be no assurance that, even if built to specifications, the Company's systems will function as expected in a cost-effective manner. The failure of the hardware or software to function as required could render a cable system unable to perform at design specifications.

  AC-1 has, and each of the Company's other systems are expected to have, a design life of not less than 25 years; however, there can be no assurance of the actual useful life of any of these systems. A number of factors will affect the useful life of each of the Company's systems, including, among other things, quality of construction, unexpected deterioration and technological or economic obsolescence. Failure of any of the Company's systems to operate for its full design life could have a material adverse effect on the Company.

DEPENDENCE ON KEY PERSONNEL

  The Company's future success depends on the efforts of certain of its officers and key technical, sales and other employees, some of whom have only recently joined the Company, as well as its ability to attract, retain and motivate highly skilled officers and employees. There can be no assurance that the Company will successfully integrate new management personnel and employees into its existing operations, or that the Company will be able to attract, retain and motivate highly skilled management personnel and employees. Furthermore, the Company does not presently maintain any key person life insurance policies on any of its management personnel. See "Management-- Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS

  The Company will derive substantial revenues from international operations. The Company intends to have substantial physical assets in several jurisdictions along the routes of its planned systems. International operations are subject to political, economic and other uncertainties, including, among other things, risk of war, revolution, border disputes, expropriation, renegotiation or modification of existing contracts, labor disputes and other uncertainties arising out of foreign government sovereignty over the Company's international operations. There can be no assurance that these factors will not have a material adverse effect on the Company.

FOREIGN EXCHANGE; EXCHANGE CONTROLS

  The Company will invoice all sales of capacity in U.S. dollars, and each customer will incur maintenance and other obligations denominated in U.S. dollars; however, many actual and prospective customers of the Company derive their revenues in currencies other than U.S. dollars. The obligations of customers whose revenues are preponderantly in foreign currencies will be subject to unpredictable and indeterminate increases in the event that such currencies devalue relative to U.S. dollars. Furthermore, such customers may be or may become subject to exchange control regulations which might restrict or prohibit the conversion of their revenue currencies into dollars. There can be no assurance that the occurrence of any such factors will not have a material adverse effect on the Company.

EFFECT OF GOVERNMENT REGULATION

  The Company, in the ordinary course of development, construction and operation of its fiber optic cable systems, will be required to obtain and maintain various permits, licenses and other authorizations in both the United States and in foreign jurisdictions where its cables land. In particular, undersea cable landing or similar licenses will be required in many of the jurisdictions where Global Crossing's systems will land. Such licenses are typically issued for a term of years, subject to renewal. Moreover, the licenses may subject the Company's business and operations to varying forms of regulation, which could change over the course of time. Failure to obtain or renew such a license, or a material change in the nature of the regulation to which the Company's operations are subject, could have a material adverse effect on the Company's business. In addition, the Company's international operations may be affected from time to time by political developments and national and local laws and regulations and may be subject to risks such as the imposition of governmental controls, license requirements and changes in tariffs. Specifically, in connection with the construction of each cable system, the Company must obtain certain permits and licenses with respect to construction, operations and maintenance. Although Global Crossing intends that the construction contracts for each of the Company's cable systems will impose the burden of acquiring and maintaining construction licenses and permits on the contractor for each of such systems, there can be no assurance that such contractor will successfully obtain such permits and licenses. Failure to obtain or maintain any permits or licenses so required could have a material adverse effect on the Company. See "Business--Regulation."

DEPENDENCE ON THIRD PARTIES

  The Company is and will continue to be dependent upon third parties to (i) provide access to certain origination and termination points of its systems in various jurisdictions, (ii) construct and operate landing stations in certain of such jurisdictions, (iii) construct and maintain the Company's systems pursuant to contractual arrangements with the Company, (iv) provide backhaul service to the Company's customers through contractual arrangements with such parties and (v) act as joint venture participants with respect to PC-1 and, potentially, certain of the Company's future systems. There can be no assurance that such parties will perform their contractual obligations or that there will not be political or economic events in relation to such parties which may have a material adverse effect on the Company.

RISK OF ERROR IN FORWARD-LOOKING STATEMENTS

  Until May 26, 1998, the Company was a development stage company. Accordingly, all statements in this Prospectus that are not clearly historical in nature are forward-looking. Examples of such forward-looking statements include the statements concerning the Company's operations, prospects, size of world telecommunications traffic, size of addressable market, technological and customer support capabilities, pricing, potential customers and liquidity and working capital needs, estimated demand forecasts, and information concerning characteristics of competing systems. These forward-looking statements are inherently predictive and speculative and no assurance can be given that any of such statements will prove to be correct. Actual results and developments may be materially different from those expressed or implied by such statements. Prospective investors should carefully review the other risk factors set forth in this section of this Prospectus for a discussion of certain factors which could result in any of such forward-looking statements proving to be inaccurate.

TAX MATTERS

  The Company believes that a significant portion of its income will not be subject to tax by any of (i) Bermuda, which currently does not have a corporate income tax, or (ii) certain other countries in which the Company conducts activities or in which customers of the Company are located, including the United States. However, this belief is based upon the anticipated nature and conduct of the business of the Company, which may change, and upon the Company's understanding of its position under the tax laws of the various countries in which the Company has assets or conducts activities, which position is subject to review and possible challenge by taxing authorities and to possible changes in law (which may have retroactive effect). The extent to which certain jurisdictions may require the Company to pay tax or to make payments in lieu of tax cannot be determined in advance. In addition, the operations and payments due to the Company may be affected by changes in taxation, including retroactive tax claims or assessment of withholding on amounts payable to the Company or other taxes assessed at the source, in excess of the taxation anticipated by the Company based on business contacts and practices of the Company and the current tax regimes. There can be no assurance that any of the foregoing factors would not have a material adverse effect on the Company. See "Tax Considerations."

COVENANT RESTRICTIONS

  The Indenture imposes certain operating and financial restrictions on the Issuer and its Restricted Subsidiaries; however, the Issuer's Unrestricted Subsidiaries (which will include those subsidiaries that develop PC-1, MAC, PAC and future cable systems) will not be subject to such restrictions. Such restrictions will affect, and in many respects significantly limit or prohibit, among other things, the ability of the Issuer and its Restricted Subsidiaries to incur additional indebtedness, repay indebtedness (including the Notes) prior to stated maturities, sell assets, make investments, engage in transactions with shareholders and affiliates, issue capital stock, create liens or engage in mergers or acquisitions. These restrictions could also limit the ability of the Issuer and its Restricted Subsidiaries to effect future financings, make needed capital expenditures, withstand a future downturn in the Company's business or the economy in general, or otherwise conduct necessary corporate activities. The Issuer's and its Restricted Subsidiaries' ability to comply with the covenants and restrictions contained in the Indenture may be affected by events beyond their control, including prevailing economic and financial concerns. A failure by the Issuer or any of its Restricted Subsidiaries to comply with these restrictions could lead to a default under the terms of the Notes notwithstanding the ability of the Issuer and its Restricted Subsidiaries to meet their debt service obligations. In the event of a default, holders of the Notes could elect to declare all such indebtedness to be due and payable together with accrued and unpaid interest. In such event, a significant portion of the other indebtedness of the Issuer or any of its subsidiaries may become immediately due and payable and there can be no assurance that the Issuer and its Restricted Subsidiaries would be able to make such payments or borrow sufficient funds from alternative sources to make any such payment. See "Description of Notes--Certain Covenants."

PURCHASE OF NOTES UPON A CHANGE OF CONTROL

  The Indenture requires the Issuer to make an offer to purchase the Notes upon the occurrence of a Change of Control at a purchase price equal to 101% of the principal amount thereof, plus accrued interest to the date of purchase. Prior to commencing such an offer to purchase, the Company would be required to (i) repay in full all indebtedness of the Company that would prohibit the purchase of the Notes or (ii) obtain any requisite consent to permit the purchase. If the Company is unable to repay all of such indebtedness or is unable to obtain the necessary consents, the Issuer will be unable to offer to purchase the Notes and such failure will constitute an event of default under the Indenture. There can be no assurance that the Company will have sufficient funds available at the time of any Change of Control to make any debt payment (including purchases of Notes) as described above. See "Description of Notes--Repurchase at the Option of Holders--Change of Control."

FRAUDULENT CONVEYANCE MATTERS

  Under applicable provisions of federal bankruptcy law or comparable provisions of state fraudulent transfer law, if, among other things, the Issuer or any Guarantor, at the time it incurred the indebtedness evidenced by the Notes or by its Guarantee, (i) (a) was or is insolvent or rendered insolvent by reason of such occurrence or (b) was or is engaged in a business or transaction for which the assets remaining with the Issuer or such Guarantor constituted unreasonably small capital or (c) intended or intends to incur, or believed or believes that it would incur, debts beyond its ability to pay such debts as they mature, and (ii) the Issuer, or such Guarantor received or receives less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness, then the Notes and the Guarantees, and any pledge or other security interest securing such indebtedness, could be voided, or claims in respect of the Notes or the Guarantees could be subordinated to all other debts of the Issuer or such Guarantor, as the case may be. In addition, the payment of interest and principal by the Issuer pursuant to the Notes or the payment of amounts by a Guarantor pursuant to a Guarantee could be voided and required to be returned to the person making such payment, or to a fund for the benefit of the creditors of the Issuer or such Guarantor, as the case may be.

  The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, the Issuer or a Guarantor would be considered insolvent if (i) the sum of its debts, including contingent liabilities, were greater than the saleable value of all of its assets at a fair valuation or if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature or (ii) it could not pay its debts as they become due.

  On the basis of historical financial information, recent operating history and other factors, the Issuer and each Guarantor believes that, after giving effect to the indebtedness incurred in connection with the Offering, it will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not incur debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with the Issuer's or the Guarantors' conclusions in this regard.

                                USE OF PROCEEDS

  The Issuer will not receive any proceeds from the Exchange Offer.

                                CAPITALIZATION

  The following table sets forth as of June 30, 1998 (i) the historical consolidated capitalization of the Company (as restated to reflect the Old GCL Exchange) and (ii) the capitalization as adjusted to reflect the Stock Offerings and the application of the net proceeds therefrom, the TDC Exchange, the Advisory Services Agreement Termination, and the PCG Warrant Conversion. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and the notes thereto appearing elsewhere in this Prospectus.

                                                     AS OF JUNE 30, 1998
                                                ------------------------------
                                                    ACTUAL      AS ADJUSTED(1)
                                                --------------  --------------
                                                 (UNAUDITED)
   Long Term Debt:
     AC-1 Credit Facility(2)................... $  367,048,000  $  367,048,000
     Long Term Deferred Revenue................      6,916,667       6,916,667
     Obligations under Inland Services
      Agreements(3)............................      7,628,050       7,628,050
     Obligations under Capital Leases(4).......      7,561,897       7,561,897
     9 5/8% Senior Notes due 2008(5)...........    796,277,203     796,277,203
                                                --------------  --------------
       Total Long Term Debt....................  1,185,431,817   1,185,431,817
                                                --------------  --------------
   Shareholders' Equity:
     Common Stock..............................      1,636,745       2,050,429
     Treasury Stock............................            --     (209,414,620)
     Additional Paid-in Capital................    395,458,370   1,059,620,590
     Accumulated Deficit.......................   (159,315,864)   (159,315,864)
                                                --------------  --------------
       Total Shareholders' Equity..............    237,779,251     692,940,535
                                                --------------  --------------
       Total Capitalization.................... $1,423,211,068  $1,878,372,352
                                                ==============  ==============

--------

(1) As adjusted to reflect the Stock Offerings, the TDC Exchange, the Advisory Services Agreement Termination and the PCG Warrant Conversion. For detailed information on these adjustments, see the footnotes to the pro forma financial information presented on pages 12-15.

(2) The AC-1 Credit Facility provides non-recourse financing at the ACL level for the construction and development of AC-1. A total of $482.0 million is available to be borrowed under this facility, of which $367.0 million was outstanding as of June 30, 1998. See "Description of Certain
    Indebtedness--AC-1 Credit Facility."

(3) Net of the $43.5 million current portion of such obligations.

(4) Net of the $6.2 million current portion of such obligations.

(5) The Notes provide funds for refinancing corporate indebtedness and investments in the Company's PC-1, MAC and PAC systems.

                     SELECTED CONSOLIDATED FINANCIAL DATA

  The selected data presented below under the captions "Statement of Operations Data" and "Balance Sheet Data" as of December 31, 1997 and for the period from March 19, 1997 (date of inception) through December 31, 1997 are derived from the Consolidated Financial Statements of the Company included herein, which financial statements are prepared in accordance with U.S. GAAP and have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their report thereon included elsewhere in this Prospectus. The financial data as of and for the three and six months ended June 30, 1998 are derived from the Company's unaudited interim financial statements. The unaudited interim financial statements include all adjustments, consisting of normal recurring adjustments, that management considers necessary for fair presentation of the financial position as of June 30, 1998 and results of operations for the interim periods presented. Results of operations for the interim periods are not necessarily indicative of the results of operations for a full year. The operating data presented below are derived from the Company's records. The financial data presented herein and elsewhere in this Prospectus is not necessarily indicative of the financial position or results of operations of the Company in the future. The information set forth below should be read in conjunction with the discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and the Consolidated Financial Statements and the notes thereto appearing elsewhere in this Prospectus.

                                                              FOR THE PERIOD
                                                              MARCH 19, 1997
                                              SIX MONTHS    (DATE OF INCEPTION)
                          THREE MONTHS ENDED     ENDED        TO DECEMBER 31,
                            JUNE 30, 1998    JUNE 30, 1998         1997
                          ------------------ -------------  -------------------
STATEMENT OF OPERATIONS
 DATA
Sales and Operating
 Revenues...............    $ 101,255,867    $ 101,255,867     $        --
                            -------------    -------------     ------------
Expenses:
  Cost of Capacity Sold.       41,200,229       41,200,229              --
  Operating,
   Administrative and         183,705,088      187,748,840        3,101,708
   Other (1)............    -------------    -------------     ------------
                              224,905,317      228,949,069        3,101,708
                            -------------    -------------     ------------
Operating Loss..........     (123,649,450)    (127,693,202)      (3,101,708)
Other Income (Expense):
  Interest Income.......        4,327,602        4,673,436        2,941,352
  Interest Expense......       (7,403,037)      (7,426,271)             --
Provision for Income
 Taxes (2)..............       (9,000,000)      (9,000,000)             --
Extraordinary Loss on         (19,709,471)     (19,709,471)             --
 Retirement of Debt (3).    -------------    -------------     ------------
Net Loss................     (155,434,356)    (159,155,508)        (160,356)
Preference Share Non-
 Cash Dividends (4).....       (3,898,203)      (8,306,433)     (12,689,923)
Redemption of Preference      (34,140,067)     (34,140,067)             --
 Shares (5).............    -------------    -------------     ------------
Net Loss Applicable to      $(193,472,626)   $(201,602,008)    $(12,850,279)
 Common Shareholders....    =============    =============     ============
Basic and Diluted Net
 Loss per Common Share
 before Extraordinary       $       (1.06)   $       (1.11)    $      (0.08)
 Item...................    =============    =============     ============
Net loss per Common
 Share on Extraordinary     $       (0.12)   $       (0.12)    $        --
 Item...................    =============    =============     ============
Basic and Diluted Net
 Loss per Common Share      $       (1.18)   $       (1.23)    $      (0.08)
 (6)....................    =============    =============     ============
Shares used in Computing
 Basic and Diluted Net        163,639,852      163,508,514      162,886,967
 Loss per Common Share..    =============    =============     ============
OTHER FINANCIAL DATA:
Ratio of Earnings to
 Fixed Charges (13).....              --               --               --
Pro Forma Ratio of Earn-
 ings to Fixed Charges
 (14)...................              --               --               --
Excess of Fixed Charges
 over Earnings (13).....    $ 140,121,181    $ 154,334,601     $  9,937,123
                            =============    =============     ============
Pro Forma Excess of
 Fixed Charges over         $ 139,787,058    $ 157,045,575     $ 20,992,580
 Earnings (14)..........    =============    =============     ============

                                                  AS OF             AS OF
                                              JUNE 30, 1998   DECEMBER 31, 1997
                                              --------------  -----------------
BALANCE SHEET DATA:
Current Assets Including Cash and Restricted
 Cash (7).................................... $  605,891,695    $ 27,743,838
Long Term Accounts Receivable................      7,900,000             --
Construction in Progress and Capacity
 Available for Sale (8)......................    779,646,579     518,518,509
Investment in Pacific Crossing Ltd. (9)......    126,456,345             --
Deferred Finance and Organization Costs, Net      44,338,405      25,934,021
 of Accumulated Amortization................. --------------    ------------
                                              $1,564,233,024    $572,196,368
                                              ==============    ============
Current Liabilities.......................... $  141,021,956    $ 92,097,773
Long Term Debt...............................    367,048,000     162,325,000
Senior Notes.................................    796,277,203     150,000,000
Long Term Deferred Revenue...................      6,916,667             --
Obligations Under Inland Service Agreements
 and Capital Leases (10).....................     15,189,947       3,009,000
GTH Preference Shares (11)...................            --       90,643,919
Shareholders' Equity.........................
  Common Stock...............................      1,636,745       1,628,870
  Other Shareholders' Equity.................    395,458,370      72,652,162
  Accumulated Deficit........................   (159,315,864)       (160,356)
                                              --------------    ------------
Total Shareholders' Equity...................    237,779,251      74,120,676
                                              --------------    ------------
Total Liabilities and Shareholders' Equity... $1,564,233,024    $572,196,368
                                              ==============    ============

                                                                       AS OF
                                                                        JUNE
                                                                      30, 1998
                                                                    ------------
OPERATING DATA:
Executed CPAs...................................................... $556 million

                                                                 ESTIMATED(12)
                                                                 --------------
Route Kilometers...............................................          51,300
Fiber Kilometers...............................................         345,200
Estimated System Costs (excluding potential future upgrades and amounts capitalized with respect to the PCG Warrants)
 AC-1 .........................................................  $  750 million
 Other Systems Under Development...............................  $2,025 million
Landing Stations...............................................              14

--------
 (1) Includes a charge for the Advisory Services Agreement Termination on June 30, 1998. See "Certain Transactions." The Company acquired the rights of those entitled to fees payable under the Advisory Services Agreements in consideration for the issuance of Common Stock in the Company having an aggregate value of $135 million and the cancellation of approximately $2.7 million owed to the Company under a related advance agreement. As a result of this transaction, the Company has recorded a non-recurring charge in the approximate amount of $137.7 million. Also, during each of the three and six months ended June 30, 1998, the Company recognized $21.1 million from a total of $67.1 million of stock-related expense relating to stock options issued during such period. The remaining $46.0 million will be recognized as follows: $4.8 million in each of the third and fourth quarters of 1998, $19.2 million in 1999, $13.5 million in 2000 and $3.7 million in 2001.

 (2) Reflects income taxes on profits earned during the three months ended June 30, 1998 attributable to both United States and foreign jurisdictions. A significant portion of the Company's operating losses have been incurred in non-taxable jurisdictions and therefore these operating losses cannot be applied to future taxable earnings of the Company.

 (3) On May 18, 1998, a portion of the proceeds from the issuance of the Notes was used to repurchase the GTH Senior Notes. The Company recognized an extraordinary loss of $19.7 million on repurchase comprising a premium of approximately $9.8 million and a write-off of approximately $9.9 million of unamortized deferred financing costs.

 (4) The holders of GTH Preference Shares were entitled to receive cumulative, compounding dividends at an initial annual rate of 14%. Preference share dividends include cumulative 14% dividends and amortization of the discount and issuance costs. Effective June 17, 1998, the Company used proceeds from the Notes to redeem all outstanding GTH Preference Shares. All dividends prior to the redemption had been paid through the issuance of additional preference shares and charged against additional paid-in capital.

 (5) As a result of the redemption of the GTH Preference Shares, the Company incurred a one-time $34.1 million charge recorded against Additional Paid-in Capital. The charge was comprised of: (i) a $15.9 million charge for the redemption premium and (ii) a write-off of $18.2 of unamortized discount and unamortized deferred financing costs.

 (6) Basic net loss per share is computed using the weighted average number of shares of common stock outstanding. Diluted net loss per share is computed using the weighted average number of shares of common stock outstanding and common stock equivalents including shares issuable under options and warrants that are dilutive using the treasury stock method.

 (7) The majority of Cash and Restricted Cash is comprised of proceeds from the issuance of the Notes and funds which have been reserved for the purpose of funding future interest payable on the Notes.

 (8) Construction in Progress and Capacity Available for Sale includes direct and indirect expenditures for construction of AC-1 and other Systems and is stated at cost. Includes costs incurred under (i) the AC-1 Contract;
     (ii) advisory, consulting and legal fees; (iii) interest (including amortization of debt issuance costs incurred during the construction phase); and (iv) other costs necessary for developing AC-1. This amount also includes backhaul capacity available for sale. Additionally, the Company granted the PCG Warrants to PCG, a shareholder, for the PC-1, MAC and PAC systems and related rights. The $213.3 million estimated value of the Common Stock to be issued under the PCG Warrants has been recorded as Construction in Progress in the amount of $86.8 million and Investment in Pacific Crossing Ltd. in the amount of $126.5 million. Such estimated values will be adjusted to reflect the Price per Share to Public in the Stock Offerings in the Company's financial statements for the three months ending September 30, 1998. Such adjustment is not expected to be material.

 (9) Includes $126.5 million as of June 30, 1998, as described above, representing the estimated value of the PCG Warrants applicable to Pacific Crossing Ltd.

(10) Certain contracts to acquire backhaul capacity and certain capital leases require payments over a 25-year period. The amount shown reflects the present value of such payments, net of the $49.7 million ($30.2 million as of December 31, 1997) current portion of such payments, which is included under "Current Liabilities."

(11) The December 31, 1997 amount is comprised of (i) $100 million of GTH Preference Shares originally issued, plus (ii) $9.8 million of GTH Preference Shares issued as dividends thereon, less (iii) $19.2 million reflecting the unamortized discount and issue costs associated therewith. The Company has redeemed all of the outstanding GTH Preference Shares effective as of June 17, 1998.

(12) Assumes full completion of AC-1, PC-1, MAC and PAC based upon current Company estimates, including anticipated financing costs. See "Risk Factors--Risks Relating to Completing the Company's Cable Systems" and "Risk of Error in Forward-Looking Statements."

(13) For the purposes of this computation, earnings are defined as income
     (loss) before income taxes plus fixed charges. Fixed charges consist of interest expense (including amortization of deferred debt issuance costs) and the portion of rental expense that is representative of the interest factor (deemed to be one-third of minimum operating lease rentals).

(14) For the purposes of this pro-forma computation, earnings are defined as income (loss) before income taxes plus fixed charges. Fixed charges consist of interest expense (including amortization of deferred debt issuance costs) and the portion of rental expense that is representative of the interest factor (deemed to be one-third of minimum operating lease rentals). This computation gives effect to the May 18, 1998 issuance of the Notes assuming that the Notes had been issued at the beginning of each of the periods presented.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

  This Prospectus contains forward-looking statements that include, among others, statements concerning the Company's plans to effect the design, construction, and operations of, and sales of capacity on, its planned telecommunications systems, expectations as to funding its future capital requirements and other statements of expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts. Management cautions the reader that these forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied by the statements. The most important factors that could prevent the Company from achieving its goals include, but are not limited to, failure by the Company to: (i) complete its systems within currently estimated time frames and budgets, (ii) sell capacity on its systems, (iii) make a successful transition from a system development and construction company to an operating company and
(iv) effectively compete in the context of a rapidly evolving market characterized by intense price competition and unpredictable levels of demand for telecommunication capacity. The Company does not intend to publish updates or revisions of any forward-looking statements included in this Prospectus to reflect events or circumstances after the date hereof or to reflect subsequent market analysis. See "Risk Factors--Risk of Error in Forward-Looking Statements."

  The following discussion and analysis should be read in conjunction with the Company's audited Consolidated Financial Statements and the notes thereto contained in this Prospectus.

OVERVIEW

  The Company was formed as the world's first independent developer, owner and operator of undersea digital fiber optic cable systems to capitalize on the accelerating growth of international Internet and telecommunications traffic. The Company commenced operations in March 1997, when it entered into a fixed price contract with Tyco Submarine Systems Ltd. ("TSSL"), formerly AT&T Submarine Systems, Inc., for the design, development, construction and installation of AC-1, and obtained commitments for AC-1's initial financing. AC-1, the first of Global Crossing's planned fiber optic cable systems, is designed to be a four fiber pair system connecting (i) the United States to the United Kingdom, (ii) the United Kingdom to The Netherlands and Germany,
(iii) The Netherlands to Germany and (iv) Germany to the United States. The first segment of AC-1, the United States to United Kingdom route, was completed and commenced operations on May 26, 1998. The Company currently anticipates that the full AC-1 system will be completed and commence operations by February 1999. See "Risk Factors--Risks Related to Completing the Company's Cable Systems."

  Until May 26, 1998, the Company was a development stage company and since its inception, has been involved in the planning, financing, marketing, organization, development, design and construction of the AC-1 system. In addition, the Company has been engaged in the planning, developing and financing of the three other planned systems currently under active development by the Company (PC-1, MAC and PAC). The Company has also achieved a number of significant milestones, including (i) the recruitment of experienced professionals in undersea cable and telecommunications operations,
(ii) the signing of construction contracts on AC-1, PC-1, MAC and PAC, (iii) the execution of the AC-1 and PC-1 credit facilities and the execution of financing commitments with respect to MAC and PAC, (iv) the construction and activation of the United States to United Kingdom segment of AC-1 and (v) the execution of over $500 million of CPAs. Effective May 26, 1998, the United States--United Kingdom segment of AC-1 achieved RFS and the Company began recognizing revenue from the sale of capacity. Accordingly, the Company is no longer a development stage company.

  On March 18, 1998, Old GCL formed a wholly-owned subsidiary, New GCL, a Bermuda company, and contributed its investment in GTH to New GCL. On April 30, 1998, New GCL formed a wholly-owned subsidiary, GCH, a Bermuda company. New GCL contributed its investment in GTH to GCH upon its formation. Prior to the Stock Offerings, substantially all of the shareholders of Old GCL exchanged their equity interests in Old GCL for Common Stock of New GCL.

  The Company, together with other partners, formed a joint venture company, Pacific Crossing Ltd. ("PCL"), which on April 21, 1998 entered into a contract with TSSL to construct the PC-1 cable system. The estimated cost of the PC-1 system is approximately $1.2 billion (excluding potential future upgrades) and will be financed through a $400 million equity contribution by the joint venture partners and through borrowings under the credit facility discussed below. PC-1 is an undersea fiber optic cable system connecting California, Washington and two landing sites in Japan. The Company has approximately a 58% economic interest in PCL, represented by a 50% direct voting interest in PCL and, through an equity ownership interest in one of the other joint venture partners, a further 8% economic (but not voting) interest. The Company's funding commitment in respect of the $400 million of equity in PCL totals $231 million, which is proportional to its economic interest. PCL has obtained an $850 million senior secured, non-recourse credit facility from certain lenders to finance the remaining construction costs of the PC-1 system. Prior to obtaining such financing, PCL borrowed approximately $104 million under a promissory note from the underwriters of the $850 million credit facility to make the initial payments on the PC-1 construction contract. The $850 million credit facility has been used to repay the $104 million promissory note. The Company accounts for its investment in PCL on an equity basis.

  Effective June 2, 1998, the Company, through its wholly-owned subsidiary Mid-Atlantic Crossing Ltd. ("MACL"), entered into a contract with Alcatel Submarine Networks for the construction of MAC, an undersea fiber optic cable system connecting New York, the Caribbean and Florida. The estimated costs of the MAC system of approximately $350 million (excluding potential future upgrades and amounts capitalized with respect to the PCG Warrants) will be financed through a $110 million equity contribution and through borrowings under a non-recourse credit facility. On June 26, 1998, MACL entered into a commitment letter to obtain $240 million of non-recourse indebtedness.

  Effective July 21, 1998, the Company, through its wholly owned subsidiary Pan American Crossing Ltd. ("PACL"), entered into a contract with TSSL to construct PAC, an undersea fiber optic cable system connecting California with two landing sites in Mexico, Panama and the Caribbean. The estimated costs of the PAC system of approximately $475 million (excluding potential future upgrades and amounts capitalized with respect to the PCG Warrants) will be financed through a $165 million equity contribution and through borrowings under a non-recourse credit facility. On July 21, 1998, PACL entered into a commitment letter to obtain $310 million of non-recourse indebtedness.


  Sales of capacity by the Company on its cable systems are effected through Capacity Purchase Agreements ("CPAs") pursuant to which the Company's customers obtain an indefeasible right of use ("IRU") for a certain number of circuits. Each IRU entitles the customer to the use of the related capacity for a period ending 25 years after the RFS date for the related system. Global Crossing also sells backhaul capacity on terrestrial cables through Inland Capacity Purchase Agreements ("ICPAs"), linking certain of the Company's landing stations with major cities in order to provide city-to-city connectivity to its customers. This backhaul capacity, which is purchased by the Company through Inland Services Agreements ("ISAs") from the owners of terrestrial cable systems, is resold by the Company to its customers through ICPAs. The CPAs and ICPAs generally provide for a cash deposit upon execution, followed by full payment upon activation of the related capacity pursuant to the terms of the CPA.

  The Company's basic pricing structure currently provides for volume-based discounts to its customers as well as discounts for early purchases on a particular system. Customers are generally provided options in their CPAs to purchase additional capacity in the future at prices which reflect the aggregate purchases made by such customers. Consequently, the prices under such options in the future are often lower than the current price paid by such customers for their initial capacity.

REVENUES

  Revenues from CPAs and ICPAs are recognized in the period during which (i) the purchaser obtains the right to use the capacity, which can only be suspended following a failure of the purchaser to pay the full purchase price or fulfill its contractual obligations, (ii) the purchaser becomes obligated to pay OA&M costs and (iii) the segment of the system related to the capacity purchased is ready for service.

  CPAs for capacity that do not meet the Company's revenue recognition policy are not recorded in the Company's consolidated financial statements.

  Since the RFS date for the United States--United Kingdom segment of AC-1, which occurred on May 26, 1998, the Company's revenues have been comprised principally of revenues from sales of cable capacity on AC-1 and the sale of associated backhaul capacity.

  Pursuant to the CPAs, the Company bills its customers for operations, direct administration and maintenance costs incurred, plus 10%, subject to certain annual maximum amounts.

COST OF CAPACITY SOLD; CONSTRUCTION IN PROGRESS; CAPACITY AVAILABLE FOR SALE

  Construction costs incurred with respect to each segment of a system are reflected as "Construction in Progress" in the Company's consolidated balance sheet until a segment becomes operational, at which time such costs are reflected as Capacity Available For Sale. Capacity Available For Sale is recorded at the lower of cost or fair value less cost to sell and is charged to Cost of Capacity Sold in the period the related revenues are recognized. Fair value of capacity is derived from a third party consultant's market study of expected sales of capacity.

  The Company capitalizes the cost of acquiring backhaul capacity and records in Backhaul Capacity Available for Sale amounts equal to the present value of future payments associated with the acquisition of such backhaul capacity (excluding from such payments amounts attributable to operations and maintenance costs).

  Construction in Progress includes direct expenditures for construction of systems, including advisory, consulting and legal fees, interest during construction and amortized debt issuance costs incurred during the construction phase.

  Amounts charged to Cost of Capacity Sold are calculated based on the ratio of capacity revenues recognized in a period to total expected capacity revenues over the life of the system, multiplied by the total cost to construct the system. Management's forecast of revenues expected over the life of the system will be supported by an independent consultant's forecast. Changes in management's estimate of the expected revenues to be derived from sales of a cable system's capacity will result in adjustments to the calculations of Cost of Capacity Sold. These adjustments will be recorded on a prospective basis over future periods commencing with the period when management revises its estimate. The cost to acquire backhaul capacity is charged to Cost of Capacity Sold in the period during which the related revenues are recognized.

OPERATING EXPENSES

  In addition to Cost of Capacity Sold, the Company's operating expenses principally comprise sales and marketing, operations and maintenance, general and administrative and network development costs. Costs relating to the Company's evaluation of possible additional systems are expensed as incurred.


RESULTS OF OPERATIONS FOR THE PERIOD FROM MARCH 19, 1997 (DATE OF INCEPTION) TO DECEMBER 31, 1997

  Interest Income. Pursuant to the purchase agreement relating to the sale of its outstanding $150 million GTH Senior Notes, the Company was required to maintain certain amounts in restricted cash and cash equivalents accounts to fund future semi-annual interest payments on such notes. Interest income earned on this balance, together with interest income earned on cash raised from financing and cash on CPA deposits, totalled approximately $2.9 million for the period from March 19, 1997 to December 31, 1997. The Company utilized a portion of the net proceeds from the Offering to repurchase the GTH Senior Notes. See "--Liquidity and Capital Resources."

  Expenses. During the period ended December 31, 1997, the Company incurred expenses of $3.1 million. Of this amount, approximately $1.4 million was attributable to sales and marketing expenses, relating principally to AC-1, $0.1 related to network development and approximately $1.6 million was attributable to general and administrative expenses.

  GTH Preference Share Dividends. The GTH Preference Shares accrued compounding dividends at an annual rate of 14%. During the period ended December 31, 1997, the Company recorded preference share dividends of approximately $12.7 million. This amount is comprised of $11.1 million in paid-in-kind ("PIK") dividends, $1.0 million in amortization of the discount on issuance and $0.6 million in amortization of issuance costs. The $11.1 million in PIK dividends includes $1.3 million accrued but unpaid as of December 31, 1997.

  In connection with the issuance of the GTH Preference Shares, the exclusive placement agent thereof, CIBC Wood Gundy Securities Corp., received a total of 19,852,950 shares of Class A common stock of Global Crossing Ltd., LDC ("Old GCL") for no additional consideration. The Company has recorded the $13,235,000 estimated fair value of such shares as a discount in the carrying value of the GTH Preference Shares, which discount is being amortized over the term of such shares. See "Certain Transactions--Transactions Regarding Class A Shares of Old GCL."

  The Company utilized a portion of the net proceeds from the Offering to redeem the GTH Preference Shares effective June 17, 1998. See "--Liquidity and Capital Resources."

  Net Loss and Net Loss Applicable to Common Shareholders. During the period ended December 31, 1997, the Company had a net loss applicable to common shareholders of $12.9 million, resulting primarily from the $12.7 million of dividends on the GTH Preference Shares described above.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED JUNE 30, 1998 AND JUNE 30,
1997

 Revenues

  Through June 30, 1998, the Company had executed CPAs totalling approximately $556 million. Of that amount, the Company recognized revenues of subsea and backhaul capacity on AC-1 of $100.9 million for the three months ended June 30, 1998, in addition to revenues from operation and maintenance services of $0.4 million. The remaining $455 million has not yet been reflected in the financial statements primarily because either the segment has not reached RFS or the purchaser has not obtained the right to use the capacity. As of June 30, 1998, the Company had entered into CPAs with 22 international telecommunications carriers and had sold approximately 19% of the minimum projected sales capacity of 512 circuits on the AC-1 system. There were no revenues in the three months ended June 30, 1997, as the Company was in its development stage. As of June 30, 1998, the Company recorded an allowance for doubtful accounts in the amount of $1.0 million.

 Expenses

  Cost of Capacity Sold. For the three months ended June 30, 1998, the Company recognized $41.2 million in costs of capacity sold, resulting in a gross profit on capacity sales of 59%. The Company calculates cost of capacity sold for AC-1 as previously described based on the ratio of the period's actual revenue to total expected revenues given a minimum projected sales capacity of 512 circuits. This calculation of cost of sales matches costs with the relative sales value of each sale. Cost of capacity sold also includes the cost of backhaul capacity sold during the three months ended June 30, 1998 of approximately $9 million. There were no sales or related costs recognized in the three months ended June 30, 1997.

  Operation and Maintenance. The Company incurred OA&M costs on the United States-United Kingdom segment of AC-1 in the amount of $2.4 million during the three months ended June 30, 1998. The Company has entered into an agreement with TSSL relating to operations, administration and maintenance of AC-1 and related backhaul capacity ("the AC-1 OA&M Agreement"). Following the AC-1 full system RFS date, the Company anticipates that its costs under the AC-1 OA&M Agreement will be largely recovered through charges to its customers under the terms of CPAs.

  Termination of Advisory Services Agreement with PCG Telecom. In connection with the development and construction of AC-1, ACL entered into an advisory services agreement with an affiliate of the Company providing for the payment by the Company of an advisory fee of 2.0% of the gross revenues of ACL. The Company's Board of Directors also approved similar advisory fees and authorized the Company to enter into similar agreements in respect of other cable systems developed by the Company. The Company has agreed to acquire the rights of the persons entitled to the fees payable under these agreements in consideration for the issuance by the Company of Common Stock having an aggregate value of $135 million and the cancellation of approximately $2.7 million owed to the Company under a related advance agreement. As a result of this transaction, the Company incurred a charge of $137.7 million, reflected in the statement of operations for the three month period ended June 30, 1998. In addition, the Company recognized approximately $2 million of advisory fees incurred prior to termination of the contract. See "Certain Transactions." Upon the consummation of this transaction, all obligations of the Company and ACL in respect of the advisory services agreements will be terminated.

  Sales and Marketing. During the three months ended June 30, 1998, the Company recognized sales and marketing expenses of $6.5 million, including commissions of $4.1 million incurred on the capacity sales recognized during this period. During the three months ended June 30, 1997, the Company incurred sales and marketing costs of approximately $40,000.

  Network Development. The Company incurred network development costs during the three months ended June 30, 1998 in the amount of $4.3 million relating to the development of possible new systems. No such costs were incurred during the three months ended June 30, 1997.

  General and Administrative. General and administrative expenses totaled $6.5 million during the three months ended June 30, 1998, comprised principally of salaries, employee benefits and recruiting fees reflecting the Company's staffing for multiple systems; travel; insurance costs and rent expenses. During the three months ended June 30, 1997, the Company incurred general and administrative costs of approximately $50,000.

  Stock-Related Expense. On April 3, 1998 and June 12, 1998, the Board of Directors of Old GCL approved the issuance of options relating to 5,557,500 shares of common stock of Old GCL and 3,352,950 shares of common stock of Old GCL, respectively, under the Company's Stock Incentive Plan. The options granted on April 3, 1998 have exercise prices of $1.67 per share and the options granted on June 12, 1998 have exercise prices of $6.67 per share and generally have three-year vesting periods and ten-year expiration periods. During the three months ended June 30, 1998, the Company recorded $67.1 million of unearned compensation, which is being recognized as an expense over the vesting period of the options. Of this amount, the Company recognized approximately $21.1 million of compensation expense during the three months ended June 30, 1998 for the options issued in April and June, certain of which vested immediately upon issuance, since the exercise price was less than the estimated fair market value of the stock on the date of grant. Additionally, $1.6 million in stock-related expense was recorded in respect of shares issued during the period.

 Interest Expense and Interest Income

  During the three months ended June 30, 1998, the Company incurred $21.3 million in interest costs, including the amortization of debt discount and expense. Of this amount, the Company capitalized interest to construction in progress of $13.9 million and expensed $7.4 million. The Company's accounting policy, in accordance with SFAS 34, provides for capitalization of interest to construction in progress until such time as a segment reaches its Ready-for-Service ("RFS") date. Accordingly, all interest costs were capitalized in the three months ended June 30, 1997.

  Interest income of $4.3 million and $1.3 million in the three months ended June 30, 1998 and 1997, respectively, represents earnings on restricted cash, cash raised from financing, and on CPA and ICPA deposits.

 Provision for Income Taxes

  The income tax provision of $9 million for the three months ended June 30, 1998 provides for taxes on profits earned from subsea and backhaul capacity sales and OA&M revenues in certain jurisdictions where the Company is deemed to have a taxable presence. The Company has incurred operating losses which relate to non-taxable jurisdictions and therefore operating losses incurred to date cannot be applied against future taxable earnings. Accordingly, no tax provision or deferred tax benefit was recorded in 1997.

 Extraordinary Item; Preference Share Dividends

  On May 18, 1998, the Issuer issued $800 million of the Notes for the purpose of repurchasing the GTH Senior Notes, redeeming the GTH Preference Shares, repaying in full amounts drawn under a $200 million senior bridge facility (the "Global Crossing Bridge Facility") and financing new projects. The Company recognized an extraordinary loss of $19.7 million upon the repurchase of the GTH Senior Notes on May 18, 1998, comprised of a repurchase premium of approximately $9.8 million payable to repurchase the GTH Senior Notes and a write-off of approximately $9.9 million of unamortized deferred financing costs. The redemption of the GTH Preference Shares occurred on June 17, 1998 and resulted in a $34.1 million charge against additional paid-in capital, comprised of approximately a $15.9 million redemption premium and $18.2 million of unamortized discount and deferred financing costs on the GTH Preference Shares on the date of the redemption. The redemption premium and write-off of unamortized discount and issuance costs on the GTH Preference Shares are treated as a deduction to arrive at net loss applicable to common shareholders in the consolidated statement of operations.

  The GTH Preference Shares accrued compounding dividends at an annual rate of 14%. During the three months ended June 30, 1998, the Company recorded preference share dividends of approximately $3.9 million. This amount is comprised of $3.5 million in paid-in-kind dividends, $0.3 million in amortization of the discount on issuance and $0.1 million in amortization of issuance costs. Preference share dividends for the three months ended June 30, 1997 were approximately $4.0 million comprised of $3.5 million in paid-in-kind dividends, $0.3 million in amortization of the discount on issuance and $0.2 million in amortization of issuance costs. On June 17, 1998, the Company redeemed the GTH Preference Shares as stated above.

 Net Loss and Net Loss Applicable to Common Shareholders

  The Company incurred a net loss of $155.4 million for the three months ended June 30, 1998, compared to net income of $1.2 million in the three months ended June 30, 1997. The loss for the three months ended June 30, 1998 reflects an extraordinary loss on retirement of GTH Senior Notes of $19.7 million and a non-recurring charge of $137.7 million relating to the termination of its Advisory Services Agreement. The Company's net income before these items would have been $2.0 million.

  Net Loss Applicable to Common Shareholders during the three months ended June 30, 1998 of $193.5 million reflects preference share dividends of $3.9 million and the redemption of GTH Preference Shares of $34.1 million. During the three months ended June 30, 1997 the Company incurred a Net Loss Applicable to Common Shareholders of $2.8 million after preference share dividends of $4.0 million.

RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND THE PERIOD FROM MARCH 19, 1997 (DATE OF INCEPTION) TO JUNE 30, 1997

 Revenues

  Through June 30, 1998, the Company had signed CPAs totalling approximately $556 million. Of that amount, the Company recognized revenues of subsea and backhaul capacity on AC-1 of $100.9 million for the six months ended June 30, 1998, in addition to revenues from operation and maintenance services of $0.4 million. The remaining $455 million has not yet been reflected in the financial statements primarily because either the segment has not reached RFS or the purchaser has not obtained the right to use the capacity. As of June 30, 1998, the Company had entered into CPAs with 22 international telecommunications carriers and had sold approximately 19% of the minimum projected sales capacity of 512 circuits on the AC-1 system. There were no revenues in the period from March 19, 1997 (date of inception) to June 30, 1997, as the Company was in its development stage. As of June 30, 1998, the Company recorded an allowance for doubtful accounts in the amount of $1.0 million.

 Expenses

  Cost of Capacity Sold. For the six months ended June 30, 1998, the Company recognized $41.2 million in costs of capacity sold, resulting in a gross profit on capacity sales of 59%. The Company calculates cost of capacity sold for AC-1 as previously described based on the ratio of the period's actual revenue to total expected revenues given a minimum projected sales capacity of 512 circuits. This calculation of cost of sales matches costs with the relative sales value of each sale. Cost of capacity sold also includes the cost of backhaul capacity sold during the six months ended June 30, 1998 of approximately $9 million. There were no sales or related costs recognized for the period from March 19, 1997 (date of inception) to June 30, 1997.

  Operation and Maintenance. The Company incurred OA&M costs on the United States-United Kingdom segment of AC-1 in the amount of $2.4 million during the six months ended June 30, 1998. The Company has entered into the AC-1 OA&M Agreement with TSSL relating to operations, administration and maintenance of AC-1 and related backhaul capacity. Following the AC-1 full system RFS date, the Company anticipates that its costs under the AC-1 OA&M Agreement will be largely recovered through charges to its customers under the terms of CPAs.

  Termination of Advisory Services Agreement with PCG Telecom. In connection with the development and construction of AC-1, ACL entered into an advisory services agreement with an affiliate of the Company providing for the payment by the Company of an advisory fee of 2.0% of the gross revenues of ACL. The Company's Board of Directors also approved similar advisory fees and authorized the Company to enter into similar agreements in respect of other cable systems developed by the Company. The Company has agreed to acquire the rights of the persons entitled to the fees payable under these agreements in consideration for the issuance by the Company of Common Stock having an aggregate value of $135 million and the cancellation of approximately $2.7 million owed to the Company under a related advance agreement. This charge of $137.7 million is reflected in the statement of operations for the six month period ended June 30, 1998. In addition, the Company recognized approximately $2 million of advisory fees incurred prior to termination of the contract. See "Certain Transactions." Upon the consummation of this transaction, all obligations of the Company and ACL in respect of the advisory services agreements will be terminated.

  Sales and Marketing. During the six months ended June 30, 1998, the Company recognized sales and marketing expenses of $7.3 million, including commissions of $4.1 million incurred on the capacity sales recognized during this period. During the period from March 19, 1997 (date of inception) to June 30, 1997, the Company incurred sales and marketing costs of approximately $40,000.

  Network Development. The Company incurred network development costs during the six months ended June 30, 1998 in the amount of $4.3 million relating to the development of possible new systems. No such costs were incurred during the period from March 19, 1997 (date of inception) to June 30, 1997.

  General and Administrative. General and administrative expenses totaled $9.1 million during the six months ended June 30, 1998, comprised principally of salaries, employee benefits and recruiting fees reflecting the Company's staffing for multiple systems; travel; insurance costs and rent expenses. During the period from March 19, 1997 (date of inception) to June 30, 1997, the Company incurred general and administrative costs of approximately $50,000.

  Stock-Related Expense. On January 21, 1998, April 3, 1998 and June 12, 1998, the Board of Directors of Old GCL approved the issuance of options relating to 4,231,500, 5,557,500 and 3,352,950 shares of common stock of Old GCL, respectively, under the Company's Stock Incentive Plan. The options granted on January 21, 1998 and April 3, 1998 have exercise prices of $1.67 per share and the options granted on June 12, 1998 have exercise prices of $6.67 per share and generally have three-year vesting periods and ten-year expiration periods. During the six months ended June 30, 1998, the Company recorded $67.1 million of unearned compensation which is being recognized as an expense over the vesting period of the options. Of this amount the Company recognized approximately $21.1 million of compensation expense during the six months ended June 30, 1998 for the options issued in April and June, certain of which vested upon issuance, since the exercise price was less than the estimated fair market value of the stock on the date of grant. During the six months ended June 30, 1998, the Company also recorded stock-related expense of $2.3 million relating to shares issued during this period. The Company's Stock Incentive Plan commenced on January 21, 1998 and therefore no issuances were made during the period from March 19, 1997 (date of inception) to June 30, 1997.

 Interest Expense and Interest Income

  During the six months ended June 30, 1998, the Company incurred $31.8 million in interest costs, including the amortization of debt discount and expense. Of this amount, the Company capitalized interest to construction in progress of $24.4 million and expensed $7.4 million. The Company's accounting policy, in accordance with SFAS 34, provides for capitalization of interest to construction in progress until such time as a segment reaches its Ready-for-Service ("RFS") date. Accordingly, all interest costs were capitalized in the period from March 19, 1997 (date of inception) to June 30, 1997.

  Interest income of $4.7 million and $1.3 million in the six months ended June 30, 1998 and during the period from March 19, 1997 (date of inception) to June 30, 1997, respectively, represents earnings on restricted cash, cash raised from financing, and on CPA and ICPA deposits.

 Provision for Income Taxes

  The income tax provision of $9 million for the six months ended June 30, 1998 provides for taxes on profits earned from subsea and backhaul capacity sales and OA&M revenues in certain jurisdictions where the Company is deemed to have a taxable presence. The Company has incurred operating losses which relate to non-taxable jurisdictions and therefore operating losses incurred to date cannot be applied against future taxable earnings. Accordingly, no tax provision or deferred tax benefit was recorded in 1997.

 Extraordinary Item; Preference Share Dividends

  On May 18, 1998, the Issuer issued $800 million of the Notes for the purpose of repurchasing the GTH Senior Notes, redeeming the GTH Preference Shares, repaying amounts drawn under the Global Crossing Bridge Facility and financing new projects. The Company recognized an extraordinary loss of $19.7 million upon the repurchase of the GTH Senior Notes on May 18, 1998, comprised of a premium of approximately $9.8 million payable to repurchase the GTH Senior Notes and a write-off of approximately $9.9 million of unamortized deferred financing costs. The redemption of the GTH Preference Shares occurred on June 17, 1998 and resulted in a $34.1 million charge against additional paid-in capital, comprised of approximately a $15.9 million redemption premium and $18.2 million of unamortized discount and issuance cost on the GTH Preference Shares on the date of the redemption. The redemption premium and write-off of unamortized discount and issuance costs on the GTH Preference Shares are treated as a deduction to arrive at net loss applicable to common shareholders in the consolidated statement of operations.

  The GTH Preference Shares accrued compounding dividends at an annual rate of 14%. During the six months ended June 30, 1998, the Company recorded preference share dividends of approximately $8.3 million. This amount is comprised of $7.3 million in paid-in-kind dividends, $0.6 million in amortization of the discount on issuance and $0.4 million in amortization of issuance costs. Preference share dividends for the period from March 19, 1997 (date of inception) to June 30, 1997 were $4.2 million comprised of $3.7 million paid-in-kind dividends, $0.3 million in amortization of the discount on issuance and $0.2 million in amortization of issuance costs. On June 17, 1998, the Company redeemed the GTH Preference Shares as stated above.

 Net Loss and Net Loss Applicable to Common Shareholders

  The Company incurred a net loss of $159.2 million for the six months ended June 30, 1998, compared to net income of $1.2 million in the period from March 19, 1997 (date of inception) to June 30, 1997. The loss for the six months ended June 30, 1998 reflects an extraordinary loss on retirement of GTH Senior Notes of $19.7 million and a non-recurring charge of $137.7 million relating to the termination of its Advisory Services Agreement. The Company's net loss before these items would have been $1.8 million.

  Net Loss Applicable to Common Shareholders during the six months ended June 30, 1998 of $201.6 million also reflects preference share dividends of $8.3 million and the redemption of GTH Preference Shares of $34.1 million. During the period from March 19, 1997 (date of inception) to June 30, 1997, the Company incurred a Net Loss Applicable to Common Shareholders of $3.0 million after preference share dividends of $4.2 million.

 BALANCE SHEET AS OF JUNE 30, 1998

  The Company's investment in Construction in Progress, Capacity Available for Sale, Backhaul Capacity Available for Sale and Investment in PCL totaled approximately $906 million as at June 30, 1998.

  In June 1998, the Board of Directors amended the terms of the PCG Warrants so that the PCG Warrants became exercisable upon the successful completion of the Stock Offerings. The Board of Directors also amended the terms of the PCG Warrants to give each holder the option to convert each share under warrant into a fraction of a Class B share of Old GCL based upon the ratio of the current per share valuation at the time of conversion less the per share exercise price of the warrant divided by the current per share valuation at the time of conversion, together with a new warrant ("New PCG Warrants") to purchase the remaining fraction of such Class B share at an exercise price equal to the current per share valuation. Prior to the Stock Offerings the holders of the PCG Warrants exercised their warrants to acquire Class B shares of Old GCL by way of the cashless conversion and the New PCG Warrants were issued with an exercise price based on the per share valuation at the conversion date.

  The Company has accounted for the PCG Warrants based upon the value of the cashless conversion as of June 30, 1998 using the current estimated per share valuation at the expected conversion date multiplied by the number of Class B shares of Old GCL estimated to be converted in exchange for the PCG Warrants. The Company has recorded an increase in its Investment in PCL in the amount of approximately $126.5 million and an increase in Construction in Progress for PAC and MAC in the amounts of approximately $49.9 million and $36.9 million, respectively, with a corresponding increase of approximately $213.3 million in Additional Paid-in-Capital. The $213.3 million was allocated on a pro rata basis to the three projects according to the estimated cost of each system. The Company's accounting for the PCG Warrants is pursuant to Emerging Issues Task Force 96-18, "Accounting for Equity Instruments with Variable Terms that are Issued for Consideration other than Employee Services under FASB Statement No. 123" ("EITF 96-18"). Under EITF 96-18, the fair value of equity instruments issued for consideration other than employee services should be measured using the stock price or other measurement assumptions as of the date at which a firm commitment for performance has been reached. The Company has recorded the estimated value of the PCG Warrants as of June 30, 1998, since the Stock Offerings were probable at that date. The $213.3 million value attributed to the PCG Warrants as of June 30, 1998 will be adjusted to the actual value on the date of the Stock Offerings based upon the Price per Share to Public in the Stock Offerings. Such adjustment is not expected to be material.

  The Company will give accounting recognition for the New PCG Warrants on the date these warrants are issued, which is expected to be the date of the Stock Offerings. The Company estimates the value of each New PCG Warrant at $6.67 based on an independent valuation assuming a Price to Public Per Share of the Stock Offerings of $18.00 per share. Assuming all of the PCG Warrants are converted as of June 30, 1998, the New PCG Warrants would have a total value of $44 million. Upon the issuance of the New PCG Warrants, the Company will record the actual value of the New PCG Warrants at the date of the Stock Offerings (based upon the Price per Share to Public in the Stock Offerings) and the total value will be allocated to the investment in PCL and total contract costs with a corresponding increase in Additional Paid-in-Capital.

  During the six months ended June 30, 1998, the Company paid fees of $7.0 million to PCG, a shareholder of the Company, relating to system evaluation costs incurred by PCG. This amount was treated as a dividend and charged against additional paid-in-capital.

LIQUIDITY AND CAPITAL RESOURCES

  The Company's principal capital expenditure requirements involve the construction of undersea cable systems, the related landing stations, and certain investments in backhaul capacity to connect the landing stations to major metropolitan areas. As of June 30, 1998 and December 31, 1997, respectively, the Company had incurred approximately $724 million and $519 million, respectively, of capital expenditures in respect of AC-1, principally for system construction costs and purchases of backhaul capacity and was committed to a further $64 million and $195 million, respectively, of capital expenditures under the AC-1 Contract in connection with the completion of AC-
1. Backhaul capacity purchases are recorded at the present value of future payments (excluding from such payments amounts attributable to operations and maintenance) required to be made by the Company for such capacity.

  The total cost of AC-1 is estimated at approximately $750 million, excluding purchases of backhaul capacity and potential future upgrades but including financing costs capitalized during the period AC-1 is under construction. All future costs with respect to AC-1 will be fully financed with the remaining availability under the AC-1 Credit Facility. AC-1 was initially financed through (i) the $482 million AC-1 Credit Facility; (ii) $150 million of GTH Senior Notes; (iii) $100 million of GTH Preference Shares; and (iv) $75 million of GCL common equity. See "Description of Certain Indebtedness." As of December 31, 1997 and June 30, 1998, the Company had borrowed $162 million and $367 million, respectively, under the AC-1 Credit Facility. The Company's principal source of liquidity through those dates was the AC-1 Credit Facility.

  On May 18, 1998, the Issuer consummated the $800 million Offering of the Restricted Notes. The Company has utilized (or will utilize) the net proceeds of the Offering (i) to purchase all of the $150 million outstanding GTH Senior Notes, (ii) to redeem all of the $100 million outstanding GTH Preference Shares, (iii) to repay in full the $67.2 million outstanding under the Global Crossing Bridge Facility, (iv) to make $315 million of equity investments in certain of the Company's systems and (v) for general corporate purposes, including $74 million to fund a one-year interest reserve on the Notes.

  Cash provided by operating activities was approximately $37.4 million for the six months ended June 30, 1998 and $5.1 million for the period from March 19, 1997 (date of inception) to December 31, 1997 and principally represents cash received on deposits on signed CPAs plus interest income received, less sales and marketing and general and administrative expenses paid.

  Cash provided by financing activities was approximately $456.3 million for the six months ended June 30, 1998 and primarily represents borrowings under the AC-1 Credit Facility and the Global Crossing Bridge Facility net of the increase in proceeds on borrowings held in restricted cash and cash equivalents. Cash provided by financing activities of $425.1 million for the period from March 19, 1997 (date of inception) to December 31, 1997 principally relates to net proceeds from the issuance of common stock, preference shares and senior notes, and borrowings under the AC-1 Credit Facility less finance and organization costs paid, less an increase in proceeds on borrowings held in restricted cash and cash equivalents.

  Cash used in investing activities was approximately $191.1 million and $429.0 million for the six months ended June 30, 1998 and the period from March 19, 1997 (date of inception) to December 31, 1997, respectively, represents cash paid for Construction in Progress.

  The Company is currently actively developing three additional systems, PC-1, MAC and PAC. The Company currently estimates that the costs of constructing these systems will total approximately $2,025 million, including financing costs but excluding potential future upgrades and amounts capitalized with respect to the PCG Warrants. The Company expects to use approximately $315 million of the net proceeds from the Stock Offering to fund initial investments in PC-1, MAC and PAC. In order to finance certain initial costs relating to the development of these systems, the Company has obtained additional financing. During the first quarter of 1998, the Company entered into the $200 million Global Crossing Bridge Facility with a syndicate of banks led by CIBC. The Company utilized a portion of the net proceeds from the Offering to repay such borrowings and terminate the remaining commitments under the Global Crossing Bridge Facility. The Company expects that the additional capital required to finance these cable systems will be raised through a combination of commercial bank borrowings, non-recourse project financings, and public and private offerings of debt and equity securities. Effective July 30, 1998, the Company entered into a credit agreement for the $850 million non-recourse project debt financing of PC-1 (including $50 million for the initial upgrade of the PC-1 system). Effective June 26,

1998, the Company entered into a commitment letter for the $240 million non-recourse project debt financing of MAC. Effective July 21, 1998, the Company entered into a commitment letter for $310 million non-recourse project debt financing of PAC. There can be no assurance that the Company will be successful in raising additional capital at all or on terms acceptable to the Company. See "Risk Factors--Substantial Future Capital Requirements" and "Risk Factors--Risks Related to Completing the Company's Cable Systems."

  Because the Company's cost of developing and constructing its systems, as well as operating its business, will depend on a variety of factors (including the Company's ability to successfully negotiate construction supply contracts at favorable prices, the ability of the Company to generate sufficient sales to customers, changes in the competitive environment of the markets served by the Company, the estimated levels of participation by the Company's joint venture partners, and changes in technology), actual costs and revenues will vary from expected amounts, possibly materially, and such variations will likely impact the Company's future capital requirements. The development of additional systems which may be pursued by the Company will lead to additional future capital requirements.

  As of April 21, 1998, a supply contract (the "PC-1 Contract") was entered into with TSSL to construct PC-1. The PC-1 Contract contains construction payments totaling approximately $1.0 billion to be made by Global Crossing and its joint venture partners. On June 2, 1998, the Company entered into a supply contract (the "MAC Contract") with Alcatel to construct MAC. On July 21, 1998, the Company entered into a supply contract (the "PAC Contract") with TSSL to construct PAC. See "Risk Factors--Substantial Future Capital Requirements" and "Risk Factors--Risk of Error in Forward-Looking Statements."

  The Company has extended financing to a small number of customers in connection with certain CPAs. The financing terms provide for installment payments over a period of up to four years. To date, less than ten percent of the Company's sales have been made on this basis. The Company believes that its extension of financing to its customers will not have a material effect on the Company's liquidity.

  The Company has entered into a commission sharing agreement with TSSL providing for the payment to TSSL of commissions in respect of marketing of capacity on the AC-1 and PC-1 systems. Payments by the Company to TSSL of these commissions is fully contingent upon the receipt by the Company of cash payment under the related CPAs and, accordingly, payment by the Company of these commissions has no material effect on its liquidity.

FOREIGN CURRENCY EXPOSURE

  All of the Company's sales and substantially all of its expenditures are denominated in U.S. dollars. Monetary assets and liabilities denominated in foreign currencies at year end are translated into U.S. dollars at the rate of exchange at that date. Resulting gains or losses on exchange are recorded in the statement of operations.

INFLATION

  Management does not believe that its business is impacted by inflation to a significantly different extent than the general economy.

YEAR 2000 COMPLIANCE

  The Company believes that its computer information systems will enable it to process transactions relating to Year 2000 and beyond and that its computer systems relating to AC-1 will be Year 2000 compliant. The Company has received assurances from TSSL and Lucent Technologies regarding Year 2000 compliance status of these suppliers with respect to AC-1, but does not currently have such information regarding its customers. In the event that any of the Company's significant suppliers or customers do not successfully and timely achieve Year 2000 compliance, the Company's business or operations could be adversely affected.

                              THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

  The Restricted Notes were issued and sold by the Issuer to the Initial Purchasers on May 18, 1998 pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold the Restricted Notes in reliance on Rule 144A and other exemptions from registration under the Securities Act. The Issuer, the Guarantors and the Initial Purchasers also entered into the Registration Agreement pursuant to which the Issuer agreed, with respect to the Restricted Notes, to (i) cause to be filed, on or prior to 90 days after the Closing Date, the Exchange Offer Registration Statement with the Commission under the Securities Act concerning the Exchange Offer, and (ii) (a) use its reasonable best efforts to cause such Exchange Offer Registration Statement to be declared effective by the Commission on or prior to 150 days after the Closing Date and (b) cause the Exchange Offer to remain open for the minimum period required by applicable federal and state securities laws; provided, however, that in no event shall such period be less than 20 Business Days. The Exchange Offer is intended to satisfy the Issuer's and Guarantors' exchange offer obligations under the Registration Agreement.

  Each broker-dealer that receives Exchange Notes for its own account in exchange for Restricted Notes, where such Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING RESTRICTED NOTES

  Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), the Issuer will accept for exchange Restricted Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m.,
New York City time, on      , 1998; provided, however, that if the Issuer, in
its sole discretion, has extended the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended, provided it may not be extended beyond
     , 1998.

  As of the date of this Prospectus, an aggregate principal amount of $800 million in Restricted Notes is outstanding. This Prospectus, together with the
Letter of Transmittal, is first being sent on or about     , 1998 to all
holders of Restricted Notes known to the Issuer. The Issuer's obligation to accept Restricted Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth in this section under "--Certain Conditions to the Exchange Offer."

  Restricted Notes tendered in the Exchange Offer must be in denominations of principal amount of $1,000 and any integral multiple thereof.

  The Issuer expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Restricted Notes, by giving oral or written notice of such extension to the holders thereof as described below. During any such extension, all Restricted Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Issuer. The Issuer also expressly reserves the right to maintain an offer to exchange Restricted Notes not tendered on or prior to the Expiration Date pursuant to the Exchange Offer and accept for exchange any or all Restricted Notes properly tendered on or prior to the Expiration Date in accordance with the terms of the Exchange Offer and the Registration Agreement. Any Restricted Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as soon as practicable after the expiration or termination of the Exchange Offer.

  The Issuer expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Restricted Notes not theretofore accepted for exchange, upon the occurrence of any of the events specified under "--Certain Conditions to the Exchange Offer." The Issuer will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Restricted Notes as promptly as practicable, such notice in the case of any extension to be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

PROCEDURES FOR TENDERING RESTRICTED NOTES

  The tender to the Issuer of Restricted Notes by a holder thereof as set forth below and the acceptance thereof by the Issuer will constitute a binding agreement between the tendering holder and the Issuer upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender Restricted Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent, at the address set forth below under "--Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Restricted Notes must be received by the Exchange Agent along with the Letter of Transmittal, or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Restricted Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date.

  THE METHOD OF DELIVERY OF RESTRICTED NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR RESTRICTED NOTES SHOULD BE SENT TO THE ISSUER. FOR INSTRUCTIONS ON TENDERING RESTRICTED NOTES HELD THROUGH POSITIONS AT CEDEL OR EUROCLEAR, SEE "--RESTRICTED NOTES HELD THROUGH CEDEL OR EUROCLEAR."

  Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Restricted Notes surrendered for exchange pursuant thereto are tendered (i) by a registered holder of the Restricted Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States (collectively, "Eligible Institutions"). If Restricted Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Restricted Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Issuer in its sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an Eligible Institution.

  All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Restricted Notes tendered for exchange will be determined by the Issuer in its sole discretion, which determination shall be final and binding. The Issuer reserves the absolute right to reject any and all tenders of any particular Restricted Notes not properly tendered or to not accept any particular Restricted Notes which acceptance might, in the judgment of the Issuer or its counsel, be unlawful. The Issuer also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Restricted Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Restricted Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Restricted Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Issuer shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Restricted Notes for exchange must be cured within such reasonable period of time as the Issuer shall determine. Neither the Issuer, the Guarantors, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Restricted Notes, for exchange, nor shall any of them incur any liability for failure to give such notification.

  If the Letter of Transmittal, any Restricted Notes, bond powers or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Issuer, proper evidence satisfactory to the Issuer of their authority to so act must be submitted.

  By tendering, each holder will represent to the Issuer, among other things,
(i) that it is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Issuer, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (ii) that it is acquiring the Exchange Notes in the ordinary course of its business and (iii) at the time of the consummation of the Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Restricted Notes that were acquired as a result of market-making activities or other trading activities, the holder may be deemed to be an "underwriter" within the meaning of the Securities Act and is required to acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

GUARANTEED DELIVERY PROCEDURES

  Holders who wish to tender their Restricted Notes and whose Restricted Notes are not immediately available or who cannot deliver their Restricted Notes or any other documents required by the Letter of Transmittal to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date (or complete the procedure for book-entry transfer on a timely basis), may tender their Restricted Notes according to the guaranteed delivery procedures set forth in the Letter of Transmittal. Pursuant to such procedures: (i) such tender must be made by or through an Eligible Institution and a Notice of Guaranteed Delivery (as defined in the Letter of Transmittal) must be signed by such holder, (ii) on or prior to the Expiration Date, the Exchange Agent must have received from the holder and the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number or numbers of the tendered Restricted Notes, and the principal amount of tendered Restricted Notes, stating that the tender is being made thereby and guaranteeing that, within three business days after the Expiration Date, the tendered Restricted Notes or a Book-Entry Confirmation, as the case may be, a duly executed Letter of Transmittal or facsimile thereof and any other required documents will be deposited by the Eligible Institution with the Exchange Agent, and (iii) such properly completed and executed Letter of Transmittal and all documents required by the Letter of Transmittal and the tendered Restricted Notes in proper form for transfer or a Book-Entry Confirmation, as the case may be, are received by the Exchange Agent within five business days after the Expiration Date.

ACCEPTANCE OF RESTRICTED NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

  Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Issuer will accept, promptly after the Expiration Date, all Restricted Notes properly tendered and will issue the Exchange Notes promptly after acceptance of the Restricted Notes. See "--Certain Conditions to the Exchange Offer." For purposes of the Exchange Offer, the Issuer shall be deemed to have accepted properly tendered Restricted Notes for exchange when, as and if the Issuer has given oral or written notice thereof to the Exchange Agent, with written confirmation of any oral notice to be given promptly thereafter.

  For each Restricted Note accepted for exchange, the holder of such Restricted Note will receive an Exchange Note having a principal amount equal to that of the surrendered Restricted Note. Restricted Notes accepted for exchange will cease to accrue interest from the date of consummation of the Exchange Offer.

Holders of Restricted Notes whose Restricted Notes are accepted for exchange will not receive any payment in respect of accrued interest on such Restricted Notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the Exchange Offer.

  In all cases, issuance of Exchange Notes for Restricted Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Restricted Notes or a timely Book-Entry Confirmation of such Restricted Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Restricted Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Restricted Notes are submitted for a greater principal amount than the holder desired to exchange, such unaccepted or non-exchanged Restricted Notes will be returned without expense to the tendering holder thereof (or, in the case of Restricted Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry procedures described below, such non-exchanged Restricted Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as soon as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

  The Exchange Agent will make a request to establish an account with respect to the Restricted Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Restricted Notes by causing the Book-Entry Transfer Facility to transfer such Restricted Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Restricted Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "--Exchange Agent" on or prior to the Expiration Date.

RESTRICTED NOTES HELD THROUGH CEDEL OR EUROCLEAR

  In case of Restricted Notes held through Cedel or Euroclear, holders of such Restricted Notes wishing to tender such Restricted Notes for exchange pursuant to the Exchange Offer must send instructions to Cedel or Euroclear, as the case may be, to block the Restricted Notes in such holder's account at Cedel or Euroclear. In addition, such holder of Restricted Notes must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal to the Exchange Agent.

WITHDRAWAL RIGHTS

  Tenders of Restricted Notes may be withdrawn at any time prior to the Expiration Date. For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under "--Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Restricted Notes to be withdrawn, identify the Restricted Notes to be withdrawn (including the principal amount of such Restricted Notes), and (where certificates for Restricted Notes have been transmitted) specify the name in which such Restricted Notes are registered, if different from that of the withdrawing holder. If certificates for Restricted Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Restricted Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Restricted Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Issuer, whose determination shall be final and binding on all parties. Any Restricted Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Restricted Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Restricted Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Restricted Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as soon as practicable after withdrawal, rejection of tender or expiration or termination of the Exchange Offer. Properly withdrawn Restricted Notes may be retendered by following one of the procedures described under "--Procedures for Tendering Restricted Notes" above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other provision of the Exchange Offer, the Issuer shall not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Restricted Notes and may terminate, extend or amend the Exchange Offer, if at any time before the Expiration Date, the Issuer determines that the Exchange Offer violates applicable law, any applicable interpretation of the staff of the Commission or any order of any governmental agency or court of competent jurisdiction.

  The Issuer expressly reserves the right, upon the occurrence of any of the conditions of the Exchange Offer specified above, to amend or terminate the Exchange Offer, and not to accept for exchange any Restricted Notes not theretofore accepted for exchange. The Issuer will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Restricted Notes as promptly as practicable, such notice in the case of any extension to be issued no later than 9:00 a.m., New York time, on the next business day after the previously scheduled Expiration Date.

  The foregoing conditions are for the sole benefit of the Issuer and may be asserted by the Issuer regardless of the circumstances giving rise to any such condition or may be waived by the Issuer in whole or in part at any time and from time to time in its sole discretion. The failure by the Issuer at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

  In addition, the Issuer will not accept for exchange any Restricted Notes tendered, and no Exchange Notes will be issued in exchange for any such Restricted Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939 (the "Trust Indenture Act").

EXCHANGE AGENT

  United States Trust Company of New York has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                               By Hand Delivery
                          Mail or Overnight Courier:

                              United States Trust
                              Company of New York
                       114 West 47th Street - 25th Floor
                           New York, New York 10036
                           Attention: Cynthia Chaney

                                 BY FACSIMILE:
                                (212) 852-1626

                             CONFIRM BY TELEPHONE:
                                (212) 852-1661

  DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

FEES AND EXPENSES

  The Issuer will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

  The estimated cash expenses to be incurred in connection with the Exchange Offer and paid by the Issuer are estimated in the aggregate to be
approximately $     .

TRANSFER TAXES

  Holders who tender their Restricted Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that if holders instruct the Issuer to deliver to, register or issue Exchange Notes in the name of, or request that Restricted Notes not tendered or not accepted in the Exchange Offer be delivered to, registered or issued in the name of, any person other than the registered holder, or if tendered Restricted Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the transfer of Restricted Notes to the Issuer or its order pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

  Holders of Restricted Notes who do not exchange their Restricted Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Restricted Notes as set forth in the legends thereon as a consequence of the issuance of the Restricted Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. Accordingly, such Restricted Notes may only be offered, sold, pledged or otherwise transferred (i) to the Company, (ii) pursuant to a registration statement that has been declared effective under the Securities Act, (iii) for so long as the Notes are eligible for resale pursuant to Rule 144A, to a person it reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A, (iv) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (v) to an Institutional Accredited Investor purchasing for its own account or for the account of such Institutional Accredited Investor, in each case in a minimum principal amount of the Notes of $250,000 or (vi) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control. The Issuer does not anticipate that it will register the Restricted Notes under the Securities Act. See "Plan of Distribution" and "Risk Factors-- Consequences of Failure to Exchange Restricted Notes." Based upon no-action letters issued by the staff of the Commission to third parties, the Issuer believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Restricted Notes would in general be freely transferable after the Exchange Offer without further registration under the Securities Act if the holder of the Exchange Notes represents (i) that it is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Issuer, (ii) that it is acquiring the Exchange Notes in the ordinary course of its business and
(iii) that it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes; provided that, in the case of broker-dealers, a prospectus meeting the requirements of the Securities Act is delivered as required. However, the Commission has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Holders of Restricted Notes wishing to accept the Exchange Offer must represent to the Issuer that such conditions have been met. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer, where it acquired the Restricted Notes exchanged for such Exchange Notes for its own account as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with the resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Restricted Notes where such Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuer has agreed that, for a period of one year after consummation of the Exchange Offer, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act, and will be bound by the provisions of the Registration Agreement (including certain indemnification and contribution rights and obligations).

                                   BUSINESS

  Global Crossing is the world's first independent provider of global Internet and long distance telecommunications facilities and services utilizing a network of undersea digital fiber optic cable systems and associated terrestrial backhaul capacity. As such, the Company believes it is the first to offer "one-stop shopping" for its customers to multiple destinations worldwide. The Company operates as a "carriers' carrier", providing tiered pricing and segmented products to licensed providers of international telecommunications services. Capacity on the Global Crossing Network is offered to all customers on an open, equal access basis. The first four cable systems under development by the Company, together with associated terrestrial backhaul capacity, will form a state-of-the-art interconnected worldwide high capacity undersea fiber optic network: AC-1, a system connecting the United States and Europe; PC-1, a system connecting the United States and Asia; MAC, a system connecting the eastern United States, Bermuda and the Caribbean; and PAC, a system connecting the western United States, Mexico, Panama and the Caribbean. The undersea component of this initial network totals 51,300 km. The Company is in the process of developing several new cable systems and evaluating other business development opportunities which will complement the Global Crossing Network.

  Global Crossing's business is designed to meet the varying needs of the global carrier market. The Company offers customers the ability to purchase capacity on demand, thereby (i) eliminating their need to commit the substantial capital which would otherwise be required to build undersea cable capacity and (ii) decreasing the risks associated with forecasting their future capacity requirements. Compared with traditional undersea cable systems, the Company offers more comprehensive, flexible and low-cost purchasing alternatives designed to meet current market requirements of international carriers and licensed Internet service providers, including direct international city-to-city connectivity, the ability to purchase capacity annually and discounts based upon aggregate volume purchased on the Global Crossing Network.

  The Global Crossing Network is being engineered and constructed to allow multiple upgrades to its initial circuit capacity at a fraction of the initial system cost, and the Company is exploring opportunities to expand its subsea and terrestrial systems, as well as the range of the products it offers. The Company anticipates that its future revenues, beyond those obtained from the sale of the initial capacity of its first four cable systems, will derive from several sources. First, each of the currently-planned systems under development by the Company is upgradeable to capacities significantly beyond the initial capacity at a fraction of the original system cost. These upgrades can be used to meet growth in market demand for telecommunications capacity and to achieve additional revenues. In addition, the Company is currently evaluating a number of additional undersea cable projects, as well as proposals to develop or purchase additional terrestrial fiber capacity in North America, Europe, and Asia. These potential projects will be pursued to the extent that they further the Company's strategy of developing an integrated global network that serves approximately 50 of the largest metropolitan communications markets worldwide. As the Company's global network is developed, additional wholesale revenues may be generated from the sale of additional products and services. See "Risk Factors--Sales Capacity; Realization of Other Revenues."

  Global Crossing was formed to capitalize on the accelerating growth of international voice and data telecommunications traffic. The significant increase in Internet usage and other bandwidth-intensive applications and the growing use of corporate networks have substantially increased the demand for international fiber optic cable capacity. The proliferation of telecommunications service providers due, in large part, to industry deregulation has further contributed to increased demand for such international cable capacity. Additionally, the Company believes that other technological developments, such as improvements in "last mile" access technology, including xDSL and cable modems, and the increasing video content of Internet applications, will result in further capacity demand growth.

  The Company commenced operations in March 1997, when it contracted for the construction of AC-1, a 14,000 km digital fiber optic cable system that will link the United States, the United Kingdom, The Netherlands and Germany and will initially offer 40 Gbps of service capacity, which is upgradeable to a minimum of 80 Gbps, increasing the existing undersea fiber optic cable capacity along the heavily trafficked transatlantic route by approximately 65% prior to upgrades. AC-1 commenced service on its United States-United Kingdom segment on May 26, 1998 and the full system, encompassing a four fiber pair self-healing ring, is scheduled for completion by February 1999. In April 1998, Global Crossing contracted for the construction of PC-1, a 21,000 km digital cable system that will link the United States and Japan and will initially offer 80 Gbps of service capacity, upgradeable to a minimum of 160 Gbps. PC-1, a four fiber pair self healing ring, is scheduled to commence initial service in March 2000. In June 1998, Global Crossing contracted for the construction of MAC, a 9,300 km digital cable system that will connect New York, Bermuda, the Caribbean and Florida and will initially offer 20 Gbps of service capacity, upgradeable to a minimum of 40 Gbps. In addition, in July 1998, Global Crossing contracted for the construction of PAC, a 7,000 km two fiber pair digital cable that will connect California, Mexico, Panama and the Caribbean and will initially offer 20 Gbps of service capacity, upgradable to a minimum of 40 Gbps.

  In addition to the undersea segments of the Global Crossing Network, the Company has made and expects to continue to make acquisitions of terrestrial fiber capacity which complement its core undersea cable business and which address customer demands for global city-to-city connectivity. Global Crossing intends to pursue such connectivity in approximately 50 of the largest metropolitan communications markets worldwide. Once completed, the undersea segments of the Global Crossing Network, in combination with the Company's investments in terrestrial fiber capacity, will form an integrated worldwide network with multiple access points offering low-cost wholesale capacity.

MARKET OPPORTUNITY

  The Global Crossing Network is being developed to capitalize on certain trends in the international telecommunications industry:

  Rapid Growth of International Internet and Telecommunications Traffic. While international voice traffic from 1996-2000 is expected to grow at a rate of 13% annually, international data traffic growth is expected to significantly outpace voice traffic growth. One of the key factors contributing to the growth in data traffic is the increasing use of broadband applications dominated by Internet, which has grown at a compound annual rate of 86% for the past five years as measured by the number of Internet hosts. Reflecting this growth, the number of ISPs is growing explosively on a global basis. ISPs outside the United States, particularly in Europe, Asia and Latin America, are expected to require significant subsea optical circuit capacity to provide efficient service to their customers to popular Internet web sites in the United States. In addition, improvements in "last mile" technology, such as xDSL and cable modems, are contributing to the significant increase in the number of subscribers using such bandwidth-intensive applications. For example, the number of cable modem subscribers in the United States alone is projected to increase by approximately 600% in 1998. Several additional key factors are expected to drive the rapid growth in worldwide telecommunications traffic, including the (i) worldwide growth in the use of bandwidth-intensive applications, such as video conferencing and corporate intranets, (ii) increased globalization of commerce and (iii) a general decline in international tariffs.

  Impact of Global Deregulation. The continued deregulation of the global telecommunications industry has resulted in a significant increase in the number of competitors, including traditional carriers, wireless operators, ISPs and new local exchange service providers, due in large part to: (i) the breadth and volume of privatization activity globally and (ii) the ability of new entrants to effectively compete against the formerly protected incumbent providers. This change in the global competitive landscape is generating significant demand for broadband communications capacity as carriers seek to secure sufficient capacity for their expansion plans. As of July 1998, the ITU estimated that there were 1,000 international carriers, representing a 181% increase since the end of 1996. In addition, further telecom privatization is expected during 1998 and 1999, which in turn is expected to generate increased global competition.

  Shortage of Available Capacity. The Company believes that additional network undersea capacity and faster response times will be required to satisfy current and anticipated growth in telecommunications traffic. While there has been a significant increase in the demand for global telecommunications capacity, there has not been a corresponding growth in the number of new transport facilities, especially in the undersea cable industry. The Company believes that construction of competing undersea cable systems will be limited in the near future due to barriers to entry, including (i) the extensive lead time required to engineer and construct cable systems, (ii) the limited number of major undersea cable supply and construction companies, (iii) the limited number of qualified personnel with extensive experience in the undersea cable industry and (iv) the significant capital required to develop undersea cable systems.

  Increasing Challenges for Consortia Systems. Historically, the planning and ownership of undersea cable systems was conducted through large consortia typically led by the monopoly telecommunications providers. Global Crossing believes that the consortium approach to constructing, owning and operating undersea cable systems is becoming far less effective as (i) carriers increasingly view significant long term capital investments in capacity to be a suboptimal utilization of resources, (ii) deregulation of international telecommunications markets leads to direct competition among consortia members for customers, (iii) competition from new entrants makes carriers' market share and capacity requirements increasingly difficult to predict and (iv) the rapid pace of technological change creates difficulties in the ability of carriers to accurately forecast the growth of telecommunications traffic.

  Acceptance of Privately Sponsored Cable Systems. The Company believes that telecommunications service providers have become increasingly receptive to the advantages of independent, privately-owned cable systems. In connection with the marketing of capacity on the Global Crossing Network, carriers have responded positively to the Company's ability to offer (i) capacity as and when needed without the incurrence of significant initial capital investments,
(ii) a wide range of purchasing options appealing to both established carriers and new market entrants, (iii) state-of-the-art system quality combined with cost-effective high quality operations, administration and maintenance support and (iv) the absence of direct competition with its customers.

BUSINESS STRATEGY

  Global Crossing's mission is to create the world's first independent global fiber optic network designed to offer its customers the highest quality city-to-city communications connectivity among approximately 50 of the largest metropolitan markets worldwide. The principal elements of the Company's business strategy include:

  Create a Worldwide Network. Upon completion, the currently announced undersea segments of the Global Crossing Network will directly connect Asia, North America, Europe, Central America and the Caribbean through the major transoceanic routes utilizing state-of-the-art technology. To increase the attractiveness of the Global Crossing Network, the Company is making selective wholesale acquisitions of terrestrial fiber capacity, thereby providing its customers with international city-to-city connectivity through Global Crossing's cable systems at prices significantly lower than if such customers had attempted to gain connectivity by separately purchasing required terrestrial backhaul capacity. The Company also intends to actively pursue additional opportunities for the expansion of the Global Crossing Network, including complementary businesses and facilities.

  The Company has entered into contractual arrangements to provide terrestrial backhaul service between its landing stations in the United States and the United Kingdom and New York City and London, respectively, as well as other arrangements to provide backhaul service in Germany and The Netherlands. In addition, the Company recently entered into an agreement with Qwest whereby Global Crossing will receive access to over 25 U.S. metropolitan communications markets on Qwest's terrestrial network. Through Global Access, a Japanese telecommunications carrier owned by Marubeni, the Company will offer backhaul services to PC-1 customers from the Company's Japanese landing stations directly to Tokyo at prices substantially lower than existing alternatives. The Company is also currently negotiating with Marubeni to obtain a minority investment in Global Access, which is constructing a domestic terrestrial fiber optic cable network connecting the PC-1 cable station with Tokyo, Nagoya and Osaka. See "Use of Proceeds."

  Maintain Position as a Leading Wholesale Service Provider. Global Crossing is the world's first independent provider of global Internet and long distance telecommunications facilities and services utilizing a network of undersea digital fiber optic cable systems and associated terrestrial backhaul capacity. The Company's products are segmented to meet the varying needs of the global carrier market, with shore-to-shore capacity offered to major carriers that have their own terrestrial backhaul capacity and city-to-city capacity provided to other customers that require such service. Global Crossing also offers carriers, through wholesale channels, a combination of volume-based purchasing flexibility, typically according to a tiered scale with various incentive levels, and volume discounts for purchases of capacity on one cable system based upon purchases previously made on the Company's other systems. See "--Sales and Marketing."

  Utilize State-of-the-Art Technology. The Global Crossing Network is being engineered and constructed using the latest in fiber optic technology, self-healing ring structures, erbium doped fiber amplifier repeaters, DWDM and redundancies of capacity to ensure instantaneous restoration. The Company believes that incorporating such technology in the Global Crossing Network will (i) provide a cost advantage over existing alternatives, (ii) make it more reliable than competing systems, (iii) allow the Company to offer substantially more capacity than existing cable systems and (iv) enable the capacity of each of the Company's cable systems to be upgraded at the landing stations rapidly and at a fraction of the initial system cost without physical modification of the submerged portion of the system.

  Maintain Position as Low-Cost Provider. The Company plans to maintain its position as a low-cost provider of facilities and services to its carrier customers relative to its competitors. Global Crossing believes that this low-cost position results from a combination of (i) low sales and marketing and general and administrative costs, reflecting a commitment to wholesale customers, (ii) ownership of undersea fiber optic facilities utilizing state-of-the-art technology, resulting in lower operating and maintenance costs that will be passed on to its customers, and (iii) leveraging the Company's strong position in the undersea fiber optic facilities market to obtain low-cost terrestrial connectivity between cable landing stations and major telecommunications sites.

  Provide "One-Stop" Sales and Service. Through both its marketing and sales force, as well as its ongoing operations, administrative and maintenance support, Global Crossing plans to offer one-stop sales and service to customers worldwide. The Company currently employs 18 marketing professionals located in the Company's headquarters in Bermuda and in major cities throughout the world in order to facilitate the sales of its telecommunications capacity and increase market awareness and name recognition. See "--Sales and Marketing." The efforts of the sales force have resulted in significant contractual arrangements to date with international telecommunications carriers. In addition, Global Crossing is developing a centralized operations, administration and maintenance support system to serve the entire Global Crossing Network, including a customer care center, network operations center and technical support center. Through such integrated customer support, in combination with its sales force, the Company intends to enable customers to have a single point of contact regarding capacity sales and service on the Global Crossing Network.

  Leverage Extensive Management Experience. Global Crossing has assembled and will continue to build a strong management team comprised of executives with extensive operating experience in the telecommunications industry and the undersea cable sector. Prior to joining the Company, Jack Scanlon, the Company's Chief Executive Officer, was President and General Manager of the Cellular Networks and Space Sector of Motorola, Inc., responsible for approximately $6 billion in annual revenues and 16,000 employees. Mr. Scanlon has over 30 years of experience in the telecommunications industry, including 24 years with AT&T and Bell Laboratories. In addition, William Carter, the Company's senior executive in charge of system development, was formerly the President and Chief Executive Officer of SSI, overseeing the research and development, engineering, implementation and integration of AT&T's international cable and satellite facilities. Mr. Carter had been at AT&T for 30 years prior to joining the Company. During Mr. Carter's tenure, SSI had the leading worldwide market share in the undersea cable industry. Dan J. Cohrs, the Company's Chief Financial Officer, was formerly Vice President and Chief Planning and Development Officer at GTE, where he was responsible for corporate development activities, including mergers and acquisitions and strategic transactions, as well as strategic planning and competitive analysis. In addition, the Company's system development team includes several individuals with extensive experience with major undersea cable and telecommunications industry participants. See "Management."

THE GLOBAL CROSSING NETWORK

  As part of Global Crossing's mission to create an integrated global, high capacity undersea fiber optic cable network, the Global Crossing Network is being engineered and constructed to connect the two most heavily trafficked international corridors in the world via AC-1 (United States to Europe) and PC-1 (United States to Asia). Global Crossing plans to interconnect these systems with two north-south systems (MAC and PAC), directly connecting Bermuda, the Caribbean, Central America and, through unaffiliated cable systems, South America. Of the four undersea fiber optic cable systems currently being constructed by Global Crossing, AC-1, MAC and PAC are wholly-owned projects by the Company, while PC-1 is being constructed through a joint venture with one or more partners, principally Marubeni. Global Crossing will initially have approximately a 58% interest in PC-1 and, in conjunction with Marubeni, will manage its development, sales and operation.

  The following table contains information regarding the estimated system cost, initial RFS date and ownership structure of the Company's four currently planned systems:

                   ESTIMATED
                 SYSTEM COST(1)           EXPECTED INITIAL              OWNERSHIP
     SYSTEM        (MILLIONS)                RFS DATE(2)                STRUCTURE
     ------      --------------       -------------------------       -------------
     AC-1            $  750                May 1998 (US-UK)           Wholly-Owned
                                             (complete)
                                      February 1999 (Full Ring)
     PC-1             1,200                  March 2000               Joint Venture
                                        July 2000 (Full Ring)
     MAC                350                 December 1999             Wholly-Owned
     PAC                475                 February 2000             Wholly-Owned
                     ------
                     $2,775
                     ======

--------
(1) Includes anticipated financing costs. Excludes the costs of potential future upgrades and any amount capitalized with respect to the PCG Warrants. The amount indicated under "Estimated System Cost" is based upon executed supply and financing documents. Certain factors, such as increases in interest rates and delays in construction, could result in higher actual costs or later RFS dates than currently estimated. See "Risk Factors--Risks Related to Completing the Company's Cable Systems" and "Risk Factors--Risk of Error in Forward-Looking Statements."

(2) Based upon executed supply and financing documents. Certain factors, such as reliance upon third party suppliers, could result in timing delays. See "Risk Factors--Dependence on Third Parties."

ATLANTIC CROSSING

  AC-1, the Company's first undersea fiber optic cable in the Atlantic region, is a 14,000 km four fiber pair self-healing ring that, upon completion, will connect the United States and Europe with landing stations in the United States, the United Kingdom, The Netherlands and Germany. AC-1 is equipped with state-of-the-art DWDM and the full ring will initially offer 40 Gbps of service capacity, increasing the existing undersea fiber optic cable capacity along the heavily trafficked transatlantic route by approximately 65% prior to upgrades. Capacity on AC-1 is upgradeable to a minimum of 80 Gbps using DWDM technology. AC-1 commenced service on its United States-United Kingdom segment on May 26, 1998 and the full system, encompassing a self-healing ring, is scheduled for completion by February 1999.

  The aggregate costs of AC-1, which are estimated to be approximately $750 million (excluding potential future upgrades), have been fully financed prior to the Offerings. In addition to the AC-1 Contract with TSSL for construction of the system, Global Crossing has entered into other contracts with TSSL pursuant to which TSSL will provide operations, administration and maintenance services for the system.

  The Company has successfully marketed capacity on AC-1 to licensed telecommunications providers, including PTTs, Internet service providers and established and emerging telecommunications companies. Sales of capacity on AC-1 and related backhaul commenced in October 1997 and, as of June 30, 1998, the Company had entered into CPAs with customers providing for payments to the Company of $556 million and $108 million of payments (including deposits) had been received in respect thereof. These CPAs represent approximately 19% of the minimum projected sales capacity of 512 circuits on the AC-1 system. The balance of these payments is scheduled to be collected over the next four years. The Company's AC-1 customers now total more than 22 international telecommunications carriers, including Deutsche Telekom, GTE, Qwest, Teleglobe, Swisscom, PTT Telecom BV, Telia AB and a number of emerging telecommunications companies. The Company generally grants customers who have entered into CPAs options to acquire further capacity on AC-1. The amount of such capacity depends upon a number of factors, including upgrades to AC-1, future prices for AC-1 capacity and the amount of unsold capacity on AC-1 at certain dates after the AC-1 system RFS date. In addition, the Company has received as of June 30, 1998 non-binding indications of interest from customers pursuant to memoranda of understanding ("MOUs") that would, if converted into CPAs, provide for payments to the Company of approximately $90 million. The timing of payments by purchasers under CPAs generally depends on when service commences on the segment or segments of AC-1 on which capacity is acquired. All of the foregoing payment amounts assume the completion of the related segment prior to specified dates falling after the scheduled RFS date for that segment. There can be no assurance that any MOUs will be converted into CPAs or that the final form of any CPA will contain the same capacity purchase or payment provisions as the related MOU.

  Based upon its current expectations regarding sales of capacity on AC-1, the Company believes that it will develop and eventually construct AC-2, an additional four fiber pair cable connecting the United States to Europe. When combined with AC-1, AC-2 would double the capacity that Global Crossing would be able to offer customers on the transatlantic route. There can be no assurance that the Company will ultimately elect to proceed with AC-2 or that such system will help the Company achieve and sustain operating profitability.

PACIFIC CROSSING

  PC-1, the Company's first undersea fiber optic cable in the Pacific region, is being developed as a 21,000 km four fiber pair self-healing ring that, upon completion, will connect California, Washington and two landing sites in Japan, providing connectivity to other points in Asia through interconnection with other third party cable systems. PC-1 is designed to operate initially at 80 Gbps of service capacity and to be upgradeable to a minimum of 160 Gbps, using DWDM technology.

  In April 1998, the Company executed the PC-1 Contract with TSSL for the construction of PC-1, which provides for a system completion date of Summer 2000 at an aggregate cost of approximately $1.2 billion. Equity investments in PC-1 by Global Crossing and its partners are currently estimated at $400 million (of which $231 million will be provided by the Company), with the remaining $800 million financed through incurrence of non-recourse indebtedness at the PC-1 level. The credit agreement for the financing of such indebtedness was executed on July 30, 1998.

  On July 6, 1998, the Company executed a memorandum of understanding with DDI Corporation, the second largest telephone company in Japan, to purchase capacity on PC-1 which, if successfully converted to a CPA, would represent its first sale of capacity to an Asian customer on this system.

MID-ATLANTIC CROSSING

  MAC is being developed as a 9,300 km two fiber pair self-healing ring that, upon completion, will connect New York, Bermuda the Caribbean and Florida. Global Crossing intends that MAC will be connected to AC-1 via its cable station in Brookhaven, New York, providing connectivity between Europe, the eastern United States, Bermuda and the Caribbean and, through interconnection with other non-Global Crossing submarine cable systems, South America. MAC is being designed to operate initially at 20 Gbps of service capacity and to be upgradeable to a minimum of 40 Gbps using DWDM technology.

  In June 1998, the Company executed a contract with Alcatel Submarine Networks ("Alcatel") for the construction of MAC, which provides for a system completion date of December 1999 at an aggregate cost of approximately $350 million (excluding potential future upgrades and amounts capitalized with respect to the PCG Warrants), of which approximately $110 million will be financed by equity contributions by the Company and $240 million is to be financed through non-recourse indebtedness at the MAC level. The contractual commitment for the financing of such indebtedness was obtained on June 26, 1998.

PAN AMERICAN CROSSING

  PAC is being developed as a 7,000 km two fiber pair cable that, upon completion, will connect California, Mexico, Panama and the Carribean,. PAC is being designed to interconnect with PC-1 through the Company's landing station in San Luis Obispo, California and with MAC through the Company's landing station in St. Croix. It is anticipated that PAC will transverse Panama via an existing terrestrial right-of-way. PAC is being designed to operate initially at 20 Gbps of service capacity and to be upgradeable to a minimum of 40 Gbps using DWDM technology.

  In July 1998, the Company executed a contract with TSSL for the construction of this system which provides for a system completion date of February 2000 and will cost approximately $475 million (excluding potential future upgrades and amounts capitalized with respect to the PCG Warrants), with $165 million financed through equity contributions from the Company and $310 million to be financed through non-recourse indebtedness at the PAC level. The contractual commitment for the financing of such indebtedness was obtained on July 22, 1998.

TERRESTRIAL BACKHAUL SERVICES

  In addition to the undersea segments of the Global Crossing Network, the Company has made and expects to continue to make acquisitions of terrestrial fiber capacity which complement its core undersea cable business and which address customer demands for global city-to-city connectivity. Global Crossing intends to acquire such connectivity to approximately 50 of the largest metropolitan telecommunications markets worldwide. The Company has entered into contractual arrangements to provide terrestrial backhaul service between its landing stations in the United States and the United Kingdom and New York City and London, respectively, as well as other arrangements to provide backhaul service in Germany and The Netherlands. In addition, the Company recently entered into an agreement with Qwest whereby Global Crossing will receive access to over 25 U.S. metropolitan communications markets on Qwest's terrestrial network. Through Global Access, a Japanese telecommunications carrier owned by Marubeni, the Company will offer backhaul services to PC-1 customers from the Company's Japanese landing stations directly to Tokyo at prices substantially lower than existing alternatives. The Company is also currently negotiating with Marubeni to obtain a minority investment in Global Access, which is constructing a domestic terrestrial fiber optic cable network connecting the PC-1 cable station with Tokyo, Nagoya and Osaka. See "Use of Proceeds."

ADDITIONAL NETWORK EXPANSION OPPORTUNITIES

  The Company is in the process of developing several new cable systems and evaluating other business development opportunities which will complement the Global Crossing Network. There can be no assurance that the Company will ultimately elect to proceed with such opportunities or, if it elects to do so, that such opportunities will help the Company achieve and sustain operating profitability.

  Further Undersea Opportunities. The undersea routes served by the Global Crossing Network and other cable systems are projected to have substantial growth greatly exceeding all capacity currently in use and under development (including planned upgrades). To address such demand, the Company plans to evaluate and, as appropriate, build additional systems on such routes. It is anticipated that such systems, where possible, would be restored on the existing systems and would achieve further cost efficiencies through the use of existing landing stations.

  Terrestrial Backhaul Opportunities. The Company is reviewing opportunities to obtain terrestrial backhaul connectivity from the major cities in Europe and Japan to landing sites for both AC-1 and PC-1 landing stations respectively.

  Other Development Opportunities. The Company is actively pursuing development opportunities whereby Global Crossing would provide "fee for service" expertise in the planning, design, implementation and operation of global undersea cable systems and associated terrestrial backhaul.

OTHER ACTIVITIES

  Neptune Acquisition. The Company entered into a letter agreement on May 26, 1998 with Neptune Communications, L.L.C. ("Neptune") to acquire substantially all of the business of its wholly-owned subsidiary, Neptune Communications Corp. ("NCC"), for an acquisition price of $20,000,000 payable in Common Stock. Neptune is controlled by the Carlyle Group, an international investment firm ("Carlyle"), and was formed to pursue opportunities in the undersea cable business. Pursuant to such agreement, the Company will acquire all tangible and intangible assets of NCC (except for assets relating to its North Pacific Cable business), which consist principally of certain telecommunications licenses. In addition, Carlyle managing director William Conway, the former Chief Financial Officer of MCI, has agreed to serve on the Company's Board of Directors. The Company and Neptune intend to enter long-form agreements with respect to the transactions contemplated by the letter agreement.

  Possible Investments. The Board of Directors of the Company has approved in principle the making of minority investments in telecommunications and Internet service providers that do not compete with the Company in its core business and that will also be current or prospective purchasers of capacity on the Global Crossing Network. Such investments may consist of purchases of equity securities for either cash or contributions of capacity on the Global Crossing Network. Such investments may be managed either by the Company directly or, if the Board of Directors deems advisable, by one or more third-party investment advisers so as to minimize potential conflicts of interest and the amount of time allocated by the Company's senior management to such investments.

SYSTEM PERFORMANCE

  AC-1, PC-1 and MAC are each designed utilizing self-healing ring technology to optimize system performance. Two types of protection switching, span switching and ring switching, are provided. Span switching protects a system against failures between adjacent landing sites which only affect service line traffic and not the protection fibers. Ring switching protects a system against complete failures between adjacent landing sites. Because such technology will protect any single system failure in less than 500 milliseconds, no outages will result as a consequence of a single system failure. Accordingly, the estimated system availability on any point-to-point link on such systems is 99.995%.

  As undersea cable systems become more powerful (i.e., carry more traffic along their transmission paths), it is important to provide a "self-restoration solution" because other systems do not have the capacity to provide restoration for these new high performance undersea cable systems. Single span systems must enter into reciprocal arrangements with either other undersea fiber-optic operators or satellite carriers to pick up and deliver this traffic if a system failure should occur. Providing self-restoration through this ring design with the switching techniques described above is now viewed as offering a qualitative advantage over single span systems with external restoration.

  With respect to PAC, which does not employ self-healing ring technology, the Company is exploring options to enter into restoration arrangements with terrestrial fiber optic cable operators to protect against system traffic interruptions. The Company may also enter into similar arrangements to protect against catastrophic system malfunction on its other cable systems.

SALES AND MARKETING

  The Company markets capacity on its systems to licensed telecommunications providers, including PTTs, Internet service providers and established and emerging telecommunications companies. The Company believes its current customers represent a broad array of telecommunications companies.

  The initial sales strategy of the Company emphasizes the sale of capacity on an IRU basis, whereby the customer purchases a unit of capacity for the remaining design life of a particular cable system. On AC-1, the Company is selling capacity at an increment of 155 megabits (Mbps), known as an STM-1, for the 25-year life of AC-1. For the other Global Crossing cable systems, the Company also expects to sell capacity to customers at the STM-1 level, as well as at the smaller increment of 45 Mbps, where warranted based upon the actual demand levels along certain routes. The Company has instituted a tiered pricing schedule for all of its systems which provides for volume discounts, thereby allowing customers to reduce their average circuit cost as more circuits are purchased. In addition, the Company offers pricing discounts on purchases of capacity prior to a system's commercial operation date, in order to induce customers to make early purchase commitments.

  To further increase the attractiveness of the Company's network, Global Crossing intends to make selective wholesale acquisitions of backhaul capacity, thereby enabling customers to achieve city-to-city connectivity through the Global Crossing Network at prices significantly lower than if such customers had attempted to gain such connectivity by separately purchasing such backhaul capacity. For AC-1 customers, the Company entered into contractual arrangements providing backhaul capacity between its landing stations in the United States and the United Kingdom and New York City and London, respectively. In addition, Deutsche Telecom and KPN provide backhaul services directly to the Company's AC-1 customers in Germany and The Netherlands, respectively. In addition, the Company has recently entered into an agreement with Qwest whereby Global Crossing will receive access to over 25 U.S. cities on Qwest's terrestrial network.

  Global Crossing is exploring the development of other products designed to take advantage of its ownership of several cable systems in different parts of the world. For example, the Company has offered its customers volume discounts for purchases of capacity on one system based upon purchases previously made on the Company's other systems and the ability to transfer a portion of unused capacity purchases from one Global Crossing system to another depending on customers' individual traffic needs.

  The Company's marketing entity, Global Crossing International, was established to facilitate the sales of communications capacity on the Global Crossing Network, as well as to increase market awareness and name recognition of Global Crossing. Global Crossing has been able to recruit and train a full-service sales and marketing team, including Mr. Jack Finlayson, President of Global Crossing International, a former senior executive of Motorola who recently joined the Company, and Mr. Patrick Joggerst, Vice President, Worldwide Sales and Marketing, who had been at TSSL and AT&T for a total of 17 years prior to joining the Company, most recently as Managing Director of TSSL's Americas Region. Mr. Joggerst directly oversees the Americas Region and is responsible for overseeing the duties of the two regional vice presidents, each being in charge of one of the two other regions of the Company's marketing organization, Europe/Middle East/Africa and Asia. Each regional vice-president oversees the performance of regional marketing directors who have direct account responsibility in certain geographic areas of the region. In total, the Company employed 18 marketing professionals as of June 30, 1998. While the Company intends to expand the current size of its marketing organization, management believes that a moderately-sized sales force is sufficient to adequately address all customers seeking to acquire undersea cable capacity on a wholesale basis.

  During the pre-operational period for AC-1, in which the Company sought to generate significant pre-sales of capacity, the Company presented project information meetings (otherwise known as data gathering meetings) in order to better educate potential customers about AC-1 and Global Crossing's other planned cable systems. To date, the Company has hosted three such meetings, with the most recent event attracting 200 attendees representing over 75 companies. Attendees of such meetings have been affiliated with both existing and prospective customers and have represented a variety of sectors of the telecommunications industry. Ongoing, the Company intends to organize at least one major international conference per year in order to provide updated information on the Global Crossing Network. The Company also intends to host regional project information meetings focusing on a particular cable system, with such meetings scheduled to precede the anticipated commercial operation date for such system.

  The Company intends to reinforce customer awareness through a variety of marketing campaigns, including its Global Crossing international conferences and regional marketing events, participation in key industry and user group conferences, speaking engagements, press conferences and promotional campaigns. In addition, Global Crossing expects its marketing team to periodically visit current and prospective customers to obtain a greater understanding of the individual needs of such customers.

SUMMARY OF PRINCIPAL TERMS OF STANDARD CONTRACTUAL DOCUMENTATION

Capacity Purchase Agreements (CPAs)

  In general, a CPA provides for the sale of capacity by the Company on an IRU basis, whereby the purchaser owns a unit of capacity for the remaining design life of a particular system. The term of a CPA is 25 years from the RFS date for the system on which capacity is being acquired, which is the entire useful life of the system. Upon execution of a CPA prior to a segment RFS date, the Company generally receives 10% of the purchase price immediately, with the balance of the purchase price due to the Company upon the applicable RFS date for that segment. A limited number of CPAs provide for payment of the purchase price in installments over two to three year periods. Each purchaser under a CPA is required to pay its allocated share of the cost of operating, maintaining and repairing the system. A purchaser's payment obligation under a CPA shall generally terminate with respect to any purchased capacity on AC-1 other than the United States-United Kingdom segment (and, in some cases, with respect to purchased capacity on the United States-United Kingdom segment), if the RFS date for the AC-1 system has not occurred by June 30, 1999. Performance under CPAs is also contingent upon the obtaining and continuance of such approvals, consents, governmental authorizations, licenses and permits as may be required or reasonably deemed necessary by each party thereto for performance by such party thereunder and as may be satisfactory to it. The obligations of purchasers under certain CPAs are additionally contingent upon the execution of related ICPAs. See "Risk Factors--Sales of Capacity; Realization of Other Revenues" and "--Termination of CPAs."

  Additionally, each purchaser acquiring capacity on AC-1 prior to the system RFS date is granted the right to receive additional capacity ("residual capacity") at no additional cost upon the date which is 12 1/2 years after the RFS date for the system. Furthermore, neither party is liable to the other for consequential, incidental, indirect or special damages sustained by reason of
(i) any failure in or breakdown on the system or the facilities associated with the system, (ii) the failure of any inland carrier to perform the terms and conditions of any agreement to which it and the purchaser are parties or
(iii) for any interruption of service, whatever the cause and however long it shall last. Each CPA is subject to an arbitration clause. Some CPAs are supported by a parent guarantee from the purchaser.

Inland Services Agreements (ISAs)

  The Company has entered into agreements with certain terrestrial fiber cable systems to purchase inland capacity on such systems for resale to its purchasers. In general, the term of each ISA is 25 years from the RFS date of the particular system or until the system is retired, whichever occurs first. In certain cases, the Company has the option to extend the term of each ISA for an additional five years. Neither party to an ISA is responsible for any loss, damage, delay or failure of performance resulting from an event of Force Majeure (as defined therein). If an event of Force Majeure continues for a period of 30 days, the Company may terminate the ISA. Each ISA is subject to an arbitration clause.

Inland Capacity Purchase Agreements (ICPAs)

  The Company has entered into ICPAs with some of its customers. Under an ICPA, the Company provides the customer with a portion of the backhaul capacity it purchased from owners of terrestrial cable systems under ISAs. The term of each ICPA is 25 years from the RFS date for the particular system. Upon execution of an

ICPA, the Company generally receives 10% of the purchase price immediately, with the balance due no later than the RFS date for the particular segment. A purchaser's payment obligation under an ICPA generally shall terminate with respect to any purchased capacity on AC-1 other than the United States-United Kingdom segment (and, in some cases, with respect to purchased capacity on the United States-United Kingdom segment), if the RFS Date for the AC-1 system has not occurred by June 30, 1999. Unlike a CPA, the purchaser under an ICPA is generally not required to make any additional payments for costs associated with operating, maintaining and repairing the backhaul capacity in which the IRU is granted. Neither party is liable to the other for consequential, incidental, indirect or special damages sustained (i) by reason of any failure of any inland carrier to perform the terms and conditions of any ISA to which it is a party or (ii) for any interruption of service, whatever the cause and however long it shall last. Each ICPA is subject to an arbitration clause. An ICPA may be supported by a corresponding parent guarantee from the purchaser.

OPERATIONS, ADMINISTRATION AND MAINTENANCE SUPPORT

  Pursuant to the AC-1 OA&M Agreement, TSSL will provide operations, administration and maintenance support on behalf of AC-1 for a term of eight years following the commencement of commercial operations. As of June 30, 1998, the Company was committed under the AC-1 OA&M Agreement to make payments totalling approximately $261 million. Such agreement is extendible at the option of the Company for two additional periods of 8.5 years each. For AC-1, TSSL's network operations center is designed to ensure the overall ongoing monitoring of the system's operation, maintenance and control systems. The network management equipment located at the Brookhaven, New York landing station provides fault management, security management, configuration management and performance management, while undersea network management equipment located at all landing stations provides system level monitoring of the undersea terminating equipment. The full integration of these control elements allows the AC-1 cable system to be "self-diagnostic," with such control elements facilitating localization and repair in the event of the occurrence of a system fault.

  In addition, Global Crossing is separately developing a worldwide operations, administration and maintenance support system to serve each of its cable systems (exclusive of AC-1 for the initial term of the TSSL OA&M Agreement). Such support will be handled through three co-located work centers currently anticipated to be located in Bermuda: a customer care center ("CCC"), network operations center ("NOC") and technical support center ("TSC").

  Customer Care Center. The CCC will provide capacity purchasers with a single point of contact for service provisioning, interconnect coordination support and billing inquiries.

  Network Operations Center. The NOC will handle operations, administrative and maintenance activities for each of the Company's cable systems, including capacity provisioning, network performance, repair and restoration activities. Capacity provisioning relates to the appropriate allocation of capacity on the Company's cable systems among capacity purchasers. Management of network performance entails detection and response to system degradation and other performance parameters, as well as preventative activities.

  Technical Support Center. The TSC will be a 24-hour center managed by highly-trained experts to handle technical inquiries from purchasers regarding system performance and interconnection arrangements.

COMPETITION

  The international telecommunications industry is highly competitive. The Company faces competition from existing and planned cable systems along each of its planned routes and from satellite providers, including existing geosynchronous satellites and low-earth orbit systems now under construction. The Company competes primarily on the basis of price, availability, transmission quality and reliability, customer service and the location of its systems. Traditionally, carriers have made long term investments in ownership of cable capacity, making lower price and superior service less determinative in convincing such carriers to acquire additional capacity on the Company's systems than is the case in industries without such long-term relationships. See "Risk Factors--Competition."

 Existing and Planned Cable Systems

  The routes addressed by Global Crossing's planned systems are currently served by several undersea cables as well as satellites. Currently, there are several fiber optic transatlantic cable systems, each of which will compete directly with AC-1. Primary future sources of transatlantic competition for the Company may result from, among others, (i) TAT-14, a transatlantic cable system which is being developed by its consortium members, including British Telecom, AT&T, France Telecom and Deutsche Telekom, and (ii) Gemini, a transatlantic cable system being operated and marketed by WorldCom and Cable & Wireless. The Company believes that such other cable systems will compete directly with AC-1 and the commitments of the developers and other carriers on these systems could substantially reduce demand for capacity on AC-1.

  Similarly, there are several cable systems currently operating between the United States and Asia, the route to be served by PC-1. Competition in the transpacific market may result from, among others, (i) China-US, a transpacific system being developed as a "private cable system" by fourteen large carriers, including SBC, MCI, AT&T and Sprint, most of whom have traditionally sponsored consortium cables and (ii) a transpacific system being developed by a consortium of major telecommunications carriers, including Worldcom, AT&T, KDD, NTT, Cable & Wireless and GTE. Although the Company believes that such other cable systems will not satisfy the demand for capacity between the United States and Japan and that there is currently enough demand projected to accommodate all such systems, such other cable systems will receive commitments for capacity that PC-1 could have received in their absence.

  Other regional and global systems are being considered by developers, including Project Oxygen, a global system being evaluated by CTR Group, Ltd. In addition, the Company may face competition from existing and planned regional systems and satellites on its MAC and PAC routes, where entrants are vying for purchases from a small but rapidly growing customer base.

 Satellite Transmission

  When comparing cable transmission against satellite transmission, the Company believes that cable has a distinct advantage with respect to latency (i.e., transmission delay) and voice quality. Cable transmission has a lower cost per circuit, higher capacity and longer expected equipment life than satellite transmission. Satellite transmission is generally considered to have a comparative advantage versus cable transmission for mobile communications only in the area of point-to-multipoint broadcast and "thin route" transmission, as opposed to the more common point-to-point, high volume transmission for which cable usage is considered to be preferable.

  In early 1997, the FCC granted Ka-band licenses and orbital locations to 13 companies. The firms developing future satellite technology envision a network of satellites that will provide broadband data transmission with data rates of 2 Mbps, 20 Mbps, and even 155 Mbps. Potential participants in the field include Astrolink, Skybridge, Teledesic Corporation, CyberStar and SpaceWay, who are seeking to provide high bandwidth transmission sublet networks. Due to
(i) the significant initial costs related to these systems, (ii) the risks relating to satellite launch systems and (iii) the significantly lower transmission capacity versus current fiber optic systems, the Company believes that the new satellite systems will not be able to offer competitive cost per unit of transmission capacity in the dense metropolitan markets the Company is targeting. Further, the Company believes it will have at least five years lead time to help it solidify a sustainable competitive market position before true broadband satellite service commences.

SUPPLIERS

  There are currently three major supply companies in the undersea cable industry: TSSL, Alcatel and KDD SCS. Cable & Wireless and Pirelli also have a presence in the industry and there are a number of smaller suppliers who have focused primarily on regional routes or non-repeatered systems. TSSL is completing construction of AC-1, is responsible for the design and installation of PAC and, together with KDD SCS (as a subcontractor), is responsible for design and installation of PC-1. Alcatel is responsible for design and construction of MAC. See "Risk Factors--Dependence on Third Parties."

PROPERTIES

  The Company leases executive and administrative offices at its worldwide headquarters at Wessex House, 45 Reid Street, Hamilton HM12 Bermuda. The Company owns a cable station in Brookhaven, New York and a cable station in White Sands, United Kingdom. The Company leases cable station space in Sylt, Germany and cable station space in Beverwijk, The Netherlands. Such leases run for the anticipated 25-year term of AC-1. The Company also leases office space in Los Angeles, Morristown, New Jersey, Dallas, London and San Francisco.

REGULATION

  The Company, in the ordinary course of development, construction and operation of its fiber optic cable systems, will be required to obtain and maintain various permits, licenses and other authorizations in both the United States and in foreign jurisdictions where its cables land, and will be subject to applicable telecommunications regulations in such jurisdictions. In particular, submarine cable landing or similar licenses will be required in many of the jurisdictions where Global Crossing's planned systems will land. With respect to AC-1, an undersea cable landing license (the "AC-1 Landing License") and a subsequent modification have been obtained from the United States Federal Communications Commission ("FCC"), which license permits AC-1 to land in the United States at the Brookhaven, New York landing site and to operate between the United States, the United Kingdom, The Netherlands and Germany. The AC-1 Landing License authorizes the Company to provide capacity on a private carriage basis, and AC-1 is not presently regulated by the FCC as a common carrier. Global Crossing has obtained landing licenses similar to the AC-1 Landing License in each of the other jurisdictions where the AC-1 cable system will land and where such licenses are required. With respect to each of the Company's cable systems other than AC-1, the Company anticipates both filing applications for cable landing licenses with the FCC (and, where necessary, foreign regulatory agencies) and seeking private carriage status for these systems as well. These licenses are typically issued for a term of years (in the case of the FCC-issued cable landing license, 25 years), and are subject to renewal. United States law (and the law of several foreign jurisdictions, as well) limits foreign ownership, direct or indirect, of entities holding cable landing licenses, although the FCC has progressively relaxed to the rules to examine only those foreign holders that are affiliated with a foreign telecommunications carrier that has market power in the destination country. More recently, in order to implement a multilateral World Trade Organization agreement, the FCC adopted regulations that presumptively permit unlimited foreign ownership by nationals of countries that are party to that agreement. See "Risk Factors--Government Regulation."

  Construction of each of the Company's cable systems also requires the acquisition and maintenance of various permits and licenses in the ordinary course of business. Pursuant to its construction contracts for AC-1 and PC-1, TSSL is contractually obligated to obtain and maintain all such licenses and permits. Although Global Crossing intends that the construction contracts for each of the Company's other planned cable systems will impose the burden of acquiring and maintaining construction licenses and permits on the contractor for each of such systems, there can be no assurance that such contractor will successfully obtain such permits and licenses. See "Risk Factors--Risks Related to Completing the Company's Cable Systems."

EMPLOYEES

  As of June 30, 1998, the Company had 82 employees. The Company considers its relations with its employees to be good.

LEGAL PROCEEDINGS

  The Company is not presently subject to any legal claims or proceedings.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth the names, ages and positions of the directors and executive officers of New GCL.

  Prior to the Stock Offerings, New GCL amended and restated its Bye-Laws (the "Bye-Laws") to provide for a Board of Directors consisting of 16 members divided into three classes with terms of three years each. Mr. Brown, Mr. Porter, Mr. Phoenix, Mr. Levine and Mr. Conway were elected as Class A Directors, with a term expiring in 1999; Mr. Cook, Mr. Lee, Mr. Raben, Mr. Kent and Mr. Scanlon were elected as Class B Directors, with a term expiring in 2000; and Mr. Winnick, Mr. Bloom, Mr. Kehler, Mr. Weinberger, Mr. Steed and Mr. Ogasawara were elected as Class C Directors, with a term expiring in 2001. The form of Amended and Restated Bye-Laws is an exhibit to the Registration Statement of which this Prospectus is a part.

   NAME                 AGE                       POSITION
   ----                 ---                       --------
   Gary Winnick.......   50        Co-Chairman of the Board and Director
   Lodwrick Cook......   70        Co-Chairman of the Board and Director
   Jack M. Scanlon....   56         Chief Executive Officer and Director
   David L. Lee.......   49   President, Chief Operating Officer and Director
   Barry Porter.......   41          Senior Vice President and Director
   Abbott L. Brown....   54          Senior Vice President and Director
   Dan J. Cohrs.......   45  Senior Vice President and Chief Financial Officer
   James C. Gorton....   36 Senior Vice President, General Counsel and Secretary
   K. Eugene Shutler..   60                Senior Vice President
   Hillel Weinberger..   44                       Director
   Jay R. Bloom.......   42                       Director
   Dean C. Kehler.....   41                       Director
   Jay R. Levine......   41                       Director
   William D. Phoenix.   41                       Director
   Bruce Raben........   44                       Director
   Michael R. Steed...   48                       Director
   William E. Conway..   48                       Director
   Toshiaki Ogasawara.   67                       Director
   Geoffrey J.W. Kent.   56                       Director

  GARY WINNICK--Mr. Winnick, founder of Global Crossing, has been Co-Chairman of the Board of New GCL since January 1998 and, prior thereto, was Chairman of the Board since the inception of the Company in March 1997. Mr. Winnick is the founder and has been the Chairman and Chief Executive Officer of Pacific Capital Group since its inception, having been in the principal equity investment and merchant banking business since 1985. Mr. Winnick holds a BA in Economics and Business Management from C.W. Post College.

  LODWRICK M. COOK--Mr. Cook has been Co-Chairman of the Board of New GCL since January 1998 and Vice Chairman, Managing Director of PCG since 1997. Prior to joining PCG, Mr. Cook spent 39 years at Atlantic Richfield Co., serving as President and Chief Executive Officer from 1985 to 1995 and as Chairman of the Board of Directors from 1986 to 1995, when he became Chairman Emeritus. Mr. Cook is also a member of the Board of Directors of Castle and Cooke, Litex and Ocean Energy, Inc. Mr. Cook received BS degrees in mathematics and petroleum engineering from Louisiana State University and holds an MBA degree from Southern Methodist University.

  JACK M. SCANLON--Mr. Scanlon has been Chief Executive Officer and a director of New GCL since April 1998. Prior to joining the Company, Mr. Scanlon was President and General Manager of the Cellular Networks and Space Sector of Motorola Inc. and had been affiliated with Motorola Inc. since 1990. Mr. Scanlon was Chief Operating Officer of Cambridge Technology Group from 1988 to 1990 and, prior thereto, spent 24 years with AT&T Corp. and Bell Laboratories, rising to Group Vice President at AT&T Corp. Mr. Scanlon received his BS degree from the University of Toronto and a MS degree in electrical engineering from Cornell University.

  DAVID L. LEE--Mr. Lee has been President and Chief Operating Officer and a director of New GCL since the inception of the Company in March 1997. He has also been a managing director of PCG since 1989. Prior to joining PCG, Mr. Lee was Group Vice President of Finance and Acquisitions at TRW Information Systems Group. Mr. Lee is a graduate of McGill University and holds a PhD in Physics and Economics from the California Institute of Technology.

  BARRY PORTER--Mr. Porter is Senior Vice President, Corporate Development and a director of New GCL. Mr. Porter has been a director of the Company since 1997 and has also been a managing director of PCG since 1993. From 1986 to 1993, Mr. Porter was affiliated with Bear, Stearns & Co. Inc., rising to a Senior Managing Director in the investment banking department. Mr. Porter received his JD and MBA degrees from the University of California (Berkeley) and his BS degree from The Wharton School.

  ABBOTT L. BROWN--Mr. Brown is Senior Vice President, Corporate Affairs and a director of New GCL. Mr. Brown has been a director of the Company since 1997 and has also been a managing director and Chief Financial Officer of PCG since 1994. From 1990 through 1994, Mr. Brown was Executive Vice President, Chief Financial Officer and a member of the board of directors of Sony Pictures Entertainment Inc., a wholly-owned subsidiary of Sony Corporation. Prior thereto, Mr. Brown was a partner in the international accounting firm of Price Waterhouse LLP. Mr. Brown holds a BS degree from Lehigh University and is a Certified Public Accountant.

  DAN J. COHRS--Mr. Cohrs has been Senior Vice President and Chief Financial Officer of New GCL since May 18, 1998. From 1993 to 1998, Mr. Cohrs was affiliated with GTE Corporation, rising to the position of Vice President and Chief Planning and Development Officer in 1997. From 1990 to 1993, he was at Northwest Airlines and prior to leaving Northwest Airlines served as Vice President of International Finance (Tokyo, Japan); from 1986 to 1990, he was at the Marriott Corporation and served in such capacities as Vice President of Financial Planning and Acquisitions and Vice President of Project Finance; and from 1983 to 1986, he was a Strategy and Financial Consultant at Marakon Associates. Mr. Cohrs received his BS degree from Michigan State University in Engineering and his PhD degree from Cornell University in Economics, Finance and Public Policy.

  JAMES C. GORTON--Mr. Gorton became Senior Vice President and General Counsel of New GCL effective July 15, 1998 and Secretary of New GCL effective August 9, 1998. From 1994 to 1998, Mr. Gorton was a member of the New York law firm Simpson Thacher & Bartlett and had been associated with the firm since 1986. Mr. Gorton holds a BA degree from Columbia College and a JD degree from New York University School of Law.

  K. EUGENE SHUTLER--Mr. Shutler is a Senior Vice President of New GCL and is also President of ACL. From 1996 to 1997, Mr. Shutler served as Chairman of the Board and Chief Executive Officer of Styles On Video, Inc. Prior thereto, Mr. Shutler was Executive Vice President, General Counsel and a Director of MGM Grand, Inc. from 1991 to 1995; a member of the Los Angeles law firm of Troy and Gould from 1983 to 1991; and Vice President/General Counsel of Republic Corporation, Continental Aircraft Services (Continental Airlines) and Caesars World, Inc. Mr. Shutler holds a BA degree from the University of Pennsylvania and an LLB degree from Yale Law School.

  HILLEL WEINBERGER--Mr. Weinberger, a director of New GCL since June 1997, has been a Senior Vice President of Loews/CNA Holdings Corp. since 1988. Prior thereto, Mr. Weinberger was a Senior Vice President of Presidential Life from 1982 to 1988. Mr. Weinberger serves as director to News Communications Inc.

  JAY R. BLOOM--Mr. Bloom, a director of New GCL since the Company's inception in March 1997, is a managing director of CIBC Oppenheimer Corp. ("CIBC Oppenheimer"), co-head of its High Yield Group and co-head of CIBC World Markets High Yield Merchant Banking Funds. Mr. Bloom also serves on the board of directors of Heating Oil Partners, L.P., Consolidated Advisers Limited, L.L.C. and Morris Material Handling, Inc. Prior to joining CIBC Oppenheimer in August 1995, Mr. Bloom was a founder and managing director of The Argosy Group L.P. From 1984 to 1990, Mr. Bloom was a managing director in the Mergers and Acquisitions Group of Drexel Burnham Lambert Incorporated. Mr. Bloom was an investment banker associated with Lehman Brothers Kuhn Loeb Incorporated from 1982 to 1984 and, from 1981 to 1982, practiced law at Paul Weiss Rifkind Wharton & Garrison in New York. Mr. Bloom received his BS and MBA degrees from Cornell University and his JD degree from Columbia University School of Law.

  DEAN C. KEHLER--Mr. Kehler, a director of New GCL since the Company's inception, is a managing director of CIBC Oppenheimer and co-head of its High Yield Group. In addition, he is a member of CIBC's Investment Committee and co-head of CIBC World Markets High Yield Merchant Banking Funds. Prior to joining CIBC Oppenheimer in 1995, Mr. Kehler was a founder and managing director of The Argosy Group. From 1985 to 1990, Mr. Kehler was a managing director in the Mergers and Acquisitions Group, Co-Head of Merchant Banking and a member of the Corporate Finance Executive Committee of Drexel Burnham Lambert Incorporated. Mr. Kehler serves on the board of directors of Booth Creek Group, Inc., Telebanc Financial Corporation and Heating Oil Partners, L.P. From 1979 to 1985, Mr. Kehler was an investment banker at Lehman Brothers. Mr. Kehler received his BS degree from The Wharton School.

  JAY R. LEVINE--Mr. Levine, a director of New GCL since the Company's inception, is a managing director of CIBC Oppenheimer, and manages the CIBC World Markets High Yield Merchant Banking Funds. Prior to joining CIBC Oppenheimer in May, 1997, Mr. Levine was President of PPMJ Inc., a private consulting firm, from September 1996 to April 1997 that advised its clients on private equity investments. From August 1990 to June 1996, Mr. Levine was a senior executive in the Morningside and Springfield Group, Inc., a private investment company. Mr. Levine serves as a director of Aircraft Service International Group, Consolidated Advisers Limited, L.L.C., Heating Oil Partners, L.P. and Talton Holdings, Inc. Mr. Levine received a BS degree from Syracuse University, a JD degree from Tulane University and an LLM in Taxation from New York University.

  WILLIAM P. PHOENIX--Mr. Phoenix, a director of New GCL since its inception, is a managing director of CIBC Oppenheimer and co-head of Credit Capital Markets. Prior to joining CIBC Oppenheimer in 1995, Mr. Phoenix had been the Managing Director of the Canadian Imperial Bank of Commerce since 1982. Mr. Phoenix serves as a director of the Electrolux Corporation. Mr. Phoenix received his BA degree from the University of Western Ontario and his MBA degree from the University of Toronto.

  BRUCE RABEN--Mr. Raben, a director of New GCL since its inception, is a managing director of CIBC Oppenheimer. Prior to joining CIBC Oppenheimer in January 1996, Mr. Raben was a founder, managing director and co-head of the Corporate Finance Department of Jefferies & Co., Inc. since 1990. Mr. Raben serves as a director of Optical Security, Inc., Talton Holdings, Inc., Terex Corporation and Equity Marketing, Inc. Mr. Raben received his MBA degree from Columbia Business School and his AB degree from Vassar College.

  MICHAEL R. STEED--Mr. Steed, a director of New GCL since its inception, is Senior Vice President of Investments for the Union Labor Life Insurance Company, ULLICO Inc. ("ULLICO") and its Family of Companies and President of Trust Fund Advisors, ULLICO's investment management subsidiary. Mr. Steed joined ULLICO in November 1992 after serving seven years as President and Founder of A.F.I.C. Group, Ltd., a financial and investment consulting firm. From 1983 to 1985, Mr. Steed was the Executive Director of the Democratic National Committee. Mr. Steed serves as a director of The Lewis & Clark Snake River Beverage Company. He received his JD degree from Loyola University School of Law in Los Angeles and his BA degree from Loyola Marymount University in Los Angeles.

  WILLIAM E. CONWAY--Mr. Conway became a director of New GCL in August 1998. Mr. Conway has been a managing director of The Carlyle Group since 1987. Mr. Conway was Senior Vice President and Chief Financial Officer of MCI Communications Corporation from 1984 until he jointly founded The Carlyle Group in

August 1987. Mr. Conway serves as director to GTS Duratek, Inc., Nextel Communications, Inc. and Hownet International Corporation. Mr. Conway received his BA degree from Dartmouth College and his MBA in Finance from Chicago Graduate School of Business.

  TOSHIAKI OGASAWARA--Mr. Ogasawara, a director of New GCL since August 1998, has been Chairman and Publisher of The Japan Times, Limited since 1985 and President and Representative Director of Nifco Inc. since 1967. Mr. Ogasawara serves as Chairman and Representative Director for FM Inter-Wave, Inc. and Simmons Co. Ltd.

  GEOFFREY J.W. KENT--Mr. Kent, a director of New GCL since August 1998, is Chairman and Chief Executive Officer of the Abercrombie & Kent Group of companies and has been associated with the company since 1967.

ADDITIONAL MANAGEMENT

  Global Crossing's management team utilizes additional executives with extensive experience in the telecommunications industry and the undersea cable sector, including the following individuals:

  WILLIAM B. CARTER, JR. is President of Global Crossing Development Co. and the Company's Senior executive in charge of development. Prior to joining the Company, Mr. Carter spent 30 years with AT&T, where he headed up the International Facilities Planning (both cable and satellite) and served as President and Chief Executive Officer for SSI and as Director of International Network Operations for AT&T. During Mr. Carter's tenure, SSI had the leading worldwide market share in the undersea cable industry, with an average market share of 35-50%. Mr. Carter is a member of the World Telecommunications Advisory Council to the International Telecommunications Union (ITU) and Senior Advisory Council to the U.S. government on communications and economic development. Mr. Carter received a BEE degree from Georgia Institute of Technology and has completed the advanced program for senior managers at MIT's Sloan School.

  JACK FINLAYSON--Mr. Finlayson has been President of Global Crossing International, Ltd. since June 1998. Prior to joining the Company, Mr. Finlayson was corporate vice president and general manager of Motorola Inc.'s Asia Pacific Cellular Infrastructure group, where he was responsible for managing the wireless infrastructure business, and had been affiliated with Motorola Inc. since 1994. Prior to joining Motorola Inc., Mr. Finlayson was employed by AT&T, where he was sales vice president of Business Network Sales for the southeastern United States. Mr. Finlayson has more than 17 years experience in the telecommunications field. Mr. Finlayson received his BS degree in marketing from LaSalle University and holds an MBA degree in information management from St. Joseph's University.

  S. WALLACE DAWSON, JR., Senior Vice President of Operations of Global Crossing Development Co., worked at SSI for 29 years, where he had overall delivery responsibility for the implementation of all submarine cable projects. Prior thereto, he held various positions at AT&T, where his work centered on specialized equipment design for military and commercial undersea cable systems and development of various network services. Mr. Dawson holds a BEE degree from the University of Virginia, and an MSEE degree from Duke University. He also completed the Advanced Management Program at INSEAD, Fountainbleu, France.

  HAROLD D. GROSSNICKLE, Managing Director of Global Crossing Development Co., is responsible for directing the operations, administration and maintenance of the Global Crossing Network. Mr. Grossnickle has 28 years of experience in the telecommunications industry, including over 24 years at AT&T and AT&T Paradyne, where he served as a vice president of network management systems and services. Mr. Grossnickle received his BS from Iowa State University and his MBA from the University of Missouri.

  PATRICK JOGGERST is Vice President of Global Sales & Marketing of Global Crossing International Ltd. and the Company's Senior executive in charge of sales. Prior to joining the Company, Mr. Joggerst served as Managing Director for the Americas Region at TSSL. His 17-year tenure at AT&T included positions with several departments, including international services operations, organizational development/human resources, and communications products and service sales. Mr. Joggerst graduated from Georgetown University's School of Foreign Service.

  IAN MCLEAN--Mr. McLean is Vice President of New GCL and also serves as Chief Financial Officer of ACL. Prior to joining the Company in September, 1997, Mr. McLean was Chief Financial Officer and Systems Information Officer at Price Waterhouse, Bermuda from 1994 to 1997; Chief Financial Officer for Horizons Limited from 1992 to 1994; Deputy Manager, Corporate Trust at Bank of Bermuda Limited from 1988 to 1992 and Vice President of Finance for the Baillargeon Group from 1985 to 1988. Mr. McLean is a Canadian Chartered Accountant and holds a Bba degree from Bishop's University and a graduate diploma in accountancy from McGill University.

  WILLIAM T. RICHARDS is Vice President of Operations of ACL. Mr. Richards was employed at British Telecommunications for seven years, most recently as Manager of Subsea Projects & Consultancies, and served as Independent Engineer on the FLAG system. Prior to his position at British Telecommunications, he served as Business Development Manager at Dowty Magnetics. Mr. Richards received his BFc (Hons.) degree from City University of London.

  LISA DADOURIS, Director of Business Development of Global Crossing Development Co., spent 12 years at AT&T and Lucent Technologies, where she held a number of positions in business development, marketing and finance, including Chief Financial Officer for Local Service in the northeast United States and Director of Manufacturing Planning for Lucent. Ms. Dadouris graduated from Wake Forest University with a BS in business, and received her MBA in accounting from Fuqua School of Business at Duke University.

  MOOL SINGHI is Director of Network Planning of Global Crossing Development Co. Prior to joining the Company, Mr. Singhi served as the Director of Market Planning at TSSL. Mr. Singhi spent 27 years at AT&T, where he held various key positions in manufacturing, finance, engineering, operations and international network planning. Mr. Singhi received a bachelor's degree in mechanical engineering and a master's degree in operations research and industrial engineering from the University of Buffalo.

  CHARLES D. HOGAN, Director of Operations of Asia Systems of Global Crossing Development Co., spent 42 years at AT&T, serving as Regional Managing Developer of AT&T's General Departments. Immediately prior to joining the Company, Mr Hogan was based in Hong Kong where he was responsible for the planning of international digital lightwave undersea cables for AT&T in the Asia/Pacific region, including the planned China-United States cable system.

  JOHN MERCOGLIANO, Vice President of Sales and Marketing of Global Crossing International Ltd., has over 19 years of experience in the telecommunications industry. Prior to joining the Company, Mr. Mercogliano was employed as Vice President-Europe of Bell Atlantic Network Systems (Bermuda) Ltd., where he was responsible for developing strategies and directing sales and marketing opportunities in the FLAG European region. Mr. Mercogliano received his B.A. degree from New York University and his MBA from Pace University.

COMPENSATION

  Total compensation paid or accrued to the executive officers of New GCL and its consolidated subsidiaries as a group during the fiscal year ended December 31, 1997 was $155,409. Directors of New GCL and its consolidated subsidiaries do not receive compensation, except as officers or employees of New GCL or its consolidated subsidiaries.

OPTION GRANTS AND OPTION VALUES

  The table below sets forth information as of August 13, 1998 concerning options granted since January 1, 1998 to principal officers of the Company. Options representing a total of 9,967,500 shares of Common Stock have been issued to officers or directors of the Company at exercise prices ranging from $1.67 per share to $19.00 per share.

                                                                          GRANT
                                                                           DATE
                                       INDIVIDUAL GRANTS                 VALUE(1)
                         ---------------------------------------------- ----------
                         NUMBER OF
                         SECURITIES  % OF TOTAL
                         UNDERLYING   OPTIONS                             GRANT
                          OPTIONS    GRANTED TO  EXERCISE OR               DATE
                          GRANTED   EMPLOYEES IN BASE PRICE  EXPIRATION  PRESENT
     NAME                   (#)     FISCAL YEAR   ($/SHARE)     DATE     VALUE($)
     ----                ---------- ------------ ----------- ---------- ----------
Gary Winnick............   900,000      7.45%        1.67     03/31/07  15,600,000
 Co-Chairman of the
 Board
Jack Scanlon............ 1,800,000     14.89%        1.67     04/01/08  31,200,000
 Chief Executive Officer
Bill Carter............. 1,500,000     12.41%        1.67     10/27/07  26,000,000
 President, Global
 Crossing Development
 Co.
James Gorton............   750,000      6.21%        6.67     06/12/08   9,250,000
 Senior Vice President
 and General Counsel
Jack Finlayson..........   585,000      4.84%        6.67     06/12/08   7,215,000
 President, Global
 Crossing International,
 Ltd.                      150,000      1.24%       19.00     06/12/08         --

--------
(1) Based upon difference between exercise price and $19.00, the Price to Public per Share of the Stock Offerings.

  The table below sets forth information as of August 13, 1998 concerning exercises of stock options by the individuals named above for the current year and the value of such individuals' unexercised options based upon the midpoint of the expected pricing range of the Stock Offerings.

                                                  NUMBER OF
                                                 SECURITIES           VALUE OF
                                                 UNDERLYING         UNEXERCISED
                                                 UNEXERCISED        IN-THE-MONEY
                                                 OPTIONS(#)          OPTIONS($)
                           SHARES     VALUE   ----------------- --------------------
                         ACQUIRED ON REALIZED   EXERCISABLE/        EXERCISABLE/
     NAME                EXERCISE(#)   ($)      UNEXERCISABLE     UNEXERCISABLE(1)
     ----                ----------- -------- ----------------- --------------------
Gary Winnick............     --        --       300,000/600,000 5,200,000/10,400,000
 Co-Chairman of the
 Board
Jack Scanlon............     --        --     450,000/1,350,000 7,800,000/23,400,000
 Chief Executive Officer
Bill Carter.............     --        --           0/1,500,000         0/26,000,000
 President, Global
 Crossing Development
 Co.
James Gorton............     --        --       187,500/562,500  2,312,500/6,937,500
 Senior Vice President
 and General Counsel
Jack Finlayson..........     --        --       292,500/442,500  3,607,500/3,607,500
 President, Global
 Crossing International,
 Ltd.

--------
(1) Based upon difference between exercise price and $19.00, the Price to Public per Share of the Stock Offerings.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

  The 1998 Global Crossing Ltd. Stock Incentive Plan (the "Stock Incentive Plan") provides that, upon a "change in control," certain of the awards granted under the Stock Incentive Plan will vest immediately. A "change in control" is defined under the Stock Incentive Plan as the occurrence of any of the following: (i) any Person (other than a Person holding securities representing 10% or more of the combined voting power of New GCL's outstanding securities as of July 15, 1998, New GCL, any trustee or other fiduciary holding securities under an employee benefit plan of New GCL, or any company owned, directly or indirectly, by the shareholders of New GCL in substantially the same proportions as their ownership of stock of New GCL) becomes the beneficial owner (as defined under Rule 13d-3 under the Exchange Act) of securities of New GCL (a) in excess of the interest held by the existing shareholders of New GCL as of July 15, 1998 and (b) representing 30% or more of the combined voting power of New GCL's then outstanding securities; (ii) during any period of 24 months, individuals who at the beginning of such period constitute the board of directors and any new director (other than those directors who meet certain exceptions specified in the Stock Incentive Plan) whose election was approved in advance by a vote of at least two-thirds of the directors then still in office, cease for any reason to constitute at least a majority of the board of directors; (iii) the shareholders of New GCL approve any transaction under which New GCL is merged or consolidated with any other company, other than a merger or consolidation which would result in shareholders of New GCL immediately prior thereto continuing to own more than 65% of the combined voting power of the voting securities of New GCL or such surviving entity; or (iv) the shareholders of New GCL approve a plan of complete liquidation of the company or an agreement for the sale or disposition by New GCL of all or substantially all of New GCL's assets, other than the liquidation of New GCL into a wholly-owned subsidiary.

  New GCL has entered into an employment agreement, dated as of April 1, 1998, with Mr. Jack Scanlon, providing for Mr. Scanlon's employment as New GCL's Chief Executive Officer for a term of two years and continuing thereafter for successive two-year terms unless either New GCL or Mr. Scanlon provides at least three months' notice in advance of the expiration of the current term. In connection with such agreement, Mr. Scanlon was issued an option to purchase a total of 1,800,000 shares of Common Stock at an exercise price of $1.67 per share. Such options vest in 25% increments upon the first day of employment and at the end of each of the first three years of Mr. Scanlon's employment with New GCL. Upon a "change of control", as defined in the Stock Incentive Plan, or any other "non-fault" termination as defined in Mr. Scanlon's employment agreement, vesting of all of such options shall immediately occur and Mr. Scanlon shall be entitled to terminate the agreement and receive a lump sum payment equal to the sum of two times Mr. Scanlon's then annual base salary and bonus. Mr. Finlayson has the option to sell 150,000 shares of Common Stock to the Company at $13.33 per share after two years of employment.

NEW GCL COMMITTEES

  Audit Committee. The purpose of the Audit Committee is to: (i) make recommendations concerning the engagement of independent public accountants;
(ii) review with New GCL management and the independent public accountants the plans for, and scope of, the audit procedures to be utilized and results of audits; (iii) approve the professional services provided by the independent public accountants; (iv) review the adequacy and effectiveness of New GCL's internal accounting controls; (v) review New GCL's insurance program; and (vi) perform any other duties and functions required by any organization under which New GCL's securities may be listed. Messrs. Weinberger, Conway and Kent are the current members of the Audit Committee.

  Compensation Committee. The purpose of the Compensation Committee is to establish and submit to the Board of Directors of New GCL recommendations with respect to (i) compensation of officers and other key employees of New GCL and
(ii) awards to be made under the Stock Incentive Plan. Messrs. Cook, Steed and Levine are the current members of the Compensation Committee.

                          PRINCIPAL SHAREHOLDERS

  The following table and the accompanying footnotes set forth, as of August 13, 1998, certain information regarding the beneficial ownership of the common stock of New GCL ("Common Stock") by (i) each person or entity who is known to New GCL to own beneficially five percent or more of New GCL's voting Common Stock, (ii) each of New GCL's directors and executive officers and (iii) all directors and executive officers of New GCL as a group. To the knowledge of New GCL, each such stockholder has sole voting and investment power with respect to the shares shown, unless otherwise noted. For a summary of the principal terms of the Common Stock, see "Description of Capital Stock."

                                                       BENEFICIAL OWNERSHIP
                                                          OF COMMON STOCK
                          -------------------------------------------------------------------------------
                                NUMBER         PERCENTAGE    NUMBER OF    NUMBER OF        PERCENTAGE
                          OF SHARES PRIOR TO    PRIOR TO      SHARES    SHARES AFTER         AFTER
    BENEFICIAL OWNER      STOCK OFFERINGS(1) STOCK OFFERINGS   SOLD    STOCK OFFERINGS STOCK OFFERINGS(2)
    ----------------      ------------------ --------------- --------- --------------- ------------------
Pacific Capital Group,
 Inc.(3) ...............      52,118,934          26.85%     1,096,463    51,022,471         23.58%
 150 El Camino Drive,
  Suite 204
 Beverly Hills,
  California 90212
Canadian Imperial Bank
 of Commerce(4).........      48,588,400          25.03%           --     48,588,400         22.46%
 161 Bay Street, 8th
  Floor--BCE Place
 P.P. Box 500
 M5J258
 Toronto, Canada
Continental Casualty
 Company(5).............      20,037,585          10.32%           --     20,037,585          9.26%
 CNA Plaza, Floor 23
  South
 Chicago, Illinois 60685
MRCo, Inc. (6)..........      16,939,097           8.73%           --     16,939,097          7.83%
 111 Massachusetts
  Avenue NW
 Washington, DC 20001
Gary Winnick(7).........      52,418,934          27.00%     1,096,463    51,322,471         23.72%
Lodwrick M. Cook(8).....       2,356,227           1.21%           --      2,356,227          1.09%
Jack M. Scanlon(9)......         450,000             *             --        450,000            *
Dan J. Cohrs(10)........         225,000             *             --        225,000            *
David L. Lee(11)........      11,802,943           6.08%       306,704    11,496,239          5.31%
Abbott L. Brown(12)(13).       6,979,633           3.60%       230,129     6,749,504          3.12%
Barry Porter(14)........      10,864,212           5.60%       306,704    10,557,508          4.88%
James C. Gorton(15).....         187,500             *             --        187,500            *
Jack Finlayson(16)......         292,500             *             --        292,500            *
K. Eugene
 Shutler(13)(17)........         248,986             *             --        248,986            *
Hillel Weinberger(18)...      21,345,900          11.00%           --     21,345,900          9.87%
Jay R. Bloom(19)........      48,588,400          25.03%           --     48,588,400         22.46%
Dean C. Kehler(19)......      48,588,400          25.03%           --     48,588,400         22.46%
Jay R. Levine(19)(20)...      48,588,400          25.03%           --     48,588,400         22.46%
William P.
 Phoenix(19)(20)........      48,588,400          25.03%           --     48,588,400         22.46%
Bruce Raben(19)(20).....      48,588,400          25.03%           --     48,588,400         22.46%
Michael R. Steed(21)....      16,954,097           8.73%           --     16,954,097          7.84%
William E. Conway(22)...          15,000             *             --         15,000            *
Toshiaki Ogasawara(22)..          15,000             *             --         15,000            *
Geoffrey J.W. Kent(22)..          15,000             *             --         15,000            *
All Directors and
 Executive Officers as a
 Group..................     172,759,314          88.99%     1,940,000   170,819,314         78.96%

-------
  * Percentage of shares beneficially owned does not exceed one percent.
 (1) As of August 13, 1998, after giving effect to the Old GCL Exchange, the PCG Warrant Conversion, the Advisory Services Agreement Termination, the TDC Exchange and the transactions associated therewith, 182,832,900 shares of Common Stock would have been issued and outstanding. An additional 2,500,500 shares of Common Stock would have been issuable upon the exercise of options within 60 days of August 13, 1998; an additional 2,554,183 shares of Common Stock would have been issuable upon the exercise of the GCL Warrants (effective upon the Stock Offerings); and an additional 6,250,006 shares of Common Stock would have been issuable upon the exercise of the New PCG Warrants (effective upon the Stock
    Offerings). Both the GCL Warrants and the New PCG Warrants will have a per share exercise price equal to the Price to Public per Share of the Stock Offerings. Amounts appearing in the foregoing table include

    (i) all shares of Common Stock outstanding as of August 13, 1998, (ii) all shares of Common Stock issuable upon the exercise of options within 60 days of August 13, 1998 and (iii) all shares of Common Stock issuable upon the exercise of the GCL Warrants and New PCG Warrants.

 (2) After giving effect to the Stock Offerings, 205,042,900 shares of Common Stock were issued and outstanding.

 (3) Includes 38,742,872 shares of Common Stock and 1,257,894 shares of Common Stock issuable upon the exercise of GCL Warrants which in May 1998 were transferred to GKW Unified Holdings, LLC, a company formed for the benefit of Gary Winnick and members of his family that is managed by PCG. Includes 3,025,002 shares of Common Stock issuable upon the exercise of New PCG Warrants.

 (4) Includes 75,000 shares of Common Stock issuable upon the exercise of options within 60 days of August 13, 1998 granted to the members of the Board of Directors affiliated with CIBC.

 (5) Includes 8,397,750 shares of Common Stock owned by Continental Casualty Corporation and 933,150 shares of Common Stock held by Continental Casualty Corp. Designated High Yield, for which Continental Casualty Corporation holds sole voting and investment power. Includes 10,706,685 shares of Common Stock to be acquired by Continental Casualty Corp. Designated High Yield prior to the Stock Offerings.

 (6) Includes 348,967 shares of Common Stock issuable upon the exercise of GCL Warrants.

 (7) Includes all shares of Common Stock owned by GKW Unified Holdings, LLC, of which PCG is manager, and all shares of Common Stock owned by PCG, of which Mr. Winnick is Chairman and Chief Executive Officer. Includes 300,000 shares of Common Stock issuable upon the exercise of options within 60 days of August 13, 1998.

 (8) Includes 475,001 shares of Common Stock issuable upon the exercise of New PCG Warrants. Includes 150,000 shares of Common Stock issuable upon the exercise of options within 60 days of August 13, 1998.

 (9) Includes 450,000 shares of Common Stock issuable upon the exercise of options within 60 days of August 13, 1998.

(10) Includes 225,000 shares of Common Stock issuable upon exercise of options within 60 days of August 13, 1998.

(11) Includes 4,950,411 shares of Common Stock and 256,578 shares of Common Stock issuable upon the exercise of GCL Warrants owned by San Pasqual Corp., of which Mr. Lee and his family are the sole shareholders. Includes 2,716,617 shares of Common Stock and 75,150 shares of Common Stock issuable upon the exercise of GCL Warrants owned by the David and Ellen Lee Family Trust of which Mr. Lee and his wife are the sole shareholders. Includes 150,000 shares of Common Stock issuable upon the exercise of options within 60 days of August 13, 1998. Includes 912,501 shares of Common Stock issuable upon the exercise of New PCG Warrants.

(12) Includes all 3,772,709 shares of Common Stock and 183,833 shares of Common Stock issuable upon the exercise of GCL Warrants owned by Ridgestone Corp., of which Mr. Brown's family and a related trust are the sole shareholders. Includes 150,000 shares of Common Stock issuable upon the exercise of options within 60 days of August 13, 1998. Includes 725,001 shares of Common Stock issuable upon the exercise of New PCG Warrants.

(13) After giving effect to the liquidation of PCG Telecom LDC, which is managed by Ridgestone Corp. and of which Mr. Brown and Mr. Shutler are shareholders, and the distribution therefrom of 37,209 shares to Mr. Brown and 148,986 shares to Mr. Shutler.

(14) Includes all 5,941,984 shares of Common Stock and 282,816 shares of Common Stock issuable upon the exercise of GCL Warrants owned by Galenight Corp., of which Mr. Porter is the sole shareholder. Includes 150,000 shares of Common Stock issuable upon the exercise of options within 60 days of August 13, 1998. Includes 22,317 shares of Common Stock issuable upon the exercise of GCL Warrants and 912,501 shares of Common Stock issuable upon the exercise of New PCG Warrants.

(15) Includes 187,500 shares of Common Stock issuable upon exercise of options within 60 days of August 13, 1998.

(16) Includes 292,500 shares of Common Stock issuable upon exercise of options within 60 days of August 13, 1998.

(17) Includes 100,000 shares of Common Stock issuable upon the exercise of options within 60 days of August 13, 1998.

(18) Includes all shares of Common Stock owned by Continental Casualty Company, an affiliate of Loews/CNA Holdings Corp. Mr. Weinberger is an officer of Loews/CNA Holdings Corp. Includes 1,293,315 shares of Common Stock, consisting of 1,050,000 shares to be held by Global Crossing Trust 1998, of which Mr. Weinberger is a trustee and 243,315 shares to be held by a partnership of which Mr. Weinberger is a managing partner. Includes 15,000 shares of Common Stock issuable upon the exercise of options within 60 days of August 13, 1998.

(19) Includes all shares of Common Stock beneficially owned by CIBC. Messrs. Bloom, Kehler, Levine, Phoenix and Raben are all affiliated with CIBC Oppenheimer, an affiliate of CIBC.

(20) Beneficial ownership of all shares of Common Stock indicated is disclaimed.

(21) Includes all shares of Common Stock owned by MRCo, Inc. Mr. Steed is the Senior Vice President of ULLICO and the President of MRCo, Inc., which is a wholly-owned subsidiary of ULLICO. Includes 15,000 shares of Common Stock issuable upon the exercise of options within 60 days of August 13, 1998. Includes 348,967 shares of Common Stock issuable upon the exercise of GCL Warrants.

(22) Includes 15,000 shares of Common Stock issuable upon the exercise of options within 60 days of August 13, 1998.

                             CERTAIN TRANSACTIONS

GENERAL

  The Company has entered into certain transactions described below with entities affiliated with the Company, its officers and directors.

TRANSACTIONS WITH PACIFIC CAPITAL GROUP (PCG) AND ITS AFFILIATES

  PCG and its affiliates, including PCG Telecom Services LLC ("PCG Telecom") and Ocean Systems International LLC ("OSI"), have entered into certain transactions with the Company described below in connection with the development by PCG and its affiliates of several of Global Crossing's systems, including AC-1, PC-1, PAC and MAC, and the decision by the Board of Directors of New GCL to assume the ongoing development of systems (other than AC-1) from OSI. Revenue from the Company comprises the sole source of revenues for PCG Telecom. PCG and its affiliates are controlled by Mr. Gary Winnick, the Co-Chairman of the Board of Directors of New GCL, and certain other officers and directors of New GCL are affiliated with PCG, including Messrs. Cook, Lee, Porter and Brown. See "Management" and "Principal Shareholders."

  Advisory Services Agreements. ACL has entered into an Advisory Services Agreement, dated as of March 25, 1997 (as amended, the "AC-1 Advisory Agreement"), with PCG Telecom with respect to AC-1, under which PCG Telecom is entitled to an advisory fee of 2.0% of the gross revenues of ACL. The Board of Directors of GCL has agreed that each other direct subsidiary of GCL shall from time to time enter into, or cause each of its subsidiaries to enter into, similar Advisory Services Agreements (together with the AC-1 Advisory Agreement, the "Advisory Services Agreements") with PCG Telecom, providing for an advisory services fee of 2% of such subsidiary's gross revenues (not double counting any portion of intercompany revenues on which the advisory services fee has already been calculated). The aggregate amount of all advisory fees payable under the Advisory Services Agreements shall be reduced by the amount, if any, by which principals of PCG receive cash compensation (as opposed to reimbursement of expenses) from the Company other than cash compensation paid to such principals in their capacities as officers or directors of the Company as approved by the Board of Directors. In addition, until the earlier of (i) the date New GCL has a public equity market value in excess of $1.5 billion and (ii) March 25, 2002 (such earlier date, the "Deferred Fee Payment Date"), the aggregate cumulative amount of the fees paid under the Advisory Services Agreements in respect of the calendar years prior to and including each calendar year set forth below shall not exceed the amounts set forth below, with any excess being deferred and paid (together with interest thereon at a rate per annum equal to LIBOR) on the Deferred Fee Payment Date: 1998--$10 million; 1999--$20 million; 2000--$30 million; and 2001--$40 million.

  Amounts payable under the AC-1 Advisory Agreement are to be divided annually in the following manner: 90% of the initial $5 million in advisory services fees is retained by PCG Telecom, 5% of the initial $5 million in advisory service fees is payable to ULLICO, Inc. ("ULLICO"), which is the ultimate parent of MRCo, Inc., and 5% of the initial $5 million in advisory service fees is payable to PCG. With respect to amounts over the initial $5 million annually in advisory services fees, 15.5% is payable to ULLICO, 15.5% is payable to PCG, 35% is payable to CIBC and the remaining 34% is retained by PCG Telecom. Amounts retained by PCG Telecom, after deducting associated expenses incurred by PCG relating to salaries, bonuses, overhead and an annual discretionary expense reduction, are divided amongst Messrs. Winnick, Brown, Lee, and Porter in the following percentages: 40%, 15%, 22.5%, and 22.5%, respectively.

  All amounts payable annually under each of the other Advisory Services Agreements will be retained by PCG Telecom and, after deducting associated expenses incurred by PCG relating to salaries, bonuses, overhead and an annual discretionary expense reduction, divided amongst Messrs. Winnick, Cook, Brown, Lee, and Porter in the percentages: 50%, 8%, 12%, 15%, and 15% respectively.

  The Company has acquired the rights to advisory fees payable under the Advisory Services Agreements in consideration for the issuance, through PCG Telecom, to the persons entitled to receive such fees of shares of

Common Stock having an aggregate value of $135 million and the cancellation of approximately $2.7 million owed to the Company under a related advance agreement (the "Advisory Services Agreement Termination"). Upon the consummation of this transaction, all of the obligations of the Company and ACL in respect of the Advisory Services Agreements were terminated. The Company obtained a fairness opinion from an independent financial advisor in connection with this transaction. As a result of this transaction, the Company incurred a charge of approximately $137.7 million which has been reflected in its statement of operations for the period ended June 30, 1998. Of this amount, $135 million was determined by applying the 2% advisory fee to projected revenues for the Company's systems. The present value of the aggregate advisory fees was then calculated at $155.5 million, using a discount rate of 12% in respect of AC-1 and 15% in respect of systems other than AC-1. This amount was subsequently reduced to $135 million. Both the discount rates and the ultimate valuation were determined as a result of a negotiation process including a disinterested director of the Company and the various persons entitled to fees under the Advisory Services Agreements. The shares of Common Stock issued in connection with the Advisory Services Agreement Termination were issued to and are beneficially owned by the following persons in the following amounts:

                       RECIPIENT                  COMMON STOCK(1)    VALUE
                       ---------                  --------------- ------------
      Gary Winnick (including PCG and PCG
       Telecom)..................................    3,257,577    $ 61,893,963
      CIBC.......................................      670,000      12,730,000
      ULLICO.....................................      366,579       6,965,001
      Lodwrick M. Cook...........................      304,974       5,794,506
      Abbott L. Brown............................      683,711      12,990,510
      David L. Lee...............................      911,211      17,313,010
      Barry Porter...............................      911,211      17,313,010
                                                     ---------    ------------
        Total....................................    7,105,263    $135,000,000
                                                     =========    ============

--------
(1) Based upon the Price to Public per Share of the Stock Offerings.

  The net proceeds from the sale of the Shares sold by the Selling Shareholders in the Stock Offerings are to be used by such Selling Shareholders to fund anticipated income tax liabilities resulting from this transaction. See "Principal Shareholders."

  PCG Warrants. Old GCL and PCG entered into a warrant agreement, dated as of January 21, 1998 (the "PCG Warrant Agreement"), pursuant to which Old GCL issued PCG three separate warrants (collectively, the "PCG Warrants") providing PCG with the right to purchase (i) 9,226,592 of Old GCL's Class B Shares for an aggregate purchase price of $50,000,000; (ii) an additional 4,613,297 of Old GCL's Class B Shares for an aggregate purchase price of $31,250,000; and (iii) an additional 4,613,297 of Old GCL's Class B Shares for an aggregate purchase price of $37,500,000. Such PCG Warrants would entitle PCG to acquire an additional 10% of the capital stock of Old GCL (as of the date of issuance of the PCG Warrants), with the exercise price of each PCG Warrant based upon a different market valuation of the Company. In connection with issuance of the PCG Warrants, the PC-1, MAC and PAC systems (then under development) were acquired by the Company, as was the development team that had been assembled by Pacific Capital Group (led by William Carter, former President of AT&T Submarine Systems International ("SSI") and Wally Dawson, former Senior Vice President of SSI). The exercise of each of the PCG Warrants is conditioned upon (i) an initial public offering of shares of Old GCL (or any successor thereto), underwritten by an investment banking firm of national reputation (as determined by a majority of the Board of Directors of Old GCL) from which Old GCL shall have received at least $50,000,000 in net proceeds,
(ii) the investment by Old GCL in the aggregate of at least $500,000,000 of Net Attributable Capital (as defined below) in cable systems other than AC-1 and (iii) the generation in the aggregate by cable systems other than AC-1 of at least $100,000,000 in Net Attributable Revenues (as defined below). For purposes of the PCG Warrant Agreement, with respect to any cable system, (i) "Net Attributable Capital" means the aggregate debt and equity capitalization of such system multiplied by the percentage ownership of Old GCL (directly or indirectly) in such system, and (ii) "Net Attributable Revenues" means the net revenues of such system multiplied by the percentage ownership interest of Old GCL (directly or indirectly) in such system. Rights under each of the PCG Warrants has been divided amongst Messrs. Winnick, Cook, Brown, Lee and Porter in the following percentages:
50%, 8%, 12%, 15% and 15%, respectively.

  The Board of Directors of Old GCL determined that upon the successful completion of the Stock Offerings the conditions precedent to exercising the PCG Warrants were met and therefore the PCG Warrants were deemed exercisable. The Board of Directors of Old GCL also amended the terms of the PCG Warrants to give each holder the option to convert each share under warrant into a fraction of a Class B Share based upon the ratio of the current per share valuation at the time of conversion less the per share exercise price of the warrant divided by the current per share valuation at the time of conversion multiplied by the number of warrants to be converted, together with a new warrant ("New PCG Warrants") to purchase the remaining fraction of such Class B Share at an exercise price equal to the Price to Public per Share payable in the Stock Offerings. The New PCG Warrants will terminate on August 13, 2003, five years from the date of issuance. Prior to the Stock Offerings, PCG converted the PCG Warrants in such manner into Class B Shares and New PCG Warrants, utilizing the anticipated price of the Stock Offerings as the current per share valuation for such purposes, with the Company assuming the obligations of Old GCL under the New PCG Warrants (the "PCG Warrant Conversion"). Upon the PCG Warrant Conversion, Messrs. Winnick, Cook, Brown, Lee and Porter transferred 100,000, 25,000, 25,000, 25,000 and 25,000 New PCG
Warrants, respectively, to Nelson S. Zand, an employee of PCG.

  Following such transactions, shares of Common Stock and New PCG Warrants issued in connection with the conversion of the PCG Warrants were issued to the following persons in the following amounts:

                                                 COMMON    NEW PCG
        NAME                                     STOCK    WARRANTS    VALUE(1)
        ----                                   ---------- --------- ------------
        Gary Winnick..........................  6,101,589 3,025,002 $136,953,955
        David L. Lee..........................  1,830,475   912,501   41,120,907
        Barry Porter..........................  1,830,475   912,501   41,120,907
        Abbott L. Brown.......................  1,464,379   725,001   32,861,958
        Lodwrick M. Cook......................    976,252   475,001   21,850,045
        Nelson S. Zand........................          0   200,000    1,390,000
                                               ---------- --------- ------------
          Total............................... 12,203,170 6,250,006 $275,297,772
                                               ========== ========= ============

--------
(1) Based upon a price per share of Common Stock of $19.00 (the Price to Public per Share of the Stock Offerings) and the Company's estimated value, based upon independent appraisals, of $6.95 per warrant. See "Pro Forma Financial Information."

  Advance Agreements. GCL has entered into an Advance Agreement, dated as of March 24, 1998 (the "AC-1 Advance Agreement"), with PCG Telecom, pursuant to which GCL has agreed to make advances to PCG Telecom within three days of a written request from PCG in respect of fees which will become owing to PCG Telecom under the AC-1 Advisory Agreement in an amount not to exceed 1% of the amounts payable under long-form capacity purchase agreements executed by ACL. As security for the obligation of PCG Telecom to repay such advances, PCG Telecom has granted a security interest to GCL in its rights to receive payments under the AC-1 Advisory Agreement. The AC-1 Advance Agreement will be terminated and the obligation of PCG Telecom to repay approximately $2.7 million to the Company thereunder cancelled in connection with the termination of the Advisory Service Agreements discussed above.

  Of the $4,669,340 advanced to PCG Telecom under the AC-1 Advance Agreement, the following amounts were paid to directors, executive officers and shareholders of the Company:

         NAME                                        AMOUNT
         ----                                      ----------
         Gary Winnick............................. $3,191,630(1)
         David L. Lee.............................    481,130
         Barry Porter.............................    481,130
         Abbott L. Brown..........................    320,754
         MRCo, Inc................................    194,696
                                                   ----------
           Total.................................. $4,669,340
                                                   ==========

--------
(1) Includes amounts received by PCG, including reimbursement of PCG expenses of $1,987,914.

  Assignment of Rights. As part of the consideration for the assumption by the Company of the rights of OSI to the ongoing development of cable systems, in the first quarter of 1998 the Company paid PCG $7.0 million for costs incurred by PCG to such date in connection with such development.

  Arrangement Fees. Additionally, during 1997, $7,250,000 in fees were paid to PCG and certain of its key executives, who are shareholders of New GCL, and another shareholder of New GCL for services provided in respect of arranging the AC-1 Credit Facility, the GTH Senior Notes and GTH Preference Shares. Of such fees, the following amounts were paid to directors, executive officers and shareholders of the Company:

         NAME                                           AMOUNT
         ----                                         ----------
         Gary Winnick................................ $3,000,000
         David L. Lee................................  1,250,000
         Abbott L. Brown.............................  1,000,000
         Barry Porter................................  1,000,000
         MRCo, Inc. .................................  1,000,000
                                                      ----------
           Total..................................... $7,250,000
                                                      ==========

TRANSACTIONS WITH CIBC AND ITS AFFILIATES

  CIBC and its affiliates have entered into certain financing transactions with the Company in connection with the development and construction of the Company's systems: (i) CIBC, Inc. was the arranger and initial lender under the $200 million Global Crossing Bridge Facility, which was repaid and terminated on May 18, 1998; (ii) CIBC, Inc. is one of the lead agents under the $482 million AC-1 Credit Facility, (iii) CIBC Wood Gundy Securities Corp., an affiliate of CIBC, acted as exclusive placement agent for the issuance by GTH of its $100 million outstanding GTH Preference Shares and the issuance by GTH of its $150 million outstanding GTH Senior Notes; (iv) CIBC Oppenheimer was an Initial Purchaser in connection with the issuance by the Issuer of its $800 million Notes; (v) CIBC, Inc. and other banks entered into a credit agreement with the Company, effective July 30, 1998, for the $850 million non-recourse project debt financing of PC-1; (vi) CIBC, Inc. and other lenders issued a $104 million loan to Pacific Crossing Ltd. to make the initial payments with respect to the PC-1 construction contract, which was repaid and terminated on July 30, 1998, (vii) CIBC Oppenheimer was an Underwriter in the Stock Offerings; and (viii) CIBC, Inc. will be a lead agent under the proposed $240 million MAC bank credit facility. See "Description of Certain Indebtedness." During 1997, the Company paid CIBC approximately $25 million in fees in connection with these transactions. CIBC is a substantial shareholder in GCL and certain members of the Board of Directors of the GCL are affiliated with CIBC, including Messrs. Bloom, Kehler, Phoenix, Raben and Levine. See "Management" and "Principal Shareholders."

TRANSACTIONS WITH WORLDPORT

  On April 7, 1998, the Company entered into a CPA with Worldport Communications, Inc. ("Worldport"), whereby Worldport acquired a total of five STM-1s of capacity on AC-1 in a transaction that occurred in the ordinary course of business of the Company and on terms and conditions no less favorable to the Company than those contained in its other CPAs. Worldport also executed an MOU to purchase capacity on PC-1, PAC and MAC. Certain officers and directors of the Company, including Mr. Winnick, Mr. Cook, Mr. Scanlon, Mr. Lee, Mr. Porter, Mr. Brown, Mr. Raben, Mr. Bloom, Mr. Kehler and Mr. Steed, have direct or indirect equity ownership positions in Worldport aggregating approximately 10% of the current common stock of Worldport. In addition, Continental Casualty Corporation, with which Mr. Weinberger is affiliated, holds warrants to purchase common stock in Worldport aggregating less than 1% of the current common stock of Worldport and has also engaged in certain debt financing transactions with Worldport. Campuslink Communications Systems Inc., a private company which provides telecommunications services to colleges and universities and which is indirectly majority-owned by Mr. Winnick and Union Labor Life Insurance Company, an affiliate of MRCo, Inc., has reached an agreement in principle to be acquired by Worldport. In addition, in connection with the Company's recent decision to explore the making of minority investments in telecommunications and internet service providers that are current or prospective customers on the Global Crossing Network, the Company is considering an investment in Worldport. If the Company chooses to make such investment, it is currently anticipated that such investment would amount to approximately $10 million of cash and two STM-1 circuits on AC-1.

TRANSACTIONS WITH TELECOMMUNICATIONS DEVELOPMENT CORPORATION

  Prior to the Stock Offerings and after giving effect to the Old GCL Exchange, Telecommunications Development Corporation, a Cayman Islands corporation ("TDC"), owned 11,016,879 shares of Common Stock, as well as 291,477 GCL Warrants. See "Description of Capital Stock--Old GCL Exchange." TDC was formed in 1996 for the purpose of making investments in start-up telecommunications companies and one of the companies in which TDC invested was Old GCL. Mr. Lee was the Chairman and Mr. Winnick was a director of TDC. Messrs. Lee, Winnick, Brown and Porter beneficially owned a majority of the outstanding common stock of TDC and approximately 29% of the outstanding preferred stock of TDC. The balance of such stock was owned by persons not affiliated with the Company (the "Unaffiliated Shareholders"). TDC informed the Company that, in connection with the Stock Offerings, it was undergoing a reorganization to facilitate the ability of Unaffiliated Shareholders to sell Common Stock in the open market following the Offerings. In connection with this reorganization, TDC proposed a transaction (the "TDC Exchange") pursuant to which the Company acquired the 11,016,879 shares of Common Stock owned by TDC in exchange for 10,866,879 newly-issued shares of Common Stock (based on a Price to Public per Share in the Stock Offerings of $19.00). The TDC Exchange was intended to enable TDC to achieve the reorganization without the incurrence of gain for tax purposes. Following the TDC Exchange, TDC distributed all of the shares of Common Stock and GCL Warrants owned by it to the holders of its preferred and common stock and then liquidated (the "TDC Liquidation"). The TDC Exchange was approved by a committee of disinterested members of the Company's Board of Directors. The benefit to the Company from the TDC Exchange is that it effectively acquired 150,000 shares of Common Stock for no cost. Following the TDC Exchange and TDC Liquidation, shares of Common Stock and GCL Warrants originally held by TDC were issued to the following persons in the following amounts:

                                                  COMMON     GCL
      NAME                                        STOCK    WARRANTS  VALUE (1)
      ----                                      ---------- -------- ------------
      Gary Winnick.............................  2,398,540  65,714  $ 46,235,971
      David L. Lee.............................  2,716,617  75,150    52,374,738
      Barry Porter.............................    812,908  22,317    15,670,654
      Abbott L. Brown..........................    270,970   7,439     5,223,564
      Non-affiliates...........................  4,667,844 120,857    89,909,692
                                                ---------- -------  ------------
        Total.................................. 10,866,879 291,477  $209,414,619
                                                ========== =======  ============

--------
(1) Based upon a price per share of Common Stock of $19.00 (the Price to Public per Share of the Stock Offerings) and the Company's estimated value, based upon an independent appraisal, of $10.10 per warrant.

TRANSACTIONS REGARDING CLASS A SHARES OF OLD GCL

  The Class A common stock of Old GCL was issued in connection with the sale by Old GCL of the GTH Preference Shares and was offered for nominal or no consideration as an inducement to purchase the GTH Preference Shares. The holders of Old GCL's Class B and Class C common stock agreed to the dilutive effects of issuing the Class A stock on the understanding that Class A stock not ultimately needed in connection with the sale of the GTH Preference Shares would be transferred to the holders of the Class B and Class C common stock on a pro rata basis. Of the 31,102,950 shares of Class A Common Stock issued by Old GCL, 11,250,000 shares were sold to purchasers of the GTH Preference Shares at a price of $.67 per Class A share. The remaining 19,852,950 shares were issued to an affiliate of CIBC Wood Gundy Securities Corporation ("CIBC Securities"), the placement agent for the offering of the GTH Preference Shares. This affiliate of CIBC Securities transferred 14,696,150 Class A shares to purchasers from it of the GTH Preference Shares for no additional consideration and retained the remaining 5,161,800 Class A shares and CIBC Securities retained a substantial ownership interest in the GTH Preference Shares. The holders of the Old GCL Class B and Class C shares took the position that, consistent with their understanding regarding the disposition of Class A shares not needed in connection with sales by CIBC Securities of the GTH Preference Shares, the Class A shares retained by its affiliate should be transferred to the holders of Old GCL's Class B and Class C shares. Accordingly, such affiliate of CIBC Securities retained 2,580,900 of the Class A shares based upon its ownership of Class C shares and transferred the remaining 2,580,899 Class A shares as follows:

                                           CLASS A
         NAME                              SHARES    VALUE (1)
         ----                             --------- -----------
         Gary Winnick(2)................. 1,122,213 $21,322,047
         MRCo, Inc. .....................   611,769  11,623,611
         Telecommunications Development
          Corporation....................   382,356   7,264,764
         PCG Telecom LDC.................   170,148   3,232,812
         Barry Porter(3).................   130,000   2,470,000
         David L. Lee(4).................    95,589   1,816,191
         Abbott L. Brown(5)..............    68,824   1,307,656
                                          --------- -----------
           Total......................... 2,580,899 $49,037,081
                                          ========= ===========

--------
(1) Based upon the number of shares of Common Stock to be received pursuant to the Old GCL Exchange multiplied by $19.00 (the Price to Public per Share of the Stock Offerings).
(2) Shares indicated for Gary Winnick were acquired by GKW Unified Holdings, LLC, which is managed by PCG.
(3) Shares indicated for Barry Porter were acquired by Galenight Corp., of which Mr. Porter is sole shareholder.
(4) Shares indicated for David L. Lee were acquired by San Pasqual Corp., of which Mr. Lee and his family are the sole shareholders.
(5) Shares indicated for Abbott L. Brown were acquired by Ridgestone Corp., of which Mr. Brown's family and a related trust are the sole shareholders.

                             DESCRIPTION OF NOTES

GENERAL

  The terms of the Exchange Notes are identical in all material respects to those of the Restricted Notes, except for certain transfer restrictions and registration rights relating to the Restricted Notes and except for certain interest provisions related to such registration rights. The Exchange Notes will be issued pursuant to the Indenture, dated as of May 18, 1998 (the "Indenture"), between the Company and United States Trust Company of New York, as trustee (the "Trustee") governing the Restricted Notes. The terms of the Exchange Notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Exchange Notes will be subject to all such terms, and Holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. Copies of the form of Indenture, Escrow Agreement and Registration Agreement are available as set forth below under "--Additional Information." The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions." For purposes of this summary, the term "Company" refers only to Global Crossing Holdings Ltd. and not to any of its Subsidiaries, Old GCL or New GCL.

  As of the date of this Prospectus, all of the Guarantors (except for Old GCL and New GCL) and all of the AC Subsidiaries are Restricted Subsidiaries. Also as of the date of this Prospectus, all of the PC-1 Subsidiaries, MAC Subsidiaries and PAC Subsidiaries are Unrestricted Subsidiaries. Under certain circumstances, the Company will be able to designate existing or future Subsidiaries (excluding the AC Subsidiaries) as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants contained in the Indenture and will not be Guarantors.

TERMS OF NOTES

  The Exchange Notes will be general unsecured obligations of the Company and will rank pari passu in right of payment with all existing and future unsecured senior Indebtedness of the Company. The Exchange Notes will rank senior in right of payment to all subordinated Indebtedness of the Company that may be issued in the future, if any.

  The Company conducts substantially all of its operations through its Subsidiaries and, therefore, the Company is dependent on the cash flow of its Subsidiaries to meet its obligations, including its obligations with respect to the Notes. The Notes will be effectively subordinated to all Indebtedness and other liabilities and commitments (including trade payables and lease obligations) of the Company's Subsidiaries that are not Guarantors. Any right of the Company to receive assets of any of its Subsidiaries that are not Guarantors upon the latter's liquidation or reorganization (and the consequent right of the Holders of the Notes to participate in those assets) will be effectively subordinated to the claims of that Subsidiary's creditors, except to the extent that the Company is itself recognized as a creditor of such Subsidiary, in which case the claims of the Company would still be subordinate to any security in the assets of such Subsidiary and any indebtedness of such Subsidiary that is senior to that held by the Company. As of June 30, 1998, on a pro forma basis after giving effect to the Offering and the application of the net proceeds therefrom, the Company's Subsidiaries that are not Guarantors would have had approximately $518 million of Indebtedness and other liabilities (including trade payables and lease obligations) outstanding, to which the Notes would have been effectively subordinated. See "Risk Factors-- Ranking of Notes; Holding Company Structure; Dividend Payment Restrictions."

PRINCIPAL, MATURITY AND INTEREST

  The Notes will be limited in aggregate principal amount to $800.0 million and will mature on May 15, 2008. Interest on the Notes will accrue at the rate of 9 5/8% per annum and will be payable semi-annually in arrears on May 15 and November 15, commencing on November 15, 1998, to Holders of record on the immediately preceding May 1 and November 1. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest on the Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest on the Notes may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, premium, if any, and interest on Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiples thereof. The Trustee initially will be Paying Agent and Registrar under the Indenture, and the Company may act as Paying Agent or Registrar under the Indenture.

  The Company's obligation to pay interest on the Notes on November 15, 1998 and May 15, 1999 will be secured by funds held by United States Trust Company of New York, as escrow agent (the "Escrow Agent") under an agreement between the Company and the Escrow Agent (the "Escrow and Disbursement Agreement"). The Company has deposited with the Escrow Agent in the escrow account (the "Escrow Account") an amount of cash or U.S. Government Securities, that, together with the proceeds from the investment thereof, will be sufficient to pay when due the first two interest payments on the Notes. Following the second interest payment on the Notes, any amounts remaining in the Escrow Account will be released to the Company and will thereafter remain subject to the applicable provisions of the Indenture.

GUARANTEES

  The Company's payment obligations with respect to the Notes will be jointly and severally, fully and unconditionally guaranteed (the "Guarantees") by the Guarantors. Each of the Guarantors will receive a fee from the Company as consideration for its Guarantee, and the obligations of each Guarantor under its Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law. See "Risk Factors--Fraudulent Conveyance Matters."

  The Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person (whether or not affiliated with such Guarantor) unless: (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all of the obligations of such Guarantor (pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee) under the Notes, the Indenture, the Escrow and Disbursement Agreement and the Registration Agreement; and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists. The provisions of this covenant will not be applicable to a sale, assignment, transfer, conveyance or other disposition of assets between or among such Guarantor and any other Guarantor or the Company.

  The Indenture provides that, in the event of a sale or other disposition of all of the assets of any Guarantor (except for Old GCL or New GCL), by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor (except for Old GCL or New GCL), then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "--Repurchase at the Option of Holders--Asset Sales."

OPTIONAL REDEMPTION

  Except as set forth below and under "--Optional Tax Redemption," the Notes are not redeemable at the Company's option prior to May 15, 2003. Thereafter, the Notes are subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

           YEAR                                    PERCENTAGE
           ----                                    ----------
           2003...................................  104.813%
           2004...................................  103.208%
           2005...................................  101.604%
           2006 and thereafter....................  100.000%

  Notwithstanding the foregoing, at any time prior to May 15, 2001, the Company may, on any one or more occasions, redeem up to 25% of the aggregate principal amount of Notes originally issued pursuant to the Indenture at a redemption price of 109.625% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the net cash proceeds received from one or more Equity Offerings made by the Company, Old GCL or New GCL (to the extent such net cash proceeds received by Old GCL or New GCL were contributed to the Company as common equity capital); provided that at least 75% of the aggregate principal amount of Notes originally issued pursuant to the Indenture remain outstanding immediately after the occurrence of any such redemption. The Company may make any such redemption upon not less than 30 nor more than 60 days' notice (but in no event more than 90 days after the closing of the related Equity Offering). Any such notice may be given prior to the completion of the related Equity Offering and any such redemption may, at the Company's discretion, be subject to the satisfaction of one or more conditions precedent, including, but not limited to, the completion of the related Equity Offering.

  In addition, at any time prior to May 15, 2003, the Notes may also be redeemed at the option of the Company, in whole but not in part, upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date of redemption (the "Redemption Date").

  "Applicable Premium" means, with respect to any Note on any Redemption Date, the greater of (i) 1.0% of the principal amount of such Note or (ii) the excess of (A) the present value at such Redemption Date of (1) the redemption price of such Note at May 15, 2003 (such redemption price being set forth in the table above) plus (2) all required interest payments due on such Note through May 15, 2003 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate plus 50 basis points over (B) the principal amount of such Note, if greater.

  "Treasury Rate" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to May 15, 2003; provided, however, that if the period from the Redemption Date to May 15, 2003 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

OPTIONAL TAX REDEMPTION

  The Notes are subject to redemption at the option of the Company or a successor corporation at any time, in whole but not in part, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date if, as a result of any change in or amendment to the laws or any regulations or ruling promulgated thereunder of (x) Bermuda or any political subdivision or governmental authority thereof or therein having the power to tax, (y) any jurisdiction, other than the United States, from or through which payment on the Notes is made by the Company or a successor corporation, or its paying agent in its capacity as such or any political subdivision or governmental authority thereof or therein having the power to tax or (z) any other jurisdiction, other than the United States, in which the Company or a successor corporation is organized, or any political subdivision or governmental authority thereof or therein having the power to tax, or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such jurisdiction (or such political subdivision or taxing authority) is a party (a "Change in Tax Law"), which becomes effective on or after the date of this Prospectus, the Company or a successor corporation is or would be required on the next succeeding interest payment date to pay Additional Amounts with respect to the Notes (as described under "--Payment of Additional Amounts"), and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company or a successor corporation.

  In addition, the Notes are subject to redemption at the option of the Company at any time, in whole but not in part, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, if the Person formed by a consolidation or amalgamation of the Company or into which the Company is merged or to which the Company conveys, transfers or leases its properties and assets substantially as an entirety is required, as a consequence of such consolidation, amalgamation, merger, conveyance, transfer or lease and as a consequence of a Change in Tax Law occurring after the date of such consolidation, amalgamation, merger, conveyance, transfer or lease, to pay Additional Amounts in respect of any tax, assessment or governmental charge imposed on any Holder of Notes.

PAYMENT OF ADDITIONAL AMOUNTS

  If any deduction or withholding for any present or future taxes, assessments or other governmental charges of (x) Bermuda or any political subdivision or governmental authority thereof or therein having power to tax, (y) any jurisdiction, other than the United States, from or through which payment on the Notes is made by the Company or a successor corporation, or its paying agent in its capacity as such or any political subdivision or governmental authority thereof or therein having the power to tax or (z) any other jurisdiction, other than the United States, in which the Company or a successor corporation is organized, or any political subdivision or governmental authority thereof or therein having the power to tax shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority) in respect of any amounts to be paid by the Company or a successor corporation under the Notes, the Company or a successor corporation will pay to each Holder of Notes as additional interest, such additional amounts ("Additional Amounts") as may be necessary in order that the net amounts paid to such holder of such Notes who, with respect to any such tax, assessment or other governmental charge, is not resident in, or a citizen of, such jurisdiction, after such deduction or withholding, shall be not less than the amount specified in such Notes to which such Holder is entitled; provided, however, that the Company or a successor corporation shall not be required to make any payment of Additional Amounts for or on account of:

    (i) Any tax, assessment or other governmental charge that would not have been imposed but for (a) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership, limited liability company or corporation) and the taxing jurisdiction or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in a trade or business therein or having or having had a permanent establishment therein, (b) the presentation of a Note (where presentation is required) for payment on a date more than 30 days after (x) the date on which such payment became due and payable or (y) the date on which payment thereof is duly provided for, whichever occurs later, or (c) the presentation of a Note for payment in Bermuda or any political subdivision thereof or therein, unless such Note could not have been presented for payment elsewhere;

    (ii) Any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

    (iii) Any tax, assessment or other governmental charge that is payable otherwise than by withholding from payment of principal of, premium, if any, or any interest on the Notes;

    (iv) Any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of the Note to comply with a request of the Company addressed to the Holder
  (a) to provide information, documents or other evidence concerning the nationality, residence or identity of the Holder or such beneficial owner or (b) to make and deliver any declaration or other similar claim (other than a claim for refund of a tax, assessment or other governmental charge withheld by the Company) or satisfy any information or reporting requirements, which, in the case of (a) or (b), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

    (v) Any combination of items (i), (ii), (iii) and (iv) above;

nor shall Additional Amounts be paid with respect to any payment of the principal of, or any premium or interest on, any Note to any Holder who is a fiduciary or partnership or limited liability company or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of (x) Bermuda or any political subdivision or governmental authority thereof or therein having the power to tax, (y) any jurisdiction, other than the United States, from or through which payment on the Notes is made by the Company or a successor corporation, or its paying agent in its capacity as such or any political subdivision or governmental authority thereof or therein having the power to tax or (z) any other jurisdiction, other than the United States, in which the Company or a successor corporation is organized, or any political subdivision or governmental authority thereof or therein having the power to tax to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership, limited liability company or beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of such Note.

  The Company shall provide the Trustee with the official acknowledgment of the relevant taxing authority (or, if such acknowledgment is not available, a certified copy thereof) evidencing the payment of the withholding taxes, if any, by the Company. Copies of such documentation shall be made available to the Holders of the Notes or the Paying Agent, as applicable, upon request therefor.

  All references in this Prospectus to principal of, premium, if any, and interest on the Notes shall include any Additional Amounts payable by the Company in respect of such principal, such premium, if any, and such interest.

SELECTION AND NOTICE

  If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are then listed, or, if the Notes are not so then listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days prior to the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption will become due on the date fixed for redemption. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption.

MANDATORY REDEMPTION

  Except as set forth below under "--Repurchase at the Option of Holders," the Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

 Change of Control

  Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that the Company shall not be obligated to repurchase Notes pursuant to this covenant in the event that it has exercised its rights to redeem all of the Notes as described above under "--Optional Redemption." Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to purchase Notes on the date specified in such notice, which date shall be no earlier than 30 and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), in accordance with the procedures required by the Indenture and described in such notice.

  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the purchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with any of the provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will be deemed not to have breached its obligations under this covenant by virtue thereof.

  On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail or deliver to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail or deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

  The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company purchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction. The Company's ability to purchase Notes upon a Change of Control may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any such required purchases. See "Risk Factors--Purchase of Notes Upon a Change of Control."

  The Company will not be required to make a Change of Control Offer upon the occurrence of a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company, and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

 Asset Sales

  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate any Asset Sale, unless (i) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors (including as to the value of all noncash consideration) and set forth in an Officer's Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor is in the form of cash and/or Cash Equivalents, and (iii) the Net Proceeds received by the Company (or such Restricted Subsidiary, as the case may be) from such Asset Sale are applied within 360 days following the receipt of such Net Proceeds (a) first, to the extent the Company (or such Restricted Subsidiary, as the case may be) elects, to the redemption or repurchase of outstanding Indebtedness incurred pursuant to clauses (d) and (e) of the second paragraph set forth below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock" and (b) second, to the extent of the balance of such Net Proceeds after application as described in (a) above and to the extent the Company (or such Restricted Subsidiary, as the case may be) elects, to reinvest, or enter into a legally binding agreement to reinvest, such Net Proceeds (or any portion thereof) in assets that are used or useful in a Permitted Business. The balance of such Net Proceeds, after the application of such Net Proceeds as described in the immediately preceding clauses (a) and (b), shall constitute "Excess Proceeds."

  When the aggregate amount of Excess Proceeds equals or exceeds $15.0 million (taking into account income earned on such Excess Proceeds), the Company will be required to make an offer to all Holders of Notes and pari passu Indebtedness (an "Asset Sale Offer") to purchase the maximum principal amount of Notes and pari passu Indebtedness that may be purchased out of the Excess Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in the Indenture and the agreements governing such pari passu Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and pari passu Indebtedness tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero for purposes of the first sentence of this paragraph.

  The amount of (x) any liabilities (as shown on the Company's (or such Restricted Subsidiary's, as the case may be) most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to an agreement that releases the Company or any Restricted Subsidiary from all liability in respect thereof, (y) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Company and each other Restricted Subsidiary are released from any guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Sale and (z) any securities, notes or other obligations received by the Company (or such Restricted Subsidiary, as the case may be) from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company (or such Restricted Subsidiary, as the case may be) into cash and/or Cash Equivalents (to the extent of the cash and/or Cash Equivalents received), will be deemed to be cash and/or Cash Equivalents for purposes of this provision.

CERTAIN COVENANTS

 Restricted Payments

  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless:

    (a) at the time of and after giving effect to such Restricted Payment, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

    (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to either clause (i) or (ii) of the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; and

    (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (vi), (vii), (viii), (ix) (but only to the extent that such Restricted Payments are reflected as an expense on the income statement of Old GCL or New GCL, as applicable) and (x) of the next succeeding paragraph), is less than the sum, without duplication, of
  (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) beginning on the last day of the fiscal quarter immediately preceding the date of the Indenture and ending on the last day of the fiscal quarter immediately preceding the date of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds and the fair market value (as determined in good faith by the Board of Directors) of property or assets received by the Company since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company), plus the amount of cash or the fair market value (as determined above) of property or assets received by the Company or any Restricted Subsidiary upon such conversion or exchange, plus (iii) the aggregate amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (x) dividends, distributions, interest payments, return of capital, repayments of Investments or other transfers of assets to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary, (y) proceeds realized by the Company or any Restricted Subsidiary upon the sale of such Investment to a Person other than Old GCL, New GCL, the Company or any Subsidiary of the Company, or (z) the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary, not to exceed in the case of any of the immediately preceding clauses (x), (y) or (z) the aggregate amount of Restricted Investments made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary after the date of the Indenture, plus (iv) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment; provided, however, that amounts determined pursuant to subclauses (x) and (y) of clause (iii) or clause (iv) shall exclude amounts arising from the reallocation of an Investment made in accordance with the provisions described below in clause
  (vi) of the immediate following paragraph.

  The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the foregoing provisions;
(ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph;
(iii) the defeasance, redemption, retirement, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis; (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any of its Restricted Subsidiaries held by any member of the Company's or such Restricted Subsidiary's management; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $5.0 million in any twelve-month period (with unused amounts being carried over to succeeding twelve-month periods, subject to a maximum of $10.0 million in any twelve-month period); (vi) Investments in Project Subsidiaries made with a portion of the net proceeds of the Offering in an aggregate amount not to exceed $315 million made within one year of the date of the Indenture, or a reallocation of any such Investments to the extent of any reduction of such Investment during such one-year period resulting from an investment by any third party (including, without limitation, pursuant to a Joint Venture) in the formation of such Project Subsidiary, provided that such reallocation is made within one year from the date of such third party Investment; (vii) Investments in Project Subsidiaries made with the net cash proceeds received from an Equity Offering made by the Company, Old GCL or New GCL (but only to the extent such net cash proceeds received by Old GCL or New GCL were contributed to the Company as common equity capital); provided that the amount of any such net cash proceeds that are utilized for any such Investment shall be excluded from clause (c)(ii) of the preceding paragraph; (viii) Investments in GTH of amounts necessary to effect the redemption of the outstanding GTH Preference Shares in accordance with the terms thereof; (ix) the payment of any dividend or the making of any distribution to Old GCL or New GCL by the Company or any Restricted Subsidiary to pay or permit GCL or New GCL to pay any GCL Expenses or any Related Taxes; (x) any payments made pursuant to an incurrence of Indebtedness pursuant to clause (1) of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; and (xi) other Restricted Payments in an aggregate amount not to exceed $5.0 million prior to an Initial Public Offering or $10.0 million subsequent to an Initial Public Offering.

  The Board of Directors may not designate any Subsidiary of the Company (other than a newly created Subsidiary in which no Investment has previously been made (other than the amount required to capitalize such Subsidiary in connection with its organization)) as an Unrestricted Subsidiary (a "Designation") unless: (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;
(ii) the Company would, immediately after giving effect to such Designation, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to either clause (i) or (ii) of the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock" and (iii) the Company would not be prohibited under the Indenture from making an Investment at the time of such Designation (assuming the effectiveness of such Designation for purposes of clauses (a) and (b) of the first paragraph of this covenant) in an amount equal to the fair market value of the net Investment of the Company or any other Restricted Subsidiary in such Subsidiary on such date; provided, however, that in no event will Atlantic Crossing be transferred to or held by an Unrestricted Subsidiary.

  In the event of any such Designation, all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such Designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant or Permitted Investments, as applicable. All such outstanding Investments will be deemed to constitute Restricted Payments in an amount equal to the fair market value of such Investments at the time of such Designation.

  The Indenture further provides that a Designation may be revoked (a "Revocation") by a resolution of the Board of Directors delivered to the Trustee, provided that Company will not make any Revocation unless: (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred at such time for all purposes under the Indenture.

  The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or (such Restricted Subsidiary, as the case may be) pursuant to the Restricted Payment. The fair market value of any asset(s) or securities that are required to be valued by this covenant shall be determined in good faith by the Board of Directors (such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $15.0 million).

 Incurrence of Indebtedness and Issuance of Preferred Stock

  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt) and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and its Restricted Subsidiaries that are Guarantors may incur Indebtedness or issue Disqualified Stock if either:

    (i) the Consolidated Leverage Ratio at the end of the Company's most recently ended fiscal quarter for which a consolidated balance sheet of the Company is available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been less than 5.5 to 1 (prior to May 15, 2001), or 5.0 to 1.0 (subsequent to May 15, 2001), determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of the four fiscal quarters ended on the date of such consolidated balance sheet; or

    (ii) the Consolidated Capital Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been less than 2.5 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

  Notwithstanding the foregoing, the provisions of the paragraph set forth above will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Indebtedness"):

    (a) The incurrence by the Company of Indebtedness represented by the Notes and the Exchange Notes;

    (b) The incurrence by the Company or any of its Restricted Subsidiaries of Existing Indebtedness;

    (c) The incurrence of Indebtedness by the Company to any Wholly Owned Restricted Subsidiary or Indebtedness of any Restricted Subsidiary to the Company or any Wholly Owned Restricted Subsidiary (but only for so long as such Indebtedness is held by the Company or such Wholly Owned Restricted Subsidiary);

    (d) The incurrence by the AC Subsidiaries of Indebtedness under the AC-1 Credit Facility in an aggregate principal amount not to exceed $500.0 million at any time outstanding, less the aggregate amount of all repayments, mandatory or optional (including any repayments made pursuant to clause (m) of this paragraph, but excluding any repayments of revolving credit borrowings thereunder, provided that the maximum amount of revolving credit Indebtedness permitted to be incurred under this clause shall not exceed $10.0 million at any time outstanding), made by the Company or any of its Restricted Subsidiaries thereunder since the date of the Indenture;

    (e) The incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness pursuant to the construction of extensions or upgrades of Atlantic Crossing, including AC-2, not to exceed $150.0 million at any time outstanding, less the aggregate amount of all repayments, mandatory or optional (including any repayments made pursuant to clause (m) of this paragraph, but excluding any repayments of revolving credit borrowings thereunder, provided that the maximum amount of revolving credit Indebtedness permitted to be incurred under this clause shall not exceed $10.0 million at any time outstanding), made by the Company or any of its Restricted Subsidiaries thereunder; provided that such Indebtedness is incurred for the purpose of financing all or any part of the cost of construction of such planned extensions or upgrades of Atlantic Crossing;

    (f) The incurrence by the Company or any of its Restricted Subsidiaries of Capital Lease Obligations (other than leases of backhaul services), mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $25.0 million at any time outstanding;

    (g) The incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness pursuant to acquisitions of backhaul capacity made in the ordinary course of business;

    (h) The incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest or foreign currency exchange rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding;

    (i) The incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness of a Restricted Subsidiary incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Company; provided, however, that at the time such Restricted Subsidiary is acquired by the Company (giving effect to such acquisition), the Company would have been able to incur $1.00 of additional Indebtedness pursuant to the immediately preceding paragraph;

    (j) The incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph hereof or clauses (a), (b), (d), (e),
  (f), (i), (k), (l) or (n) of this paragraph;

    (k) The incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness not otherwise permitted to be incurred pursuant to this paragraph in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (k), not to exceed $25.0 million;

    (l) The incurrence by the Company or any of its Restricted Subsidiaries that are Guarantors of Indebtedness to finance the construction of AC-2, provided that such Indebtedness is expressly subordinated to the Notes and the Stated Maturity and Weighted Average Life to Maturity of such Indebtedness is not less than the Stated Maturity and Weighted Average Life to Maturity of the Notes and, provided further, that such Indebtedness is incurred for the purpose of financing all or any part of the cost of construction of AC-2;

    (m) The incurrence of Indebtedness by a Receivables Entity in a Qualified Receivables Transaction, provided that the proceeds thereof are applied to the repayment of Indebtedness permitted to be incurred by clause (d) or (e) of this paragraph;

    (n) The incurrence by any Project Subsidiary that is a Restricted Subsidiary of the Company (excluding the AC Subsidiaries) of Purchase Money Indebtedness, provided that the amount of such Purchase Money Indebtedness does not exceed 80% of the cost of construction, installation, acquisition, lease, development or improvement of assets used in the business of such Restricted Subsidiary;

    (o) Letters of Credit in an aggregate principal amount not to exceed $70.0 million at any time outstanding, provided that such Letters of Credit are cash collateralized by a portion of the net proceeds received from the sale of the Notes; and

    (p) The guarantee by the Company or any of its Restricted Subsidiaries that are Guarantors of Indebtedness of the Company or any Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant.

  The Company will not, and will not permit any of its Restricted Subsidiaries to, incur any Indebtedness (including Permitted Indebtedness) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Restricted Subsidiary unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured.

 Liens

  The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries. However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Indenture, (b) the AC-1 Credit Facility as in effect as of the date of the Indenture, (c) Indebtedness incurred in accordance with clause (e) of the second paragraph of the covenant set forth above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock," provided that any such encumbrances or restrictions contained in the agreements governing such Indebtedness do not encumber or restrict the ability of any Restricted Subsidiary of the Company to make any payments (as described in clauses (i) through (iii) above) in an amount sufficient for the Company to make the timely payment of interest on the Notes, (d) Indebtedness incurred in accordance with clauses (m) or (n) of the second paragraph of the covenant set forth above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock," provided that such encumbrances or restrictions are customary with respect to such types of Indebtedness (as determined in good faith by the Chief Financial Officer of the Company), (e) the Indenture, the Notes and the Exchange Notes, (f) applicable law, (g) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided, that in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (h) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (i) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (j) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition, (k) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (l) Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "--Liens" that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien, (m) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business and (n) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

  Certain restrictions under the AC-1 Credit Facility will substantially limit the payment of dividends or distributions to the Company until the AC-1 Credit Facility is retired. See "Risk Factors--Ranking of Notes; Holding Company Structure; Dividend Payment Restrictions" and "Description of Certain Indebtedness--AC-1 Credit Facility."

 Sale and Leaseback Transactions

  The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any of its Restricted Subsidiaries may enter into a sale and leaseback transaction if (i) the Company (or such Restricted Subsidiary, as the case may be) could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to either of the Consolidated Leverage Ratio or Consolidated Capital Ratio tests set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "--Liens," (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is treated as an Asset Sale, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales."

 Merger, Consolidation, or Sale of Assets

  The Company may not, directly or indirectly, consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person unless: (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, or Bermuda; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Registration Agreement, the Notes, the Exchange Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, immediately after such transaction and after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to either clause (i) or (ii) of the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock." The Indenture also provides that the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. The provisions of this covenant will not be applicable to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and its Wholly Owned Restricted Subsidiaries and any of the Guarantors.

 Transactions with Affiliates

  The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, the Company delivers to the Trustee a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction is approved by a majority of the disinterested members of the Board of Directors and an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view is obtained from an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (i) (a) the entering into, maintaining or performance of any employment contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any employee, officer or director heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, retirement, savings or other similar plans, (b) the payment of compensation, performance of indemnification or contribution obligations, or an issuance, grant or award of stock, options, or other equity-related interests or other securities, to employees, officers or directors in the ordinary course of business, (c) any transaction with an officer or director in the ordinary course of business not involving more than $100,000 in any one case, or (d) Management Advances and payments in respect thereof, (ii) transactions between or among the Company and/or its Restricted Subsidiaries or any Receivables Entity, (iii) payment of reasonable directors fees, (iv) any sale or other issuance of Equity Interests (other than Disqualified Stock) of the Company, (v) Affiliate Transactions in effect or approved by the Board of Directors on the date of the Indenture, including any amendments thereto (provided that the terms of such amendments are not materially less favorable to the Company than the terms of such agreement prior to such amendment), (vi) transactions with respect to capacity between the Company or any Restricted Subsidiary and any Unrestricted Subsidiary or other Affiliate and joint sales and marketing pursuant to an agreement or agreements between the Company or any Restricted Subsidiary and any Unrestricted Subsidiary or other Affiliate (provided that in the case of this clause (vi), such agreements are on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained at the time of such transaction in an arm's-length transaction with an unrelated third party or, in the case of a transaction with an Unrestricted Subsidiary, are either (x) entered into in connection with a transaction involving the selection by a customer of cable system capacity entered into in the ordinary course of business or (y) involve the provision by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary of sales and marketing services, operations, administration and maintenance services or development services for which the Company or such Restricted Subsidiary receives a fair rate of return (as determined by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) above its expenses of providing such services; and (vii) Restricted Payments that are permitted by the covenant described above under the caption "-- Restricted Payments."

 Issuances and Sales of Equity Interests in Wholly Owned Restricted
Subsidiaries

  The Company (i) will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Restricted Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "--Repurchase at the Option of Holders-- Asset Sales," and (ii) will not permit any Wholly Owned Restricted Subsidiary of the

Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

 Future AC Subsidiary Guarantees

  The Company will cause each of the AC Subsidiaries to become a Guarantor (other than GTH, which will be a Guarantor as of the date of the Indenture) and execute a Supplemental Indenture and deliver an Opinion of Counsel, in accordance with the terms of the Indenture, in each case when such action is permitted under the terms of the AC-1 Credit Facility or the AC-1 Credit Facility has been retired.

 Additional Restricted Subsidiary Guarantees

  If the Company or any of its Restricted Subsidiaries shall acquire or create another Restricted Subsidiary after the date of the Indenture, then such newly acquired or created Restricted Subsidiary shall become a Guarantor and execute a Supplemental Indenture and deliver an Opinion of Counsel, in accordance with the terms of the Indenture.

 Business Activities

  The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than a Permitted Business.

 Payments for Consent

  Neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend such terms or provisions of the Indenture or the Notes in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

 Reports

  Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company and the Guarantors will furnish to the Trustee and the Holders of the Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company and the Guarantors were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company's and the Guarantors' certified independent accountants, and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company and the Guarantors were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, following the consummation of the Exchange Offer, whether or not required by the rules and regulations of the Commission, the Company and the Guarantors will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company and the Guarantors will be deemed to have satisfied such requirements if Old GCL or New GCL files and provides reports, documents and information of the types otherwise so required by the Commission, in each case within the applicable time periods, and the Company and the Guarantors are not required by the Commission to file such reports, documents and information separately under the applicable rules and regulations of the Commission

(after giving effect to any exemptive relief) because of the filings by Old GCL or New GCL. Furthermore, the Company and the Guarantors will agree that, for so long as any Notes remain outstanding (and regardless of the immediately preceding sentence), they will furnish to the Holders of the Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

  The Indenture provides that each of the following will constitute an Event of Default: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in the payment when due of the principal of, or premium, if any, on, the Notes; (iii) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described above under the captions "--Change of Control," "--Asset Sales," "--Restricted Payments" or "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness or the maturity of which has been so accelerated, aggregates $15.0 million or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments not subject to appeal aggregating in excess of $15.0 million (net of applicable insurance coverage which is acknowledged in writing by the insurer), which judgments are not paid, discharged or stayed for a period of 60 days; (vii) except as permitted by the Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect (other than in the case of Old GCL as the result of the liquidation or dissolution of Old GCL in connection with an initial public offering of Capital Stock of New GCL) or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee;
(viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries; and (ix) failure by GCL or New GCL, upon an Initial Public Offering, to contribute the net proceeds received thereby to the Company as common equity capital within 30 days of the receipt of such net proceeds.

  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of, premium, if any, or interest on, the Notes) if it determines that withholding notice is in their interest.

  In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium also will become immediately due and payable, to the extent permitted by law, upon the acceleration of the Notes. If an Event of Default occurs prior to May 15, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to May 15, 2003, then the premium specified in the Indenture also will become immediately due and payable, to the extent permitted by law, upon the acceleration of the Notes.

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

  The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of principal of, premium, if any, or interest on, the Notes.

  The Company will be required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company will be required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATORS OR SHAREHOLDERS

  No director, officer, employee, incorporator or shareholder of the Company, as such, will have any liability for any obligations of the Company with respect to the Notes or the Indenture, or for any claim based on, or in respect or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note will waive and release any and all such liability. Such waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

  The Indenture will be discharged and cancelled upon the delivery by the Company to the Trustee for cancellation of all the Notes or upon irrevocable deposit with the Trustee, within not more than one year prior to the redemption of the Notes, or when the Notes are to be called for redemption within one year under arrangements satisfactory to the Trustee, of funds sufficient for the payment or redemption of all the Notes. In addition, the Indenture will provide that the Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance"), except for: (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below; (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust; (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have its obligations released with respect to certain covenants that are contained in the Indenture ("Covenant Defeasance") and, thereafter, any omission to comply with such obligations will not constitute a Default or Event of Default. In the event Covenant Defeasance occurs, certain events (but not including non-payment, bankruptcy, receivership, rehabilitation or insolvency events) described under "--Events of Default" will no longer constitute an Event of Default.

  In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit, or cause to be deposited, with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company must deliver to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance, and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company must deliver to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance, and such Holders will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound; (vi) the Company must deliver to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights and remedies generally; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes over other creditors of the Company, or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; (viii) the Company must deliver to the Trustee an opinion of counsel in Bermuda reasonably acceptable to the Trustee to the effect that the Holders of the outstanding Notes will not be adversely affected under Bermuda law; and (ix) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel in the United States reasonably acceptable to the Trustee, each stating that all conditions precedent provided for or relating to Legal Defeasance or Covenant Defeasance, as applicable, have been complied with.

TRANSFER AND EXCHANGE

  A Holder may transfer or exchange Notes in accordance with the procedures set forth in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company will not be required to transfer or exchange any Note selected for redemption. Also, the Company will not be required to transfer or exchange any Note for a period of 15 days before (i) a selection of Notes to be redeemed, (ii) an interest payment date or (iii) the mailing of notice of a Change of Control Offer or Asset Sale Offer. The registered Holder of a Note will be treated as the owner of it for all purposes under the Indenture.

AMENDMENT, SUPPLEMENT AND WAIVER

  Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

  Without the consent of each Holder affected, such an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the principal or change the fixed maturity of any Note, or alter the redemption provisions of the Notes (other than redemption provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders"); (iii) reduce the rate of, or change the time for, payment of interest on any Note; (iv) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount thereof and a waiver of the payment default that resulted from such acceleration); (v) make any Note payable in money other than that stated in the Notes; (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of the Notes to receive payments of principal of, premium, if any, or interest on the Notes; (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders"); or
(viii) make any change in the foregoing amendment and waiver provisions.

  Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

  The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue, or resign.

  The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. In case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of their own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

GOVERNING LAW

  The Indenture provides that it and the Notes will be governed by and construed in accordance with the laws of the State of New York.

  The Company and the Guarantors will submit to the jurisdiction of the U.S. federal and New York state courts located in the Borough of Manhattan, City and State of New York for purposes of all legal actions and proceedings instituted in connection with the Notes and the Indenture. The Company has appointed CT Corporation System as its authorized agent upon which process may be served in any such action. See "Service of Process and Enforcement of Liabilities."

CURRENCY INDEMNITY

  U.S. dollars are the sole currency of account and payment for all sums payable by the Company and the Guarantors under or in connection with the Notes, including damages. Any account received or recovered in a currency other than dollars (whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the liquidation, dissolution or other winding-up of the affairs of the Company or the Guarantors or otherwise) by any Holder of a Note in respect of any sum expressed to be due to it from the Company or the Guarantors shall only constitute a discharge to the Company and the Guarantors to the extent of the dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that dollar amount is less than the dollar amount expressed to be due to the recipient under any Note, the Company and the Guarantors shall indemnify it against any loss sustained by it as a result. In any event, the Company and the Guarantors shall indemnify the recipient against the cost of making any such purchase. For the purposes of this paragraph, it will be sufficient for the Holder of a Note to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the Company's and the Guarantors' other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of a Note and shall constitute in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note.

ADDITIONAL INFORMATION

  Anyone who receives this Prospectus may obtain a copy of the Indenture, Escrow Agreement and Registration Rights Agreement, without charge, by writing to Global Crossing Holdings, Ltd., 45 Reid Street, Wessex House, Hamilton, HM12 Bermuda; Attention: K. Eugene Shutler.

CERTAIN DEFINITIONS

  Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

  "AC-1 Credit Facility" means that certain Credit Agreement, dated as of June 27, 1997 and amended as of December 15, 1997, between ACL and the lenders named therein.

  "AC" or "Atlantic Crossing" means the four fiber pair, self healing ring, fiber optic submarine cable system known as "Atlantic Crossing" or "AC-1" which will provide direct telecommunications service between the United States and Northern Europe with landing stations in the United States, United Kingdom, The Netherlands and Germany, and all extensions and upgrades thereto.

  "ACL" means Atlantic Crossing Ltd., a Bermuda company.

  "AC Subsidiaries" means GTH and all of its direct and indirect Subsidiaries.

  "AC-2" means the planned fiber optic submarine cable system known as "AC-2" which will provide direct telecommunications service between the United States and Europe.

  "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

  "Affiliate" of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

  "Asset Sale" means (i) the sale, lease, transfer, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business and other than any sale, lease, transfer, conveyance or other disposition of capacity on any cable system owned, controlled or operated by the Company or any Restricted Subsidiary or of telecommunications capacity or transmission rights acquired by the Company or any Restricted Subsidiary for use in a Permitted Business (provided that the sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "-- Repurchase at the Option of Holders--Change of Control" and/or the provisions described above under the caption "--Certain Covenants--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and
(ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of its Subsidiaries, in the case of either clause (i) or
(ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $25.0 million or (b) for net proceeds in excess of $25.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, (iii) a Restricted Payment that is permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments,"
(iv) a transfer of assets by the Company or a Restricted Subsidiary in connection with a Qualified Receivables Transaction, and (v) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of a Permitted Business and that is disposed of in the ordinary course of business.

  "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

  "Board of Directors" means the board of directors or other governing body of the Company or, if the Company is owned or managed by a single entity, the board of directors or other governing body of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such board or governing body.

  "Board Resolution" means a duly authorized resolution of the Board of Directors.

  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

  "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

  "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i)-(v) of this definition.

  "Change of Control" means the occurrence of any of the following: (i) prior to the first public offering of Voting Stock of the Company, Old GCL or New GCL, the Permitted Holders cease to be the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person," such "person" shall be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of at least a majority of the Voting Stock (measured by voting power rather than number of shares) of the Company, Old GCL or New GCL, (ii) following the first public offering of Voting Stock of the Company, Old GCL or New GCL, any "person" (as such term is unused in Section 13(d)(3) of the Exchange Act), other than a Permitted Holder, is or becomes the beneficial owner, directly or indirectly, of 35% or more of the Voting Stock (measured by voting power rather than number of shares) of the Company, Old GCL or New GCL, and the Permitted Holders own, in the aggregate, a lesser percentage of the total Voting Stock (measured by voting power rather than by number of shares) of the Company, Old GCL or New GCL than such person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company, Old GCL or New GCL (for the purposes of this clause, such other person shall be deemed to "beneficially own" any Voting Stock of a specified corporation held by a parent corporation if such other person beneficially owns, directly or indirectly, more than 35% of the Voting Stock (measured by voting power rather than by number of shares) of such parent corporation and the Permitted Holders beneficially own, directly or indirectly, in the aggregate a lesser percentage of Voting Stock (measured by voting power rather than by number of shares) of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation), (iii) during any period of two consecutive years, Continuing Directors cease for any reason to constitute a majority of the Board of Directors of the Company, Old GCL or New GCL, (iv) the Company, Old GCL or New GCL consolidates or merges with or into any other Person, other than a consolidation or merger (a) of the Company into Old GCL or New GCL, Old GCL or New GCL into the Company, or the Company, Old GCL or New GCL into a Wholly Owned Restricted Subsidiary of the Company or
(b) pursuant to a transaction in which the outstanding Voting Stock of the Company, Old GCL or New GCL is changed into or exchanged for cash, securities or other property with the effect that the beneficial owners of the outstanding Voting Stock of the Company, Old GCL or New GCL, respectively, immediately prior to such transaction, beneficially own, directly or indirectly, more than 35% of the Voting Stock (measured by voting power rather than number of shares) of the surviving corporation immediately following such transaction or (v) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Old GCL or New GCL or the Company and its Restricted Subsidiaries taken as a whole to any person other than a Wholly Owned Restricted Subsidiary of the Company or a Permitted Holder or a person more than 50% of the Voting Stock (measured by voting power rather than by number of shares) of which is owned, directly or indirectly, following such transaction or transactions by the Permitted Holders; provided, however, that sales, transfers, conveyances or other dispositions in the ordinary course of business of capacity on cable systems owned, controlled or operated by the Company or any Restricted Subsidiary or of telecommunications capacity or transmission rights acquired by the Company or any Restricted Subsidiary for use in its business, including, without limitation. for sale, lease, transfer, conveyance or other disposition to any customer of the Company or any Restricted Subsidiary shall not be deemed a disposition of assets for purposes of this clause (v).

  The definition of a Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of Old GCL or New GCL or the Company and its Restricted Subsidiaries taken as a whole, as such phrase is used in the Revised Model Business Corporation Act. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of such phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to purchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Old GCL or New GCL or the Company and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

  "Consolidated Capital Ratio" means, with respect to the Company as of any date, the ratio of (i) the aggregate consolidated principal amount of Indebtedness of the Company and its Restricted Subsidiaries then outstanding to (ii) the Consolidated Net Worth of the Company and its Restricted Subsidiaries as of such date, in each case as shown on the consolidated balance sheet of the Company in accordance with GAAP.

  "Consolidated Cash Flow" means, with respect to the Company for any period, the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period plus, to the extent that any of the following items were deducted or added in computing such Consolidated Net Income, (i) an amount equal to any extraordinary loss (less any gain) plus any net loss (less any gain) realized in connection with any Asset Sale, plus (ii) provision for taxes based on income or profits of the Company and its Restricted Subsidiaries for such period, plus (iii) consolidated interest expense of the Company and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of Letter of Credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), plus
(iv) depreciation, amortization (including amortization of goodwill and other intangibles and the amount of capacity available for sale (other than for backhaul capacity) charged to cost of sales), but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of the Company and its Restricted Subsidiaries for such period, minus (v) non-cash items increasing such Consolidated Net Income for such period (other than items that were accrued in the ordinary course of business), in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements (excluding the AC-1 Credit Facility, to which this provision shall not apply), instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its shareholders.

  "Consolidated Leverage Ratio" means, with respect to the Company, as of any date, the ratio of (i) the aggregate consolidated principal amount of Indebtedness of the Company and its Restricted Subsidiaries then outstanding to (ii) the Consolidated Cash Flow of the Company and its Restricted Subsidiaries.

  "Consolidated Net Income" means, with respect to the Company for any period, the aggregate of the Net Income of the Company and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Restricted Subsidiary that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the Company or a Wholly Owned Restricted Subsidiary thereof by such Restricted Subsidiary, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement (excluding the AC-1 Credit Facility, to which this clause (ii) shall not apply), instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders, except that the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded,

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(iv) the equity of the Company or any Restricted Subsidiary in the net income of any Unrestricted Subsidiary shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Unrestricted Subsidiary during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (but not in excess of the amount of the Net Income of such Unrestricted Subsidiary for such period) and
(v) the cumulative effect of a change in accounting principles shall be excluded.

  "Consolidated Net Worth" means, with respect to the Company as of any date, the sum of (i) the consolidated equity of the common shareholders of the Company and its consolidated Restricted Subsidiaries as of such date plus (ii) the respective amounts reported on the Company's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by the Company upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by the Company or a consolidated Restricted Subsidiary of the Company, (y) all investments as of such date in unconsolidated Restricted Subsidiaries and in Persons that are not Restricted Subsidiaries (except, in each case, Permitted Investments), and
(z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

  "Consolidated Tangible Assets" means the total amount of assets (less applicable reserves and other properly deductible items) which under generally accepted accounting principles would be included on a consolidated balance sheet of the Company and its Restricted Subsidiaries after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case under generally accepted accounting principles would be included on such consolidated balance sheet.

  "Continuing Directors" means individuals who at the beginning of the period of determination constituted the Board of Directors of the Company, Old GCL or New GCL, as the case may be, together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company, GCL or New GCL, as the case may be, was approved by a vote of at least a majority of the directors of the Company, GCL or New GCL, as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or is designee of any one of the Permitted Holders or any combination thereof or was nominated or elected by any such Permitted Holder(s) or any of their designees.

  "Currency Agreement" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or beneficiary.

  "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--Restricted Payments."

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  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

  "Equity Offering" means an offering for cash by Old GCL, New GCL or the Company of its common stock, or options, warrants or rights to acquire such common stock.

  "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the Indenture, until such amounts are repaid.

  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

  "GCL Expenses" means (i) costs (including all professional fees and expenses) incurred by Old GCL or New GCL to comply with its reporting obligations under federal or state laws or under the Indenture, including any reports filed with respect to the Securities Act, the Exchange Act or the respective rules and regulations promulgated thereunder, (ii) indemnification obligations of Old GCL or New GCL owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person, (iii) fees and expenses payable by Old GCL or New GCL in connection with the issuance of the Notes and the Exchange Notes, (iv) other operational expenses of Old GCL or New GCL incurred in the ordinary course of business and (v) expenses incurred by Old GCL or New GCL in connection with any public offering of Capital Stock or Indebtedness (x) where the net proceeds of such offering are intended to be received by or contributed or loaned to the Company or a Restricted Subsidiary, or (y) in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received, contributed or loaned, or (z) otherwise on an interim basis prior to completion of such offering so long as Old GCL or New GCL shall cause the amount of such expenses to be repaid to the Company or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed.

  "GTH" means Global Telesystems Holdings Ltd., a Bermuda company.

  "GTH Preference Shares" means the Senior Increasing Rate Redeemable Exchangeable Preference Shares of GTH.

  "Government Securities" means securities that are (a) direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentally thereof) of the payment of which the full faith and credit of the United States of America is pledged, (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or (c) obligations of a Person the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the issuer's option.

  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

  "Guarantors" means each of (i) Old GCL (until such time, if any, that the Guarantee of Old GCL may be terminated by Old GCL immediately prior to any liquidation or dissolution of Old GCL in connection with an initial public offering of Capital Stock of New GCL), New GCL, GTH, Global Crossing International, Ltd., Global Crossing Development Co., Global Crossing Holdings U.K. Ltd., Global Crossing Marketing U.K. Ltd. and Global Crossing Marketing USA Inc., and (ii) any other Restricted Subsidiary of the Company that executes a Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under any Interest Rate Agreement or Currency Agreement.

  "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

  "Initial Public Offering" means, as applicable, an initial public offering of common stock by the Company, GCL or New GCL that results in gross cash proceeds to the Company, Old GCL or New GCL, as applicable, of at least $200.0 million.

  "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is a party or beneficiary.

  "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to directors, officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company or such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments."

  "Letters of Credit" means one or more irrevocable direct pay letters of credit issued by a bank or other financial institution to support the payment of equity obligations of the Company to its Project Subsidiaries.

  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

  "MAC Subsidiaries" means Mid-Atlantic Crossing Holdings Ltd., a Bermuda company, and all of its direct and indirect Subsidiaries.

  "Management Advances" means loans or advances made to directors, officers or employees of Old GCL or New GCL, the Company or any Restricted Subsidiary (i) in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, (ii) in respect of moving-related expenses incurred in connection with any closing or consolidation of any facility, or (iii) in the ordinary course of business not exceeding $2.5 million in the aggregate at any time outstanding.

  "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions made pursuant to sale and leaseback transactions) or
(b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

  "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

  "New GCL" means Global Crossing Ltd., a Bermuda company.

  "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any Restricted Subsidiary (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise) and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

  "Officer" means any Co-Chairman of the Board, the President, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, any Senior Vice President, any Vice President, the Treasurer or the Secretary of the Company.

  "Officers Certificate" means a certificate signed by two Officers.

  "Old GCL" means Global Crossing Ltd., LDC, a Cayman Islands company limited by shares.

  "PAC Subsidiaries" means Pan American Crossing Holdings Ltd., a Bermuda company, and all of its direct and indirect Subsidiaries.

  "PC-1 Subsidiaries" means Pacific Crossing Holdings Ltd., a Bermuda company, and all of its direct and indirect Subsidiaries.

  "Permitted Business" means any business that is the same as or related, ancillary or complementary to any of the businesses of the Company or any of its Restricted Subsidiaries on the date of the Indenture.

  "Permitted Holder" means Pacific Capital Group, Inc. and CIBC Oppenheimer Corp., and their respective Affiliates.

  "Permitted Investments" means (a) any Investment in the Company or in a Wholly Owned Restricted Subsidiary of the Company that is engaged in a Permitted Business; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any of its Restricted Subsidiaries in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Restricted Subsidiary of the Company that is engaged in a Permitted Business or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company that is engaged in a Permitted Business; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales"; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (f) other Investments in any Project Subsidiary having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (f) that are at the time outstanding, not to exceed $10.0 million; and (g) any Investment made in a Receivables Entity in a Qualified Receivables Transaction.

  "Permitted Liens" means (i) Liens to secure Indebtedness permitted by clauses (d), (e), (m) and (n) of the second paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;
(ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary; (iv) Liens on property existing at the time of acquisition thereof by the Company or any of its Restricted Subsidiaries, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens existing on the date of the Indenture; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (viii) Liens incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; and (ix) Liens not otherwise permitted by the foregoing clauses (i) through (viii) securing Indebtedness in an aggregate amount not to exceed 10% of the Company's Consolidated Tangible Assets.

  "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is expressly subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of the Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company, a Restricted Subsidiary that is a Guarantor or the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

  "Person" means any individual, corporation, partnership, joint venture, limited liability company, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

  "Project Subsidiary" means any of the AC Subsidiaries, PC-1 Subsidiaries, MAC Subsidiaries or PAC Subsidiaries, and any other Subsidiary of the Company formed to develop, own and operate undersea fiber optic telecommunications cable systems.

  "Purchase Money Indebtedness" means Indebtedness (including Acquired Debt and Capital Lease Obligations, mortgage financings and purchase money obligations) incurred for the purpose of financing all or any part of the cost of construction, installation, acquisition, lease, development or improvement of any assets used or useful in a Permitted Business, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

  "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any receivables (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such receivables, all contracts and all guarantees or other obligations in respect of such receivables, and the proceeds of such receivables.

  "Receivables Entity" means a Wholly Owned Subsidiary of the Company (or another Person in which the Company or any Subsidiary of the Company may make an Investment and to which the Company or any Subsidiary of the Company transfers receivables and related assets) which engages in no activities other than in connection with the financing of receivables and which is designated by the Board of Directors (as provided below) as a Receivables Entity, (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings),
(ii) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or
(iii) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables, and (c) to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

  "Related Taxes" means any taxes, charges or assessments, including, but not limited to, sales, use, transfer, rental, ad valorem, value-added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar taxes, charges or assessments (other than taxes measured by income and withholding imposed on payments made by Old GCL or New GCL required to be paid by Old GCL or New GCL by virtue of its being incorporated or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than the Company or any of its Subsidiaries), or being a holding company parent of the Company of receiving dividends from or other distributions in respect of the Capital Stock of the Company, or having guaranteed any obligations of the

Company of any Subsidiary thereof, or having made any payment in respect of any of the items for which the Company is permitted to make payments to Old GCL or New GCL pursuant to the covenant described above under "--Certain Covenants--Restricted Payments,"

  "Restricted Investment" means any Investment other than a Permitted
Investment.

  "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. As of the date of the Indenture, all of the Guarantors (except for Old GCL and New GCL) and AC Subsidiaries were Restricted Subsidiaries; provided, however, that at no time may the AC Subsidiaries or any successor to any of them or any entities that provide extensions, upgrades or additions to AC-1 (including AC-2) be designated as Unrestricted Subsidiaries.

  "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

  "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which are reasonably customary in securitization of receivables transactions.

  "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

  "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company (other than the AC Subsidiaries or any successor to any of them) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (c) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation. As of the date of the Indenture, all of the PC-1 Subsidiaries, MAC Subsidiaries and PAC Subsidiaries are Unrestricted Subsidiaries.

  "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

  "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

BOOK-ENTRY, DELIVERY AND FORM

  All Exchange Notes will be represented by permanent Global Notes in fully registered form without coupons (the "Global Notes"), which will be deposited with the Trustee as custodian for DTC and registered in the name of DTC or of a nominee of DTC.

  DTC has advised the Company that it is (i) a limited purpose trust company organized under the laws of the State of New York, (ii) a "banking organization" within the meaning of the New York Banking Law, (iii) a member of the Federal Reserve System, (iv) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and (v) a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry charges to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Investors who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants.

  The Company expects that pursuant to procedures established by DTC (i) upon issuance of a Global Note, DTC will credit, on its internal system, the principal amount of Exchange Notes of the individual beneficial interests represented by such Global Note to the respective accounts of persons who have accounts with such depository and (ii) ownership of beneficial interests in such Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC (with respect to interests of Participants) and the records of Participants and Indirect Participants (with respect to interests of persons other than Participants).

  The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of securities in definitive form. Accordingly, the ability to transfer interests in the Notes represented by a Global Note to such persons may be limited. In addition, because DTC can act only on behalf of its Participants, who in turn act on behalf of persons who hold interests through Participants, the ability of a person having an interest in

Notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

  So long as DTC or its nominee is the registered owner of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Notes, and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee thereunder. Accordingly, each holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such holder is not a Participant or an Indirect Participant, on the procedures of the Participant through which such holder owns its interest, to exercise any rights of a holder of Notes under the Indenture or such Global Note. The Company understands that under existing industry practice, in the event that the Company requests any action of holders of Notes, or a holder that is an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of such Global Note, is entitled to take, DTC would authorize the Participants to take such action and the Participants would authorize holders owning through such Participants to take such action or would otherwise act upon the instruction of such holders. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Notes.

  Payments with respect to the principal of, and premium, if any, liquidated damages, if any, and interest on, any Notes represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the Trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Note representing such Notes under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a Global Note (including principal, premium, if any, liquidated damages, if any, and interest). Payments by the Participants and the Indirect Participants to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of the Participants or the Indirect Participants and DTC.

  Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

  Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositaries for Euroclear or Cedel.

  Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel) immediately following the settlement date of DTC. Cash received in

Euroclear or Cedel as a result of sales of interest in a Global Note by or through a Euroclear or Cedel participant to a Participant in DTC will be received for value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

  Although DTC, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

  If (i) the Company notifies the Trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form under the Indenture or (iii) upon the occurrence of certain other events as provided in the Indenture, then, upon surrender by DTC of the Global Notes, certificated Notes will be issued to each person that DTC identifies as the beneficial owner of the Notes represented by the Global Notes. Upon any such issuance, the Trustee is required to register such certificated Notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

  Neither the Company nor the Trustee shall be liable for any delay by DTC or any Participant or Indirect Participant in identifying the beneficial owners of the related Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued).

EXCHANGE OFFER; REGISTRATION RIGHTS

  The Company, the Guarantors and the Initial Purchasers entered into the Registration Agreement pursuant to which the Company agreed, for the benefit of the holders of the Restricted Notes, that the Company will, at its cost,
(i) cause to be filed, on or prior to 90 days after the Closing Date, the Exchange Offer Registration Statement with the Commission under the Securities Act concerning the Exchange Offer, and (ii) (a) use its reasonable best efforts to cause such Exchange Offer Registration Statement to be declared effective by the Commission on or prior to 150 days after the Closing Date and
(b) cause the Exchange Offer to remain open for the minimum period required by applicable federal and state securities laws, provided, however, that in no event shall such period be less than 20 Business Days. For each Restricted Note surrendered to the Company and accepted for exchange pursuant to the Exchange Offer, the holder of such Restricted Note will receive an Exchange Note having a principal amount equal to that of the surrendered Restricted Note.

  Based upon no-action letters issued by the staff of the Commission to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Restricted Notes would in general be freely transferable after the Exchange Offer without further registration under the Securities Act if the holder of the Exchange Notes represents (i) that it is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company, (ii) that it is acquiring the Exchange Notes in the ordinary course of its business and (iii) that it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes; provided that, in the case of broker-dealers, a prospectus meeting the requirements of the Securities Act be delivered as required. However, the Commission has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Holders of Restricted Notes wishing to accept the Exchange Offer must represent to the Company that such conditions have been met. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer, where it acquired the Restricted Notes exchanged for such Exchange Notes for its own account as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with the resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Restricted Notes where such Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of one year after consummation of the Exchange Offer, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act, and will be bound by the provisions of the Registration Agreement (including certain indemnification and contribution rights and obligations).

  A holder of Restricted Notes (other than certain specified holders) who wishes to exchange such Restricted Notes for Exchange Notes in the Exchange Offer will be required to represent that any Exchange Notes to be received by it will be acquired in the ordinary course of its business, and that at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes and that it is not an "affiliate" of the Company, as defined in Rule 405 under the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

  If (i) the Exchange Offer is not permitted by applicable law or Commission policy or (ii) if any Holder of Restricted Securities shall notify the Company within 20 business days following the consummation of the Exchange Offer that
(A) such holder was prohibited by law or Commission policy from participating in the Exchange Offer or (B) such holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such holders or
(C) such holder is a broker-dealer and holds Notes acquired directly from the Company or any of its affiliates, then the Company and the Guarantor will, at their cost, (a) use their reasonable best efforts to cause to be filed a shelf registration statement (the "Shelf Registration Statement") covering resales of the Restricted Notes or the Exchange Notes, as the case may be, (b) use their reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) use their reasonable best efforts to keep the Shelf Registration Statement effective until two years after its effective date or such shorter period ending when all resales of Restricted Notes or Exchange Notes covered by such Shelf Registration Statement have been made. A holder selling such Restricted Notes or Exchange Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Agreement which are applicable to such holder (including certain indemnification obligations).

  If (a) the Company and the Guarantors fail to file any of the Registration Statements required by the Registration Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness, or (c) the Company and the Guarantors fail to consummate the Registered Exchange Offer within 180 business days of the Closing Date with respect to the Exchange Offer Registration Statement, or (d) any Registration Statement required by the Registration Agreement is declared effective but thereafter ceases to be effective or usable in connection with its intended purpose (each such event referred to in clause (a) through (d) above a "Registration Default"), then the Company and the Guarantors will pay to each holder of the Restricted Notes affected thereby Special Interest which will accrue and be payable semi-annually on the Notes and the Exchange Notes (in addition to the stated interest on the Notes and the Exchange Notes) from and including the date such Registration Default occurs to, but excluding the date on which the applicable Registration Statement is filed or is declared effective, the Registered Exchange Offer is consummated, or the applicable Registration Statement is again declare effective or made usable. During the time that Special Interest is accruing continuously, the rate of such Special Interest shall be 0.50% per annum during the first 90-day period and shall increase by 0.25% per annum for each subsequent 90-day period, but in no event shall such rate exceed 1.0% per annum in the aggregate regardless of the number of Registration Defaults. If, after the cure of all Registration Defaults then in effect, there is a subsequent Registration Default, the rate of Special Interest for such subsequent Registration Default shall initially be 0.50% regardless of the Special Interest rate in effect with respect to any prior Registration Default a the time of the cure of such Registration Default.

  The summary herein of certain provisions of the Registration Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Agreement, a copy of which is filed as an exhibit to the Exchange Offer Registration Statement of which this Prospectus constitutes a part.

                         DESCRIPTION OF CAPITAL STOCK

GENERAL

  The following summary description of the capital stock of the Company does not purport to be complete and is subject to the provisions of the constituent documents of New GCL and each of its subsidiaries.

OLD GCL EXCHANGE

  Prior to the Stock Offerings, all shares of common stock of New GCL were held by Old GCL. In order to provide for certain class voting protections and differential rights upon liquidation, prior to such date Old GCL had issued and outstanding five classes of common stock: Class A shares, Class B shares, Class C shares, Class D shares and Class E shares. Class A shares, Class B shares and Class C shares had identical voting rights other than with respect to election of directors, in which case it is specified in Old GCL's Articles of Association how many directors each class is entitled to elect. Except with respect to any shareholder vote that would modify the rights of such class, holders of Class D shares and Class E shares had no voting rights. With respect to distributions, Class D shares were subordinated to the rights of each of the other classes of stock until such other classes received cumulative payments yielding a specific internal rate of return. In January 1998, Old GCL authorized Class E shares, which were non-voting but otherwise identical in all respects to Class B shares, to be issued to individuals receiving awards under Old GCL's Stock Incentive Plan that was established at such time.

  Prior to the Stock Offerings, New GCL declared a stock dividend to Old GCL so that Old GCL held 1.5 shares of common stock of New GCL for each share of common stock of Old GCL outstanding. Pursuant to the terms of the Articles of Association of Old GCL, prior to the Stock Offerings each holder of Class D shares converted such shares into a fraction of a Class E share based upon a valuation at the time of such conversion, together with a warrant to purchase the remaining fraction of such Class E share at an exercise price based upon such market valuation. In addition, each holder of Class E shares of Old GCL had such Class E shares converted into Class B shares of Old GCL. Accordingly, each holder of Class D and Class E shares ultimately received Class B shares, with the warrants to purchase Class E shares received by former Class D shareholders then cancelled in exchange for warrants ("GCL Warrants") to purchase shares of Common Stock of New GCL at an exercise price equal to the Price to Public Per Share payable in the Stock Offerings.

  Immediately subsequent to such transactions and prior to the Stock Offerings, each shareholder of Old GCL (other than CIBC) agreed with Old GCL to exchange their interests in Old GCL for shares of Common Stock of New GCL held by Old GCL at a rate of 1.5 shares of Common Stock of New GCL per share of common stock of Old GCL. CIBC did not participate in the Old GCL Exchange and continues to maintain its beneficial ownership position in New GCL through Old GCL. Subsequent to the Old GCL Exchange and the Stock Offerings, each previous shareholder of Old GCL holds an equal proportionate interest in New GCL, with Old GCL now wholly-owned by CIBC.

  The following table sets forth the beneficial share ownership of Old GCL by directors, executive officers and principal shareholders of the Company prior to the Old GCL Exchange and the Stock Offerings, and the number of shares of Common Stock to be transferred in connection with the Old GCL Exchange:

                        CLASS A               CLASS B               CLASS C                    CLASS D
                  -------------------- --------------------- --------------------- -------------------------------
                                                                                                            NEW
                             NEW GCL               NEW GCL               NEW GCL               NEW GCL      GCL
                   OLD GCL    SHARES    OLD GCL     SHARES    OLD GCL     SHARES    OLD GCL     SHARES   WARRANTS
      NAME         SHARES    RECEIVED    SHARES    RECEIVED    SHARES    RECEIVED  SHARES(2)   RECEIVED  RECEIVED
----------------  --------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------
Canadian
Imperial Bank of
Commerce(3).....  1,720,600  2,580,900          0          0 30,175,000 45,262,500          0          0         0
Pacific Capital
Group, Inc. ....    804,338  1,206,507 15,040,966 22,561,449          0          0 10,296,100 14,983,516 1,261,545
Continental
Casualty
Company.........  8,208,390 12,312,585  1,575,000  2,362,500  3,575,000  5,362,500          0          0         0
MRCo, Inc. .....    407,846    611,769  7,626,700 11,440,050          0          0  3,013,800  4,171,733   348,965
Gary Winnick....    804,338  1,206,507 15,040,966 22,561,449          0          0 10,296,100 14,983,516 1,261,545
Lodwrick M.
Cook............          0          0    300,000    450,000          0          0          0          0         0
Jack M. Scanlon.          0          0          0          0          0          0          0          0         0
Dan L. Cohrs....          0          0          0          0          0          0          0          0         0
David L. Lee....    127,340    191,009  2,381,275  3,571,912          0          0  2,215,900  3,895,379   335,902
Abbott L. Brown.     53,490     80,234  1,000,253  1,500,379          0          0  1,523,400  2,191,340   184,245
Barry Porter....    105,711    158,567  1,976,816  2,965,223          0          0  2,442,500  3,628,839   306,372
James C. Gorton.          0          0          0          0          0          0          0          0         0
Jack Finlayson..          0          0          0          0          0          0          0          0         0
K. Eugene
Shutler.........      5,042      7,563     94,282    141,423          0          0          0          0         0
Hillel
Weinberger......  9,070,600 13,605,900  1,575,000  2,362,500  3,575,000  5,362,500          0          0         0
Jay R. Bloom(3).  1,720,600  2,580,900          0          0 30,175,000 45,262,500          0          0         0
Dean C.
Kehler(3).......  1,720,600  2,580,900          0          0 30,175,000 45,262,500          0          0         0
Jay R.
Levine(3).......  1,720,600  2,580,900          0          0 30,175,000 45,262,500          0          0         0
William P.
Phoenix(3)......  1,720,600  2,580,900          0          0 30,175,000 45,262,500          0          0         0
Bruce Raben(3)..  1,720,600  2,580,900          0          0 30,175,000 45,262,500          0          0         0
Michael R.
Steed...........    407,846    611,769  7,626,700 11,440,050          0          0  3,013,800  4,171,733   348,965
William E.
Conway..........          0          0          0          0          0          0          0          0         0
Toshiaki
Ogasawara.......          0          0          0          0          0          0          0          0         0
Geoffrey J. W.
Kent............          0          0          0          0          0          0          0          0         0
                     CLASS E(1)
                  ----------------
                          NEW GCL
                  OLD GCL  SHARES
      NAME        SHARES  RECEIVED
----------------- ------- --------
Canadian
Imperial Bank of
Commerce(3).....   50,000  75,000
Pacific Capital
Group, Inc. ....        0       0
Continental
Casualty
Company.........        0       0
MRCo, Inc. .....        0       0
Gary Winnick....  200,000 300,000
Lodwrick M.
Cook............  100,000 150,000
Jack M. Scanlon.  300,000 450,000
Dan L. Cohrs....  150,000 225,000
David L. Lee....  100,000 150,000
Abbott L. Brown.  100,000 150,000
Barry Porter....  100,000 150,000
James C. Gorton.  125,000 187,500
Jack Finlayson..  195,000 292,500
K. Eugene
Shutler.........   66,667 100,000
Hillel
Weinberger......   10,000  15,000
Jay R. Bloom(3).   50,000  75,000
Dean C.
Kehler(3).......   50,000  75,000
Jay R.
Levine(3).......   50,000  75,000
William P.
Phoenix(3)......   50,000  75,000
Bruce Raben(3)..   50,000  75,000
Michael R.
Steed...........   10,000  15,000
William E.
Conway..........   10,000  15,000
Toshiaki
Ogasawara.......   10,000  15,000
Geoffrey J. W.
Kent............   10,000  15,000

-------
(1) Includes shares of Common Stock issuable upon the exercise of stock options which are exercisable within 60 days of August 13, 1998.

(2) In connection with the liquidation of TDC, Messrs. Winnick, Lee, Porter and Brown also received 735,985, 833,587, 249,438 and 83,147 shares of Common Stock, respectively, plus warrants to acquire a further 65,714, 75,150, 22,317 and 7,439 shares of Common Stock, respectively, directly attributable to Class D shares held by TDC. Such amounts are reflected in the post-liquidation columns under "Class D" above; however, amounts initially held by TDC are not shown in the "Old GCL Shares" column under "Class D" above. See "Certain Transactions--Transactions with Telecommunications Development Company."

(3) Amounts appearing under "New GCL Shares Received", other than Class E shares, are held through Old GCL, which became wholly-owned by CIBC after the Old GCL Exchange.

NEW GCL

  General. Pursuant to its Memorandum of Association, the authorized share capital of New GCL is $6,000,000, divided into 600,000,000 shares of par value $.01 each. Prior to the Old GCL Exchange, all of the outstanding shares of Common Stock of New GCL were held by Old GCL. Currently, 205,042,900 shares of Common Stock are issued and outstanding.

  Voting and Transfer Restrictions. Following the adoption of the Amended and Restated Bye-Laws of New GCL immediately prior to the Stock Offerings, each share of Common Stock has one vote, except that if, and so long as, the Controlled Shares (as defined below) of any person constitute more than 9.5% (or, in the case of CIBC and certain of its affiliates, collectively, 35%) of the voting power of the outstanding shares, including the Common Stock, of the Company (an "Over-the-Threshold Common Stockholder"), the voting rights with respect to the Controlled Shares owned by such person will be limited, in the aggregate, to a voting power of 9.5%, pursuant to a formula set forth in the Bye-Laws. The votes that could be cast by Over-the-Threshold Common Stockholders but for the restrictions on voting rights described above will be allocated to the other holders of Common Stock, pro rata based upon the number of shares of Common Stock held by all other holders of Common Stock, subject only to the further limitation that no stockholder allocated any such voting rights may exceed the applicable limitation set forth above as a result of such allocation. "Controlled Shares" includes, among other things, all shares of Common Stock that a person is deemed (i) to own directly, indirectly or constructively pursuant to Section 958 of the Code or (ii) to beneficially own directly or indirectly as a result of the possession of sole or shared voting power within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

  The Bye-Laws also provide that any transfer of shares of Common Stock (or any interest therein) that results in a person (other than PCG, GKW Unified Holdings, LLC, CIBC, Continental Casualty Company or MRCo, Inc. or their affiliates or certain lenders to any of them) beneficially owning (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, Controlled Shares in excess of the Maximum Percentage (as defined below) of the outstanding shares of Common Stock without the approval of a majority of the members of the Board of Directors and stockholders holding at least 75% of the votes that may be cast by all holders of Common Stock (after giving effect to the voting limitations outlined above) shall not be registered in the share register of the Company and shall be void and of no effect. "Maximum Percentage" means (x) in the case of a natural person, 5%, and (y) in the case of any person (other than a natural person) or any group (as used in Section 13(d) of the Exchange Act), 9.5%.

  Amendments to or waivers of the voting reallocation and transfer restriction provisions of the Bye-Laws will require the approval of the Board of Directors and stockholders holding 75% of the votes that may be cast by all holders of Common Stock. In the event of any such amendment or waiver, under certain circumstances the Company shall indemnify and hold harmless any stockholder who, as a result thereof, becomes subject to treatment as a "United States Shareholder" for purposes of Section 951 et seq. of the Code from and against all losses, costs, damages, liabilities and expenses directly or indirectly arising out of such treatment.

  These voting reallocation and transfer restrictions could make it difficult for any person or group of persons acting in concert (other than certain existing owners) to acquire control of the Company.

  Distributions. Holders of Common Stock will be treated equally with respect to all distributions to shareholders of New GCL.

NEW GCL STOCKHOLDERS AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

  New GCL, PCG, GKW Unified Holdings, LLC ("GKW"), CIBC, Continental Casualty Company, MRCo, Inc. and certain other shareholders of the Company (including certain of New GCL's officers and directors and their affiliates) (collectively, the "Existing Holders") have entered into a Stockholders Agreement and a Registration Rights Agreement, each of which has been filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part.

  Under the Stockholders Agreement, the Company has been granted a right of first refusal on certain private transfers by the Existing Holders during the first two years after the consummation of the Stock Offerings. In addition, subject to the exceptions set forth in the Stockholders Agreement, certain of the Existing Holders have rights ("tag-along rights") permitting such shareholder to participate, on the same terms and conditions, in certain transfers of shares by other Existing Holders as follows: (i) PCG, GKW and CIBC (and their affiliates and permitted transferees) shall have the right to participate in any transaction initiated by any of them to transfer 5% or more of the outstanding securities of the Company and (ii) PCG, GKW, CIBC, Continental Casualty Company and MRCo, Inc (and their affiliates and permitted transferees) shall have the right to participate in any transaction initiated by any of them to transfer any securities of the Company which transaction would result in a change of control of the Company. In addition, so long as Gary Winnick, PCG and GKW and certain of their transferees ("PCG Holders") collectively beneficially own (within the meaning of Section 13(d) of the Exchange Act) at least 15% of the outstanding shares of Common Stock, any PCG Holder shall be entitled to seek appraisal of the fair value of the Common Stock beneficially owned by such person (and the payment thereof in cash) in connection with any merger or consolidation of the Company or the sale, lease or transfer of all or substantially all of the assets of the Company, if such PCG Holder, in his capacity as a shareholder of the Company, shall not have voted in favor of or given consent with respect to such transaction and beneficially owns the Common Stock as to which appraisal is sought immediately prior to consummation of the transaction.

  Pursuant to the Registration Rights Agreement, the Existing Holders have certain demand and piggyback registration rights and receive indemnification and, in certain circumstances, expense reimbursement from the Company in connection with such registration.

CAPITAL STOCK OF SUBSIDIARIES

  New GCL owns, directly or indirectly, 100% of the capital stock of each of its subsidiaries, except for the PC-1 joint venture entity, in which it will have approximately a 58% economic interest. See "Business--Pacific Crossing."

TRANSFER AGENT AND REGISTRAR FOR COMMON STOCK

  The transfer agent and registrar for the Common Stock is First Chicago Trust Company of New York.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

AC-1 CREDIT FACILITY

  ACL is the borrower under the $482.0 million senior secured AC-1 Credit Facility, comprised of a $472.0 million term loan facility and a $10.0 million working capital facility, with certain commercial lending institutions and CIBC and Deutsche Bank AG, New York Branch, an affiliate of Deutsche Bank Securities Inc., as lead agents for the lenders. The AC-1 Credit Facility is secured by pledges of the stock of ACL and its subsidiaries (and other entities holding landing licenses or AC-1 assets) and security interests in the assets and revenues of ACL and its subsidiaries and is being used to provide financing for a portion of AC-1. A portion of the AC-1 Credit Facility is available only to pay interest on the loans prior to the AC-1 RFS date, and a portion is available to issue letters of credit to the contractor of AC-1. The loans under the AC-1 Credit Facility will amortize in eight semi-annual installments, commencing on the first initial principal payment date (which shall be May 31 or November 30) to occur more than two months after the commercial operation date (anticipated to occur in February 1999), with 15% of the principal amount to be amortized in the first year, 25% in the second year, 30% in the third year and 30% in the fourth year. Borrowings bear interest at an adjustable rate based on the adjusted base rate or LIBOR plus an applicable margin. The facility also requires mandatory prepayments to be made from, among other things, 50% of excess cash flow, 50% of net cash proceeds of any equity offering of ACL and 100% of net cash proceeds of any permitted debt offerings of ACL or its immediate parent, permitted asset sales or insurance proceeds. As of June 30, 1998, a total of $367 million in indebtedness (to which the Notes would be effectively subordinated) was outstanding under the AC-1 Credit Facility.

  The AC-1 Credit Facility contains covenants that, among other things, restrict ACL's use of the term loan proceeds to the financing of AC-1 and the payment of fees and expenses directly thereto and the use of the working capital facility proceeds to AC-1 costs and for working capital purposes and limit ACL's ability to make certain dividends, distributions or investments and mergers. The facility generally only permits dividends or distributions with respect to a portion of ACL's excess cash flow, but severely restricts the payment of other dividends or distributions to New GCL. The AC-1 Credit Facility contains certain financial covenants relating to minimum sales of capacity on AC-1 and ratio of EBITDA to interest expense, the failure to comply with which would cause all excess cash flow to be applied to the lenders under the AC-1 Credit Facility for such period. The AC-1 Credit Facility contains certain events of default including, among other things, failure to pay amounts when due, failure to comply with covenants and insolvency. An event of default shall also occur upon the occurrence of certain failures in connection with AC-1. Upon the occurrence of an event of default, the AC-1 Credit Facility permits the lenders to declare all outstanding borrowings to be immediately due and payable and to proceed against the collateral. In addition, the AC-1 Credit Facility prescribes the order by which proceeds from the sale of AC-1 capacity shall be applied, both prior to and after the commencement of commercial operations, and requires ACL to maintain certain reserve accounts. As a result of the foregoing, the ability of ACL to use and distribute revenue is severely restricted so long as the AC-1 Credit Facility remains in existence.

                      INFORMATION REGARDING OLD GCL

  Subsequent to the Stock Offerings and the Old GCL Exchange, all of the shares of capital stock of Old GCL are held by CIBC Wood Gundy (SFC) Inc., an indirect wholly-owned subsidiary of CIBC. Old GCL serves solely as a holding company for CIBC's investment in the Company, owning all of the shares of Common Stock of New GCL beneficially owned by CIBC. Old GCL is not presently subject to any legal claims or proceedings. Old GCL continues to be a Guarantor of the Notes.

                              TAX CONSIDERATIONS

TAXATION OF THE COMPANY

  The Company believes that a significant portion of its income will not be subject to tax in Bermuda, which currently has no corporate income tax, or other countries in which the Issuer or its affiliates conduct activities or in which customers of the Company are located, including the United States. However, this belief is based upon the anticipated nature and conduct of the business of the Company, which may change, and upon the Company's understanding of its position under the tax laws of the various countries in which the Company has assets or conducts activities, which position is subject to review and possible challenge by taxing authorities and to possible changes in law (which may have retroactive effect). The extent to which certain taxing jurisdictions may require the Company to pay tax or to make payments in lieu of tax cannot be determined in advance. In addition, the operations of and payments due to the Company may be affected by changes in taxation, including retroactive tax claims or assessments of withholding on amounts payable to the Company or other taxes assessed at the source, in excess of the taxation anticipated by the Company based on business contacts and practices of the Company and the current tax regimes. There can be no assurance that these factors will not have a material adverse effect on the Company.

 United States Federal Income Tax Considerations

  The Issuer and its non-United States subsidiaries will be subject to United States federal income tax at regular corporate rates (and to United States branch profits tax) on their income that is effectively connected with the conduct of a trade or business within the United States, and will be required to file federal income tax returns reflecting that income. The Company intends to conduct its operations so as to reduce the amount of its effectively connected income. However, no assurance can be given that the Internal Revenue Service (the "IRS") will agree with the positions taken by the Company in this regard. Moreover, the United States subsidiaries of the Issuer will be subject to United States federal income tax on their worldwide income regardless of its source (subject to reduction by allowable foreign tax credits), and distributions by such United States subsidiaries to the Issuer or its foreign subsidiaries generally will be subject to United States withholding.

 Bermuda Tax Considerations

  Under current Bermuda law, the Company is not subject to tax on income or capital gains. Furthermore, New GCL, the Issuer and the Issuer's Bermuda subsidiaries have obtained from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 (as amended), an undertaking that, in the event that Bermuda enacts any legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of such tax will not be applicable to such entities or to any of their operations, or the shares or capital of such entities, or to the Notes, until March 28, 2016. This undertaking does not, however, prevent the imposition of property taxes on any company owning real property or leasehold interests in Bermuda.

TAXATION OF NOTEHOLDERS

 Bermuda Tax Considerations

  Under current Bermuda law, no income, withholding or other taxes or stamp or other duties are imposed upon the issue, transfer or sale of the Notes or on any payments thereunder. See "Taxation of the Company--Bermuda Tax Considerations" for a description of the undertaking on taxes obtained by the Company from the Minister of Finance of Bermuda.

 United States Federal Income Tax Considerations

  The following is a summary of certain United States federal income tax considerations that apply to the acquisition, ownership and disposition of Notes by United States Holders (as defined below) as of the date hereof.

Although the following summary does not purport to describe all of the tax considerations that may be relevant to a prospective purchaser of Notes, such summary describes the material United States federal income tax consequences to a United States Holder. No assurance can be given that the conclusions set out below would be sustained by a court if challenged by the IRS. This summary deals only with Notes that are held as capital assets by United States Holders that purchase Notes at their "issue price" pursuant to their original issue, and does not address tax considerations applicable to United States Holders that may be subject to special tax rules, such as dealers or traders in securities, financial institutions, insurance companies, tax-exempt entities, United States Holders that hold Notes as a part of a straddle, conversion transaction, constructive sale or other arrangement involving more than one position, United States Holders that own (or are deemed for United States tax purposes to own) 10% or more of the total combined voting power of all classes of voting stock of the Company, United States Holders that have a principal place of business or "tax home" outside the United States or United States Holders whose functional currency is not the United States dollar. The discussion below assumes that the Notes will not be issued with more than a de minimus amount of "original issue discount" and that Special Interest will not become payable on the Notes.

  The discussion below is based upon the provisions of the United States Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions thereunder as of the date hereof; any such authority may be repealed, revoked or modified, perhaps with retroactive effect, so as to result in federal income tax consequences different from those discussed below.

  THE DISCUSSION SET OUT BELOW IS INTENDED ONLY AS A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES, INCLUDING THE APPLICATION TO THEIR PARTICULAR SITUATION OF THE TAX CONSIDERATIONS DISCUSSED BELOW, AS WELL AS THE APPLICATION OF STATE, LOCAL OR FOREIGN TAX LAWS. THE STATEMENTS OF UNITED STATES FEDERAL INCOME TAX LAW SET OUT BELOW ARE BASED ON THE LAWS IN FORCE AND INTERPRETATIONS THEREOF AS OF THE DATE OF THIS OFFERING MEMORANDUM, AND ARE SUBJECT TO ANY CHANGES OCCURRING AFTER THAT DATE.

  As used herein, a "United States Holder" of a Note means a holder that is
(i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or
(iv) a trust which is subject to the supervision of a court within the United States and the control of a United States person as described in section 7701(a)(30) of the Code.

  Payment of Interest. Interest on a Note will be taxable to a United States Holder as ordinary income at the time that such interest accrues or is received, in accordance with the United States Holder's regular method of accounting for federal income tax purposes.

  Certain Payments under Registration Agreement. The occurrence of certain enumerated events described under "Exchange Offer; Registration Rights" will cause Special Interest to be payable to the holders of Notes in the manner described therein. However, the Company intends to take the position that the mere possibility that such Special Interest may become payable on the Notes will not affect the amount of interest income includible by a United States Holder of a Note and will not cause the Notes to be issued with original issue discount or to be treated as contingent payment debt instruments. For these purposes, the Company's determination that the Notes are not issued with original issue discount is binding on all United States Holders unless a United States Holder explicitly discloses in the proper manner to the Service that its determination is different. If Special Interest in fact becomes payable on the Notes, then the Special Interest should be includible in income by United States Holders as ordinary income.

  Sale, Exchange or Retirement of the Notes. A United States Holder's tax basis in a Note generally will be its cost. A United States Holder generally will recognize gain or loss on the sale, exchange or retirement of a

Note in an amount equal to the difference between the amount realized on the sale, exchange or retirement (excluding amounts received in respect of accrued interest) and the adjusted tax basis of the Note. Gain or loss recognized on the sale, exchange or retirement of a Note (excluding amounts received in respect of accrued interest, which will be taxable as ordinary income) generally will be treated as capital gain or loss. Generally, capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

  The exchange of the Notes for the Exchange Notes in the Exchange Offer, see "Exchange Offer; Registration Rights," will not constitute a taxable event to United States Holders. Consequently, (i) no gain or loss will be realized by a United States Holder upon receipt of an Exchange Note; (ii) the holding period of the Exchange Note will include the holding period of the Note exchanged therefor; and (iii) the adjusted tax basis of the Exchange Note will be the same as the adjusted tax basis of the Note exchanged therefor immediately before the exchange.

  Information Reporting and Backup Withholding. In general, information reporting requirements will apply to certain payments of principal and interest on a Note, and to the payment of the proceeds of the sale of a Note, to United States Holders other than certain exempt recipients (such as corporations). Backup withholding at a 31% rate will apply to such payments if the United States Holder fails to provide its taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income.

  Any amounts withheld under the backup withholding rules will be allowed as a credit against the United States Holder's U.S. federal income tax liability and may entitle such Holder to a refund, provided that the required information is furnished to the IRS.

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Restricted Notes where such Restricted Notes were acquired as a result of market-making activities or other trading activities.

  The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  The Issuer has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Restricted Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

  Certain legal matters with respect to the legality of the Exchange Notes have been passed upon for the Issuer by Simpson Thacher & Bartlett, New York, New York. Simpson Thacher & Bartlett will rely, as to matters of Bermuda law, on the opinion of Appleby, Spurling & Kempe, Hamilton, Bermuda, as to matters of English law, on the opinion of Wiggin and Co, Gloucestershire, England, and as to matters of Cayman Islands law, on the opinion of W.S. Walker & Company, Georgetown, Grand Cayman, Cayman Islands. Certain partners of Simpson Thacher & Bartlett purchased certain shares of common stock of New GCL in the Stock Offerings in an aggregate amount equal to less than 1% of the total shares offered in the Stock Offerings.

                                    EXPERTS

  The financial statements and schedules included in this prospectus and elsewhere in the registration statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen & Co., independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             AVAILABLE INFORMATION

  The Issuer and the Guarantors have filed with the commission a Registration Statement on Form S-4 (together with all amendments, exhibits schedules and supplements thereto, the "Registration Statement") under the Securities Act with respect to the Exchange Notes being offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement. For further information with respect to the Issuer and the Exchange Notes, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and, where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified by the provisions in such exhibit, to which reference is hereby made. New GCL is subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, is required to file reports and other information with the Commission. The Issuer and the Guarantors (other than New
GCL) are not currently subject to the informational requirements of the Exchange Act. As a result of the offering of the Exchange Notes, the Issuer and the Guarantors will become subject to the informational requirements of the Exchange Act, and, in accordance therewith, will file reports and other information with the Commission unless and until an exemption from such requirement is obtained. The Registration Statement, such reports and other information can be inspected and copied at the Public Reference Section of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549 and at regional public reference facilities maintained by the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material, including copies of all or any portion of the Registration Statement, can be obtained from the Public Reference Section of the Commission at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet (http:/www.sec.gov).

  So long as the Issuer and the Guarantors are subject to the periodic reporting requirements of the Exchange Act, they are required to furnish the information required to be filed with the Commission to the Trustee and the holders of the Notes. The Issuer and the Guarantors have agreed that, even if they are not required under the Exchange Act to furnish such information to the Commission, they will nonetheless continue to furnish information that would be required to be furnished by the Issuer and the Guarantors by Section 13 of the Exchange Act, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Issuer's certified independent accountants to the Trustee and the holders of the Notes as if they were subject to such periodic reporting requirements. The Issuer and the Guarantors will be deemed to have satisfied such requirements if New GCL files and provides reports, documents and information of the types otherwise so required by the Commission, in each case within the applicable time periods, and the Issuer and the Guarantors are not required by the Commission to file such reports, documents and information separately under the applicable rules and regulations of the Commission (after giving effect to any exemptive relief) because of the filings by New GCL.

                  GLOBAL CROSSING LTD. AND SUBSIDIARIES

                   (FORMERLY GLOBAL CROSSING LTD., LDC)

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                         PAGE
                                                                       --------
Report of Independent Public Accountants.............................       F-2
Consolidated Balance Sheets as of June 30, 1998 (unaudited) and
 December 31, 1997...................................................       F-3
Consolidated Statements of Operations for the three months ended June
   30, 1998 (unaudited) and June 30, 1997 (unaudited), for the six months ended June 30, 1998 (unaudited), for the period from March
   19, 1997 (Date of Inception) to June 30, 1997 (unaudited) and for the period from March 19, 1997 (Date of Inception) to December 31,
   1997..............................................................       F-4
Consolidated Statements of Shareholders' Equity for the six months ended June 30, 1998 (unaudited) and for the period from March 19,
   1997 (Date of Inception) to December 31, 1997.....................       F-5
Consolidated Statements of Cash Flows for the six months ended June
   30, 1998 (unaudited), for the period from March 19, 1997 (Date of
   Inception) to June 30, 1997 (unaudited) and for the period from
   March 19, 1997 (Date of Inception) to December 31, 1997...........  F-6, F-7
Notes to Consolidated Financial Statements...........................       F-8

NOTE:

The consolidated financial statements of Global Crossing Ltd. ("GCL") and subsidiaries (formerly Global Crossing Ltd., LDC ("Old GCL") and subsidiaries) have been restated to reflect the Old GCL Exchange as explained in Note 1 in the Notes to Consolidated Financial Statements.

Immediately following the Old GCL Exchange, Old GCL became wholly-owned by Canadian Imperial Bank of Commerce and its affiliates ("CIBC"). Old GCL's equity investment in GCL is its only asset. Old GCL remains a guarantor of the New Senior Notes. Financial information for Old GCL is contained in Note 10 in the Notes to Consolidated Financial Statements on pages F-26 through F-30.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of

Global Crossing Ltd.:

  We have audited the accompanying consolidated balance sheet of Global Crossing Ltd. (a Bermuda company in its development stage) and subsidiaries (formerly Global Crossing Ltd., LDC and subsidiaries) as of December 31, 1997, and the related consolidated statements of operations, shareholders' equity and cash flows for the period from March 19, 1997 (date of inception) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Crossing Ltd. and subsidiaries as of December 31, 1997, and the results of their operations and their cash flows for the period from March 19, 1997 (date of inception) to December 31, 1997, in conformity with accounting principles generally accepted in the United States.

Arthur Andersen & Co.

Hamilton, Bermuda
April 21, 1998

                   GLOBAL CROSSING LTD. AND SUBSIDIARIES

                   (FORMERLY GLOBAL CROSSING LTD., LDC)

                          CONSOLIDATED BALANCE SHEETS

                   AS OF JUNE 30, 1998 AND DECEMBER 31, 1997
                          (EXPRESSED IN U.S. DOLLARS)

                                             JUNE 30, 1998   DECEMBER 31, 1997
                                             --------------  -----------------
                                              (UNAUDITED)
ASSETS:
 Current assets:
   Cash and cash equivalents................ $  304,125,205    $  1,452,684
   Accounts receivable, net of allowance for
    doubtful accounts of $1,012,117.........     33,954,617             --
   Interest receivable......................      1,979,573         123,000
   Other assets and prepaid costs...........     28,347,113         892,958
   Restricted cash and cash equivalents.....    237,485,187      25,275,196
                                             --------------    ------------
                                                605,891,695      27,743,838
 Long term accounts receivable..............      7,900,000             --
 Backhaul capacity available for sale.......     54,738,560      21,200,000
 Undersea capacity available for sale.......    206,271,310             --
 Construction in progress...................    518,636,709     497,318,509
 Investment in Pacific Crossing Ltd. .......    126,456,345             --
 Deferred finance and organization costs,
  net of accumulated amortization of
  $3,994,076 ($2,246,857 as of December 31,
  1997).....................................     44,338,405      25,934,021
                                             --------------    ------------
                                             $1,564,233,024    $572,196,368
                                             ==============    ============
LIABILITIES:
 Current liabilities:
   Accrued construction costs............... $   21,688,211    $ 52,003,875
   Accounts payable and accrued liabilities.      8,520,395       1,658,399
   Accrued interest and preference share
    dividends...............................      9,361,111       2,921,854
   Deferred revenue.........................     42,747,611       5,325,000
   Income taxes payable.....................      9,000,000             --
   Current portion of obligations under
    inland services agreements..............     43,489,498      17,891,000
   Current portion of obligations under
    capital leases..........................      6,215,130      12,297,645
                                             --------------    ------------
                                                141,021,956      92,097,773
 Long term debt.............................    367,048,000     162,325,000
 Senior notes...............................    796,277,203     150,000,000
 Long term deferred revenue.................      6,916,667             --
 Obligations under inland services
  agreements................................      7,628,050       3,009,000
 Obligations under capital leases...........      7,561,897             --
                                             --------------    ------------
   Total liabilities........................  1,326,453,773     407,431,773
                                             --------------    ------------
COMMITMENTS
MANDATORILY REDEEMABLE PREFERENCE SHARES
 (109,830 shares as of December 31, 1997,
 $1,000 preference liquidation preference
 per share (net of unamortized discount and
 issuance costs of $12,223,993 and
 $6,962,407, respectively)).................            --       90,643,919
                                             --------------    ------------
SHAREHOLDERS' EQUITY:
 Common stock, 600,000,000 shares
  authorized, par value $.01, 163,674,467
  and 162,886,967 issued and outstanding as
  of June 30, 1998 and December 31, 1997,
  respectively .............................      1,636,745       1,628,870
 Other shareholders' equity.................    395,458,370      72,652,162
 Accumulated deficit........................   (159,315,864)       (160,356)
                                             --------------    ------------
                                                237,779,251      74,120,676
                                             --------------    ------------
                                             $1,564,233,024    $572,196,368
                                             ==============    ============

--------
 *Amount less than $1.

  The accompanying notes are an integral part of these consolidated financial statements.

                   GLOBAL CROSSING LTD. AND SUBSIDIARIES

                   (FORMERLY GLOBAL CROSSING LTD., LDC)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                          (EXPRESSED IN U.S. DOLLARS)

                                                                        FOR THE PERIOD       FOR THE PERIOD
                          THREE MONTHS   THREE MONTHS   SIX MONTHS    FROM MARCH 19, 1997 FROM MARCH 19, 1997
                              ENDED          ENDED         ENDED      (DATE OF INCEPTION) (DATE OF INCEPTION)
                          JUNE 30, 1998  JUNE 30, 1997 JUNE 30, 1998   TO JUNE 30, 1997   TO DECEMBER 31, 1997
                          -------------  ------------- -------------  ------------------- --------------------
                           (UNAUDITED)    (UNAUDITED)   (UNAUDITED)       (UNAUDITED)
SALES AND OPERATING
 REVENUES...............  $ 101,255,867   $       --   $ 101,255,867      $       --          $        --
                          -------------   -----------  -------------      -----------         ------------
EXPENSES:
 Cost of capacity sold..     41,200,229           --      41,200,229              --                   --
 Operations and
  maintenance...........      2,470,000           --       2,470,000              --                   --
 Sales and marketing....      6,528,780        40,235      7,312,995           40,235            1,366,724
 Network development....      4,314,183           --       4,314,183              --                78,000
 General and
  administrative........      6,507,671        50,204      9,099,341           50,204            1,617,770
 Termination of
  advisory services
  agreement.............    139,669,340           --     139,669,340              --                   --
 Stock related expense..     22,760,170           --      23,397,670              --                   --
 Provision for doubtful
  accounts..............      1,012,117           --       1,012,117              --                   --
 Depreciation and
  amortization..........        442,827        51,623        473,194           51,623               39,214
                          -------------   -----------  -------------      -----------         ------------
                            224,905,317       142,062    228,949,069          142,062            3,101,708
                          -------------   -----------  -------------      -----------         ------------
OPERATING LOSS..........   (123,649,450)     (142,062)  (127,693,202)        (142,062)          (3,101,708)
OTHER INTEREST INCOME
 (EXPENSE):
 Interest income........      4,327,602     1,347,512      4,673,436        1,347,512            2,941,352
 Interest expense.......     (7,403,037)          --      (7,426,271)             --                   --
                          -------------   -----------  -------------      -----------         ------------
INCOME (LOSS) BEFORE
 INCOME TAXES AND
 EXTRAORDINARY ITEM.....   (126,724,885)    1,205,450   (130,446,037)       1,205,450             (160,356)
 Provision for income
  taxes.................     (9,000,000)          --      (9,000,000)             --                   --
                          -------------   -----------  -------------      -----------         ------------
INCOME (LOSS) BEFORE
 EXTRAORDINARY ITEM.....   (135,724,885)    1,205,450   (139,446,037)       1,205,450             (160,356)
 Extraordinary loss on
  retirement of senior
  notes.................    (19,709,471)          --     (19,709,471)             --                   --
                          -------------   -----------  -------------      -----------         ------------
NET INCOME (LOSS).......   (155,434,356)    1,205,450   (159,155,508)       1,205,450             (160,356)
 Preference share
  dividends.............     (3,898,203)   (4,041,664)    (8,306,433)      (4,236,108)         (12,689,923)
 Redemption of
  preference shares.....    (34,140,067)          --     (34,140,067)             --                   --
                          -------------   -----------  -------------      -----------         ------------
NET LOSS APPLICABLE TO
 COMMON SHAREHOLDERS....  $(193,472,626)  $(2,836,214) $(201,602,008)     $(3,030,658)        $(12,850,279)
                          =============   ===========  =============      ===========         ============
LOSS PER COMMON SHARE
 Net loss before
  extraordinary item:
   Basic and diluted....  $       (1.06)  $     (0.01) $       (1.11)     $     (0.02)        $      (0.08)
                          =============   ===========  =============      ===========         ============
 Extraordinary item.....  $       (0.12)  $       --   $       (0.12)     $       --          $        --
                          =============   ===========  =============      ===========         ============
 Net loss applicable to
  common shareholders:
   Basic and diluted....  $       (1.18)  $     (0.01) $       (1.23)     $     (0.02)        $      (0.08)
                          =============   ===========  =============      ===========         ============
Shares used in computing
 basic and diluted net
 loss per share.........    163,639,852   162,886,967    163,508,514      162,886,967          162,886,967
                          =============   ===========  =============      ===========         ============

  The accompanying notes are an integral part of these consolidated financial statements.

                   GLOBAL CROSSING LTD. AND SUBSIDIARIES

                   (FORMERLY GLOBAL CROSSING, LTD., LDC

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

   FOR THE SIX MONTHS ENDED JUNE 30, 1998 (UNAUDITED) AND FOR THE PERIOD FROM
            MARCH 19, 1997 (DATE OF INCEPTION) TO DECEMBER 31, 1997
                          (EXPRESSED IN U.S. DOLLARS)

                              OLD GCL(3)
                              ----------
                      COMPANY (GCL)(3)
                      ----------------
                      COMMON STOCK                         COMMON STOCK
                  ---------------------               ----------------------
                                         ADDITIONAL
                                          PAID-IN
                    SHARES    AMOUNT(1)   CAPITAL       SHARES      AMOUNT
                  ----------- --------- ------------  ----------- ----------
Issuance of
 Class A common
 stock for cash
 on
 March 25, 1997.   11,250,000   $  7    $  7,499,993          --  $      --
Class A common
 stock
 distributed
 for nil
 consideration
 to the initial
 purchaser of
 preference
 shares on
 March 25, 1997.   19,852,950     13      13,234,987          --
Issuance of
 Class B common
 stock for cash
 on
 March 25, 1997.   50,625,000     34      31,249,966          --         --
Issuance of
 Class C common
 stock for cash
 on
 March 25, 1997.   50,625,000     34      33,749,966          --         --
Issuance of
 Class D common
 stock for cash
 to certain
 Class B
 shareholders on
 March 25, 1997.   33,088,200     22       2,499,978          --         --
Costs incurred
 related to the
 issuance of
 common stock...          --     --       (1,264,045)         --         --
Preference share
 dividends......          --     --      (12,689,923)         --         --
Old GCL
 Exchange.......          --     --              --   162,886,967  1,628,870
Net loss for the
 period.........          --     --              --           --         --
                  -----------   ----    ------------  ----------- ----------
Balance,
 December 31,
 1997...........  165,441,150    110      74,280,922  162,886,967  1,628,870
                  -----------   ----    ------------  ----------- ----------
Issuance of
 Class B common
 stock for cash
 on
 January 21,
 1998...........      450,000    -- *        750,000          --         --
Issuance of
 Class E common
 stock for cash
 on
 January 21,
 1998...........      187,500    -- *        312,500          --         --
Issuance of
 Class E common
 stock for cash
 on
 April 22, 1998.      150,000    -- *      1,725,179          --         --
Cash
 reimbursement
 to certain
 shareholders...          --     --       (7,047,044)         --         --
Unearned
 compensation...          --     --       67,130,700          --         --
Compensation
 expense........          --     --              --           --         --
PCG Warrants to
 be converted to
 common stock...          --     --      213,384,957          --         --
Common stock to
 be issued in
 exchange for
 termination of
 advisory
 services
 agreement......          --     --      135,000,000          --         --
Preference share
 dividends......          --     --       (8,306,433)         --         --
Redemption of
 preference
 shares.........          --     --      (34,140,067)         --         --
Old GCL
 Exchange.......          --     --              --       787,500      7,875
Net loss for the
 six months
 ended June 30,
 1998...........          --     --              --           --         --
                  -----------   ----    ------------  ----------- ----------
Balance, June
 30, 1998.......  166,228,650   $110    $443,090,714  163,674,467 $1,636,745
                  ===========   ====    ============  =========== ==========
                               OTHER SHAREHOLDERS' EQUITY
                  ---------------------------------------------------------
                   ADDITIONAL                                    TOTAL
                    PAID-IN       UNEARNED     ACCUMULATED   SHAREHOLDERS'
                    CAPITAL     COMPENSATION     DEFICIT        EQUITY
                  ------------- ------------- -------------- --------------
Issuance of
 Class A common
 stock for cash
 on
 March 25, 1997.  $        --   $        --   $         --   $         --
Class A common
 stock
 distributed
 for nil
 consideration
 to the initial
 purchaser of
 preference
 shares on
 March 25, 1997.           --            --             --             --
Issuance of
 Class B common
 stock for cash
 on
 March 25, 1997.           --            --             --             --
Issuance of
 Class C common
 stock for cash
 on
 March 25, 1997.           --            --             --             --
Issuance of
 Class D common
 stock for cash
 to certain
 Class B
 shareholders on
 March 25, 1997.           --            --             --             --
Costs incurred
 related to the
 issuance of
 common stock...    (1,264,045)          --             --      (1,264,045)
Preference share
 dividends......   (12,689,923)          --             --     (12,689,923)
Old GCL
 Exchange.......    86,606,130           --             --      88,235,000
Net loss for the
 period.........           --            --        (160,356)      (160,356)
                  ------------- ------------- -------------- --------------
Balance,
 December 31,
 1997...........    72,652,162           --        (160,356)    74,120,676
                  ------------- ------------- -------------- --------------
Issuance of
 Class B common
 stock for cash
 on
 January 21,
 1998...........           --            --             --             --
Issuance of
 Class E common
 stock for cash
 on
 January 21,
 1998...........           --            --             --             --
Issuance of
 Class E common
 stock for cash
 on
 April 22, 1998.           --            --             --             --
Cash
 reimbursement
 to certain
 shareholders...    (7,047,044)          --             --      (7,047,044)
Unearned
 compensation...    67,130,700   (67,130,700)           --             --
Compensation
 expense........           --     21,134,991            --      21,134,991
PCG Warrants to
 be converted to
 common stock...   213,384,957           --             --     213,384,957
Common stock to
 be issued in
 exchange for
 termination of
 advisory
 services
 agreement......   135,000,000           --             --     135,000,000
Preference share
 dividends......    (8,306,433)          --             --      (8,306,433)
Redemption of
 preference
 shares.........   (34,140,067)          --             --     (34,140,067)
Old GCL
 Exchange.......     2,779,804           --             --       2,787,679
Net loss for the
 six months
 ended June 30,
 1998...........           --            --    (159,155,508)  (159,155,508)
                  ------------- ------------- -------------- --------------
Balance, June
 30, 1998.......  $441,454,079  $(45,995,709) $(159,315,864) $ 237,779,251
                  ============= ============= ============== ==============

-------
 *Amount less than $1.
(1)Amount per share less than $1.

(2)Value was determined based on the $1 per share paid for the 11,250,000 Class A shares (Note 7).

(3) The amounts presented for Old GCL reflect the historical equity transactions as previously reported. The amounts presented for GCL have been restated to reflect the Old GCL Exchange as if it had occurred March 19, 1997 (Date of Inception).

  The accompanying notes are an integral part of these consolidated financial statements.

                   GLOBAL CROSSING LTD. AND SUBSIDIARIES

                   (FORMERLY GLOBAL CROSSING LTD., LDC)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                          (EXPRESSED IN U.S. DOLLARS)

                                           FOR THE PERIOD      FOR THE PERIOD
                           SIX MONTHS      MARCH 19, 1997      MARCH 19, 1997
                              ENDED      (DATE OF INCEPTION) (DATE OF INCEPTION)
                            JUNE 30,         TO JUNE 30,       TO DECEMBER 31,
                              1998              1997                1997
                          -------------  ------------------- -------------------
                           (UNAUDITED)       (UNAUDITED)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
 Net loss applicable to
  common shareholders...  $(201,602,008)    $  (3,030,658)      $ (12,850,279)
 Adjustments to
  reconcile net loss to
  net cash provided by
  operating activities:
 Depreciation and
  amortization..........        473,194            51,623              39,214
 Provision for doubtful
  accounts..............      1,012,117               --                  --
 Termination of advisory
  services agreement ...    135,000,000               --                  --
 Stock related expenses.     23,397,670               --                  --
 Preference share
  dividends.............      8,306,433         4,236,108          12,689,923
 Redemption of
  preference shares.....     34,140,067               --                  --
 Extraordinary loss on
  retirement of debt....     19,709,471               --                  --
 Increase in accounts
  receivable............    (42,866,734)              --                  --
 Increase in interest
  receivable............     (1,856,573)         (246,449)           (123,000)
 Increase in backhaul
  capacity available for
  sale..................    (33,538,560)              --          (21,200,000)
 Increase in other
  assets and prepaid
  costs.................    (27,454,155)         (216,355)           (909,015)
 Undersea Capacity
  available for sale
  transferred from
  construction in
  progress..............    238,554,078               --                  --
 Increase in undersea
  capacity available for
  sale..................   (206,271,310)              --                  --
 Increase in deferred
  revenue...............     44,339,278               --            5,325,000
 Increase in income tax
  payable...............      9,000,000               --                  --
 Increase in accounts
  payable and accrued
  liabilities...........      6,861,996         1,991,377           1,248,133
 Increase in obligations
  under inland service
  agreements............     30,217,548               --           20,900,000
                          -------------     -------------       -------------
  Net cash provided by
   operating activities.     37,422,512         2,785,646           5,119,976
                          -------------     -------------       -------------
CASH FLOWS PROVIDED BY
 FINANCING ACTIVITIES:
 Finance and
  organization costs
  incurred..............    (31,773,003)      (25,320,533)        (28,180,878)
 Preference share
  issuance costs........            --         (7,487,343)         (7,529,651)
 Costs related to
  issuance of common
  stock.................            --         (1,264,045)         (1,264,045)
 Cash reimbursement to
  certain shareholders..     (7,047,044)              --                  --
 Proceeds from issuance
  of common stock and
  additional paid-in
  capital...............        525,000        75,000,000          75,000,000
 Proceeds from issuance
  of preference shares..            --        100,000,000         100,000,000
 Redemption of
  preference shares.....   (134,371,773)              --                  --
 Proceeds from long term
  debt..................    204,723,000         9,250,000         162,325,000
 Proceeds from issuance
  of senior notes.......    796,232,000        75,000,000         150,000,000
 Retirement of senior
  notes.................   (159,750,000)              --                  --
 Increase in restricted
  cash and cash
  equivalents...........   (212,209,991)      (77,354,396)        (25,275,196)
                          -------------     -------------       -------------
  Net cash provided by
   financing activities.    456,328,189       147,823,683         425,075,230
                          -------------     -------------       -------------
CASH FLOWS USED IN
 INVESTING ACTIVITIES:
 Cash paid for
  construction in
  progress and capacity
  available for sale....   (191,072,180)     (147,597,810)       (428,742,522)
 Investment in Pacific
  Crossing Ltd..........         (6,000)              --                  --
                          -------------     -------------       -------------
  Net cash used in
   investing activities.   (191,078,180)     (147,597,810)       (428,742,522)
                          -------------     -------------       -------------
NET INCREASE IN CASH....    302,672,521         3,011,519           1,452,684
CASH, beginning of
 period.................      1,452,684               --                  --
                          -------------     -------------       -------------
CASH, end of period.....  $ 304,125,205     $   3,011,519       $   1,452,684
                          =============     =============       =============

  The accompanying notes are an integral part of these consolidated financial statements.

                   GLOBAL CROSSING LTD. AND SUBSIDIARIES

                   (FORMERLY GLOBAL CROSSING LTD., LDC)

               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

                          (EXPRESSED IN U.S. DOLLARS)

                                           FOR THE PERIOD      FOR THE PERIOD
                           SIX MONTHS      MARCH 19, 1997      MARCH 19, 1997
                              ENDED      (DATE OF INCEPTION) (DATE OF INCEPTION)
                            JUNE 30,         TO JUNE 30,       TO DECEMBER 31,
                              1998              1997                1997
                          -------------  ------------------- -------------------
                           (UNAUDITED)       (UNAUDITED)
SUPPLEMENTAL INFORMATION
 ON NON-CASH INVESTING
 ACTIVITIES:
 Costs incurred for
  construction in
  progress and capacity
  available for sale....  $ 259,872,278     $186,994,677        $497,318,509
 Decrease (increase) in
  accrued construction
  costs.................     30,315,664      (39,396,867)        (52,003,875)
 Increase in accrued
  interest on senior
  notes.................     (7,720,611)             --           (1,640,500)
 Increase in accrued
  liabilities...........            --               --             (410,267)
 Amortization of
  deferred finance
  costs.................     (2,981,157)             --           (2,223,700)
 Increase in obligations
  under capital leases..     (1,479,382)             --          (12,297,645)
 Conversion of PCG
  Warrants..............    (86,934,612)             --                  --
                          -------------     ------------        ------------
 Cash paid for
  construction in
  progress and capacity
  available for sale....  $ 191,072,180     $147,597,810        $428,742,522
                          =============     ============        ============
SUPPLEMENTAL INFORMATION
 ON NON-CASH FINANCING
 ACTIVITIES:
 Class A common stock
  distributed to holders
  of preference shares
  reflected as a
  discount..............  $         --      $        --         $ 13,235,000
                          =============     ============        ============
SUPPLEMENTAL INFORMATION
 ON NON-CASH INVESTING
 ACTIVITIES:
 Investment in Pacific
  Crossing Ltd. ........  $ 126,456,345     $        --         $        --
 Conversion of PCG
  Warrants..............   (126,450,345)             --                  --
                          -------------     ------------        ------------
                          $       6,000     $        --         $        --
                          =============     ============        ============
SUPPLEMENTAL DISCLOSURE
 OF CASH FLOW
 INFORMATION:
 Interest paid and
  capitalized...........  $  18,060,320     $        --         $  8,136,267
                          =============     ============        ============
 Interest paid (net of
  capitalized interest).  $      23,234     $        --         $        --
                          =============     ============        ============


  The accompanying notes are an integral part of these consolidated financial statements.

                  GLOBAL CROSSING LTD. AND SUBSIDIARIES

                   (FORMERLY GLOBAL CROSSING LTD., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                   AS OF JUNE 30, 1998 AND DECEMBER 31, 1997
     (INFORMATION FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1998, FOR THE THREE MONTHS ENDED JUNE 30, 1997, AND FOR THE PERIOD FROM MARCH 19,
                                     1997
              (DATE OF INCEPTION) TO JUNE 30, 1997 IS UNAUDITED)
                          (EXPRESSED IN U.S. DOLLARS)

1. BACKGROUND

  On March 19, 1997, Global Crossing Ltd., LDC ("Old GCL"), formerly GT Parent Holdings LDC, was incorporated as an exempted limited duration company in the Cayman Islands. On March 18, 1998, Global Crossing Ltd. ("GCL" and, together with its subsidiaries, the "Company") a Bermuda company, was formed as a wholly-owned subsidiary of Old GCL. At that time, Old GCL contributed its investment in Global Telesystems Holdings Ltd. ("GTH") to GCL. GCL is an independent developer, owner and operator of undersea digital fiber optic cable systems. Atlantic Crossing Ltd. ("ACL"), formerly Global Telesystems Ltd., a Bermuda company which is an indirect wholly-owned subsidiary of GCL, was incorporated to construct and operate an undersea fiber optic cable ring with landing stations in the United States, the United Kingdom, Germany and the Netherlands. ACL has incorporated wholly-owned subsidiaries in each of these countries in order to own the portion of the cable system located in each country and the related territorial waters.

  On April 30, 1998, GCL formed a wholly-owned subsidiary Global Crossings Holdings Ltd. ("GCH"), a Bermuda company, and contributed its investment in GTH to GCH upon its formation.

  Prior to GCL's Initial Public Offering, which took place on August 13, 1998, GCL declared a stock dividend to Old GCL resulting in Old GCL holding 1.5 shares of common stock of GCL for each share of common stock of Old GCL outstanding. Pursuant to the terms of the Article of Association of Old GCL and prior to the Initial Public Offering, each holder of Class D shares converted such shares into a fraction of a Class E share based upon a valuation at the time of such conversion, together with a warrant to purchase the remaining fraction of such Class E share at an exercise price based upon such market valuation. In addition, each holder of Class E shares of Old GCL had such Class E shares converted into Class B shares of Old GCL. Accordingly, each holder of Class D and Class E shares ultimately received Class B shares, with the warrants to purchase Class E shares received by former Class D shareholders then cancelled in exchange for warrants ("New GCL Warrants") to purchase shares of Common Stock of GCL at an exercise price equal to the price to Public Per Share payable in the Initial Public Offering.

  Immediately subsequent to the above transaction and prior to the Initial Public Offering, each shareholder of Old GCL (other than CIBC) agreed with GCL to exchange their interests in Old GCL for shares of Common Stock of GCL held by Old GCL at a rate of 1.5 shares of Common Stock of GCL per share of common stock of Old GCL ("Old GCL Exchange"). CIBC did not participate in the above mentioned transaction and will continue to maintain its beneficial ownership position in GCL through Old GCL. Subsequent to this exchange, each previous shareholder of Old GCL holds an equal proportionate interest in GCL, with Old GCL becoming wholly-owned by CIBC.

  Because Old GCL, GCL and GCH are entities under common control, the transfers by Old GCL to GCL and GCL to GCH and the Old GCL Exchange were accounted for similar to a pooling of interests. The financial statements presented have been restated to reflect these transactions as if they had occurred as of March 19, 1997 (Date of Inception).

  GCL entered into a joint venture, Pacific Crossing Ltd., ("PCL") for purposes of constructing and operating PC-1, an undersea fiber optic cable ring system connecting California, Washington and two landing sites in Japan (see Note 3).

                  GLOBAL CROSSING LTD. AND SUBSIDIARIES

                   (FORMERLY GLOBAL CROSSING LTD., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                   AS OF JUNE 30, 1998 AND DECEMBER 31, 1997
     (INFORMATION FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1998, FOR THE THREE MONTHS ENDED JUNE 30, 1997, AND FOR THE PERIOD FROM MARCH 19,
                                     1997
              (DATE OF INCEPTION) TO JUNE 30, 1997 IS UNAUDITED)
                          (EXPRESSED IN U.S. DOLLARS)

  Mid-Atlantic Crossing Ltd., a wholly-owned subsidiary of GCL, entered into a contract with Alcatel Submarine Networks on June 2, 1998 for the construction of MAC, an undersea fiber optic cable ring connecting New York, the Caribbean and Florida at a total cost of $350 million. Mid-Atlantic Crossing Ltd. is in the process of incorporating companies in each country in which the cable will land in order to own the portion of the cable system located in each country and the related territorial waters. To finance, in part, the construction of MAC, the Company signed a commitment letter to obtain $240 million of senior secured non-recourse indebtedness.

  Effective July 21, 1998, the Company through its wholly-owned subsidiary Pan American Crossing Ltd., entered into a contract with Tyco Submarine Systems Ltd. ("TSSL"), formerly AT&T Submarine Systems, Inc. for the construction of PAC, an undersea fiber optic cable system connecting California, Mexico and Panama at a total cost of $475 million. To finance, in part, the construction of PAC, Pan American Crossing Ltd. signed a commitment letter to obtain $310 million of non-recourse indebtedness on July 21, 1998.

  To finance construction of ACL's undersea fiber optic cable ring, GCL issued $75 million of common stock and GTH, an indirect wholly-owned subsidiary of GCL, and the parent of ACL, issued $100 million of preference shares and sold $150 million of senior notes, as described in Note 6. These proceeds, together with a $482 million Credit Facility, as described in Note 5, are being used to pay for construction costs, financing fees and other related costs. Together GCL and its subsidiaries are defined as the Company.

  ACL has entered into a fixed price contract (the "Contract") with TSSL for the development, design, construction and installation of a four fiber pair, fiber optic cable system connecting (i) the United States to the United Kingdom, (ii) the United Kingdom to the Netherlands and Germany, (iii) the Netherlands to Germany and (iv) Germany to the United States (collectively, "AC-1" or the "System"). AT&T Corp. has provided ACL with a guarantee in respect of TSSL's obligations under the Contract. Assuming that construction of AC-1 progresses according to the Contract schedule, the System will be accepted by ACL and made available for commercial service on February 22, 1999 (the "System RFS date"). Certain segments of the System are expected to be completed in advance of the System RFS date. The United States to the United Kingdom segment was ready for service on May 26, 1998 and the Germany to the United States segment is expected to be ready for service on November 30, 1998. Once ACL formally accepts each segment of the System, the segment becomes ready for service and the ownership of the segment assets transfers to ACL and its subsidiaries. The only exception to this transfer of ownership is in respect of certain of the segment assets located in United States territory to which TSSL retains title until such time as GT Landing Corp., a United States wholly-owned subsidiary of ACL, exercises its $10,000 bargain purchase option to purchase title. Pursuant to the Contract, TSSL granted GT Landing Corp. an indefeasible right of use ("IRU"), for the estimated life of the System of 25 years from the System RFS date. GT Landing Corp. has accounted for the IRU as a capital lease, since the IRU transfers the risks and rewards of ownership to GT Landing Corp. The United States assets governed by this IRU includes all landing stations assets (with the exception of the building and land, to which GT Landing Corp. has title), fiber optic cable located in the United States and the landing license.

  Customers of the Company enter into Capacity Purchase Agreements ("CPA") to obtain an IRU in units of transatlantic and European capacity ("AC-1 Capacity"). The purchase price for AC-1 Capacity is non-refundable once the segment of the System specified in the CPA is ready for service and the IRU entitles the customer to all rights and obligations of ownership of the AC-1 capacity for a period ending 25 years after the

                   GLOBAL CROSSING LTD. AND SUBSIDIARIES

                   (FORMERLY GLOBAL CROSSING LTD., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                   AS OF JUNE 30, 1998 AND DECEMBER 31, 1997
     (INFORMATION FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1998,
  FOR THE THREE MONTHS ENDED JUNE 30, 1997, AND FOR THE PERIOD FROM MARCH 19,
                                      1997
               (DATE OF INCEPTION) TO JUNE 30, 1997 IS UNAUDITED)
                          (EXPRESSED IN U.S. DOLLARS)
System RFS date. The Company's CPAs provide that the AC-1 System will have self-healing ring capability, whether or not a CPA relates only to a segment of the System. Self-healing capability enables capacity on the segment of the System to be instantaneously restored either on the System's other segments or within the same segment in the event of interruption so that the same point-to-point connectivity is maintained.

  Customers who purchase AC-1 capacity prior to the System RFS date will be granted 80% of the capacity that remains unsold, if any, 12 1/2 years after the System RFS date. However, based on sales projections provided by a third party consultant, it is highly unlikely that there will be a material amount of unsold capacity on AC-1 at the end of 12 1/2 years after the System RFS date. The Company has no constraints on the pricing or structure of sales of residual capacity and the Company would expect that if such capacity had any remaining value, it would enter into one or more transactions to dispose of such capacity prior to such date to realize such remaining value. As a result, the right to residual capacity is not a substantive right.

  ACL subsidiaries have entered into contracts, called Inland Services Agreements, to obtain IRUs of capacity on terrestrial telecommunications systems ("Backhaul Capacity") for terms of 25 years from the System RFS date. Under the IRU, the Company is required to pay an up-front non-recurring charge plus, in certain cases, monthly recurring charges over a 25 year period and in exchange obtains all rights and obligations of ownership. The Company has accounted for the IRUs as capital leases since these IRUs represent leases as defined under Statement of Financial Accounting Standards No. 13, "Accounting for Leases" ("SFAS 13"). The Company sells this Backhaul Capacity under separate CPAs ("Backhaul CPA") to certain customers that have purchased capacity on AC-1 for the purpose of extending capacity from AC-1 landing stations to major telecommunication centers in the United States and the United Kingdom. The purchase price for Backhaul Capacity is non-refundable and grants the customer an IRU which entitles the customer to all rights and obligations of ownership of the Backhaul Capacity for a period ending 25 years after the System RFS date.

  ACL has entered into an Operations, Administration and Maintenance ("OA&M") agreement with TSSL whereby TSSL is obligated to provide operating, administration and maintenance functions to AC-1. The administration functions include but are not limited to the provision of billing information and annual expense budgets. The operations and maintenance functions include but are not limited to the management and maintenance of a Network Operating Center, assumption of ship costs and any related ship repair costs, obtaining and renewing all operating permits, providing repair equipment, providing cable protection and ordering and restocking spares. The OA&M Agreement is for an initial term of eight years with two renewal periods of eight and one half years each. Quarterly payments under the OA&M Agreement to TSSL will commence as ACL accepts ownership to the various segments.

  Pursuant to the terms of CPAs, ACL is obliged to use commercially reasonable efforts to cause the System to be maintained in efficient working order and in accordance with industry standards. In exchange for the operating, administration and maintenance services provided by ACL through the OA&M agreement with TSSL, customers are obligated for the term of the IRU to pay for their allocable share of the costs for operating and maintaining the System. In accordance with the CPA, customers appoint members to a System Advisory Committee which is charged with the responsibility of directing the operations and maintenance of the System. Customers pay for 110% of ACL's cost to operate and maintain the system based on their pro-rata share of total capacity subject to annual maximum amounts per circuit purchased of $250,000 per transatlantic circuit and

                  GLOBAL CROSSING LTD. AND SUBSIDIARIES

                   (FORMERLY GLOBAL CROSSING LTD., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                   AS OF JUNE 30, 1998 AND DECEMBER 31, 1997
     (INFORMATION FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1998, FOR THE THREE MONTHS ENDED JUNE 30, 1997, AND FOR THE PERIOD FROM MARCH 19,
                                     1997
              (DATE OF INCEPTION) TO JUNE 30, 1997 IS UNAUDITED)
                          (EXPRESSED IN U.S. DOLLARS)
$50,000 per European circuit. Their pro-rata share is effectively calculated by taking the weighted average of purchased capacity over total capacity multiplied by 110% of actual costs incurred. These OA&M costs are billed to customers quarterly in advance based on the prior year's actual costs, are non-refundable, and should a customer fail to make an OA&M payment, ACL may suspend all rights to capacity granted under the IRU.

  ACL originally entered into a Sales Agency Agreement with TSSL whereby TSSL was responsible for the marketing and sale of capacity of the System and received commissions on sales proceeds received at rates that varied as certain cumulative revenue levels were reached. Effective March 5, 1998, the Company entered into a commissions sharing agreement with TSSL whereby GCL assumed primary responsibility for the marketing and sale of capacity of the System and will share a percentage of commissions payable to TSSL under the Sales Agency Agreement as consideration for assuming primary responsibility for the sales effort and marketing of the Company's projects. The Sales Agency Agreement with TSSL will terminate on March 25, 2002 with an option to extend it until March 25, 2005.

  On January 21, 1998, Old GCL effected a 100-for-1 stock split of each of the Class A, B, C and D common stock and undesignated stock and amended the par value of each share of common stock from $.0001 per share to $.000001 per share. All share information presented in the consolidated financial statements, including these Notes, gives effect to the stock split.

2. SIGNIFICANT ACCOUNTING POLICIES

  These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The significant accounting policies are summarized as follows:

 a) Principles of Consolidation

  The consolidated financial statements include the accounts of GCL and its wholly owned subsidiaries. All significant intercompany transactions have been eliminated. Investment in PCL, in which GCL does not exercise control, has been accounted for using the equity method.

 b) Development Stage Company

  The Company was in its development stage until May 26, 1998 when the United States to United Kingdom segment of the AC-1 system was placed into service and the Company began generating significant revenues. All aspects of the AC-1 System are scheduled to be ready for commercial service by February 22, 1999. Currently, construction of the Company's other undersea fiber optic cable systems are underway.

                   GLOBAL CROSSING LTD. AND SUBSIDIARIES

                   (FORMERLY GLOBAL CROSSING LTD., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                   AS OF JUNE 30, 1998 AND DECEMBER 31, 1997
     (INFORMATION FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1998, FOR THE THREE MONTHS ENDED JUNE 30, 1997, AND FOR THE PERIOD FROM MARCH 19,
                                      1997
               (DATE OF INCEPTION) TO JUNE 30, 1997 IS UNAUDITED)
                          (EXPRESSED IN U.S. DOLLARS)

  Successful future operations are subject to several risks, including the ability of the Company to ensure the successful, timely and cost-effective completion of AC-1 and other cable systems as well as to successfully market and generate significant revenue from the sale of capacity of the system. GCL may encounter problems, delays and expenses, many of which may be beyond its control. There can be no assurance that the cable systems will be completed within the time frame and that capacity sales will meet expectations, or that substantial delays would not adversely affect GCL's achievement of profitable operations.

 c) Cash and Cash Equivalents

  The Company considers short-term highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents include cash in banks and short-term money market deposits with a maturity of one month.

 d) Sales, Cost of Sales and Deferred Revenue

  The Company enters into CPAs to sell capacity on the transatlantic and European segments. In addition, in conjunction with most sales of AC-1 capacity, the Company enters into Backhaul CPAs to sell Backhaul Capacity. Both AC-1 and Backhaul CPAs grant the customer an IRU of capacity for the life of the cable which is 25 years from the ready for service date.

  Sales of capacity under CPAs are accounted for as sales type leases as they represent leases of property and meet the criteria for sales-type lease accounting under SFAS 13.

  Revenues from the sale of AC-1 capacity and backhaul capacity are recognized in the period that the rights and obligations of ownership transfer to the purchaser, which occurs when (1) the purchaser obtains the right to use the capacity, which can only be suspended following a failure of the purchaser to pay the full purchase price or fulfill its contractual obligations, (2) the purchaser is obligated to pay OA&M costs and (3) the segment of the System related to the capacity purchased is available for service. Customers who have entered into CPAs for AC-1 capacity to date have paid deposits toward the purchase price and such amounts have been included as deferred revenue in the accompanying consolidated balance sheet. Certain CPAs require a refund of these deposits should the System RFS date occur after June 30, 1999. The Company's CPAs provide that the AC-1 system will have self-healing ring capability, whether or not a customer purchases capacity on a single segment of the system. Substantially all of the Company's customers to date for its AC-1 System have assumed the risk of full ring completion. In a limited number of CPAs, customers who have purchased capacity on the United States to United Kingdom segment prior to the date the full AC-1 ring is operational have contractually required full self-healing ring capability as a legal condition subsequent which, if not satisfied, would enable them to terminate the CPA and require the Company to refund capacity payments. Payments received relating to these CPAs will be included in deferred revenue on the consolidated balance sheet until such time as the full self-healing ring is operative.

  Costs incurred on each segment of the System, currently reflected as construction in progress in the accompanying consolidated balance sheet, will be recorded as capacity available for sale at the date each segment of the System becomes operational. AC-1 Capacity and Backhaul Capacity available for sale will be recorded at

                   GLOBAL CROSSING LTD. AND SUBSIDIARIES

                   (FORMERLY GLOBAL CROSSING LTD., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                   AS OF JUNE 30, 1998 AND DECEMBER 31, 1997
     (INFORMATION FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1998,
  FOR THE THREE MONTHS ENDED JUNE 30, 1997, AND FOR THE PERIOD FROM MARCH 19,
                                      1997
               (DATE OF INCEPTION) TO JUNE 30, 1997 IS UNAUDITED)
                          (EXPRESSED IN U.S. DOLLARS)
the lower of cost or fair value less costs to sell and will be charged to costs of sales in the period the related revenues are recognized. Fair value of AC-1 capacity will be derived from a third party consultant's market study of expected sales of capacity.

  The amount charged to cost of sales in any period relating to System capacity will be calculated based on the ratio of System capacity revenues recognized in the period to total expected System capacity revenues over the life of the System multiplied by the total costs incurred to construct the System. This calculation of the cost of sales amount matches costs with the value of each sale relative to total expected revenues. Until the entire System is completed, for purposes of calculating cost of sales, the total System costs incurred will include an estimate of remaining costs to be incurred to complete the entire System. Backhaul Capacity sold to customers is acquired from third party capacity providers generally when needed to fulfill the Company's commitments under Backhaul CPA agreements. The cost of acquiring Backhaul Capacity will be charged to cost of sales in the period that the related revenue is recognized.

  The calculation of cost of underseas sales will be based on a total system cost and revenue forecast that includes both the initial system cost and the cost of system upgrades that management has the intent and ability to complete, provided the need for such upgrades is supported by a consultant's independent revenue forecast.

  The AC-1 System was designed to enable the Company to upgrade the System in future years so as to increase the initial design capacity of 256 circuits available for sale. The business plan for the investment in AC-1 indicated a minimum capacity sales level of 512 circuits and management currently has both the intent and ability to upgrade the system to that level. This is demonstrated by the fact that (i) the Board of Directors has authorized the purchase of the upgrade, (ii) the Company has the financial ability to purchase the upgrade and (iii) there are no regulatory or technology issues preventing the completion of the upgrade. In the period the Company purchases any further upgrades, the total expected System capacity revenues and cost of the System used in the cost of sales calculation will change to take into account the further increase in System cost and in System capacity. The total expected System capacity revenues used by the Company in its cost of sales calculation will always be limited by total sales forecasted by a third party consultant which will be updated on an annual basis. Based on the current third party consultant's sales forecast, the Company expects to sell all 512 circuits available for sale, which includes the initial upgrade.

  In addition to capacity upgrades, management's estimate of future expected AC-1 capacity revenues may change due to a number of factors including possible variances in actual sales prices and volume from management's estimates. Management will continually evaluate these factors in conjunction with the updated third party consultant's sales forecast and, as necessary, revise its estimate of the total expected revenues of AC-1 capacity to be derived over the life of the System. Changes in management's estimate of the total expected revenues to be derived from sales of AC-1 capacity will result in adjustments to the calculations of cost of sales. These adjustments will be recorded on a prospective basis over future periods commencing with the period management revises its estimate.

  Under their respective CPAs, certain customers have been provided options to purchase additional capacity at specified prices for specified future periods as well as the option to purchase additional capacity should the Company upgrade the System capacity in the future. In many cases, prices under the options to purchase capacity

                   GLOBAL CROSSING LTD. AND SUBSIDIARIES

                   (FORMERLY GLOBAL CROSSING LTD., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                   AS OF JUNE 30, 1998 AND DECEMBER 31, 1997
     (INFORMATION FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1998,
  FOR THE THREE MONTHS ENDED JUNE 30, 1997, AND FOR THE PERIOD FROM MARCH 19,
                                      1997
               (DATE OF INCEPTION) TO JUNE 30, 1997 IS UNAUDITED)
                          (EXPRESSED IN U.S. DOLLARS)
during these specified periods are lower than the current price for capacity charged to the customer. Management's estimate of future revenues for purposes of calculating cost of sales takes into consideration prices under these options.

  Undersea and backhaul OA&M revenues are recognized in the period the services are provided. On an annual basis the actual undersea OA&M costs incurred by the Company will be accumulated and an adjustment will be made to true up actual undersea OA&M revenues so that they equal 110% of actual costs incurred, provided specified contractual limits have not been reached. This adjustment will be recorded in the period in which the adjustment is made.

 e) Commissions and Advisory Services Fees

  The Company's policy is to record the commission and advisory fee expense and related payable upon the recognition of revenue so as to appropriately match these costs with the related revenue. Under the Advisory Services Agreement ("ASA"), the Company pays PCG Telecom Services LLC ("PCG Telecom") and its affiliates 2% of revenues for advisory services performed and under the Sales Agency Agreement pays TSSL a commission based on a percentage of capacity revenues. See Note 12 for discussion of the termination of the ASA.

 f) Backhaul Capacity Available For Sale

  The cost of acquiring Backhaul Capacity under Inland Service Agreements has been capitalized to backhaul capacity available for sale. Under these agreements the Company is required to pay an up-front non-recurring charge plus, in certain cases, recurring charges over the period the capacity is provided. The Company has capitalized the present value of total future payments (excluding OA&M costs) in backhaul capacity available for sale and has recorded an equal amount as an obligation under Inland Services Agreements in the accompanying consolidated balance sheets (see Note 5). The related OA&M costs will be expensed in the period the services are provided.

 g) Construction in Progress

  Construction in progress includes direct expenditures for construction of the System and is stated at cost. Capitalized costs include costs incurred under the Contract; advisory, consulting and legal fees; interest; and amortized finance costs incurred during the construction phase. Once it is probable that a cable system will be constructed, costs directly identifiable with the cable system under development are capitalized. Costs relating to the evaluation of new projects incurred prior to the date development of the cable system becomes probable are expensed as incurred.

  Additionally, the Company has included in construction in progress the minimum lease payments related to the IRU held by GT Landing Corp. on System assets in the United States and minimum lease payments related to leases of buildings and conduits in Germany and Netherlands described further in Note 5.

  Interest costs incurred which includes the amortization of deferred finance fees and the issuance discount, ("interest cost") are capitalized to construction in progress in accordance with Statement of Financial

                   GLOBAL CROSSING LTD. AND SUBSIDIARIES

                   (FORMERLY GLOBAL CROSSING LTD., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                   AS OF JUNE 30, 1998 AND DECEMBER 31, 1997
     (INFORMATION FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1998, FOR THE THREE MONTHS ENDED JUNE 30, 1997, AND FOR THE PERIOD FROM MARCH 19,
                                      1997
               (DATE OF INCEPTION) TO JUNE 30, 1997 IS UNAUDITED)
                          (EXPRESSED IN U.S. DOLLARS)
Accounting Standards No. 34, "Capitalization of Interest Costs" ("SFAS 34"). Total interest cost incurred and interest capitalized to construction in progress during the periods were:

                                                                  PERIOD FROM
                                                                MARCH 19, 1997
                                                                   (DATE OF
                           THREE MONTHS ENDED SIX MONTHS ENDED   INCEPTION) TO
                             JUNE 30, 1998     JUNE 30, 1998   DECEMBER 31, 1997
                           ------------------ ---------------- -----------------
                              (UNAUDITED)       (UNAUDITED)
Interest cost incurred...     $21,312,645       $31,828,147       $9,776,767
                              ===========       ===========       ==========
Interest cost capitalized
 to construction in
 progress................     $13,909,608       $24,401,876       $9,776,767
                              ===========       ===========       ==========

  No interest costs were incurred as of June 30, 1997.

 h) Deferred Finance and Organization Costs

  Costs incurred to obtain financing for the System through the issuance of senior notes and long term debt have been reflected as an asset in the accompanying consolidated balance sheets. Costs incurred to obtain financing for the System through the issuance of common stock and preference shares, respectively, have been reflected as a reduction in the carrying value of the issued common and preference shares. The financing costs relating to the debt are amortized over the term of the related debt agreements. Offering costs of $7,529,651 related to the issuance of preference shares were being amortized on a straight line basis through the mandatory redemption date of April 1, 2007. The issuance discount, as explained in Note 7, was also being amortized through the mandatory redemption date. On June 17, 1998 the preference shares were redeemed at which time the remaining balance of unamortized discount and offering costs was charged against additional paid-in capital. During the construction period of the System, the amortized portion of deferred financing costs relating to the senior notes and the long term debt are included in construction in progress as a component of interest capitalized or recorded as interest expense in accordance with SFAS 34. The amortized portion of the deferred financing costs relating to the preference shares is included as a component of preference share dividends. Deferred organization costs, which include legal and professional fees incurred to bring GCL, GTH and ACL into legal existence, are amortized to expense over a period of five years.

 i) Translation of Foreign Currencies

  Transactions in foreign currencies are translated into United States dollars at the rate of exchange prevailing at the date of each transaction. Monetary assets and liabilities denominated in foreign currencies at year end are translated into United States dollars at the rate of exchange at that date. Resulting gains or losses on exchange are recorded as other income or loss in the statement of operations.

 j) Stock Option Plan

  The Company accounts for stock option grants in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and, accordingly, recognizes compensation expense for stock option grants to the extent that the estimated fair value of the stock exceeds the exercise price of the option at the measurement date. The compensation expense is charged against operations ratably over the

                   GLOBAL CROSSING LTD. AND SUBSIDIARIES

                   (FORMERLY GLOBAL CROSSING LTD., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                   AS OF JUNE 30, 1998 AND DECEMBER 31, 1997
     (INFORMATION FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1998, FOR THE THREE MONTHS ENDED JUNE 30, 1997, AND FOR THE PERIOD FROM MARCH 19,
                                      1997
               (DATE OF INCEPTION) TO JUNE 30, 1997 IS UNAUDITED)
                          (EXPRESSED IN U.S. DOLLARS)
vesting period of the options. Disclosures will be made in the consolidated financial statements of future periods in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), (see Note 9).

 k) Interest Rate Derivatives

  The Company uses derivative financial instruments for the purpose of reducing its exposure to adverse fluctuations in interest rates. The Company does not utilize derivative financial instruments for trading or other speculative purposes. The counterparty to these instruments is CIBC. The Company is exposed to credit loss in the event of nonperformance by this counterparty.

  As discussed in Note 5, effective December 31, 1997, the Company entered into an interest rate swap agreement to hedge its exposure to interest rates on its long term debt. The net cash amounts paid or received on the agreement are accrued and recognized as an adjustment to interest expense on the related debt.

  For interest rate derivatives to qualify for hedge accounting, the debt instrument being hedged must expose the Company to interest rate risk and, at the inception of the derivative instrument and throughout the period the derivative is held, there must be a high correlation of changes in the market value of the derivative and interest expense of the hedged item. Gains and losses on interest rate derivatives and other derivative instruments which do not meet this criteria would be recorded in the statement of operations.

  If an interest rate derivative instrument were to terminate or be replaced by another instrument and no longer qualify as a hedge instrument, then it would be marked to market and carried on the balance sheet at fair value.

 l) Interim Financial Information

  The unaudited financial statements as of June 30, 1998, and for the three months and six months ended June 30, 1998, for the three months ended June 30, 1997 and for the period from March 19, 1997 (date of inception) to June 30, 1997 include, in the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for the fair presentation of such financial statements.

 m) Net loss per Share

  Basic net loss per share is computed using the weighted average number of shares of common stock outstanding. Diluted net loss per share is computed using the weighted average number of shares of common stock outstanding and common stock equivalents including shares issuable under options and warrants that are dilutive using the treasury stock method.

                   GLOBAL CROSSING LTD. AND SUBSIDIARIES

                   (FORMERLY GLOBAL CROSSING LTD., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                   AS OF JUNE 30, 1998 AND DECEMBER 31, 1997
     (INFORMATION FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1998, FOR THE THREE MONTHS ENDED JUNE 30, 1997, AND FOR THE PERIOD FROM MARCH 19,
                                      1997
               (DATE OF INCEPTION) TO JUNE 30, 1997 IS UNAUDITED)
                          (EXPRESSED IN U.S. DOLLARS)

  The following is a reconciliation of the numerator and the denominator of the basic and diluted net loss per share:

                                                                          FOR THE PERIOD       FOR THE PERIOD
                          THREE MONTHS   THREE MONTHS     SIX MONTHS      MARCH 19, 1997       MARCH 19, 1997
                             ENDED           ENDED          ENDED       (DATE OF INCEPTION) (DATE OF INCEPTION)
                         JUNE 30, 1998   JUNE 30, 1997  JUNE 30, 1998    TO JUNE 30, 1997   TO DECEMBER 31, 1997
                         --------------  -------------  --------------  ------------------- --------------------
                          (UNAUDITED)     (UNAUDITED)    (UNAUDITED)        (UNAUDITED)
Basic and Diluted
 Net income (loss)
  before extraordinary
  item.................. $ (135,724,885) $  1,205,450   $ (139,446,037)    $  1,205,450         $   (160,356)
 Preference share
  dividends.............     (3,898,203)   (4,041,664)      (8,306,433)      (4,236,108)         (12,689,923)
 Redemption of
  preference shares.....    (34,140,067)          --       (34,140,067)             --                   --
                         --------------  ------------   --------------     ------------         ------------
 Net loss applicable to
  common shareholders
  before extraordinary
  item..................  $(173,763,155) $ (2,836,214)   $(181,892,537)    $ (3,030,658)        $(12,850,279)
                         ==============  ============   ==============     ============         ============
 Weighted average shares
  outstanding...........    163,639,852   162,886,967      163,508,514      162,886,967          162,886,967
                         ==============  ============   ==============     ============         ============
Basic and diluted net
 loss per common share
 before extraordinary
 item................... $        (1.06) $      (0.01)  $        (1.11)    $      (0.02)        $      (0.08)
                         ==============  ============   ==============     ============         ============

 n) Income taxes

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). The Company recognizes current and deferred income tax assets and liabilities based upon all events that have been recognized in the consolidated financial statements. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities. A deferred tax liability or asset is recorded using the enacted tax rates expected to apply to taxable income in the period in which the deferred tax liability or asset is expected to be settled or realized. Future tax benefits attributable to these differences, if any, are recognized to the extent that realization of such benefits is more likely than not.

 o) Pending and New Accounting Standards

  The Financial Accounting Standards Board has recently issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130") and Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 130 and SFAS 131 are effective for periods beginning after December 15, 1997. There was no impact to the financial statements due to the adoption of SFAS 130 in the first six months of 1998. Management does not expect the impact of the adoption of SFAS 131 on the Company's financial position or results of operations to be material.

  The Financial Accounting Standards Board has also recently issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," ("SFAS 133") which is effective for periods beginning after June 15, 1999. Management does not expect the impact of the adoption of SFAS 133 on the Company's financial position or results of operations to be material.

  The American Institute of Certified Public Accountants recently issued Statement of Position 98-5, "Reporting on the Cost of Start-Up Activities" ("SOP 98-5"). SOP 98-5 is effective for periods beginning after

                   GLOBAL CROSSING LTD. AND SUBSIDIARIES

                   (FORMERLY GLOBAL CROSSING LTD., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                   AS OF JUNE 30, 1998 AND DECEMBER 31, 1997
     (INFORMATION FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1998,
  FOR THE THREE MONTHS ENDED JUNE 30, 1997, AND FOR THE PERIOD FROM MARCH 19,
                                      1997
               (DATE OF INCEPTION) TO JUNE 30, 1997 IS UNAUDITED)
                          (EXPRESSED IN U.S. DOLLARS)
December 15, 1998. Management does not expect the impact of the adoption of SOP 98-5 on the Company's financial position or results of operations to be material.

 p) Reclassifications

  Certain reclassifications have been made to the December 31, 1997 consolidated financial statements to conform with the presentation as of June 30, 1998.

3. INVESTMENT IN PACIFIC CROSSING LTD.

  On April 9, 1998, a wholly-owned subsidiary of GCL entered into a joint venture to construct a cable system project, PC-1. PC-1 is owned and operated by PCL. The Company has an economic interest in PCL represented by a 50% direct voting interest and, through one of the joint venture partners, owns a further 8% economic non-voting interest. PCL entered into a contract on April 21, 1998 with TSSL to construct PC-1 for a total price of approximately $1.2 billion, which will be financed through a $400 million equity contribution by the joint venture partners and an $850 million credit facility. On July 30, 1998, an $850 million aggregate senior secured non-recourse loan facility ("the PCL Credit Facility") was executed, for the construction and financing costs of PC-1. The PCL Credit Facility is comprised of an $840 million multiple drawdown term loan facility and a $10 million working capital facility. On July 30, 1998, an initial drawdown was made on the term loan facility to repay the $104 million promissory note used for initial construction costs on PC-1 as well as fees incurred to secure the credit facility. The Company also placed $231 million into a restricted cash collateral account on July 30, 1998 to satisfy its equity funding commitment for its 58% joint venture economic interest in PCL. This amount will be accounted for as an equity investment in the joint venture.

  The investment in Pacific Crossing Ltd. is comprised of the following items:

      Equity investment in PCL.................................... $      6,000
      PC-1 development costs......................................  126,450,345
                                                                   ------------
      Investment in Pacific Crossing Ltd. ........................ $126,456,345
                                                                   ============

  The PC-1 development costs represent the estimated value of the PCG Warrants as of June 30, 1998 which were granted to PCG in exchange for the PC-1 system and related rights. In connection with the formation of PCL, the Company agreed to make available to PCL the consideration received by the Company in connection with the grant of the PCG Warrants, in addition to the $231 million cash investment made by the Company. See Note 12.

4. RESTRICTED CASH AND CASH EQUIVALENTS

  Restricted cash and cash equivalents comprises approximately $78 million as of June 30, 1998 ($nil as of December 31, 1997) for the collateralization of the promissory note used to make the initial payments on the PC-1 construction, $74 million as of June 30, 1998 ($20 million as of December 31, 1997) reserved for purposes of funding future interest payable on senior notes, approximately $72 million as of June 30, 1998 ($5 million as of December 31, 1997) in funds received pursuant to CPAs that may be used only in accordance with the terms

                   GLOBAL CROSSING LTD. AND SUBSIDIARIES

                   (FORMERLY GLOBAL CROSSING LTD., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                   AS OF JUNE 30, 1998 AND DECEMBER 31, 1997
     (INFORMATION FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1998, FOR THE THREE MONTHS ENDED JUNE 30, 1997, AND FOR THE PERIOD FROM MARCH 19,
                                      1997
               (DATE OF INCEPTION) TO JUNE 30, 1997 IS UNAUDITED)
                          (EXPRESSED IN U.S. DOLLARS)
of the long term debt agreement and approximately $14 million as of June 30, 1998 ($nil as of December 31, 1997) restricted for purchases of Backhaul Capacity.

5. LONG TERM DEBT AND OBLIGATIONS UNDER INLAND SERVICES AGREEMENTS AND CAPITAL LEASES

  On June 27, 1997, ACL entered into a $410 million aggregate senior secured non-recourse loan facility (the "Credit Facility") with a group of banks led by CIBC and Deutsche Bank AG, for the construction and financing costs of AC-1. On December 15, 1997, the Credit Facility was amended to increase it to $482 million comprised of a $472 million multiple draw down term loan facility (the "Term Facility") and a $10 million working capital facility (the "Working Capital Facility") for the purpose of extending the System to include, among other things, a Netherlands landing site. The Credit Facility is secured by pledges of the stock of ACL and its subsidiaries and security interests in its assets and revenues. As of June 30, 1998, ACL had borrowed $367,048,000 ($162,325,000 as of December 31, 1997) under the Credit Facility.

  The Credit Facility provides that ACL may select loan arrangements as either a Eurodollar loan or an Alternative Base Rate ("ABR") Loan. The Eurodollar interest rate is LIBOR plus 2.5% and the ABR interest rate is the greatest of
(a) the Prime Rate (b) the Base CD Rate plus 1% and (c) the Federal Funds Effective Rate plus 0.5%, plus 1.5%. ACL pays a commitment fee of 0.5% per annum on the unused portion of the Credit Facility. The Credit Facility contains various covenants that, among other things, (i) limit further indebtedness by ACL and its subsidiaries, (ii) limit the ability of ACL to pay dividends, (iii) require ACL to meet certain minimum capacity sales levels and
(iv) require ACL to meet a minimum interest coverage ratio for the years 1999 through to maturity of the Credit Facility. The Credit Facility will be repaid in eight semi-annual installments, commencing on the first May 31 or November 30 occurring two months after the System RFS date, with $72.3 million of the principal amount due in the initial year and $120.5 million, $144.6 million, and $144.6 million due in the second, third and fourth years, respectively. If at any semi-annual installment date the outstanding loan balance is lower than the installment amounts noted in the previous sentence, then the outstanding loan balance amount will be repaid. In addition, on each semi-annual installment date, ACL will apply an amount equal to 50% of Excess Cash Flow to the mandatory prepayment of the remaining outstanding balance under the Credit Facility. Excess Cash Flow is defined under the terms of the Credit Facility as all cash received from revenues during the period reduced by the payment of OA&M expenses, ASA fees, commissions under the Sales Agency Agreement, and transfers to certain reserve accounts. The Credit Facility also requires mandatory prepayments to be made from 50% of net cash proceeds of any equity offering of ACL and 100% of net cash proceeds from permitted debt offerings by ACL or GTH. Optional prepayments may be made at any time without premium or penalty. All revenues received prior to the System RFS date are used to fund certain reserve accounts, as defined by the Credit Facility, and thereafter applied against the borrowings under the Credit Facility and the Old Senior Notes as determined by the Credit Facility agreement.

  On September 30, 1997, pursuant to the Contract with TSSL and the Credit Facility agreement, ACL put in place a $50 million letter of credit in favor of TSSL which will expire at such time as ACL has paid all costs under the contract. ACL pays a commitment fee of 2.5% per annum on the full amount of the letter of credit.

                   GLOBAL CROSSING LTD. AND SUBSIDIARIES

                   (FORMERLY GLOBAL CROSSING LTD., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                   AS OF JUNE 30, 1998 AND DECEMBER 31, 1997
     (INFORMATION FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1998,
  FOR THE THREE MONTHS ENDED JUNE 30, 1997, AND FOR THE PERIOD FROM MARCH 19,
                                      1997
               (DATE OF INCEPTION) TO JUNE 30, 1997 IS UNAUDITED)
                          (EXPRESSED IN U.S. DOLLARS)
  As of June 30, 1998, all borrowings under the Credit Facility were Eurodollar Loans and were drawn down under the Term Facility. As of December 31, 1997, $500,000 was borrowed under the Working Capital Facility and $161,825,000 was borrowed under the Term Facility. Effective December 31, 1997, ACL entered into an interest rate swap transaction based on one month LIBOR to minimize its exposure to increases in interest rates on its borrowings. The swap transaction was amended on February 2, 1998 and currently fixes ACL's floating interest rate at 5.7825% on a notional amount of borrowings ranging between $200 million and $310 million until January 31, 1999.

  As described in Note 1, the Company has capitalized the minimum lease payments of the IRU held by GT Landing Corp. on System assets held in the United States. The Company has been granted a bargain purchase option to purchase for $10,000 all rights and title to these assets at any time during the term of this contract which is 25 years from the System RFS. As of June 30, 1998, the present value of the payments under the IRU recorded as an obligation under capital leases is $5,660,619 ($12,297,645 as of December 31, 1997).

  The Company has capitalized building and conduit leases in the Netherlands and Germany. The leases are for a period of 25 years which represents more than 75 percent of the economic life of the asset being purchased. The Company has the option to extend the Netherlands lease for an additional 5 year term. As of June 30, 1998, the present value of the obligation has been recorded as an obligation under capital leases in the accompanying consolidated balance sheet in the amount of $8,116,408 ($ nil as of December 31, 1997.)

  Contracts to purchase Backhaul Capacity have a duration of 25 years from System RFS which represents more than 75 percent of the economic life of the asset being purchased. Certain of these contracts require payments over the 25 year period. As of June 30, 1998, the present value of the payments under these contracts (excluding amounts attributable to operations and maintenance) has been recorded as obligations under Inland Services Agreements in the accompanying consolidated balance sheets in the amount of $51,117,547 ($20,900,000 as of December 31, 1997).

  At June 30, 1998 future minimum payments, in the aggregate for the six months ending December 31, 1998 and for the four succeeding years, under these Inland Services Agreements and capital leases are as follows:

   For the six months ending December 31, 1998.................... $ 39,138,000
   1999...........................................................   23,069,000
   2000...........................................................    7,057,000
   2001...........................................................    4,692,000
   2002...........................................................    4,847,000
   Thereafter until 2024..........................................  152,083,000
                                                                   ------------
   Total minimum lease payments...................................  230,886,000
   Less: Amount representing maintenance payments.................  138,515,331
                                                                   ------------
                                                                     92,370,669
   Less: Amount representing interest.............................   27,476,095
                                                                   ------------
   Present value of net minimum lease payments.................... $ 64,894,574
                                                                   ============

                  GLOBAL CROSSING LTD. AND SUBSIDIARIES

                   (FORMERLY GLOBAL CROSSING LTD., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                   AS OF JUNE 30, 1998 AND DECEMBER 31, 1997
     (INFORMATION FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1998, FOR THE THREE MONTHS ENDED JUNE 30, 1997, AND FOR THE PERIOD FROM MARCH 19,
                                     1997
              (DATE OF INCEPTION) TO JUNE 30, 1997 IS UNAUDITED)
                          (EXPRESSED IN U.S. DOLLARS)

6. SENIOR NOTES

 New Senior Notes

  The 9 5/8% senior notes due May 15, 2008 with a face value of $800 million ("New Senior Notes") are general unsecured obligations of GCH and will rank senior to any future subordinated indebtedness of GCH and pari passu in right of payment with any future unsecured senior indebtedness of GCH. GCH has set aside $74 million to fund the first two interest payments. Interest is payable semi-annually in arrears on each May 15 and November 15 commencing on November 15, 1998. The New Senior Notes are redeemable at the option of GCH on May 15, 2003 at 104.813%, May 15, 2004 at 103.208%, on May 15, 2005 at 101.604% and on
May 15, 2006 and on May 15 thereafter at par. The New Senior Notes are redeemable at the option of the Holder only upon the occurrence of a change in control in GCL. The New Senior Notes agreement imposes certain limitations on the ability of GCH and its subsidiaries to, among other things, (i) incur additional indebtedness including senior indebtedness and (ii) pay certain dividends and make certain other restricted payments and investments.

 Old Senior Notes

  The 12% senior notes due March 31, 2004 with a face value of $150 million ("Old Senior Notes") are general unsecured obligations of GTH and will rank senior to any future subordinated indebtedness of GTH and pari passu in right of payment with any future unsecured senior indebtedness of GTH. The Old Senior Notes bear an initial interest rate of 12% per annum. Interest is payable semi-annually in arrears on each June 1 and December 1. If the Old Senior Notes are not repaid by April 1, 2000, the interest rate will increase by 0.5% on April 1, 2000 and by an additional 0.5% on each subsequent April 1, until repaid. If the interest rate exceeds 15% per annum (the interest rate payable increases by 2% upon any event of default) GTH may, at its option, cause such interest in excess of 15% to be paid in additional senior notes.

  As described in Note 5, revenues received prior to the System RFS date are used to fund certain reserve accounts which are then applied against borrowings under the Credit Facility and the Old Senior Notes as determined by the Credit Facility agreement. Additionally, GTH will on each June 1 and December 1, commencing on the first such date to occur more than 90 days after the System RFS date, apply an amount equal to 50% of ACL's Excess Cash Flow (as defined in Note 5), to redeem the Old Senior Notes at face value, plus accrued interest to the date of repurchase. The Old Senior Notes are redeemable at the option of GTH, at redemption prices starting at 106% of the face value beginning April 1, 2000, declining to 103% in 2001, and 100% in 2002 and 2003, plus accrued interest (see Note 15).

  On May 18, 1998, a portion of the proceeds from the issuance of the New Senior Notes was used to repurchase the Old Senior Notes. The Company recognized an extraordinary loss of $19.7 million on repurchase comprising a premium of approximately $9.8 million and a write-off of approximately $9.9 million of unamortized deferred financing costs.

7. MANDATORILY REDEEMABLE PREFERENCE SHARES

  The authorized preference shares consist of 500,000 shares at a liquidation preference of $1,000 per share. Effective March 25, 1997, 100,000 shares were issued for $100 million in cash and as of June 30, 1998, nil shares (109,830 shares as of December 31, 1997) were issued and outstanding.

                  GLOBAL CROSSING LTD. AND SUBSIDIARIES

                   (FORMERLY GLOBAL CROSSING LTD., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                   AS OF JUNE 30, 1998 AND DECEMBER 31, 1997
     (INFORMATION FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1998, FOR THE THREE MONTHS ENDED JUNE 30, 1997, AND FOR THE PERIOD FROM MARCH 19,
                                     1997
              (DATE OF INCEPTION) TO JUNE 30, 1997 IS UNAUDITED)
                          (EXPRESSED IN U.S. DOLLARS)

  The holders of preference shares are entitled to receive cumulative, compounding dividends at an initial annual rate of 14% of the $1,000 liquidation preference per share. If the preference shares are not redeemed on or prior to April 1, 2001, the annual dividend rate will increase by 0.5% per annum (the dividend rate payable increases by 2% upon any event of default) thereafter, subject to a maximum annual dividend rate of 20%. At the option of GTH, accrued dividends may be paid in cash or paid by issuing additional preference shares (i.e. pay-in-kind) until April 1, 2002, at which time they must be paid in cash. However, if the dividend rate exceeds 15% per annum, GTH may cause dividends in excess of 15% to be paid in additional preference shares. Dividends paid in additional preference shares are payable on a quarterly basis and cash dividends are payable on a semi-annual basis. All dividends declared to date have been paid in additional preference shares. The preference shares rank senior to all common stock with respect to dividend rights, rights of redemption or rights on liquidation and senior to any future preferred stock. The preference shares are non-voting unless GTH fails to pay a dividend, fails to make a mandatory redemption or upon a change in control, fails to make an offer to purchase the preference shares at 101%, at which time the holders of a majority of the preference shares will be entitled to elect one to two directors. In the event that any preference shares are still outstanding on April 1, 2001, the holders thereof will receive warrants to purchase shares of Class A common stock of Old GCL at an exercise price of $.01 per share, up to a maximum of 46,440 shares of Old GCL common stock.

  The preference shares have a mandatory redemption on April 1, 2007 at their liquidation preference. In addition, the preference shares will be redeemed out of ACL's Excess Cash Flows (as described in Note 5) after repayment of the Credit Facility and Senior Notes at redemption prices starting at 114% for both 1997 and 1998, declining to 112% in 1999 and 2000, 107% in 2001 and 100%
thereafter. The preference shares can be redeemed, in whole or in part, at the option of GTH at redemption prices starting at 114% of the liquidation preference through 2001, declining to 111% in 2002, 108% in 2003, 105% in 2004, 102% in 2005 and 100% thereafter. The outstanding preference shares are exchangeable, in whole, at the option of GTH for Senior Subordinated Exchange Notes ("Exchange Notes") issued by ACL at a rate of $1,000 principal amount of Exchange Notes for each $1,000 of liquidation preference of preference shares. These Exchange Notes will bear an interest rate equal to the dividend rate of the preference shares and will have repayment terms similar to the preference shares described above.

  In connection with the issuance of the preference shares, the holders of preference shares purchased an aggregate of 11,250,000 shares of Old GCL's Class A common stock for total proceeds of $7.5 million. Additionally, in connection with the issuance of the preference shares, the initial purchaser of the preference shares received 19,852,950 shares of Old GCL's Class A common stock for no additional consideration representing 15% of the aggregate number of Old GCL's Class A, B and C shares outstanding, after giving effect to the issuance. The initial purchaser had the right to distribute these Class A shares to purchasers of the preference shares. The Company has reflected the $13,235,000 estimated fair value of the Old GCL's Class A common stock as a discount in the carrying value of the preference shares.

  The fair value of the 19,852,950 shares of Old GCL's Class A common stock distributed to preference shareholders was based on the $.67 per share paid by the holders of preference shares for the 11,250,000 Old GCL's Class A shares purchased for cash.

  On June 17, 1998, proceeds from the issuance of the New Senior Notes were used to redeem the preference shares. The redemption of the preference shares resulted in a charge against additional paid-in capital comprised

                  GLOBAL CROSSING LTD. AND SUBSIDIARIES

                   (FORMERLY GLOBAL CROSSING LTD., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                   AS OF JUNE 30, 1998 AND DECEMBER 31, 1997
     (INFORMATION FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1998,
  FOR THE THREE MONTHS ENDED JUNE 30, 1997, AND FOR THE PERIOD FROM MARCH 19,
                                     1997
              (DATE OF INCEPTION) TO JUNE 30, 1997 IS UNAUDITED)
                          (EXPRESSED IN U.S. DOLLARS)
of approximately a $15.9 million redemption premium and $18.2 million of unamortized discount and issuance cost on the preference shares on the date of the redemption. The redemption premium and write-off of unamortized discount and issuance costs on the preference shares were treated as a deduction to arrive at the net loss applicable to common shareholders in the consolidated statement of operations. Furthermore, upon the redemption of the preference shares, the warrants attached to the preference shares expired.

  Preference share dividends included the following:

                                                                              FOR THE
                                                                  FOR THE      PERIOD
                                                                  PERIOD        FROM
                                                                   FROM      MARCH 19,
                                                                 MARCH 19,   1997 (DATE
                                                        SIX     1997 (DATE       OF
                                                      MONTHS        OF       INCEPTION)
                          THREE MONTHS THREE MONTHS    ENDED    INCEPTION)       TO
                           ENDED JUNE   ENDED JUNE   JUNE 30,   TO JUNE 30, DECEMBER 31,
                            30, 1998     30, 1997      1998        1997         1997
                          ------------ ------------ ----------- ----------- ------------
                          (UNAUDITED)  (UNAUDITED)  (UNAUDITED) (UNAUDITED)
Preference share
 dividends..............   $3,448,123   $3,500,001  $7,337,031  $3,694,445  $11,111,672
Amortization of discount
 on preference shares...      286,759      349,257     617,634     349,257    1,011,007
Amortization of
 preference share
 issuance costs.........      163,321      192,406     351,768     192,406      567,244
                           ----------   ----------  ----------  ----------  -----------
                           $3,898,203   $4,041,664  $8,306,433  $4,236,108  $12,689,923
                           ==========   ==========  ==========  ==========  ===========

8. OLD GCL COMMON STOCK AND ADDITIONAL PAID-IN CAPITAL

  Information with respect to Old GCL common stock and additional paid-in capital prior to the Old GCL Exchange is as follows:

   Common Stock:
     Authorized:
       1,000,000,000 Class A common stock of $.00000067 par
        value
       1,000,000,000 Class B common stock of $.00000067 par
        value
       1,000,000,000 Class C common stock of $.00000067 par
        value
       3,000,000,000 Class D common stock of $.00000067 par
        value
       1,000,000,000 Class E common stock of $.00000067 par
        value
       43,000,000,000 undesignated common stock of $.00000067
        par value
                                                                  JUNE 30,   DECEMBER 31,
                                                                    1998         1997
                                                                 ----------- ------------
                                                                 (UNAUDITED)
     Issued and Outstanding as of June 30, 1998:
       31,102,950 Class A shares (31,102,950 as of December 31,
        1997)..................................................      $20         $20
       51,075,000 Class B shares (50,625,000 as of December 31,
        1997)..................................................       34          34
       50,625,000 Class C shares (50,625,000 as of December 31,
        1997)..................................................       34          34
       33,088,200 Class D shares (33,088,200 as of December 31,
        1997)..................................................       22          22
       337,500 Class E shares (nil as of December 31, 1997)....      -- *        --

--------
* Amount less than $1.

                  GLOBAL CROSSING LTD. AND SUBSIDIARIES

                   (FORMERLY GLOBAL CROSSING LTD., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                   AS OF JUNE 30, 1998 AND DECEMBER 31, 1997
     (INFORMATION FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1998, FOR THE THREE MONTHS ENDED JUNE 30, 1997, AND FOR THE PERIOD FROM MARCH 19,
                                     1997
              (DATE OF INCEPTION) TO JUNE 30, 1997 IS UNAUDITED)
                          (EXPRESSED IN U.S. DOLLARS)

  As discussed in Note 1, on January 21, 1998, Old GCL effected a 100 for 1 stock split of each of the Class A, B, C and D common stock and undesignated stock and amended the par value of each share of common stock from $.0001 per share to $.000001 per share. Shares of common stock of Old GCL outstanding have been restated to reflect the equivalent number of shares of GCL that were issued in the Old GCL Exchange as discussed in "Description of Capital Stock". Class A shares, Class B shares and Class C shares all have voting rights. On March 25, 1997, Old GCL issued 11,250,000 Class A shares, 50,625,000 Class B shares, 50,625,000 Class C shares for $.67 per share, resulting in aggregate proceeds of $75 million. As discussed in Note 7, in addition to the 11,250,000 Class A shares issued to the preference shareholders for cash, in connection with the issuance of the preference shares, a total of 19,852,950 Class A shares were distributed to the initial preference shareholder representing 15% of the aggregate number of Class A, B and C shares outstanding. In addition, warrants to acquire a maximum of 46,440 shares of common stock of Old GCL were issued into escrow for the benefit of the holders of preference shares. All or a portion of the warrants may be exercised at a price of $.01 per share if the preference shares are outstanding on April 1, 2001. Effective January 21, 1998, Old GCL authorized 1,000,000,000 of new Class E non-voting shares.

  Certain of the Class B shareholders were issued a total of 33,088,200 Class D shares. Of the $33,750,000 of proceeds received from the issuance of Class B shares, $2,500,000 was allocated to the Class D shares representing the estimated fair value of the Class D shares based on an independent valuation. Class D shares are non-voting shares which carry special preference rights on the cash distributions made by Old GCL. Class D shareholders will receive 10% of cash distributions to common shareholders once the internal rate of return to Class C shareholders exceeds 10%, and then increasing to 20% of cash distributions to common shareholders once the internal rate of return to Class C shareholders exceeds 30%. Effective January 21, 1998, Class D share rights were amended such that Class D shareholders now have the option to convert each Class D share into one Class E share upon payment to Old GCL of $1.47 per share or are entitled to a fraction of a Class E share based upon a valuation at the time of such conversion, together with a warrant to purchase the remaining fraction of such Class E share at an exercise price based upon such market valuation. By granting to holders of the Class D shares an option to convert such shares into Class E shares, the Company obtained effective assurance that it could effect a change to a corporate structure in the event of a major equity event, such as a merger or other business combination or in the event of an IPO by GCL, see Note 10, of its common stock, since the holders of the Class D shares would need to exercise their options in order to participate directly in benefits of a merger or acquisition of the Company or in order to obtain the benefits of any trading market for the common stock of the Company; no trading market was expected to develop for the Class D shares. The grant of the options to Class D shareholders represents an equity transaction since the Company granted these shareholders amended share rights in the form of options with new warrants. As an equity transaction, the fair value of the option would be recorded as an increase in additional paid-in capital and a corresponding charge against retained earnings, but since the Company has an accumulated deficit, the charge would be made against additional paid in capital which would have no impact on the consolidated financial statements. The Company will account for the new warrants as an equity transaction on the date the warrants are issued, which is expected to be the IPO date. The accounting would increase additional paid in capital and a charge to retained earnings to the extent the Company has retained earnings on that date, or against additional paid in capital if the Company does not have retained earnings.

                  GLOBAL CROSSING LTD. AND SUBSIDIARIES

                   (FORMERLY GLOBAL CROSSING LTD., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                   AS OF JUNE 30, 1998 AND DECEMBER 31, 1997
     (INFORMATION FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1998,
  FOR THE THREE MONTHS ENDED JUNE 30, 1997, AND FOR THE PERIOD FROM MARCH 19,
                                     1997
              (DATE OF INCEPTION) TO JUNE 30, 1997 IS UNAUDITED)
                          (EXPRESSED IN U.S. DOLLARS)
  During the six months ended June 30, 1998, the Company issued, at a price of $.67 per share, 450,000 Class B shares and 337,500 Class E shares. Since the estimated fair value of shares exceeded the issue price, the Company increased stock related expense and shareholders' equity by $1,625,179 and $2,162,679 in the three and six months ended June 30, 1998, respectively.

9. STOCK OPTION PLAN

  On January 21, 1998, the Company adopted the 1998 Stock Incentive Plan ("the Plan") which provides for the granting of non-qualified stock options to key officers and employees of the Company at the discretion of the compensation committee or Board of Directors. As of June 30, 1998, the maximum number of shares of common stock which may be issued under the Plan was 16,607,865 shares of Class E common stock. Generally, options vest equally over a period of three years and expire ten years from the date of grant.

  The following table summarizes the transactions of the Company's stock option plans for the six months ended June 30, 1998:

                                                        WEIGHTED    NUMBER
                                            NUMBER OF   AVERAGE   EXERCISABLE
                                             OPTIONS    EXERCISE     AS AT
                                           OUTSTANDING   PRICE   JUNE 30, 1998
                                           -----------  -------- -------------
   Options outstanding as of December 31,
    1997..................................        --       --            --
   Options granted on January 21, 1998....  4,231,500    $1.67           --
   Options granted April 3, 1998..........  5,557,500     1.67     1,305,000
   Options granted June 12, 1998..........  3,352,950     6.67       831,251
   Options forfeited...................... (1,563,000)    1.67           --
                                           ----------    -----     ---------
   Options outstanding as of June 30,
    1998.................................. 11,578,950    $3.01     2,136,251
                                           ==========    =====     =========

  The weighted average remaining life of the options outstanding as of June 30, 1998 is 9.5 years. During the three month and six month periods ended June 30, 1998, no options had expired or were exercised. Of the options granted on April 3, 1998 and June 12, 1998, there were 90,000 options and 370,500 options, respectively, which had an exercise price equal to the IPO price. Since the IPO price was unknown as of June 30, 1998, these options were not considered in the weighted average exercise price computations.

  During the three months ended June 30, 1998, the Company recorded $67.1 million of unearned compensation ($5.3 million of which relates to the put rights described below) which is being recognized as an expense over the vesting period of the options. Of this amount, the Company recognized $21.1 million of compensation expense ($0.3 million of which relates to the employee rights described below) during the three months and six months ended June 30, 1998, for the options issued in April and June, certain of which vested immediately, since the exercise price was less than the estimated fair value of the stock on the dates of grant. The remaining $46.0 million will be recognized in the amounts of $4.8 million in each of the third and fourth quarters of 1998, $19.2 million in 1999, $13.5 million in 2000 and $3.7 million in 2001. No compensation expense was recognized in respect of the January 21, 1998 option grant since the estimated fair value of the stock, on that date did not exceed the exercise price. Certain employees have the right, after three years of employment, to require the Company to purchase up to 600,000 shares of common stock held by them for $13.33 per share, if the Company has not completed an IPO of its stock by that time and one employee has the option to sell 150,000 shares of stock to the Company at $13.33 per share for a period of two years from the grant date.

                  GLOBAL CROSSING LTD. AND SUBSIDIARIES

                   (FORMERLY GLOBAL CROSSING LTD., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                   AS OF JUNE 30, 1998 AND DECEMBER 31, 1997
     (INFORMATION FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1998, FOR THE THREE MONTHS ENDED JUNE 30, 1997, AND FOR THE PERIOD FROM MARCH 19,
                                     1997
              (DATE OF INCEPTION) TO JUNE 30, 1997 IS UNAUDITED)
                          (EXPRESSED IN U.S. DOLLARS)

  On August 9, 1998, the Company granted options to purchase 507,750 shares under the Plan at a exercise price equal to the IPO price. Such options generally have a three year vesting period and expire ten years from the date of grant.

  As permitted by SFAS 123, the Company has chosen to account for employee stock options under APB 25 and is recognizing compensation expense over the vesting period to the extent that the estimated fair value of the stock on the date the options were granted exceeded the exercise price on the dates of grant. Had compensation cost for the Company's stock-based compensation plans been determined consistent with the SFAS 123 fair value approach, the impact on the Company's loss applicable to common shareholders and loss per share would be as follows:

                                                  FOR THE THREE   FOR THE SIX
                                                  MONTHS ENDED   MONTHS ENDED
                                                  JUNE 30, 1998  JUNE 30, 1998
                                                  -------------  -------------
                                                   (UNAUDITED)    (UNAUDITED)
Net loss applicable to common shareholders:
  As reported.................................... $(193,472,626) $(201,602,008)
  Pro forma...................................... $(195,220,089) $(203,496,876)
Basic and diluted net loss per share:
  As reported.................................... $       (1.18) $       (1.23)
  Pro forma...................................... $       (1.18) $       (1.23)

  The fair value of options for purposes of the SFAS 123 disclosure is estimated on the date of grant using the minimum value method with the following average assumptions: no dividend yield, risk-free interest rates of 5.45% and an average expected life of 4 years. The estimated fair value of the options granted on January 21, April 3, and June 12, 1998 were $0.49, $11.40 and $15.90 respectively.

10. SUMMARIZED FINANCIAL INFORMATION OF GCH, GUARANTORS AND NON-GUARANTORS


  Because Old GCL, GCL and GCH are entities under common control, the transfers by Old GCL to GCL and GCL to GCH and the Old GCL Exchange were accounted for similar to a pooling of interests. Accordingly, the summarized financial information of GCH presented below reflects the accounts of GTH and its subsidiaries retroactive to inception of GTH (March 24, 1997). Old GCL, GCL and GTH each provide a guarantee of the New Senior Notes described in Note
6. Additionally, Global Crossing International, Inc. ("GCI"), a wholly-owned subsidiary of GCH that provides marketing and development services to GCL, along with its wholly-owned subsidiaries, also provide guarantees of the New Senior Notes. All guarantees are full, unconditional, joint and several. To the extent companies providing a guarantee have excess cash, dividends or loans of this cash can be made to GCH without restriction. One of the Non-Guarantors is restricted under its long term debt agreement from making any dividends or loans to GCH effectively for the duration of such long term debt agreement. Separate financial statements of each subsidiary guarantor have not been provided because they would not be meaningful to investors.

                  GLOBAL CROSSING LTD. AND SUBSIDIARIES

                   (FORMERLY GLOBAL CROSSING LTD., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                   AS OF JUNE 30, 1998 AND DECEMBER 31, 1997
     (INFORMATION FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1998, FOR THE THREE MONTHS ENDED JUNE 30, 1997, AND FOR THE PERIOD FROM MARCH 19,
                                     1997
              (DATE OF INCEPTION) TO JUNE 30, 1997 IS UNAUDITED)
                          (EXPRESSED IN U.S. DOLLARS)

 SUMMARIZED FINANCIAL INFORMATION OF GCH, GUARANTORS AND NON-GUARANTORS:
                             ($ AMOUNTS IN '000S)
                                  (UNAUDITED)

                             OLD                                                      ELIMINATION
                           GCL(1)       GCL        GCH      GUARANTORS NON-GUARANTORS   ENTRIES    CONSOLIDATED
AS OF JUNE 30, 1998       ---------  ---------  ----------  ---------- -------------- -----------  ------------
 Cash...................  $     --   $      87  $  289,120   $ 13,648    $    1,270   $       --    $  304,125
 Restricted cash........        --         --       73,348        --        164,137           --       237,485
 Other current assets...        --         487      14,011      2,343        68,685       (13,344)      72,182
 Senior notes...........        --         --      150,000        --            --       (150,000)         --
 Backhaul capacity
  available for sale....        --         --          --         --         54,739           --        54,739
 Capacity available for
  sale..................        --         --          358      4,585       201,328           --       206,271
 Construction in
  progress..............        --         --          --       7,047       511,734          (144)     518,637
 Investment in
  subsidiaries..........    237,779    237,024     485,043    366,526       374,405    (1,700,777)         --
 Investment in Pacific
  Crossing Ltd..........        --         --          --         --        126,456           --       126,456
 Deferred finance costs,
  net...................        --         361      30,904      9,816        13,074        (9,816)      44,339
                          ---------  ---------  ----------   --------    ----------   -----------   ----------
 Total assets...........  $ 237,779  $ 237,959   1,042,784   $403,965    $1,515,828   $(1,874,081)  $1,564,234
                          =========  =========  ==========   ========    ==========   ===========   ==========
 Current liabilities....  $     --   $     180  $    9,483   $  6,828    $  137,876   $   (13,344)  $  141,023
 Long term debt.........        --         --          --         --        367,048           --       367,048
 Senior notes...........        --         --      796,277    150,000           --       (150,000)     796,277
 Long term deferred
  revenue...............        --         --          --         --          6,917           --         6,917
 Obligations under
  inland service
  agreements............        --         --          --         --          7,628           --         7,628
 Obligations under
  capital leases........        --         --          --         --          7,562           --         7,562
 Common stock...........          *      1,637          12         24            36           (72)       1,637
 Other shareholders'
  equity................    397,095    395,458     236,489    221,607       949,717    (1,804,908)     395,458
 Accumulated deficit....   (159,316)  (159,316)        523     25,506        39,044        94,243     (159,316)
                          ---------  ---------  ----------   --------    ----------   -----------   ----------
 Total liabilities and
  shareholders' equity..  $ 237,779  $ 237,959  $1,042,784   $403,965    $1,515,828   $(1,874,081)  $1,564,234
                          =========  =========  ==========   ========    ==========   ===========   ==========

---------------------------------------------------------------------------------------------------------------
FOR THE SIX MONTHS ENDED
 JUNE 30, 1998
 Sales and operating
  revenue...............  $     --   $     --   $      --    $    --     $  101,256   $       --    $  101,256
                          ---------  ---------  ----------   --------    ----------   -----------   ----------
 Cost of capacity sold..        --         --           56        718        40,426           --        41,200
 Termination of advisory
  services agreement....        --     135,000       2,700        --            --            --       137,700
 Stock related expense..        --      23,397         --         --            --            --        23,397
 Selling, general and
  administrative
  expenses..............        --       1,400         590     11,357        13,305           --        26,652
                          ---------  ---------  ----------   --------    ----------   -----------   ----------
                                --     159,797       3,346     12,075        53,731           --       228,949
                          ---------  ---------  ----------   --------    ----------   -----------   ----------
 Operating loss.........        --    (159,797)     (3,346)   (12,075)       47,525           --      (127,693)
 Other income (expense),
  net...................        --         --       (2,643)    (1,103)          993           --        (2,753)
 Provision for income
  taxes.................        --         --          --         --         (9,000)          --        (9,000)
 Extraordinary loss.....        --         --      (19,710)       --            --            --       (19,710)
                          ---------  ---------  ----------   --------    ----------   -----------   ----------
 Net loss...............        --    (159,797)    (25,699)   (13,178)       39,518           --      (159,156)
 Equity in loss of
  subsidiaries..........   (201,602)   (41,805)    (16,106)    38,802           --        220,711          --
 Preference share
  dividends.............        --         --          --      (8,306)          --            --        (8,306)
 Premium on redemption
  of preference shares..        --         --          --     (34,140)          --            --       (34,140)
                          ---------  ---------  ----------   --------    ----------   -----------   ----------
 Net loss applicable to
  common shareholders...  $(201,602) $(201,602) $  (41,805)  $(16,822)   $   39,518   $   220,711   $ (201,602)
                          =========  =========  ==========   ========    ==========   ===========   ==========

-------------------------------------------------------------------------------

* Amount less than $1,000.

(1) The amounts presented for Old GCL reflect its 100% ownership interest in GCL prior to the Old GCL Exchange, immediately following the Old GCL Exchange CIBC, either directly or beneficially, owns 100% of the capital stock of Old GCL. Since the consummation of the Old GCL Exchange, there have been no operations of Old GCL. Old GCL's only asset is its 22.46% ownership interest (including shares beneficially owned by CIBC) in GCL. Old GCL does not have any other assets liabilities. Old GCL has guaranteed certain contractual performance obligations entered into by the Company's operating subsidiaries from time to time in the ordinary course of business, which contractual obligations are not significant. In connection with the Old GCL Exchange, the Company is in the process of formally assuming such guarantee obligations from Old GCL. Old GCL also remains as a guarantor of the New Senior Notes. After giving effect to the Old GCL Exchange, on a pro forma basis as of June 30, 1998 Old GCL's only asset would be approximately a $53,405,000 investment in GCL, which is 22.46% of GCL's equity. Old GCL's equity would also be approximately $53,405,000. On a pro forma basis for the six months ended June 30, 1998, Old GCL's equity loss from its investment in GCL, as well as its net loss, would be approximately $(45,280,000). On a pro forma basis, Old GCL would have no cash flow.

                   GLOBAL CROSSING LTD. AND SUBSIDIARIES

                   (FORMERLY GLOBAL CROSSING LTD., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                   AS OF JUNE 30, 1998 AND DECEMBER 31, 1997
     (INFORMATION FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1998, FOR THE THREE MONTHS ENDED JUNE 30, 1997, AND FOR THE PERIOD FROM MARCH 19,
                                      1997
               (DATE OF INCEPTION) TO JUNE 30, 1997 IS UNAUDITED)
                          (EXPRESSED IN U.S. DOLLARS)

     SUMMARIZED FINANCIAL INFORMATION OF GCH, GUARANTORS AND NON-GUARANTORS
                               (CONTINUED):

                           ($ AMOUNTS IN '000S)

                                (UNAUDITED)

                           OLD                                    NON-    ELIMINATION     GCL
FOR THE SIX MONTHS ENDED  GCL(1)   GCL      GCH     GUARANTORS GUARANTORS   ENTRIES   CONSOLIDATED
JUNE 30, 1998             ------ -------  --------  ---------- ---------- ----------- ------------
Cash flows provided by
 (used in) operating
 activities.............   $--   $   --   $ (7,583)  $(11,147)  $ 56,152   $    --      $ 37,422
                           ----  -------  --------   --------   --------   --------     --------
Cash flows from
 financing activities:
 Finance and
  organization costs
  incurred..............    --      (361)  (31,376)       --         (36)       --       (31,773)
 Investment in and
  advances from (to)
  affiliates............    --     7,495  (241,136)   (24,059)    10,473    247,227          --
 Proceeds from issuance
  of common stock and
  additional paid-in
  capital...............    --    (7,047)      --     169,368     78,384   (247,227)         525
 Cash reimbursement to
  certain shareholders..    --       --        --         --         --         --        (7,047)
 Redemption of
  preference shares.....    --       --        --    (134,372)       --         --      (134,372)
 Proceeds from long term
  debt..................    --       --        --         --     204,723        --       204,723
 Proceeds from issuance
  of senior notes.......    --       --    796,232        --         --         --       796,232
 Repurchases of senior
  notes.................    --       --   (159,750)       --         --         --      (159,750)
 Increase (decrease) in
  restricted cash and
  cash equivalents......    --       --    (73,348)    19,851   (158,713)       --      (212,210)
                           ----  -------  --------   --------   --------   --------     --------
 Net cash provided by
  financing activities..    --        87   290,622     30,788    134,831        --       456,328
                           ----  -------  --------   --------   --------   --------     --------
Cash flows from
 investing activities:
 Cash paid for
  construction in
  progress and capacity
  available for sale....    --       --      6,081     (7,205)  (189,948)       --      (191,072)
 Investment in Pacific
  Crossing Ltd. ........    --       --        --         --          (6)                     (6)
                           ----  -------  --------   --------   --------   --------     --------
 Net cash provided by
  (used in) investing
  activities............    --       --      6,081     (7,205)  (189,954)       --      (191,078)
                           ----  -------  --------   --------   --------   --------     --------
Net increase in cash....    --        87   289,120     12,436      1,029        --       302,672
Cash, beginning of
 period.................    --       --        --       1,299        154        --         1,453
                           ----  -------  --------   --------   --------   --------     --------
Cash, end of period.....   $--   $    87  $289,120   $ 13,735   $  1,183   $    --      $304,125
                           ====  =======  ========   ========   ========   ========     ========

                   GLOBAL CROSSING LTD. AND SUBSIDIARIES

                   (FORMERLY GLOBAL CROSSING LTD., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                   AS OF JUNE 30, 1998 AND DECEMBER 31, 1997
     (INFORMATION FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1998, FOR THE THREE MONTHS ENDED JUNE 30, 1997, AND FOR THE PERIOD FROM MARCH 19,
                                      1997
               (DATE OF INCEPTION) TO JUNE 30, 1997 IS UNAUDITED)
                          (EXPRESSED IN U.S. DOLLARS)

     SUMMARIZED FINANCIAL INFORMATION OF GCH, GUARANTORS AND NON-GUARANTORS
                               (CONTINUED):
                              ($ AMOUNTS IN '000S)

                            OLD
                           GCL(1)     GCL       GCH     GUARANTORS NON-GUARANTORS ELIMINATIONS CONSOLIDATED
                          --------  --------  --------  ---------- -------------- ------------ ------------
AS OF DECEMBER 31, 1997
Cash....................  $    --   $    --   $    --    $  1,299     $    154     $     --      $  1,453
Restricted cash.........       --        --        --      19,851        5,424           --        25,275
Other current assets....        33        12        12        145        1,019          (205)       1,016
Backhaul capacity
 available for sale.....       --        --        --         --        21,200           --        21,200
Construction in
 progress...............       --        --        --       9,014      488,305           --       497,319
Investment in
 subsidiaries...........    73,952    73,952    73,940    276,897          --       (498,741)         --
Deferred finance costs,
 net....................       208       --        --      10,619       15,107           --        25,934
                          --------  --------  --------   --------     --------     ---------     --------
Total assets............  $ 74,193  $ 73,964  $ 73,952   $317,825     $531,209     $(498,946)    $572,197
                          ========  ========  ========   ========     ========     =========     ========
Current liabilities.....  $     72  $    --   $    --    $  3,253     $ 88,978     $    (205)    $ 92,098
Long term debt..........       --        --        --         --       162,325           --       162,325
Senior notes............       --        --        --     150,000          --            --       150,000
Obligations under inland
 service agreements.....       --        --        --         --         3,009           --         3,009
Mandatorily redeemable
 preference shares......       --        --        --      90,644          --            --        90,644
Common stock............       --        --         12         12           12           (36)         --
Other shareholders'
 equity.................    74,281    74,082    74,058     74,034      277,359      (499,533)      74,281
Accumulated deficit.....      (160)     (118)     (118)      (118)        (474)          828         (160)
                          --------  --------  --------   --------     --------     ---------     --------
Total liabilities and
 shareholders' equity...  $ 74,193  $ 73,964  $ 73,952   $317,825     $531,209     $(498,946)    $572,197
                          ========  ========  ========   ========     ========     =========     ========

-----------------------------------------------------------------------------------------------------------

FOR THE PERIOD FROM
 MARCH 19, 1997 TO
 DECEMBER 31, 1997
Interest income.........  $    --   $    --   $    --    $    556     $  2,385     $     --      $  2,941
Selling, general and
 administrative
 expenses...............        42       --        --         200        2,859           --         3,101
                          --------  --------  --------   --------     --------     ---------     --------
Net income (loss).......       (42)      --        --         356         (474)          --          (160)
Equity in loss of
 subsidiaries...........   (12,808)  (12,808)  (12,808)      (474)         --         38,898          --
Preference share
 dividends..............       --        --        --     (12,690)         --            --       (12,690)
                          --------  --------  --------   --------     --------     ---------     --------
Net loss applicable to
 common shareholders....  $(12,850) $(12,808) $(12,808)  $(12,808)    $   (474)    $  38,898     $(12,850)
                          ========  ========  ========   ========     ========     =========     ========

* Amount less than $1,000.

                   GLOBAL CROSSING LTD. AND SUBSIDIARIES

                   (FORMERLY GLOBAL CROSSING LTD., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                   AS OF JUNE 30, 1998 AND DECEMBER 31, 1997
     (INFORMATION FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1998, FOR THE THREE MONTHS ENDED JUNE 30, 1997, AND FOR THE PERIOD FROM MARCH 19,
                                      1997
               (DATE OF INCEPTION) TO JUNE 30, 1997 IS UNAUDITED)
                          (EXPRESSED IN U.S. DOLLARS)

     SUMMARIZED FINANCIAL INFORMATION OF GCH, GUARANTORS AND NON-GUARANTORS
                               (CONTINUED):

                           ($ AMOUNTS IN '000S)

  FOR THE PERIOD FROM
   MARCH 19, 1997 TO                                                NON-    ELIMINATION     GCL
   DECEMBER 31, 1997     OLD GCL(1)   GCL      GCH    GUARANTORS GUARANTORS   ENTRIES   CONSOLIDATED
  -------------------    ---------- -------  -------  ---------- ---------- ----------- ------------
Cash flows provided by    $   --    $   --   $   --    $    528   $  4,592   $    --      $  5,120
 operating activities...  -------   -------  -------   --------   --------   --------     --------
Cash flows from
 financing activities:
 Finance and
  organization costs
  incurred..............      --        --       --     (16,456)   (11,725)       --       (28,181)
 Investment in and
  advances to
  affiliates............  (75,000)  (75,000) (75,000)  (272,468)       --     497,468          --
 Preference share
  issuance costs........      --        --       --      (7,530)       --         --        (7,530)
 Costs related to
  issuance of common
  stock.................      --        --       --      (1,264)       --         --        (1,264)
 Proceeds from issuance
  of common stock and
  additional paid-in
  capital...............   75,000    75,000   75,000     75,000    272,468   (497,468)      75,000
 Proceeds from issuance
  of preference shares..      --        --       --     100,000        --         --       100,000
 Proceeds from long term
  debt..................      --        --       --         --     162,325        --       162,325
 Proceeds from issuance
  of senior notes.......      --        --       --     150,000        --         --       150,000
 Increase in restricted
  cash and cash
  equivalents...........      --        --       --     (19,851)    (5,424)       --       (25,275)
                          -------   -------  -------   --------   --------   --------     --------
  Net cash provided by        --        --       --       7,431    417,644        --       425,075
   financing activities.  -------   -------  -------   --------   --------   --------     --------
Cash flows from
 investing activities:
 Cash paid for
  construction in
  progress and capacity       --        --       --      (6,660)  (422,082)       --      (428,742)
  available for sale....  -------   -------  -------   --------   --------   --------     --------
  Net cash used in            --        --       --      (6,660)  (422,082)       --      (428,742)
   investing activities.  -------   -------  -------   --------   --------   --------     --------
Net increase in cash....      --        --       --       1,299        154        --      $  1,453
Cash, beginning of            --        --       --         --         --         --           --
 period.................  -------   -------  -------   --------   --------   --------     --------
Cash, end of period.....  $   --    $   --   $   --    $  1,299   $    154   $    --      $  1,453
                          -------   -------  -------   --------   --------   --------     --------

11. FINANCIAL INSTRUMENTS

  The following table presents the carrying amounts and fair values of the Company's financial instruments:

                                JUNE 30, 1998               DECEMBER 31, 1997
                         ----------------------------  ----------------------------
                           CARRYING         FAIR         CARRYING         FAIR
                            AMOUNT          VALUE         AMOUNT          VALUE
                         -------------  -------------  -------------  -------------
                          (UNAUDITED)    (UNAUDITED)
Cash, restricted cash
 and cash equivalents... $ 541,610,392  $ 541,610,392  $  26,727,880  $  26,727,880
Current portion of
 obligations under
 Inland Services
 Agreements and capital
 leases.................   (49,704,628)   (49,704,628)   (30,188,645)   (30,188,645)
Long term debt,
 obligations under
 Inland Services
 Agreements
 and capital leases.....  (382,237,947)  (382,237,947)  (165,334,000)  (165,334,000)
Preference shares.......           --             --     (90,643,919)   (90,643,919)
Senior notes............  (796,277,203)  (796,277,203)  (150,000,000)  (150,000,000)
Interest rate swap
 transaction............           --        (115,344)           --        (115,115)

Cash, restricted cash and cash
 equivalents...................  The carrying amount of restricted cash and cash equivalents is a reasonable estimate of fair value as the balances include amounts held in banks and money market deposits with a short-term maturity.

                   GLOBAL CROSSING LTD. AND SUBSIDIARIES

                   (FORMERLY GLOBAL CROSSING LTD., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                   AS OF JUNE 30, 1998 AND DECEMBER 31, 1997
     (INFORMATION FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1998, FOR THE THREE MONTHS ENDED JUNE 30, 1997, AND FOR THE PERIOD FROM MARCH 19,
                                      1997
               (DATE OF INCEPTION) TO JUNE 30, 1997 IS UNAUDITED)
                          (EXPRESSED IN U.S. DOLLARS)

Long term debt, obligations
 under Inland Services
 Agreements and capital          The Credit Facility is a special financing
 leases........................  for the construction of the System, and the interest rates provided under the existing
                                 Credit Facility are the best estimate of cur-rent market rates available to ACL for fi-nancing with similar terms. Obligations under Inland Services Agreements and capital leases are recorded at their present value using a weighted average interest rate of the Credit
                                 Facility, preference shares, and Senior
                                 Notes.

Preference shares..............  Since the preference shares are a special fi-
                                 nancing for the construction of the System, the dividend rates provided under the exist-ing preference share agreement are the best estimate of current market rates available for financing with similar terms and redemp-tion provisions.

Senior notes...................  Since the Senior Notes are a special financ-
                                 ing for the construction of the Systems, the interest rates provided under the existing Senior Notes arrangement are the best esti-mate of current market rates available for financing with similar terms.

Interest rate swap               The interest rate swap transaction is "zero
 transaction...................  cost" meaning that the cost of acquiring the transaction is embedded in the fixed interest rate paid. As the transaction is accounted for as a hedge against interest rate fluctua-tions on the long term debt there is no car-rying value. The fair value is a mid-market valuation provided by CIBC.

12. RELATED PARTY TRANSACTIONS

 Advisory Services Agreement

  ACL has entered into the ASA with PCG Telecom, an affiliate of Pacific Capital Group, Inc. ("PCG") which is a shareholder of GCL. Under the ASA, PCG Telecom provides ACL with advice in respect of the development and maintenance of the System, development and implementation of marketing and pricing strategies and the preparation of business plans and budgets. As compensation for its advisory services, PCG Telecom receives a 2% fee on the gross revenues of the Company, subject to certain restrictions, with the first such payment occurring at the System RFS date. Advances on fees payable under the ASA are being paid to PCG Telecom at a rate of 1% on signed CPAs and Backhaul CPAs until the System RFS date and are secured by amounts payable under the ASA. Fees paid under the ASA to PCG Telecom are shared amongst ULLICO, Inc., PCG, CIBC, and Messrs. Winnick, Cook, Brown, Lee and Porter, all of whom are shareholders of GCL. The Advisory Service Agreements ("ASA") which were terminated effective on June 30, 1998 had terms of 25 years subject to termination, however, the ASA did not contain provisions regarding cancellation fees or liquidated damages in the event of termination or breach. The Advisory Services Agreement Termination was recorded in the consolidated financial statements as an increase in additional paid-in capital and a charge against the statement of operations in the amount of $137.7 million. The $137.7 million is comprised of a $135 million settlement of the fees that would have been payable and the cancellation of approximately $2.7 million owed to the Company under a related advance agreement. The $135 million amount was calculated by applying the 2% advisory services fee to projected future revenues and discounting the amount relating to AC-1 revenues by 12% and the amount relating to all other system's revenues by 15%. The result of this calculation was $155.5 million, which amount was subsequently reduced to $135 million. Both the discount rates and the ultimate valuation were determined as a result of a negotiation process including a disinterested director of the Company and the various

                  GLOBAL CROSSING LTD. AND SUBSIDIARIES

                   (FORMERLY GLOBAL CROSSING LTD., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                   AS OF JUNE 30, 1998 AND DECEMBER 31, 1997
     (INFORMATION FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1998, FOR THE THREE MONTHS ENDED JUNE 30, 1997, AND FOR THE PERIOD FROM MARCH 19,
                                     1997
              (DATE OF INCEPTION) TO JUNE 30, 1997 IS UNAUDITED)
                          (EXPRESSED IN U.S. DOLLARS)
persons entitled to fees under the ASA. The Company has obtained a fairness opinion from an independent financial advisor in connection with this transaction.

 PCG Warrants

  Prior to January 21, 1998, PCG and its affiliates had commenced development of systems other than AC-1, namely PC-1, MAC and PAC. Through January 21, 1998, such development included assembling a management team, negotiating with potential suppliers, partners, financing sources, obtaining preliminary market and feasibility studies and developing technical requirements. On January 21, 1998, the Board determined that it was in the Company's best interests to pursue these new systems, obtain the results of the work and the employees then within the scope of activity of PCG and broaden the goals, objectives and business plan of the Company. In consideration of PCG transferring the results of its activities and becoming limited in its future activities in fiber optic telecommunications other than through the Company, the Board approved and the shareholders subsequently approved the transaction whereby PCG received approximately $7 million representing PCG's costs related thereto and Old GCL entered into a warrant agreement ("PCG Warrants") under which PCG was issued three separate warrants permitting PCG to purchase (i) 9,226,592 of Old GCL's Class B shares for an aggregate price of $50,000,000; (ii) an additional 4,613,297 of Old GCL's Class B shares for an aggregate price of $31,250,000; and (iii) an additional 4,613,297 of Old GCL's Class B shares for an aggregate price of $37,500,000. The PCG Warrants were granted in exchange for the rights to commence the development of the new projects that previously had been under development by an affiliate of PCG.

  These warrants are intended to entitle PCG to acquire, in addition to their existing ownership, 10% of the capital stock of the Company, as of the date these warrants were issued. Exercise of these warrants is contingent upon (i) an IPO of shares of Old GCL (or any successor thereto), underwritten by an investment banking firm of national reputation (as determined by a majority of the Board of Directors of Old GCL) from which Old GCL shall have received at least $50,000,000 in net proceeds, (ii) the investment by Old GCL in the aggregate of at least $500,000,000 of Net Attributable Capital (as defined below) in cable systems other than AC-1 and (iii) the generation in the aggregate by cable systems other than AC-1 of at least $100,000,000 in Net Attributable Revenues (as defined below). For purposes of the PCG Warrant Agreement, with respect to any cable system, "Net Attributable Capital" means the aggregate debt and equity capitalization of such system multiplied by the percentage ownership of Old GCL (directly or indirectly) in such system, and "Net Attributable Revenues" means the net revenues of such system multiplied by the percentage ownership interest of Old GCL (directly or indirectly) in such system. No accounting was made for the PCG Warrants at the time of issuance on the basis that it was indeterminable when the conditions described above would be met.

  In June, 1998, the Board of Directors amended the terms of the PCG Warrants so that the PCG Warrants will become exercisable upon the successful completion of the IPO and eliminated conditions (ii) and (iii) above. Further to this amendment, the Board of Directors also amended the terms of the PCG Warrants to give each holder the option to convert each share under warrant into a fraction of a Class B share based upon the ratio of the current per share valuation at the time of conversion less the per share exercise price of the warrant divided by the current per share valuation at the time of conversion multiplied by the 18,453,185 shares available under the PCG Warrants, together with a new warrant ("New PCG Warrants") to purchase the remaining fraction of

                   GLOBAL CROSSING LTD. AND SUBSIDIARIES

                   (FORMERLY GLOBAL CROSSING LTD., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                   AS OF JUNE 30, 1998 AND DECEMBER 31, 1997
     (INFORMATION FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1998, FOR THE THREE MONTHS ENDED JUNE 30, 1997, AND FOR THE PERIOD FROM MARCH 19,
                                      1997
               (DATE OF INCEPTION) TO JUNE 30, 1997 IS UNAUDITED)
                          (EXPRESSED IN U.S. DOLLARS)
such Class B share at an exercise price equal to the current per share valuation. Prior to the IPO, it is expected that the holders of the PCG Warrants will exercise their warrants to acquire Class B shares by way of the cashless conversion and the New PCG Warrants will be issued with an exercise price based on the per share valuation at the conversion date.

  The Company has accounted for the PCG Warrants by assuming the cashless conversion took place as of June 30, 1998 using the current estimated per share valuation at the expected conversion date, multiplied by the number of Class B shares estimated to be converted in exchange for the PCG Warrants. The resulting value under this calculation is approximately $213.3 million which has been allocated to the new systems acquired in exchange for the PCG Warrants. In connection with the formation of PCL, the Company agreed to make available to PCL the consideration received by the Company in connection with the grant of the PCG Warrants, in addition to the $231 million cash investment made by the Company. See Note 3. Therefore, the Company recorded an increase in its investment in PCL in the amount of approximately $126.5 million and an increase in construction in progress for PAC and MAC in the amounts of approximately $49.9 million and $36.9 million, respectively, with a corresponding increase of $213.3 million in additional paid in capital. The $213.3 million was allocated on a pro rata basis to the three projects according to the estimated cost of each system. The Company's accounting for the PCG Warrants is pursuant to Emerging Issues Task Force 96-18, "Accounting for Equity Instruments with Variable Terms that are Issued for Consideration other than Employee Services under FASB Statement No. 123" ("EITF 96-18"). Under EITF 96-18, the fair value of equity instruments issued for consideration other than employee services should be measured using the stock price or other measurement assumptions as of the date at which a firm commitment for performance level has been reached. The Company has recorded the estimated value of the PCG Warrants as of June 30, 1998, since the IPO was probable at that date. The $213.3 million value attributed to the PCG Warrants as of June 30, 1998 will be adjusted to the actual value on the actual date of the IPO based upon the Price per Share to Public in the Offerings. Such adjustment is not expected to be material.

  The Company will give accounting recognition for the New PCG Warrants on the date these warrants are issued, which is the date of the IPO. The Company has estimated the value of each of the New PCG Warrants at $6.67 based on an independent valuation assuming an IPO price of $18 per share. Assuming a cashless conversion, as of June 30, 1998 the New PCG Warrants would have a total value of approximately $44 million. Upon the issuance of the New PCG Warrants the Company will record the actual value of the New PCG Warrants in a manner similar to that described above whereby the total value will be allocated to the investment in PCL, MAC and PAC based on their relative total contract costs.

 Other transactions

  $7,250,000 in fees were paid to PCG and certain of its key executives, who are shareholders of GCL, and another shareholder for services provided in respect of obtaining the Credit Facility, Senior Notes and preference share financing. Of the fees paid, $5,523,775 was allocated to the Credit Facility and Senior Notes and recorded as deferred finance costs, $986,725 was allocated to the preference shares and recorded as a reduction in the carrying value of the preference shares and $739,500 was recorded as common stock issuance costs and is included in the approximately $1.3 million which is reflected as a reduction in additional paid-in capital.

                  GLOBAL CROSSING LTD. AND SUBSIDIARIES

                   (FORMERLY GLOBAL CROSSING LTD., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                   AS OF JUNE 30, 1998 AND DECEMBER 31, 1997
     (INFORMATION FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1998, FOR THE THREE MONTHS ENDED JUNE 30, 1997, AND FOR THE PERIOD FROM MARCH 19,
                                     1997
              (DATE OF INCEPTION) TO JUNE 30, 1997 IS UNAUDITED)
                          (EXPRESSED IN U.S. DOLLARS)

  GCL has paid CIBC approximately $25 million in fees related to the financing obtained under the Old Senior Notes, Credit Facility, and the issuance of preference shares. Of the fees incurred, approximately $6.2 million related to underwriting and commitment fees pertaining to the issuance of the preference shares and were recorded as a reduction in the carrying value of the preference shares, approximately $9.2 million related to underwriting, commitment and advisory fees in connection with the issuance of the Senior Notes and approximately $9.6 million related to fees associated with obtaining the Credit Facility which were recorded as deferred finance costs. CIBC is a member of the syndicate funding the Credit Facility under which the Company has borrowings of $367,048,000 ($162,325,000 as of December 31, 1997), as of
June 30, 1998 and has been paid interest and other related fees in the amount of approximately $19 million as of June 30, 1998 ($4.2 million as of December 31, 1997). CIBC is also one of the initial purchasers of the New Senior Notes and received a $5,817,425 commitment and structuring fee as well as portion of the $24,750,000 underwriting fee paid to the initial purchasers.

  On April 7, 1998, the Company signed a CPA with Worldport Communications, Inc. ("Worldport"), to acquire capacity on AC-1. This transaction occurred in the ordinary course of business of the Company and on terms and conditions no less favorable to the Company than in its other CPAs. Certain officers and directors of the Company, have direct or indirect equity ownership positions in Worldport, aggregating approximately 10% of the current common stock of Worldport.

  The Board of Directors authorized, that immediately prior to the IPO, the Company will purchase all common shares owned by Telecommunications Development Corporation ("TDC") in the Company in exchange for 150,000 fewer shares of newly issued common shares based upon the per share value at the repurchase date. The transaction benefited the Company since 150,000 fewer shares were outstanding after the repurchase without any cost to the Company. The transaction will be accounted for as the acquisition of treasury stock and will be recorded at the fair value of the consideration given.

13. TAXES

  The Company accounts for income taxes in accordance with SFAS 109. The components of income tax expense are as follows:

                                                      THREE
                                                  MONTHS ENDED  SIX MONTHS ENDED
                                                  JUNE 30, 1998  JUNE 30, 1998
                                                  ------------- ----------------
                                                           (UNAUDITED)
Current
  U.S. ..........................................  $8,000,000      $8,000,000
  Other foreign..................................   1,000,000       1,000,000
                                                   ----------      ----------
  Total income tax expense.......................  $9,000,000      $9,000,000
                                                   ----------      ----------

  Bermuda does not impose a statutory income tax and consequently the provision for income taxes recorded relates to income earned in taxable jurisdictions. There are no significant temporary differences between accounting and taxable income.

                   GLOBAL CROSSING LTD. AND SUBSIDIARIES

                   (FORMERLY GLOBAL CROSSING LTD., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                   AS OF JUNE 30, 1998 AND DECEMBER 31, 1997
     (INFORMATION FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1998, FOR THE THREE MONTHS ENDED JUNE 30, 1997, AND FOR THE PERIOD FROM MARCH 19,
                                      1997
               (DATE OF INCEPTION) TO JUNE 30, 1997 IS UNAUDITED)
                          (EXPRESSED IN U.S. DOLLARS)

  Since the Company has not recognized any income in periods prior to April 1, 1998, no tax provision has been reflected in those periods. Operating losses incurred in those periods relate almost entirely to non-taxable jurisdictions and therefore these operating losses cannot be applied to future taxable earnings of the Company. Therefore the Company has not recorded any deferred tax asset as a result of such losses in accordance with SFAS 109.

14. COMMITMENTS

  As of June 30, 1998, ACL was committed under its contract with TSSL for future construction costs totaling approximately $64 million ($195 million as of December 31, 1997) and is committed under the OA&M contract with TSSL to quarterly payments, over the next eight years, totaling approximately $261 million ($263 million as of December 31, 1997).

  ACL is committed to paying TSSL commissions ranging from 4% to 7% on revenues received until 2002, subject to certain reductions. As of June 30, 1998, Mid Atlantic Crossing Ltd. was committed under its contract with Alcatel Submarine Networks for future construction costs totaling approximately $180 million and as of July 21, 1998 Pan American Crossing Ltd. was committed under its contract with TSSL for future construction costs totaling approximately $335 million.

  GCL and its subsidiaries have commitments under various operating leases primarily relating to its office facility in Bermuda. Rent expense for operating leases $26,556 and $361,354 for the three and six months ended June 30, 1998. Estimated future minimum lease payments on all operating leases are approximately as follows:

       For the six months ended December 31, 1998................... $  438,000
       1999.........................................................    953,000
       2000.........................................................    963,000
       2001.........................................................    971,000
       2002.........................................................    652,000
       Thereafter...................................................  1,910,000

                       GLOSSARY OF CERTAIN DEFINED TERMS

  Unless the context otherwise requires, any reference in this Prospectus to any agreement shall mean such agreement and all schedules, exhibits and attachments thereto, as amended, supplemented or otherwise modified as of the date of this Prospectus. All terms defined herein used or the singular shall have the same meanings when used in the plural and vice versa.

 Amplifier:                         A device used to boost the strength of an
                                     electronic or optical signal, which is
                                     weakened (attenuated) as it passes through
                                     the transport network. Amplifiers add gain
                                     to the signal by an amount equal to the
                                     loss in the previous section of the
                                     network since last amplification.
 Backhaul Capacity:                 Capacity on terrestrial fiber optic cables
                                     from undersea cable landing stations to
                                     metropolitan areas.
 Band:                              A range of frequencies between two defined
                                     limits.
 Bandwidth:                         A measure of capacity of information-
                                     carrying capacity on a communications
                                     channel. 1) The difference between the
                                     high and low frequencies of a transmission
                                     band, expressed in cycles per second
                                     (Hertz) or in wavelengths (nanometers). It
                                     is a measure of raw capacity without
                                     compression or coding of the information
                                     signal. A voice transmission requires
                                     about 3 KHz and a TV channel about 6 MHz.
                                     2) Transmission capacity is expressed in
                                     bits per second. For example megabits per
                                     second (Mbps) is a bit rate expressed in
                                     millions of bits per second while gigabits
                                     per second (Gbps) is a bit rate expressed
                                     in billions.
                                    .  Narrowband: Less than or equal to 64-
                                       kbps
                                    .  Wideband: Digital rates between 64-kbps
                                       and 1.544-Mbps (DS1) or 2.048-Mbps
                                       (E1)--LANs, bulk files transfer, video
                                       conferencing, and multimedia.
                                    .  Broadband: Greater than 44.736-Mbps (D3)
                                       or 34.368-Mbps (E3)
 Bit:                               A binary unit of information that can have
                                     either of two values, 0 or 1. Contraction
                                     of binary digit:
                                     . KILOBIT = 1,000 bits
                                     . MEGABIT = 1 million bits
                                     . GIGABIT = 1 billion bits
                                     . TERABIT = 1 trillion bits
 Broadband:                         A transmission channel usually carrying a
                                     tremendous amount of information at
                                     transmission speeds of 45 Mbps (45,000,000
                                     bits per second) or greater. Some
                                     facilities have transmission speeds in the
                                     billion of bits (gigabits per second or
                                     Gbps).
                                    1. A communications channel with bandwidth
                                      sufficiently large to carry voice, data
                                      and video on a single channel.
                                    2. Any voice communications channel having
                                      a bandwidth greater than a voice grade
                                      channel.
                                    . A bandwidth of 45 Mbps can carry 672
                                         voice connections.
                                    . In theory up to 64 telephone grade
                                       communication channels can be carried on
                                       one 6 MHz broadband channel.

 Capacity:                          The information-carrying ability of a
                                      telecommunications system, as defined by
                                      its design (number of fibers, system
                                      length, and opto/electronic equipment)
                                      and its deployed equipment (amount of
                                      opto/electronics in the station) and
                                      measured in bits per second. Capacity is
                                      sold in discrete units, usually system
                                      interface levels such as DS-3's and STM-
                                      1's, that in the aggregate are the
                                      equivalent of total system capacity.
 Carrier:                           1. A third party provider of communications
                                      services by wire, fiber or radio.
                                    . Common Carrier: A private company
                                       offering facilities or services to the
                                       general public on a non-discriminatory
                                       basis and regulated as to market entry,
                                       practices, and rates by various Federal
                                       and State authorities.
                                    . Private Carrier: Services provided for
                                       internal use and free of most common
                                       carrier regulations to allow
                                       discrimination in service provision or
                                       pricing.
                                    2. A signal that is modulated in order to
                                     transmit information.
 Common Carrier:                    A business authorized by the FCC to provide
                                     communications services by wire or radio
                                     from place to place without influence of
                                     content. Services are provided to the
                                     public on a non-discriminatory basis, and
                                     are regulated by Title II of the
                                     Communications Act of 1934. Regulatory
                                     agencies are the FCC and state public
                                     utility commissions.
                                    .  Non-dominant carrier is one which has
                                       insufficient market power to practice
                                       anti-competitive pricing.
                                    .  Private carriers are not regulated by
                                       government agencies and may charge
                                       whatever the market will bear.
 Compression:                       Algorithm that minimizes the redundancy in
                                     the signal to be transmitted.
 Digital:                           Describes a method of storing, processing
                                     and transmitting information through the
                                     use of distinct electronic or optic pulses
                                     representing the binary digits 0 and 1. In
                                     communications they will modify a carrier
                                     at a selected frequency. The precise
                                     signal transitions preclude any distortion
                                     such as graininess or snow in the case of
                                     video transmission, or static or other
                                     background distortion in the case of audio
                                     transmission.
 Digital Transmission:              Method of storing, processing and
                                     transmitting information through the use
                                     of distinct electronic or optical pulses
                                     that represent the binary digits 0 and 1.
                                     Digital transmission and switching
                                     technologies employ a sequence of these
                                     pulses to represent information as opposed
                                     to a continuously variable analog signal.
                                     The precise digital numbers preclude any
                                     distortion such as graininess or snow in
                                     the case of video transmission, or static
                                     or other background distortion in the case
                                     of audio transmission.

 Doped Fibers:                       Various impurities may be added to silica-
                                      based fiber-optic strands as they are
                                      constructed to achieve specifically
                                      desired transmission or physical
                                      properties.
                                     .  Erbium-Doped Optical Fiber Amplifier
                                        (EDFA) optical amplifiers use a section
                                        of optical fiber doped with the rare
                                        earth erbium and optically pumped with
                                        a laser diode. It can amplify a range
                                        of wavelengths at the same time
                                        surrounding a base wavelength of 1550
                                        nm.
                                     .  Praseodymium-doped fibers produce a
                                        signal gain of 30 dB in 1310 nm fibers.
 DS1:                                A digital transmission hierarchy
                                      supporting 1.544 million bits per second
                                      that may be used for "near full-motion"
                                      or compressed video, data or voice
                                      circuits (24, 48 or 96).
 DWDM (Dense Wavelength Division
  Multiplexing):                     A technique which employs more than one
                                      light source and detector operating at
                                      different wavelengths and simultaneously
                                      transmits optical signals through the
                                      same fiber while message integrity of
                                      each signal is preserved.
 EDFA (Erbium Doped Fiber            A purely optical (as opposed to
  Amplifier):                         electronic) device used to boost an
                                      optical signal. It contains several
                                      meters of glass fiber doped with erbium
                                      ions. When the erbium ions are excited to
                                      a higher energy state, the doped fiber
                                      changes from a passive medium to an
                                      active amplifying medium.
 Fiber Kilometers:                   The number of route kilometers installed
                                      multiplied by the number of fiber strands
                                      along the path.
 Gbps (Gigabit per second):          A data rate of 1 Gbps corresponds to 1,000
                                      million bits per second.
 Internet:                           A fabric of interconnected computer
                                      networks, originally known as the DARPA
                                      network (Defense Advanced Research
                                      Projects Agency) connecting government
                                      and academic sites. It currently links
                                      about 50 million people world-wide who
                                      use it for everything from scientific
                                      research to simple E-Mail.
 Indefeasible Right of Use (IRU):    A measure of currency in the undersea
                                       cable business. The owner of an IRU has
                                       the right to use the capacity for the
                                       time and bandwidth to which the IRU
                                       applies.
 ISP:                                Independent service provider.
 ITU (International
  Telecommunications
  Union):                            The ITU is an intergovernmental agency of
                                      the United Nations within which the
                                      public and private sectors cooperate for
                                      the development of telecommunications.
                                      The ITU adopts international regulations
                                      governing the use of the radio spectrum
                                      and develops standards to facilitate the
                                      interconnection of telecommunications
                                      systems on a worldwide basis. It is
                                      headquartered in Geneva, Switzerland. In
                                      1996, the ITU comprised 185 Member States
                                      and 363 members (scientific and
                                      industrial companies, public and private
                                      operators, broadcasters, regional and
                                      international organizations active in
                                      three sectors: Radio communications,
                                      Standardization and Development).

 Mbps (Megabit per second):          One Mbps corresponds to a data rate of
                                      1,000,000 bite per second.
 Multimedia:                         The electronic conversation between two or
                                      more people or groups of people in
                                      different places using two or more types
                                      of digitally integrated communication for
                                      voice, sound, text, data, graphics,
                                      video, image or presence at the same
                                      time. Applications include conferencing,
                                      presentations, training, referencing,
                                      games, etc.
 Multiplexing:                       An electronic or optical process that
                                      combines two or more lower bandwidth
                                      transmissions into one higher bandwidth
                                      signal by splitting the total available
                                      bandwidth into narrower bands (frequency
                                      division) or by allotting a common
                                      channel to several transmitting sources
                                      one at a time in sequence (time
                                      division).
 Multipoint:                         Pertaining or referring to a
                                      communications line to which three or
                                      more stations are connected. It implies
                                      that the line physically extends from one
                                      station to another until all are
                                      connected.
 Optical Fibers:                     Thin filaments of glass through which
                                      light beams are transmitted. Enormous
                                      capacity, low-cost, low-power
                                      consumption, small space, lite-weight,
                                      insensitivity to electromagnetic
                                      interference characterize this transport
                                      media.
 PTTs (Post, Telephone and
  Telegraph
  companies):                        International telecommunications carriers
                                      which are generally under the control of
                                      the government in a country that has not
                                      yet privatized its telecommunications
                                      markets.
 Repeater:                           1. Equipment that receives a low-power
                                       signal, possibly converting it from
                                       light to electrical form, amplifying it
                                       or retiming and reconstructing it for
                                       transmission. It may need to be
                                       reconverted to light for retransmission.
                                     2. An optoelectrical device used at each
                                       end and occasionally at intermediate
                                       points of exceptionally long fiber-optic
                                       span. Optical input is converted to
                                       electrical form to restore a clean
                                       signal, which drives lasers that fully
                                       restores the optical signal at the
                                       original signal strength.
 Route Kilometers:                   The number of route kilometers installed.
 RFS (Ready for Service):            The data of provisional acceptance or
                                      commercial service of a cable system.
 STM (Synchronous Transfer Mode):    New term for traditional TDM switching to
                                      distinguish it from ATM.
 STM-1:                              The largest standard circuit unit of
                                      capacity, which consists of 155,500 Kbps
                                      (equal to 155 Mbps). Thus, each Gbps
                                      contains enough capacity for 6.4 STM-1
                                      circuits. While capacity is sold to the
                                      largest telecommunications companies in
                                      minimum investment units equal to one
                                      STM-1 unit, most telecommunications
                                      companies buy smaller units at a price
                                      higher than the equivalent STM-1 price.

 Wavelength:                        The distance between two crests of a signal
                                     or a carrier and is measured in terms of
                                     meters, millimeters, nanometers, etc. In
                                     lightwave applications, because of the
                                     extremely high frequencies, wavelength is
                                     measured in nanometers.
 xDSL:                              A term referring to a variety of new
                                     Digital Subscriber Line technologies. Some
                                     of these varieties are asymmetric with
                                     different data rates in the downstream and
                                     upstream directions. Others are symmetric.
                                     Downstream speeds range from 384 Kbps (or
                                     "SDSL") to 1.5-8 Mbps (or "ADSL").

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THOSE TO WHICH IT RELATES IN ANY STATE TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE SUCH OFFER IN SUCH STATE. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                  -----------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Service of Process and Enforcement of Liabilities.........................     i
Information Regarding Forward-Looking Statements..........................     i
Summary...................................................................     1
Risk Factors..............................................................    16
Use of Proceeds...........................................................    26
Capitalization............................................................    27
Selected Consolidated Financial Data......................................    28
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................    31
The Exchange Offer........................................................    42
Business..................................................................    49
Management................................................................    62
Principal Shareholders....................................................    69
Certain Transactions......................................................    72
Description of Notes......................................................    78
Description of Capital Stock..............................................   113
Description of Certain Indebtedness.......................................   117
Information Regarding Old GCL.............................................   117
Tax Considerations........................................................   118
Plan of Distribution......................................................   121
Legal Matters.............................................................   121
Experts...................................................................   121
Available Information.....................................................   121
Index to Consolidated Financial Statements................................   F-1
Glossary of Certain Defined Terms.........................................  GL-1

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 EXCHANGE OFFER

                         GLOBAL CROSSING HOLDINGS LTD.

                          9 5/8% SENIOR NOTES DUE 2008

                             LOGO GLOBAL CROSSING

                                    -------

                                   PROSPECTUS

                               DATED       , 1998

                                    -------





--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  No provision is made in Bermuda statutory law for indemnification of officers and directors.

  The Bye-laws of the registrant provide for indemnification of the registrant's officers and directors against all liabilities, loss, damage or expense incurred or suffered by such party as an officer or director of the registrant; provided that such indemnification shall not extend to any matter which would render it void pursuant to the Companies Acts as in effect from time to time in Bermuda.

  The directors and officers of the Company are covered by directors' and officers' insurance policies maintained by the Company.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits

     EXHIBIT
     NUMBER                                EXHIBIT
     -------                               -------
      3.1    Certificate of Incorporation of Global Crossing Holdings Ltd.
      3.2    Bye-laws of Global Crossing Holdings Ltd.
      3.3*   Certificate of Incorporation of Global Crossing Ltd.
      3.4**  Amended and Restated Bye-Laws of Global Crossing Ltd.
      3.5*   Certificate of Incorporation of Change of Name of Global Crossing
             Ltd.
      3.6*   Memorandum of Increase of Share Capital
      3.7    Certificate of Incorporation of Global Telesystems Holdings Ltd.
      3.8    By-laws of Global Telesystems Holdings Ltd.
      3.9    Certificate of Incorporation of Global Crossing International Ltd.
      3.10   By-laws of Global Crossing International Ltd.
      3.11   Certificate of Incorporation of Global Crossing Holdings U.K. Ltd.
      3.12   Memorandum of Association and Articles of Association of Global
             Crossing Holdings U.K. Ltd.
      3.13   Certificate of Incorporation of Global Crossing Marketing U.K.
             Ltd.
      3.14   Memorandum of Association and Articles of Association of Global
             Crossing Marketing U.K. Ltd.
      3.15   Certificate of Incorporation of Global Crossing Marketing U.S.A.
             Inc.
      3.16   By-laws of Global Crossing Marketing U.S.A. Inc.
      3.17   Certificate of Incorporation of Global Crossing Development Co.
      3.18   By-laws of Global Crossing Development Co.
      3.19   Amended and Restated Memorandum of Association of Global Crossing
             Ltd., LDC
      3.20   Amended and Restated Articles of Association of Global Crossing
             Ltd., LDC
      4.1*   Form of Certificate for Common Stock

     EXHIBIT
     NUMBER                               EXHIBIT
     -------                              -------
       4.2   Indenture, dated as of May 18, 1998, between Global Crossing
             Holdings Ltd. and United States Trust Company of New York, as
             Trustee
       4.3*  Registration Agreement, dated as of May 18, 1998, among the registrant, Global Crossing Holdings Ltd. and the other parties named therein
       4.4*  Form of Registration Rights Agreement among the Registrant and the investors named therein
       4.5*  Credit Agreement, dated as of June 27, 1997 (the "Credit
             Agreement"), among Global Telesystems Ltd., various financial institutions names therein, Deutsche Bank AG, New York Branch and Canadian Imperial Bank of Commerce, as Lead Agents, Deutsche
             Bank AG, New York Branch, as Administrative Agent, Canadian
             Imperial Bank of Commerce, as Syndication Agent, Documentation
             Agent and the Issuing Bank and Deutsche Morgan Grenfell Inc. and
             CIBC Gundy Securities Corp, as Arrangers
       4.6*  First Amendment and Consent, dated as of December 15, 1997, to
             Credit Agreement, among Global Telesystems Ltd., the lenders named therein, Deutsche Bank AG, New York Branch and Canadian
             Imperial Bank of Commerce, as Lead Agents, Deutsche Bank AG, New
             York Branch, as Administrative Agent, Canadian Imperial Bank of
             Commerce, as Syndication Agent, Documentation Agent and the
             Issuing Bank and Deutsche Morgan Grenfell Inc. and CIBC Gundy
             Securities Corp, as Arrangers
       4.7*  Form of Amended and Restated Stockholders' Agreement among GCT
             Pacific Holdings, Ltd., SCS (Bermuda) Ltd., Marubeni Pacific
             Cable Limited and Pacific Crossing Ltd.
       4.8*  Second Amendment and Consent, dated as of June 12, 1998, to the
             Credit Agreement, among Atlantic Crossing Ltd. (f/k/a Global
             Telesystems Ltd.), the lenders named therein, Deutsche Bank AG,
             New York Branch and Canadian Imperial Bank of Commerce, as Lead
             Agents, Deutsche Bank AG, New York Branch, as Administrative
             Agent, Canadian Imperial Bank of Commerce, as Syndication Agent,
             Documentation Agent and the Issuing Bank and Deutsche Morgan
             Grenfell Inc. and CIBC Gundy Securities Corp, as Arrangers
       5.1   Opinion of Appleby, Spurling & Kempe as to the legality of the securities being registered
       5.2   Opinion of Simpson Thacher & Bartlett as to the legality of the securities being registered
       5.3   Opinion of Wiggin and Co as to the legality of the securities being registered
       5.4   Opinion of W.S. Walker & Company as to the legality of the securities being registered
       9.1*  Form of Stockholders Agreement among the Registrant and the investors named therein
      10.1*  Form of 1998 Global Crossing Ltd. Stock Incentive Plan
      10.2*  Project Development and Construction Contract, dated March 18,
             1997, among AT&T Submarine Systems, Inc. and Global Telesystems
             Ltd.
      10.3*  Project Development and Construction Contract, dated as of April
             21, 1998, among Tyco Submarine Systems, Ltd. and Pacific
             Crossing Ltd.
      10.4*  Project Development and Construction Contract, dated as of June
             2, 1998, among Alcatel Submarine Networks and Alcatel Submarine
             Networks, Inc. and Mid-Atlantic Crossing Ltd.
      10.5*  Advisory Services Agreement, dated as of March 25, 1997, among
             Global Telesystems Ltd. and PCG Telecom Services LLC
      10.6*  First Amendment, dated as of June 27, 1997, to the Advisory
             Services Agreement, dated as of March 25, 1997, among Global
             Telesystems Ltd. and PCG Telecom Services LLC
      12.1   Statement regarding Computation of Ratio of Earnings to Fixed
             Charges

     EXHIBIT
     NUMBER                               EXHIBIT
     -------                              -------
     21.1*   Subsidiaries of the Registrant
     23.1    Consent of Appleby Spurling & Kempe (included in the opinion filed as Exhibit 5.1)
     23.2    Consent of Arthur Andersen & Co.
     23.3    Consent of Simpson Thacher & Bartlett (included in the opinion filed as Exhibit 5.2)
     23.4    Consent of Wiggin and Co (included in the opinion filed as
             Exhibit 5.3)
     23.5    Consent of W.S. Walker & Company (included in the opinion filed as Exhibit 5.4)
     24.1**  Power of Attorney of Global Crossing Holdings Ltd.
     24.2**  Power of Attorney of Global Crossing Ltd.
     24.3**  Power of Attorney of Global Telesystems Holdings Ltd.
     24.4**  Power of Attorney of Global Crossing International Ltd.
     24.5**  Power of Attorney of Global Crossing Holdings U.K. Ltd.
     24.6**  Power of Attorney of Global Crossing Marketing U.K. Ltd.
     24.7**  Power of Attorney of Global Crossing Marketing U.S.A. Inc.
     24.8**  Power of Attorney of Global Crossing Development Co.
     24.9    Power of Attorney of Global Crossing Ltd., LDC (included on signature page II-17 of this Pre-Effective Amendment No. 2 to
             Registration Statement on Form S-4)
     25.1**  Form T-1 Statement of Eligibility under Trust Indenture Act of
             1939 of United States Trust Company of New York, as Trustee
     25.2    Amendment No. 1 to Form T-1 Statement of Eligibility under Trust
             Indenture Act of 1939 of United States Trust Company of New
             York, as Trustee
     27.1    Financial Data Schedule
     99.1**  Consent of Nominee Director
     99.2**  Consent of Nominee Director
     99.3**  Consent of Nominee Director

    --------
     * Incorporated by reference to Global Crossing Ltd. Registration Statement on Form S-1 (File No. 333-53393)

    ** Previously filed

  (b) Financial Statement Schedules

ITEM 22. UNDERTAKINGS.

  (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

  (c) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective Amendment to this registration statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

    (4) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of an included in the registration statement when it became effective.

    (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    (6) That every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 29, 1998.

                                          Global Crossing Holdings Ltd.

                                                   /s/ John M. Scanlon
                                          By __________________________________
                                          NAME: JOHN M. SCANLON
                                          TITLE:  CHIEF EXECUTIVE OFFICER

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed on September 29, 1998 by or on behalf of the following persons in the capacities indicated with the registrant.

                SIGNATURE                                 TITLE

                /*/                       Co-Chairman of the Board and Director
  -------------------------------------
              Gary Winnick

                /*/                       Co-Chairman of the Board and Director
  -------------------------------------
              Lodwrick Cook

           /s/ John M. Scanlon            Chief Executive Officer and Director
  -------------------------------------
             John M. Scanlon

                /*/                        President, Chief Operating Officer
  -------------------------------------               and Director
                David Lee

                /*/                        Senior Vice President and Director
  -------------------------------------
              Barry Porter

                /*/                        Senior Vice President and Director
  -------------------------------------
              Abbott Brown

                /*/                          Senior Vice President and Chief
  -------------------------------------             Financial Officer
              Dan J. Cohrs

               SIGNATURE                                TITLE

               /*/                                     Director
  ------------------------------------
           Hillel Weinberger

               /*/                                     Director
  ------------------------------------
               Jay Bloom

               /*/                                     Director
  ------------------------------------
              Dean Kehler

               /*/                                     Director
  ------------------------------------
               Jay Levine

               /*/                                     Director
  ------------------------------------
            William Phoenix

               /*/                                     Director
  ------------------------------------
              Bruce Raben

               /*/                                     Director
  ------------------------------------
             Michael Steed

          /s/ John M. Scanlon              Authorized Representative in the
  ------------------------------------              United States
            John M. Scanlon

  *By Power of Attorney

           /s John M. Scanlon                      Attorney-in-Fact
  ------------------------------------
            John M. Scanlon

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 29, 1998.

                                          Global Crossing Ltd.

                                                   /s/ John M. Scanlon
                                          By __________________________________
                                          NAME: JOHN M. SCANLON
                                          TITLE:  CHIEF EXECUTIVE OFFICER

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed on September 29, 1998 by or on behalf of the following persons in the capacities indicated with the registrant.

                SIGNATURE                                 TITLE

                /*/                       Co-Chairman of the Board and Director
  -------------------------------------
              Gary Winnick

                /*/                       Co-Chairman of the Board and Director
  -------------------------------------
              Lodwrick Cook

           /*/ John M. Scanlon            Chief Executive Officer and Director
  -------------------------------------
             John M. Scanlon

                /*/                        President, Chief Operating Officer
  -------------------------------------               and Director
                David Lee

                /*/                        Senior Vice President and Director
  -------------------------------------
              Barry Porter

                /*/                        Senior Vice President and Director
  -------------------------------------
              Abbott Brown

                /*/                          Senior Vice President and Chief
  -------------------------------------             Financial Officer
              Dan J. Cohrs

                /*/                                     Director
  -------------------------------------
            Hillel Weinberger

                SIGNATURE                                 TITLE

                /*/                                     Director
  -------------------------------------
                Jay Bloom

                /*/                                     Director
  -------------------------------------
               Dean Kehler

                /*/                                     Director
  -------------------------------------
               Jay Levine

                /*/                                     Director
  -------------------------------------
             William Phoenix

                /*/                                     Director
  -------------------------------------
               Bruce Raben

                /*/                                     Director
  -------------------------------------
              Michael Steed

           /s/ John M. Scanlon              Authorized Representative in the
  -------------------------------------               United States
             John M. Scanlon

  * By Power of Attorney                            Attorney-in-Fact

           /s/ John M. Scanlon
  -------------------------------------
             John M. Scanlon

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda on September 29, 1998.

                                          Global Telesystems Holdings Ltd.

                                                  /s/ K. Eugene Shutler
                                          By __________________________________
                                            NAME: K. EUGENE SHUTLER
                                            TITLE:  PRESIDENT

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed on September 29, 1998 by or on behalf of the following persons in the capacities indicated with the registrant.

                SIGNATURE                                 TITLE

                   /*/                    Co-Chairman of the Board and Director
  -------------------------------------
              Gary Winnick

                   /*/                    Co-Chairman of the Board and Director
  -------------------------------------
              Lodwrick Cook

          /s/ K. Eugene Shutler             President and Executive Director
  -------------------------------------
            K. Eugene Shutler

                   /*/                    Chief Financial Officer and Director
  -------------------------------------
               Ian McLean

                   /*/                                 Controller
  -------------------------------------
               Robert Klug

           /s/ John M. Scanlon                          Director
  -------------------------------------
             John M. Scanlon

                   /*/                                  Director
  -------------------------------------
              Barry Porter

                   /*/                                  Director
  -------------------------------------
              Abbott Brown

                   /*/                                  Director
  -------------------------------------
                David Lee

                   /*/                                  Director
  -------------------------------------
            Hillel Weinberger

                SIGNATURE                                 TITLE

                   /*/                                  Director
  -------------------------------------
                Jay Bloom

                   /*/                                  Director
  -------------------------------------
               Dean Kehler

                   /*/                                  Director
  -------------------------------------
               Jay Levine

                   /*/                                  Director
  -------------------------------------
             William Phoenix

                   /*/                                  Director
  -------------------------------------
               Bruce Raben

                   /*/                                  Director
  -------------------------------------
              Michael Steed

           /s/ John M. Scanlon              Authorized Representative in the
  -------------------------------------               United States
             John M. Scanlon

  * By Power of Attorney


          /s/ K. Eugene Shutler                     Attorney-in-Fact
  -------------------------------------
            K. Eugene Shutler

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on September 29, 1998.

                                          Global Crossing International Ltd.

                                                  /s/ K. Eugene Shutler
                                          By __________________________________
                                          NAME: K. EUGENE SHUTLER
                                          TITLE:  PRESIDENT

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed on September 29, 1998 by or on behalf of the following persons in the capacities indicated with the registrant.

                SIGNATURE                                 TITLE

                   /*/                    Co-Chairman of the Board and Director
  -------------------------------------
              Gary Winnick

                   /*/                    Co-Chairman of the Board and Director
  -------------------------------------
              Lodwrick Cook

          /s/ K. Eugene Shutler                  President and Director
  -------------------------------------
            K. Eugene Shutler

                   /*/                           Chief Financial Officer
  -------------------------------------
               Ian McLean

                   /*/                                 Controller
  -------------------------------------
               Robert Klug

           /s/ John M. Scanlon                          Director
  -------------------------------------
             John M. Scanlon

                   /*/                                  Director
  -------------------------------------
              Barry Porter

                   /*/                                  Director
  -------------------------------------
              Abbott Brown

                   /*/                                  Director
  -------------------------------------
                David Lee

                SIGNATURE                                 TITLE

                   /*/                                  Director
  -------------------------------------
            Hillel Weinberger

                   /*/                                  Director
  -------------------------------------
                Jay Bloom

                   /*/                                  Director
  -------------------------------------
               Dean Kehler

                   /*/                                  Director
  -------------------------------------
               Jay Levine

                   /*/                                  Director
  -------------------------------------
             William Phoenix

                   /*/                                  Director
  -------------------------------------
               Bruce Raben

                   /*/                                  Director
  -------------------------------------
              Michael Steed

           /s/ John M. Scanlon              Authorized Representative in the
  -------------------------------------               United States
             John M. Scanlon

  * By Power of Attorney


          /s/ K. Eugene Shutler                     Attorney-in-Fact
  -------------------------------------
            K. Eugene Shutler

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on September 29, 1998.

                                          GLOBAL CROSSING HOLDINGS U.K. LTD.

                                                   /s/ K. Eugene Shutler
                                          By: _________________________________
                                            NAME: K. EUGENE SHUTLER
                                            TITLE: DIRECTOR

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed on September 29, 1998 by or on behalf of the following persons in the capacities indicated with the registrant.

              SIGNATURE                                   TITLE

        /s/ K. Eugene Shutler                           Director
-------------------------------------
          K. Eugene Shutler

                 /*/                             Secretary and Director
-------------------------------------
             Ian McLean

         /s/ John M. Scanlon                Authorized Representative in the
-------------------------------------                 United States
           John M. Scanlon

*By Power of Attorney
        /s/ K. Eugene Shutler                       Attorney-in-Fact
-------------------------------------
          K. Eugene Shutler

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on September 29, 1998.

                                          Global Crossing Marketing U.K. LTD

                                                  /s/ K. Eugene Shutler
                                          By __________________________________
                                          NAME: K. EUGENE SHUTLER
                                          TITLE:  DIRECTOR

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed on September 29, 1998 by or on behalf of the following persons in the capacities indicated with the registrant.

                SIGNATURE                                 TITLE

          /s/ K. Eugene Shutler                         Director
  -------------------------------------
            K. Eugene Shutler

                   /*/                           Secretary and Director
  -------------------------------------
               Ian McLean

           /s/ John M. Scanlon              Authorized Representative in the
  -------------------------------------               United States
             John M. Scanlon

  * By Power of Attorney

          /s/ K. Eugene Shutler                     Attorney-in-Fact
  -------------------------------------

            K. Eugene Shutler

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on September 29, 1998.

                                          Global Crossing Marketing U.S.A.
                                           INC.

                                                  /s/ K. Eugene Shutler
                                          By __________________________________
                                          NAME: K. EUGENE SHUTLER
                                          TITLE:  PRESIDENT

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed on September 29, 1998 by or on behalf of the following persons in the capacities indicated with the registrant.

                SIGNATURE                                 TITLE

          /s/ K. Eugene Shutler             President, Secretary and Director
  -------------------------------------
            K. Eugene Shutler

                   /*/                        Vice President, Treasurer and
  -------------------------------------                 Director
               Ian McLean

  * By Power of Attorney

          /s/ K. Eugene Shutler                     Attorney-in-Fact
  -------------------------------------

            K. Eugene Shutler

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morristown, State of New Jersey, on September 29, 1998.

                                          Global Crossing Development Co.

                                                   /s/ William Carter
                                          By __________________________________
                                          NAME: WILLIAM CARTER
                                          TITLE:  PRESIDENT

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed on September 29, 1998 by or on behalf of the following persons in the capacities indicated with the registrant.

                SIGNATURE                                 TITLE

           /s/ William Carter                           President
  -------------------------------------
             William Carter

               /*/                        Chief Financial Officer and Director
  -------------------------------------
              Abbott Brown

               /*/                                      Director
  -------------------------------------
              Lodwrick Cook

               /*/                                      Director
  -------------------------------------
              Gary Winnick

  * By Power of Attorney

           /s/ William Carter                       Attorney-in-Fact
  -------------------------------------
             William Carter

                                SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on September 29, 1998.

                                          Global Crossing Ltd., LDC

                                                 /s/ Jay R. Levine

                                          By: ____________________________

                                          NAME: JAY R. LEVINE

                                          TITLE:  DIRECTOR

                            POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being an officer or director, or both, of GLOBAL CROSSING LTD., LDC ("Guarantor"), in his capacity as set forth below, hereby constitutes and appoints JAY R. BLOOM and JAY R. LEVINE, and each of them, his true and lawful attorney and agent, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable Guarantor to comply with the Securities Act of 1933, as amended (the "Act"), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Act of exchange notes of Global Crossing Holdings Ltd. (the "Notes"), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission with respect to such Notes, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462 under the Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on September 29, 1998 by or behalf of the following persons in the capacities indicated with the registrant.

                SIGNATURE                                 TITLE

            /s/ Jay R. Bloom                            Director
  -------------------------------------
               Jay R. Bloom

            /s/ Jay R. Levine                           Director
  -------------------------------------
              Jay R. Levine


                           AUTHORIZED REPRESENTATIVE

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below in the City of Boston, State of Massachusetts on September 29, 1998 by the undersigned as the duly authorized representative of the registrant in the United States.

                                                    /s/ Jay R. Levine
                                          ------------------------------------

                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER                              EXHIBIT                               PAGE
 -------                             -------                               ----
  3.1    Certificate of Incorporation of Global Crossing Holdings Ltd.
  3.2    Bye-laws of Global Crossing Holdings Ltd.
  3.3*   Certificate of Incorporation of Global Crossing Ltd.
  3.4**  Amended and Restated Bye-Laws of Global Crossing Ltd.
  3.5*   Certificate of Incorporation of Change of Name of Global
         Crossing Ltd.
  3.6*   Memorandum of Increase of Share Capital
  3.7    Certificate of Incorporation of Global Telesystems Holdings
         Ltd.
  3.8    By-laws of Global Telesystems Holdings Ltd.
  3.9    Certificate of Incorporation of Global Crossing International
         Ltd.
  3.10   By-laws of Global Crossing International Ltd.
  3.11   Certificate of Incorporation of Global Crossing Holdings U.K.
         Ltd.
  3.12   Memorandum of Association and Articles of Association of Global
         Crossing Holdings U.K. Ltd.
  3.13   Certificate of Incorporation of Global Crossing Marketing U.K.
         Ltd.
  3.14   Memorandum of Association and Articles of Association of Global
         Crossing Marketing U.K. Ltd.
  3.15   Certificate of Incorporation of Global Crossing Marketing
         U.S.A. Inc.
  3.16   By-laws of Global Crossing Marketing U.S.A. Inc.
  3.17   Certificate of Incorporation of Global Crossing Development Co.
  3.18   By-laws of Global Crossing Development Co.
  3.19   Amended and Restated Memorandum of Association of Global
         Crossing Ltd., LDC
  3.20   Amended and Restated Articles of Association of Global Crossing
         Ltd., LDC
  4.1*   Form of Certificate for Common Stock
  4.2    Indenture, dated as of May 18, 1998, between Global Crossing
         Holdings Ltd. and United States Trust Company of New York, as
         Trustee
  4.3*   Registration Agreement, dated as of May 18, 1998, among the
         Registrant, Global Crossing Holdings Ltd. and the other parties named therein
  4.4*   Form of Registration Rights Agreement among the Registrant and the investors named therein
  4.5*   Credit Agreement, dated as of June 27, 1997 (the "Credit
         Agreement"), among Global Telesystems Ltd., various financial institutions names therein, Deutsche Bank AG, New York Branch and Canadian Imperial Bank of Commerce, as Lead Agents,
         Deutsche Bank AG, New York Branch, as Administrative Agent,
         Canadian Imperial Bank of Commerce, as Syndication Agent,
         Documentation Agent and the Issuing Bank and Deutsche Morgan
         Grenfell Inc. and CIBC Gundy Securities Corp, as Arrangers
  4.6*   First Amendment and Consent, dated as of December 15, 1997, to
         Credit Agreement, among Global Telesystems Ltd., the lenders named therein, Deutsche Bank AG, New York Branch and Canadian
         Imperial Bank of Commerce, as Lead Agents, Deutsche Bank AG,
         New York Branch, as Administrative Agent, Canadian Imperial
         Bank of Commerce, as Syndication Agent, Documentation Agent and
         the Issuing Bank and Deutsche Morgan Grenfell Inc. and CIBC
         Gundy Securities Corp, as Arrangers
  4.7*   Form of Amended and Restated Stockholders' Agreement among GCT
         Pacific Holdings, Ltd., SCS(Bermuda) Ltd., Marubeni Pacific
         Cable Limited and Pacific Crossing Ltd.
  4.8*   Second Amendment and Consent, dated as of June 12, 1998, to the
         Credit Agreement, among Atlantic Crossing Ltd. (f/k/a Global
         Telesystems Ltd.), the lenders named therein, Deutsche Bank AG,
         New York Branch and Canadian Imperial Bank of Commerce, as Lead
         Agents, Deutsche Bank AG, New York Branch, as Administrative
         Agent, Canadian Imperial Bank of Commerce, as Syndication
         Agent, Documentation Agent and the Issuing Bank and Deutsche
         Morgan Grenfell Inc. and CIBC Gundy Securities Corp, as
         Arrangers
  5.1    Opinion of Appleby, Spurling & Kempe as to the legality of the securities being registered

 EXHIBIT
 NUMBER                              EXHIBIT                               PAGE
 -------                             -------                               ----
  5.2    Opinion of Simpson Thacher & Bartlett as to the legality of the securities being registered
  5.3    Opinion of Wiggin and Co as to the legality of the securities being registered
  5.4    Opinion of W.S. Walker & Company as to legality of the
         securities being registered
  9.1*   Form of Stockholders' Agreement among the Registrant and the investors named therein
 10.1*   Form of 1998 Global Crossing Ltd. Stock Incentive Plan
 10.2*   Project Development and Construction Contract, dated March 18,
         1997, among AT&T Submarine Systems, Inc. and Global Telesystems
         Ltd.
 10.3*   Project Development and Construction Contract, dated as of
         April 21, 1998, among Tyco Submarine Systems, Ltd. and Pacific
         Crossing Ltd.
 10.4*   Project Development and Construction Contract, dated as of June
         2, 1998, among Alcatel Submarine Networks and Alcatel Submarine
         Networks, Inc. and Mid-Atlantic Crossing Ltd.
 10.5*   Advisory Services Agreement, dated as of March 25, 1997, among
         Global Telesystems Ltd. and PCG Telecom Services LLC
 10.6*   First Amendment, dated as of June 27, 1997, to the Advisory
         Services Agreement, dated as of March 25, 1997, among Global
         Telesystems Ltd. and PCG Telecom Services LLC
 12.1    Statement regarding Computation of Ratio of Earnings to Fixed
         Charges
 21.1*   Subsidiaries of the Registrant
 23.1    Consent of Appleby Spurling & Kempe (included in the opinion filed as Exhibit 5.1)
 23.2    Consent of Arthur Andersen & Co.
 23.3    Consent of Simpson Thacher & Bartlett (included in the opinion filed as Exhibit 5.2)
 23.4    Consent of Wiggin and Co (included in the opinion filed as
         Exhibit 5.3)
 23.5    Consent of W.S. Walker & Company (included in the opinion filed as Exhibit 5.4)
 24.1**  Power of Attorney of Global Crossing Holdings Ltd.
 24.2**  Power of Attorney of Global Crossing Ltd.
 24.3**  Power of Attorney of Global Telesystems Holdings Ltd.
 24.4**  Power of Attorney of Global Crossing International Ltd.
 24.5**  Power of Attorney of Global Crossing Holdings U.K. Ltd.
 24.6**  Power of Attorney of Global Crossing Marketing U.K. Ltd.
 24.7**  Power of Attorney of Global Crossing Marketing U.S.A. Inc.
 24.8**  Power of Attorney of Global Crossing Development Co.
 24.9    Power of Attorney of Global Crossing Ltd., LDC (included on signature page II-17 of this Pre-Effective Amendment No. 2 to
         Registration Statement on Form S-4)
 25.1**  Form T-1 Statement of Eligibility under Trust Indenture Act of
         1939 of United States Trust Company of New York, as Trustee
 25.2    Amendment No. 1 to Form T-1 Statement of Eligibility under
         Trust Indenture Act of 1939 of United States Trust Company of
         New York, as Trustee
 27.1    Financial Data Schedule
 99.1**  Consent of Nominee Director
 99.2**  Consent of Nominee Director
 99.3**  Consent of Nominee Director

--------
   * Incorporated by reference to Global Crossing Ltd. Registration Statement on Form S-1 (File No. 333-53393)

  ** Previously filed

                                       2